REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of
Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Balanced Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2009, and the related statements of operations and changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The accompanying financial statements and financial highlights of Oppenheimer Balanced Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those statements and financial highlights.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2009, by correspondence with the custodian, transfer agent and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Balanced Fund/VA as of December 31, 2009, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
KPMG llp
Denver, Colorado
February 16, 2010

STATEMENT OF INVESTMENTS December 31, 2009

	Shares	Value

Common Stocks—52.1%
Consumer Discretionary—4.0%
Media—4.0%
Jupiter Telecommunications Co. Ltd.	6,621	$6,554,531
Liberty Global, Inc., Series A1	80,238	1,758,015
Liberty Global, Inc., Series C1	77,960	1,703,426

		10,015,972

Consumer Staples—6.2%
Beverages—0.4%
Molson Coors Brewing Co., Cl. B, Non-Vtg.	22,100	998,036
Food & Staples Retailing—1.8%
CVS Caremark Corp.	44,100	1,420,461
Kroger Co. (The)	89,600	1,839,488
Walgreen Co.	31,000	1,138,320

		4,398,269

Food Products—1.7%
Nestle SA	87,780	4,259,806
Tobacco—2.3%
Altria Group, Inc.	83,010	1,629,486
Lorillard, Inc.	50,660	4,064,452

		5,693,938

Energy—5.3%
Oil, Gas & Consumable Fuels—5.3%
Chevron Corp.	86,600	6,667,334
Exxon Mobil Corp.	96,370	6,571,470

		13,238,804

Financials—6.3%
Capital Markets—1.1%
Goldman Sachs Group, Inc. (The)	8,400	1,418,256
Morgan Stanley	46,300	1,370,480

		2,788,736

Diversified Financial Services—2.2%
JPMorgan Chase & Co.	132,900	5,537,943
Insurance—3.0%
Assurant, Inc.	51,500	1,518,220
Everest Re Group Ltd.	68,430	5,863,082

		7,381,302

Health Care—5.8%
Biotechnology—1.1%
Amgen, Inc.[1]	23,400	1,323,738
Genzyme Corp. (General Division)[1]	18,900	926,289
Vanda Pharmaceuticals, Inc.[1]	49,100	551,884

		2,801,911

Health Care Equipment & Supplies—1.8%
Beckman Coulter, Inc.	32,120	2,101,933
Covidien plc	46,700	2,236,463

		4,338,396

Health Care Providers & Services—1.1%
Aetna, Inc.	87,140	2,762,338
Pharmaceuticals—1.8%
Merck & Co., Inc.	88,927	3,249,393
Pfizer, Inc.	67,965	1,236,283

		4,485,676

Industrials—4.5%
Electrical Equipment—0.6%
General Cable Corp.[1]	50,500	1,485,710
Industrial Conglomerates—0.6%
Tyco International Ltd.	41,300	1,473,584
Machinery—2.6%
Joy Global, Inc.	57,780	2,980,870
Navistar International Corp.[1]	92,850	3,588,653

		6,569,523

Trading Companies & Distributors—0.7%
Aircastle Ltd.	168,100	1,655,785
Information Technology—17.6%
Communications Equipment—3.9%
Orbcomm, Inc.[1]	375	1,013
QUALCOMM, Inc.	113,360	5,244,034
Research in Motion Ltd.[1]	65,680	4,436,027

		9,681,074

Computers & Peripherals—0.8%
Dell, Inc.[1]	147,000	2,110,920
Electronic Equipment & Instruments—0.0%
CalAmp Corp.[1]	19	65
Internet Software & Services—4.6%
eBay, Inc.[1]	150,600	3,545,124
Google, Inc., Cl. A1	12,910	8,003,942

		11,549,066

Software—8.3%
Oracle Corp.	128,700	3,158,298
Synopsys, Inc.[1]	114,640	2,554,179
Take-Two Interactive Software, Inc.[1]	1,048,576	10,538,189
THQ, Inc.[1]	853,300	4,300,632

		20,551,298

Materials—1.8%
Chemicals—1.8%
Celanese Corp., Series A	28,200	905,220
Potash Corp. of Saskatchewan, Inc.	32,400	3,515,400

		4,420,620

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Telecommunication Services—0.0%
Diversified Telecommunication Services—0.0%
XO Holdings, Inc.[1]	85	$50
Utilities—0.6%
Electric Utilities—0.6%
Edison International, Inc.	40,500	1,408,590

Total Common Stocks (Cost $123,200,811)		129,607,412

Preferred Stocks—3.6%
Bank of America Corp., 10% Cv., Series S1	235,500	3,513,660
Mylan, Inc., 6.50% Cv., Non-Vtg.	4,800	5,492,928

Total Preferred Stocks (Cost $6,579,607)		9,006,588

	Units

Rights, Warrants and Certificates—0.0%
XO Communications, Inc.:
Series A Wts., Strike Price $6.25, Exp. 1/16/10[1,2]	171	—
Series B Wts., Strike Price $7.50, Exp. 1/16/10[1,2]	128	1
Series C Wts., Strike Price $10, Exp. 1/16/10[1,2]	128	—

Total Rights, Warrants and Certificates (Cost $0)		1

	Principal
	Amount

Asset-Backed Securities—3.8%
Argent Securities Trust 2004-W8, Asset-Backed Pass-Through Certificates, Series 2004-W8, Cl. A2, 0.711%, 5/25/34[3]	$830,484	615,359
Bank of America Auto Trust, Automobile Asset-Backed Certificates, Series 2009-2A, Cl. A4, 3.03%, 10/15/16[4]	1,025,000	1,040,022
Bank of America Credit Card Trust, Credit Card Asset-Backed Certificates, Series 2006-A16, Cl. A16, 4.72%, 5/15/13	265,000	273,215
Chase Issuance Trust, Credit Card Asset-Backed Certificates, Series 2007-A15, Cl. A, 4.96%, 9/17/12	665,000	685,187
Citibank Credit Card Issuance Trust, Credit Card Receivable Nts., Series 2003-C4, Cl. C4, 5%, 6/10/15	180,000	177,107
CNH Equipment Trust, Asset-Backed Certificates, Series 2009-B, Cl. A3, 2.97%, 3/15/13	465,000	471,971
Countrywide Home Loans, Asset-Backed Certificates:
Series 2002-4, Cl. A1, 0.971%, 2/25/33[3]	18,836	14,930
Series 2005-16, Cl. 2AF2, 5.382%, 5/1/36[3]	322,717	264,397
Series 2005-17, Cl. 1AF2, 5.362%, 5/1/36[3]	183,447	151,263
CWABS Asset-Backed Certificates Trust 2006-25, Asset-Backed Certificates, Series 2006-25, Cl. 2A2, 0.351%, 6/25/47[3]	480,000	374,438
DT Auto Owner Trust, Automobile Receivables Nts., Series 2009-1, Cl. A1, 2.98%, 10/15/15	245,000	244,199
Ford Credit Auto Owner Trust, Automobile Receivables Nts.:
Series 2009-B, Cl. A2, 2.10%, 11/15/11	120,000	120,765
Series 2009-E, Cl. A2, 0.80%, 3/15/12	505,000	504,451
Harley-Davidson Motorcycle Trust 2009-2, Motorcycle Contract-Backed Nts., Series 2009-2, Cl. A2, 2%, 7/15/12	810,000	815,545
Honda Auto Receivables 2009-3 Owner Trust, Automobile Asset-Backed Nts., Series 2009-3, Cl. A2, 1.50%, 8/15/11[2]	350,000	351,770
HSBC Home Equity Loan Trust 2005-3, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2005-3, Cl. A1, 0.493%, 1/20/35[3]	264,867	229,403
HSBC Home Equity Loan Trust 2006-4, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4, Cl. A2V, 0.343%, 3/20/36[3]	178,629	172,163
MBNA Credit Card Master Note Trust, Credit Card Receivables:
Series 2003-C7, Cl. C7, 1.583%, 3/15/16[3]	1,710,000	1,535,037
Series 2005-A6, Cl. A6, 4.50%, 1/15/13	660,000	673,473
Option One Mortgage Loan Trust 2006-2, Asset-Backed Certificates, Series 2006-2, Cl. 2A2, 0.331%, 7/1/36[3]	674,668	472,871
RASC Series 2006-KS7 Trust, Home Equity Mtg. Asset-Backed Pass-Through Certificates, Series 2006-KS7, Cl. A2, 0.331%, 9/25/36[3]	310,800	298,763
Structured Asset Investment Loan Trust, Mtg. Pass-Through Certificates, Series 2006-BNC3, Cl. A2, 0.271%, 9/25/36[3]	39,188	38,880

Total Asset-Backed Securities (Cost $10,416,059)		9,525,209

Mortgage-Backed Obligations—28.8%
Government Agency—25.0%
FHLMC/FNMA/FHLB/Sponsored—23.5%
Federal Home Loan Bank, Mtg.-Backed Obligations, Series 5G-2012, Cl. 1, 4.97%, 2/24/12	583,063	606,821

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal Home Loan Mortgage Corp.:
5.50%, 9/1/39	$1,488,892	$1,561,398
7%, 10/1/37	2,127,351	2,321,160
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Series 2006-11, Cl. PS, 23.719%, 3/25/36[3]	279,764	374,303
Series 2426, Cl. BG, 6%, 3/15/17	580,844	624,316
Series 2427, Cl. ZM, 6.50%, 3/15/32	622,523	669,903
Series 2626, Cl. TB, 5%, 6/1/33	805,000	853,657
Series 2638, Cl. KG, 4%, 11/1/27	1,000,000	1,029,332
Series 2648, Cl. JE, 3%, 2/1/30	710,180	709,277
Series 2663, Cl. BA, 4%, 8/1/16	771,962	793,010
Series 2676, Cl. KB, 5%, 2/1/20	270,367	278,388
Series 2686, Cl. CD, 4.50%, 2/1/17	496,188	511,092
Series 2907, Cl. GC, 5%, 6/1/27	186,387	193,923
Series 2929, Cl. PC, 5%, 1/1/28	170,000	177,181
Series 2952, Cl. GJ, 4.50%, 12/1/28	100,691	103,507
Series 3019, Cl. MD, 4.75%, 1/1/31	472,722	491,630
Series 3025, Cl. SJ, 23.895%, 8/15/35[3]	87,291	109,743
Series 3094, Cl. HS, 23.529%, 6/15/34[3]	169,223	219,208
Series 3157, Cl. MC, 5.50%, 2/1/26	698,841	714,406
Series 3279, Cl. PH, 6%, 2/1/27	675,000	697,181
Series 3291, Cl. NA, 5.50%, 10/1/27	125,705	130,366
Series 3306, Cl. PA, 5.50%, 10/1/27[5]	213,080	220,498
Series R001, Cl. AE, 4.375%, 4/1/15	153,928	157,945
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed Security:
Series 176, Cl. IO, 14.56%, 6/1/26[6]	146,195	32,706
Series 183, Cl. IO, 10.863%, 4/1/27[6]	227,567	50,856
Series 184, Cl. IO, 18.537%, 12/1/26[6]	250,964	55,709
Series 192, Cl. IO, 8.551%, 2/1/28[6]	65,995	15,559
Series 2130, Cl. SC, 52.029%, 3/15/29[6]	182,362	27,010
Series 224, Cl. IO, 0%, 3/1/33[6,7]	374,527	83,129
Series 243, Cl. 6, 0%, 12/15/32[6,7]	229,289	47,074
Series 2527, Cl. SG, 26.607%, 2/15/32[6]	120,136	7,117
Series 2531, Cl. ST, 42.803%, 2/15/30[6]	1,483,486	96,608
Series 2796, Cl. SD, 66.214%, 7/15/26[6]	257,810	32,802
Series 2802, Cl. AS, 99.999%, 4/15/33[6]	307,503	27,308
Series 2920, Cl. S, 78.194%, 1/15/35[6]	1,470,342	171,178
Series 3000, Cl. SE, 99.999%, 7/15/25[6]	1,331,239	124,242
Series 3045, Cl. DI, 40.74%, 10/15/35[6]	1,199,158	142,362
Series 3110, Cl. SL, 99.999%, 2/15/26[6]	206,137	18,332
Series 3146, Cl. SA, 49.975%, 4/15/36[6]	1,425,942	218,664
Series 3399, Cl. SC, 19.734%, 12/15/37[6]	1,044,911	114,626
Federal Home Loan Mortgage Corp., Principal-Only Stripped Mtg.-Backed Security, Series 176, Cl. PO, 4.474%, 6/1/26[8]	64,339	52,584
Federal National Mortgage Assn.:
4.50%, 1/1/25-1/1/40[9]	3,617,000	3,656,273
5%, 1/1/25-1/1/40[9]	8,853,000	9,115,282
5.50%, 9/25/20	14,850	15,815
5.50%, 1/1/25-1/1/40[9]	7,133,000	7,470,971
6%, 3/1/37	1,401,273	1,488,633
6%, 1/1/25-1/1/40[9]	8,023,000	8,527,238
6.50%, 1/1/40[9]	1,780,000	1,906,547
7%, 11/1/17[5]	294,839	315,253
7.50%, 1/1/33	255,436	288,195
8.50%, 7/1/32	12,622	14,132
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Trust 1998-61, Cl. PL, 6%, 11/25/28	205,836	221,210
Trust 2004-101, Cl. BG, 5%, 1/25/20	1,000,000	1,061,358
Trust 2004-81, Cl. KC, 4.50%, 4/1/17	715,407	736,195
Trust 2005-104, Cl. MC, 5.50%, 12/25/25	700,000	739,672
Trust 2005-12, Cl. JC, 5%, 6/1/28	474,055	494,286
Trust 2005-22, Cl. EC, 5%, 10/1/28	170,000	177,515
Trust 2005-30, Cl. CU, 5%, 4/1/29	177,697	185,807
Trust 2005-57, Cl. PA, 5.50%, 5/1/27	364,138	368,334
Trust 2005-69, Cl. LE, 5.50%, 11/1/33	567,347	598,205
Trust 2006-46, Cl. SW, 23.351%, 6/25/36[3]	208,596	276,226
Trust 2006-57, Cl. PA, 5.50%, 8/25/27	474,596	488,683
Trust 2009-37, Cl. HA, 4%, 4/1/19	832,166	862,157
Trust 2009-70, Cl. PA, 5%, 8/1/35	867,103	916,321
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Trust 2001-65, Cl. S, 45.005%, 11/25/31[6]	599,206	94,102
Trust 2001-81, Cl. S, 36.86%, 1/25/32[6]	137,579	21,324
Trust 2002-47, Cl. NS, 34.133%, 4/25/32[6]	303,533	41,859
Trust 2002-51, Cl. S, 34.441%, 8/25/32[6]	278,715	38,011
Trust 2002-52, Cl. SD, 41.084%, 9/25/32[6]	331,085	45,068
Trust 2002-77, Cl. SH, 44.552%, 12/18/32[6]	188,950	29,335
Trust 2002-84, Cl. SA, 46.329%, 12/25/32[6]	534,541	69,738
Trust 2002-9, Cl. MS, 35.508%, 3/25/32[6]	207,207	27,737
Trust 2003-33, Cl. SP, 56.243%, 5/25/33[6]	617,100	87,120
Trust 2003-4, Cl. S, 44.252%, 2/25/33[6]	354,454	50,581
Trust 2003-46, Cl. IH, 0%, 6/1/33[6,7]	2,023,281	304,530
Trust 2003-89, Cl. XS, 60.423%, 11/25/32[6]	292,556	36,326
Trust 2004-54, Cl. DS, 51.449%, 11/25/30[6]	276,610	31,215
Trust 2005-14, Cl. SE, 43.129%, 3/25/35[6]	219,879	24,588
Trust 2005-40, Cl. SA, 74.116%, 5/25/35[6]	809,651	94,958
Trust 2005-6, Cl. SE, 85.79%, 2/25/35[6]	1,089,463	120,666
Trust 2005-71, Cl. SA, 72.228%, 8/25/25[6]	869,296	103,270
Trust 2005-87, Cl. SE, 44.143%, 10/25/35[6]	1,023,347	116,218
Trust 2005-87, Cl. SG, 35.207%, 10/25/35[6]	46,516	6,286
Trust 2006-60, Cl. DI, 40.539%, 4/25/35[6]	140,544	17,419
Trust 2007-88, Cl. XI, 25.543%, 6/25/37[6]	4,033,056	454,484
Trust 222, Cl. 2, 16.05%, 6/1/23[6]	491,879	96,253
Trust 233, Cl. 2, 22.983%, 8/1/23[6]	435,855	104,157
Trust 240, Cl. 2, 23.279%, 9/1/23[6]	820,885	183,288
Trust 252, Cl. 2, 23.374%, 11/1/23[6]	397,375	94,307
Trust 273, Cl. 2, 15.757%, 8/1/26[6]	109,805	24,885
Trust 319, Cl. 2, 4.666%, 2/1/32[6]	138,411	31,757
Trust 331, Cl. 9, 9.073%, 2/1/33[6]	403,912	86,993
Trust 334, Cl. 17, 16.086%, 2/1/33[6]	231,533	44,706

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security: Continued
Trust 339, Cl. 12, 0%, 7/1/33[6,7]	$402,150	$75,631
Trust 339, Cl. 7, 0%, 7/1/33[6,7]	1,439,957	234,567
Trust 343, Cl. 13, 8.301%, 9/1/33[6]	350,612	58,790
Trust 345, Cl. 9, 2.695%, 1/1/34[6]	586,687	105,364
Trust 351, Cl. 10, 1.924%, 4/1/34[6]	57,043	11,006
Trust 351, Cl. 8, 2.248%, 4/1/34[6]	176,893	34,099
Trust 356, Cl. 10, 0.169%, 6/1/35[6]	146,330	27,644
Trust 356, Cl. 12, 0%, 2/1/35[6,7]	78,187	14,652
Trust 362, Cl. 12, 0%, 8/1/35[6,7]	946,130	181,151
Trust 362, Cl. 13, 0%, 8/1/35[6,7]	520,060	99,653
Trust 364, Cl. 16, 0%, 9/1/35[6,7]	411,302	69,332
Federal National Mortgage Assn., Principal-Only Stripped Mtg.-Backed Security, Trust 1993-184, Cl. M, 5.28%, 9/25/23[8]	179,542	140,183

		58,323,672

GNMA/Guaranteed—1.5%
Government National Mortgage Assn.:
4.50%, 1/1/409	3,340,000	3,343,133
8%, 4/15/23	78,859	90,578
Government National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Series 2001-21, Cl. SB, 80.641%, 1/16/27[6]	295,273	42,046
Series 2002-15, Cl. SM, 70.84%, 2/16/32[6]	346,699	43,070
Series 2002-76, Cl. SY, 77.048%, 12/16/26[6]	778,618	121,791
Series 2004-11, Cl. SM, 58.679%, 1/17/30[6]	252,343	41,656

		3,682,274
Non-Agency—3.8%
Commerical—2.4%
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates, Series 2006-1, Cl. AM, 5.421%, 9/1/45	1,800,000	1,424,778
Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mtg. Pass-Through Certificates: Series 2008-C7, Cl. AM, 6.092%, 12/1/49[3]	780,000	591,153
Deutsche Alt-A Securities, Inc., Mtg. Pass-Through Certificates, Series 2006-AB4, Cl. A1A, 6.005%, 10/25/36	359,931	198,295
First Horizon Alternative Mortgage Securities Trust 2004-FA2, Mtg. Pass-Through Certificates, Series 2004-FA2, Cl. 3A1, 6%, 1/25/35	307,183	285,890
First Horizon Alternative Mortgage Securities Trust 2007-FA2, Mtg. Pass-Through Certificates, Series 2007-FA2, Cl. 1A1, 5.50%, 4/25/37	312,188	221,879
GE Capital Commercial Mortgage Corp., Commercial Mtg. Obligations, Series 2005-C4, Cl. AM, 5.334%, 11/1/45[3]	355,000	290,440
GS Mortgage Securities Corp. II, Commercial Mtg. Obligations, Series 2001-LIBA, Cl. B, 6.733%, 2/10/16[4]	290,000	307,185
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates:
Series 2005-LDP4, Cl. AM, 4.999%, 10/1/42	485,000	409,772
Series 2007-LDPX, Cl. A2S, 5.305%, 1/15/49	235,000	227,417
Series 2007-LD11, Cl. A2, 5.803%, 6/15/49[3]	270,000	277,501
JPMorgan Mortgage Trust 2007-S3, Mtg. Pass-Through Certificates, Series 2007-S3, Cl. 1A90, 7%, 7/1/37	437,140	339,752
LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mtg. Pass-Through Certificates, Series 2007-C1, Cl. A2, 5.318%, 1/15/12	500,000	509,471
Mastr Adjustable Rate Mortgages Trust 2004-13, Mtg. Pass-Through Certificates, Series 2004-13, Cl. 2 A2, 3.023%, 4/1/34[3]	283,891	269,142
Mastr Alternative Loan Trust 2004-6, Mtg. Pass-Through Certificates, Series 2004-6, Cl. 10A1, 6%, 7/25/34	613,780	527,969

		5,880,644

Multifamily—0.5%
Wells Fargo Mortgage-Backed Securities 2004-AA Trust, Mtg. Pass-Through Certificates, Series 2004-AA, Cl. 2A, 4.979%, 12/25/34[3]	288,631	279,358
Wells Fargo Mortgage-Backed Securities 2004-S Trust, Mtg. Pass-Through Certificates, Series 2004-S, Cl. A1, 3.105%, 9/25/34[3]	252,134	233,385
Wells Fargo Mortgage-Backed Securities 2006-AR10 Trust, Mtg. Pass-Through Certificates, Series 2006-AR10, Cl. 5A1, 5.589%, 7/1/36[3]	387,350	302,062
Wells Fargo Mortgage-Backed Securities 2006-AR6 Trust, Mtg. Pass-Through Certificates, Series 2006-AR6, Cl. 3A1, 5.096%, 3/25/36[3]	713,431	578,468

		1,393,273

	Principal
	Amount	Value

Residential—0.9%
Banc of America Mortgage Securities, Inc., Mtg. Pass-Through Certificates, Series 2004-E, Cl. 2A6, 4.158%, 6/1/34[3]	$175,000	$147,856
CHL Mortgage Pass-Through Trust 2006-6, Mtg. Pass-Through Certificates, Series 2006-6, Cl. A3, 6%, 4/1/36	390,017	333,702
Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mtg. Pass-Through Certificates: Series 2008-C7, Cl. A4, 6.092%, 12/1/49[3]	300,000	270,128
Countrywide Alternative Loan Trust 2005-29CB, Mtg. Pass-Through Certificates, Series 2005-29CB, Cl. A4, 5%, 7/1/35	922,108	699,194
GSR Mortgage Loan Trust 2006-5F, Mtg. Pass-Through Certificates, Series 2006-5F, Cl. 2A1, 6%, 6/1/36	400,166	347,216
RALI Series 2003-QS1 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2003-QS1, Cl. A2, 5.75%, 1/25/33	200,576	199,043
RALI Series 2006-QS13 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A8, 6%, 9/25/36	137,962	125,659
Wells Fargo Mortgage-Backed Securities 2004-R Trust, Mtg. Pass-Through Certificates, Series 2004-R, Cl. 2A1, 3.003%, 9/1/34[3]	121,986	115,699

		2,238,497

Total Mortgage-Backed Obligations (Cost $71,280,986)		71,518,360

U.S. Government Obligations—0.6%
Federal Home Loan Mortgage Corp. Nts., 2.50%, 4/23/14	765,000	765,328
Federal National Mortgage Assn. Nts., 3%, 9/16/14	595,000	603,200

Total U.S. Government Obligations (Cost $1,362,160)		1,368,528

Non-Convertible Corporate Bonds and Notes—12.5%
Consumer Discretionary—1.5%
Automobiles—0.3%
Daimler Finance North America LLC, 6.50% Sr. Unsec. Unsub. Nts., 11/15/13	235,000	257,836
Ford Motor Credit Co. LLC, 9.75% Sr. Unsec. Nts., 9/15/10	465,000	479,890

		737,726
Hotels, Restaurants & Leisure—0.1%
Hyatt Hotels Corp., 5.75% Sr. Unsec. Unsub. Nts., 8/15/15[4]	242,000	243,740
Household Durables—0.1%
Fortune Brands, Inc., 3% Sr. Unsec. Unsub. Bonds, 6/1/12	252,000	249,903
Leisure Equipment & Products—0.1%
Mattel, Inc., 6.125% Sr. Unsec. Nts., 6/15/11	230,000	242,584
Media—0.7%
CBS Corp., 8.875% Sr. Unsec. Nts., 5/15/19	222,000	266,024
Comcast Cable Communications Holdings, Inc., 9.455% Sr. Unsec. Nts., 11/15/22	115,000	148,206
DirecTV Holdings LLC/DirecTV Financing Co., Inc.:
5.875% Sr. Unsec. Unsub. Nts., 10/1/19[4]	200,000	203,794
7.625% Sr. Unsec. Unsub. Nts., 5/15/16[2]	182,000	199,089
DISH DBS Corp., 7.875% Sr. Unsec. Nts., 9/1/19	205,000	216,019
Grupo Televisa SA, 6.625% Sr. Unsec. Bonds, 1/15/40[4]	200,000	198,785
Time Warner Cos., Inc., 9.125% Debs., 1/15/13	165,000	191,584
Time Warner Entertainment Co. LP, 8.375% Sr. Nts., 7/15/33	130,000	155,846
Viacom, Inc., 7.875% Sr. Unsec. Debs., 7/30/30	140,000	151,393

		1,730,740

Specialty Retail—0.2%
Home Depot, Inc. (The), 5.875% Sr. Unsec. Unsub. Nts., 12/16/36	212,000	205,312
Staples, Inc., 7.75% Sr. Unsec. Unsub. Nts., 4/1/11	350,000	376,226

		581,538

Consumer Staples—0.7%
Beverages—0.3%
Anheuser-Busch InBev Worldwide, Inc., 7.75% Sr. Unsec. Unsub. Nts., 1/15/19[4]	374,000	438,610
Constellation Brands, Inc., 8.375% Sr. Nts., 12/15/14[2]	220,000	235,400

		674,010

Food & Staples Retailing—0.0%
Delhaize America, Inc., 9% Unsub. Debs., 4/15/31	95,000	121,955
Food Products—0.2%
Bunge Ltd. Finance Corp.:
5.35% Sr. Unsec. Unsub. Nts., 4/15/14	25,000	25,581
8.50% Sr. Unsec. Nts., 6/15/19	175,000	199,816

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Food Products Continued
Heinz (H.J.) Finance Co., 7.125% Sr. Unsec. Nts., 8/1/39[4]	$175,000	$198,498
Sara Lee Corp., 6.25% Sr. Unsec. Unsub. Nts., 9/15/11	165,000	176,109

		600,004
Tobacco—0.2%
Altria Group, Inc., 9.70% Sr. Unsec. Nts., 11/10/18	405,000	501,430
Energy—1.7%
Energy Equipment & Services—0.2%
Pride International, Inc., 8.50% Sr. Nts., 6/15/19	275,000	319,000
Weatherford International Ltd., 6.50% Sr. Unsec. Bonds, 8/1/36	165,000	158,064
Weatherford International, Inc., 6.625% Sr. Unsec. Unsub. Nts., Series B, 11/15/11	42,000	44,962

		522,026

Oil, Gas & Consumable Fuels—1.5%
Anadarko Petroleum Corp., 6.45% Sr. Unsec. Nts., 9/15/36	203,000	212,695
Chesapeake Energy Corp., 6.875% Sr. Unsec. Nts., 1/15/16	220,000	221,100
DCP Midstream LLC, 6.75% Sr. Unsec. Nts., 9/15/37[4]	37,000	36,693
Duke Energy Field Services LLC, 7.875% Unsec. Nts., 8/16/10	220,000	228,752
El Paso Corp., 8.25% Sr. Unsec. Nts., 2/15/16	250,000	268,125
Energy Transfer Partners LP, 7.50% Sr. Unsec. Unsub. Bonds, 7/1/38	94,000	103,313
Enterprise Products Operating LLP, 7.50% Sr. Unsec. Unsub. Nts., 2/1/11	195,000	206,670
Kaneb Pipe Line Operating Partnership LP, 5.875% Sr. Unsec. Nts., 6/1/13	440,000	455,663
Kerr-McGee Corp., 6.875% Sr. Unsec. Unsub. Nts., 9/15/11	173,000	186,073
Kinder Morgan Energy Partners LP, 9% Sr. Unsec. Nts., 2/1/19	207,000	255,128
Nexen, Inc., 6.40% Sr. Unsec. Unsub. Bonds, 5/15/37	235,000	237,531
Peabody Energy Corp., 6.875% Sr. Unsec. Nts., Series B, 3/15/13	235,000	238,819
Pipeline Funding Co. LLC, 7.50% Sr. Sec. Nts., 1/15/30[4]	168,000	159,255
Plains All American Pipeline LP, 6.50% Sr. Unsec. Unsub. Nts., 5/1/18	272,000	291,343
Ras Laffan Liquefied Natural Gas Co. Ltd. III, 5.50% Sr. Sec. Nts., 9/30/14[4]	140,000	147,370
Williams Cos., Inc. (The), 8.75% Unsec. Nts., 3/15/32	140,000	167,984
Woodside Finance Ltd., 4.50% Nts., 11/10/14[4]	205,000	207,051

		3,623,565
Financials—3.7%
Capital Markets—0.6%
Blackstone Holdings Finance Co. LLC, 6.625% Sr. Unsec. Nts., 8/15/19[4]	367,000	359,837
Goldman Sachs Capital, Inc. (The), 6.345% Sub. Bonds, 2/15/34	440,000	413,179
Morgan Stanley:
5.55% Sr. Unsec. Unsub. Nts., Series F, 4/27/17	100,000	100,592
7.30% Sr. Unsec. Nts., 5/13/19	608,000	683,920

		1,557,528
Commercial Banks—0.9%
Barclays Bank plc, 6.278% Perpetual Bonds[2,10]	540,000	402,300
City National Capital Trust I, 9.625% Jr. Sub. Bonds, 2/1/40	250,000	266,208
HSBC Finance Capital Trust IX, 5.911% Nts., 11/30/35[3]	390,000	323,700
PNC Funding Corp., 5.25% Gtd. Unsec. Sub. Nts., 11/15/15	270,000	278,007
Wachovia Corp., 5.625% Sub. Nts., 10/15/16	90,000	92,153
Wells Fargo & Co., 7.98% Jr. Sub. Perpetual Bonds, Series K10	770,000	775,775

		2,138,143
Consumer Finance—0.2%
Capital One Capital IV, 8.875% Jr. Sub. Nts., 5/15/40	420,000	450,450
Diversified Financial Services—1.1%
Citigroup, Inc., 8.125% Sr. Unsec. Nts., 7/15/39	620,000	701,873
JPMorgan Chase & Co., 7.90% Perpetual Bonds, Series 1[10]	895,000	926,176
Merrill Lynch & Co., Inc., 7.75% Jr. Sub. Bonds, 5/14/38	900,000	991,862

		2,619,911
Insurance—0.7%
AXA SA, 6.379% Sub. Perpetual Bonds[4,10]	335,000	271,350
Hartford Financial Services Group, Inc. (The):
5.375% Sr. Unsec. Nts., 3/15/17	220,000	210,025
6% Sr. Unsec. Nts., 1/15/19	275,000	268,248
Lincoln National Corp.:
7% Jr. Sub. Bonds, 5/17/66[3]	315,000	264,600
8.75% Sr. Unsec. Nts., 7/1/19	142,000	162,518

	Principal
	Amount	Value

Insurance Continued
Marsh & McLennan Cos., Inc., 5.15% Sr. Unsec. Nts., 9/15/10	$235,000	$240,953
Principal Life Global Funding I, 4.40% Sr. Sec. Nts., 10/1/10[4]	232,000	236,755
Prudential Holdings LLC, 8.695% Bonds, Series C, 12/18/23[4]	185,000	198,448

		1,852,897
Real Estate Investment Trusts—0.2%
Simon Property Group LP, 5.375% Sr. Unsec. Unsub. Nts., 6/1/11	230,000	238,836
WEA Finance LLC/WT Finance Aust Pty Ltd., 5.75% Nts., 9/2/15[4]	250,000	263,928

		502,764

Health Care—0.5%
Health Care Equipment & Supplies—0.2%
Boston Scientific Corp., 6% Sr. Unsec. Unsub. Nts., 1/15/20	379,000	387,980
Health Care Providers & Services—0.1%
WellPoint, Inc., 5% Sr. Unsec. Unsub. Nts., 1/15/11	220,000	227,528
Life Sciences Tools & Services—0.1%
Fisher Scientific International, Inc., 6.125% Sr. Unsec. Sub. Nts., 7/1/15	367,000	378,515
Pharmaceuticals—0.1%
Watson Pharmaceuticals, Inc., 6.125% Sr. Unsec. Nts., 8/15/19	240,000	248,079
Industrials—1.2%
Aerospace & Defense—0.4%
BAE Systems Holdings, Inc., 6.375% Nts., 6/1/19[4]	230,000	247,845
L-3 Communications Corp., 5.875% Sr. Sub. Nts., 1/15/15	250,000	250,938
Meccanica Holdings USA, Inc.:
6.25% Sr. Unsec. Unsub. Nts., 7/15/19[4]	130,000	138,961
6.25% Sr. Nts., 1/15/40[4]	70,000	70,320
7.375% Sr. Unsec. Unsub. Nts., 7/15/39[4]	220,000	247,782

		955,846

Commercial Services & Supplies—0.1%
Browning-Ferris Industries, Inc., 7.40% Sr. Unsec. Debs., 9/15/35	150,000	166,008
Republic Services, Inc., 6.75% Sr. Unsec. Unsub. Nts., 8/15/11	195,000	205,785

		371,793

Electrical Equipment—0.1%
Roper Industries, Inc., 6.25% Sr. Nts., 9/1/19	248,000	258,652
Industrial Conglomerates—0.3%
General Electric Capital Corp., 5.875% Unsec. Unsub. Nts., 1/14/38	180,000	167,207
Tyco International Ltd./Tyco International Finance SA, 6.875% Sr. Unsec. Unsub. Nts., 1/15/21	430,000	483,390

		650,597

Machinery—0.1%
SPX Corp., 7.625% Sr. Unsec. Nts., 12/15/14	265,000	274,275
Road & Rail—0.2%
CSX Corp., 7.375% Sr. Unsec. Nts., 2/1/19	355,000	406,244
Information Technology—0.3%
Electronic Equipment & Instruments—0.2%
Agilent Technologies, Inc., 5.50% Sr. Unsec. Unsub. Nts., 9/14/15	391,000	410,347
Software—0.1%
CA, Inc., 5.375% Sr. Unsec. Unsub. Nts., 12/1/19	295,000	297,220
Materials—1.0%
Chemicals—0.3%
Airgas, Inc., 4.50% Sr. Unsec. Unsub. Nts., 9/15/14	126,000	128,043
Terra Capital, Inc., 7.75% Sr. Nts., 11/1/19[4]	320,000	344,000
Yara International ASA, 7.875% Nts., 6/11/19[4]	209,000	239,037

		711,080

Containers & Packaging—0.1%
Ball Corp., 7.125% Sr. Unsec. Nts., 9/1/16	250,000	257,500
Metals & Mining—0.6%
Freeport-McMoRan Copper & Gold, Inc., 8.25% Sr. Unsec. Nts., 4/1/15	373,000	407,005
Teck Resources Ltd., 9.75% Sr. Sec. Nts., 5/15/14	275,000	318,656
Vale Overseas Ltd., 6.875% Sr. Unsec. Nts., 11/10/39	250,000	252,931
Xstrata Canada Corp.:5.375% Sr. Unsec. Unsub. Nts., 6/1/15	75,000	77,720
6% Sr. Unsec. Unsub. Nts., 10/15/15	132,000	141,144
Xstrata Finance Canada Ltd., 6.90% Nts., 11/15/37[4]	233,000	238,343

		1,435,799

Telecommunication Services—1.1%
Diversified Telecommunication Services—1.0%
AT&T, Inc., 6.30% Sr. Unsec. Bonds, 1/15/38	280,000	285,346
British Telecommunications plc, 9.625% Bonds, 12/15/30	151,000	192,899
Citizens Communications Co., 6.25% Sr. Nts., 1/15/13	235,000	236,763

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Diversified Telecommunication Services Continued
Deutsche Telekom International Finance BV, 8.50% Unsub. Nts., 6/15/10[3]	$167,000	$172,601

Embarq Corp., 6.738% Sr. Unsec. Nts., 6/1/13	223,000	242,471

Telecom Italia Capital SA, 4.875% Sr. Unsec. Unsub. Nts., 10/1/10	345,000	353,171

Telefonica Europe BV, 7.75% Unsec. Nts., 9/15/10	165,000	172,638

Telus Corp., 8% Nts., 6/1/11	265,000	286,986

Verizon Communications, Inc., 6.40% Sr. Unsec. Nts., 2/15/38	180,000	188,800

Windstream Corp., 8.625% Sr. Unsec. Unsub. Nts., 8/1/16	280,000	286,300

		2,417,975

Wireless Telecommunication Services—0.1%
American Tower Corp., 7% Sr. Unsec. Nts., 10/15/17	185,000	205,813

Rogers Wireless, Inc., 9.625% Sr. Sec. Nts., 5/1/11	92,000	100,980

		306,793

Utilities—0.8%
Electric Utilities—0.1%
Allegheny Energy Supply Co. LLC, 8.25% Bonds, 4/15/12[4]	180,000	197,036

Exelon Corp., 5.625% Sr. Unsec. Bonds, 6/15/35	170,000	154,222

		351,258

Energy Traders—0.3%
Constellation Energy Group, Inc., 7.60% Unsec. Nts., 4/1/32	240,000	261,348

NRG Energy, Inc., 7.375% Sr. Nts., 2/1/16	235,000	235,881

Oncor Electric Delivery Co., 6.375% Sr. Sec. Nts., 1/15/15	303,000	330,881

		828,110

Multi-Utilities—0.4%
CMS Energy Corp., 6.55% Sr. Unsec. Unsub. Nts., 7/17/17	275,000	272,954

NiSource Finance Corp., 7.875% Sr. Unsec. Nts., 11/15/10	225,000	235,931

Sempra Energy:
6.50% Sr. Unsec. Nts., 6/1/16	100,000	108,594
9.80% Sr. Unsec. Nts., 2/15/19	200,000	250,020

		867,499

Total Non-Convertible Corporate Bonds and Notes (Cost $29,363,403)		30,994,004

	Shares

Investment Companies—12.3%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[11,12]	326,558	326,558

Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[11,13]	30,151,515	30,151,515

Total Investment Companies (Cost $30,478,073)		30,478,073

Total Investments, at Value (Cost $272,681,099)	113.7%	282,498,175

Liabilities in Excess of Other Assets	(13.7)	(33,954,865)

Net Assets	100.0%	$248,543,310

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Illiquid security. The aggregate value of illiquid securities as of December 31, 2009 was $1,188,560, which represents 0.48% of the Fund’s net assets. See Note 6 of accompanying.

3.	Represents the current interest rate for a variable or increasing rate security.

4.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $6,234,645 or 2.51% of the Fund’s net assets as of December 31, 2009.

5.	All or a portion of the security is held in collateralized accounts to cover initial margin requirements on open futures contracts. The aggregate market value of such securities is $535,751. See Note 5 of accompanying Notes.

6.	Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example, GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $4,906,915 or 1.97% of the Fund’s net assets as of December 31, 2009.

7.	The current amortization rate of the security’s cost basis exceeds the future interest payments currently estimated to be received. Both the amortization rate and interest payments are contingent on future mortgage pre-payment speeds and are therefore subject to change.

8.	Principal-Only Strips represent the right to receive the monthly principal payments on an underlying pool of mortgage loans. The value of these securities generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity. Interest rates disclosed represent current yields based upon the current cost basis and estimated timing of future cash flows. These securities amount to $192,767 or 0.08% of the Fund’s net assets as of December 31, 2009.

9.	When-issued security or delayed delivery to be delivered and settled after December 31, 2009. See Note 1 of accompanying Notes.

10.	This bond has no contractual maturity date, is not redeemable and contractually pays an indefinite stream of interest. Rate reported represents the current interest rate for this variable rate security.

11.	Rate shown is the 7-day yield as of December 31, 2009.

12.	Interest rate is less than 0.0005%.

13.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2009, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2008	Additions	Reductions	December 31, 2009

Oppenheimer Institutional Money Market Fund, Cl. E	8,646,429	210,207,912	188,702,826	30,151,515

	Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E	$30,151,515	$198,336
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2009 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$10,015,972	$—	$—	$10,015,972
Consumer Staples	15,350,049	—	—	15,350,049
Energy	13,238,804	—	—	13,238,804
Financials	15,707,981	—	—	15,707,981
Health Care	14,388,321	—	—	14,388,321
Industrials	11,184,602	—	—	11,184,602
Information Technology	43,892,423	—	—	43,892,423
Materials	4,420,620	—	—	4,420,620
Telecommunication Services	50	—	—	50
Utilities	1,408,590	—	—	1,408,590
Preferred Stocks	9,006,588	—	—	9,006,588
Rights, Warrants and Certificates	1	—	—	1
Asset-Backed Securities	—	9,525,209	—	9,525,209
Mortgage-Backed Obligations	—	71,518,360	—	71,518,360
U.S. Government Obligations	—	1,368,528	—	1,368,528
Non-Convertible Corporate Bonds and Notes	—	30,994,004	—	30,994,004
Investment Companies	30,478,073	—	—	30,478,073

Total Investments, at Value	169,092,074	113,406,101	—	282,498,175

Other Financial Instruments:
Futures margins	15,620	—	—	15,620

Total Assets	$169,107,694	$113,406,101	$—	$282,513,795

Liabilities Table
Other Financial Instruments:
Depreciated swaps, at value	$—	$(35,332)	$—	$(35,332)
Futures margins	(54,918)	—	—	(54,918)

Total Liabilities	$(54,918)	$(35,332)	$—	$(90,250)

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
Futures Contracts as of December 31, 2009 are as follows:

					Unrealized
		Number of	Expiration		Appreciation
Contract Description	Buy/Sell	Contracts	Date	Value	(Depreciation)

U.S. Long Bonds	Buy	51	3/22/10	$5,884,125	$(229,304)
U.S. Treasury Nts., 2 yr.	Sell	32	3/31/10	6,920,500	41,212
U.S. Treasury Nts., 5 yr.	Sell	33	3/31/10	3,774,633	66,472
U.S. Treasury Nts., 10 yr.	Buy	79	3/22/10	9,120,797	(207,374)

					$(328,994)

Credit Default Swap Contracts as of December 31, 2009 are as follows:

	Buy/Sell	Notional	Pay/
Reference Entity/	Credit	Amount	Receive	Termination		Unrealized
Swap Counterparty	Protection	(000’s)	Fixed Rate	Date	Value	Depreciation

Vale Inco Ltd.:
Morgan Stanley Capital Services, Inc.	Buy	$545	0.70%	3/20/17	$(14,286)	$14,286
Morgan Stanley Capital Services, Inc.	Buy	550	0.63	3/20/17	(11,903)	11,903

	Total	1,095			(26,189)	26,189

Vale Overseas:
Morgan Stanley Capital Services, Inc.	Sell	545	1.17	3/20/17	(3,327)	3,327
Morgan Stanley Capital Services, Inc.	Sell	550	1.10	3/20/17	(5,816)	5,816

	Total	1,095			(9,143)	9,143

Grand Total Buys					(26,189)	26,189
Grand Total Sells					(9,143)	9,143

Total Credit Default Swaps					$(35,332)	$35,332

The table that follows shows the undiscounted maximum potential payment by the Fund related to selling credit protection in credit default swaps:

	Total Maximum Potential
Type of Reference Asset on which the Fund Sold	Payments for Selling Credit		Reference Asset
Protection	Protection (Undiscounted)	Amount Recoverable*	Rating Range**

Investment Grade Single Name Corporate Debt	$1,095,000	$—	BBB+

*	The Fund has no amounts recoverable from related purchased protection. In addition, the Fund has no recourse provisions under the credit derivatives and holds no collateral which can offset or reduce potential payments under a triggering event.

**	The period end reference asset security ratings, as rated by any rating organization, are included in the equivalent Standard & Poor’s rating category. The reference asset rating represents the likelihood of a potential credit event on the reference asset which would result in a related payment by the Fund.
The following table aggregates, as of period end, the amount receivable from/(payable to) each counterparty with whom the Fund has entered into a swap agreement. Swaps are individually disclosed in the preceding tables.
Swap Summary as of December 31, 2009 is as follows:

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)	Value

Morgan Stanley Capital Services, Inc.:
	Credit Default Buy Protection	$1,095	$(26,189)
	Credit Default Sell Protection	1,095	(9,143)

			$(35,332)

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2009

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $242,529,584)	$252,346,660
Affiliated companies (cost $30,151,515)	30,151,515

282,498,175

Receivables and other assets:
Interest, dividends and principal paydowns	951,368
Futures margins	15,620
Other	13,752

Total assets	283,478,915

Liabilities
Depreciated swaps, at value	35,332

Payables and other liabilities:
Investments purchased on a when-issued or delayed delivery basis	34,401,962
Shares of beneficial interest redeemed	202,080
Futures margins	54,918
Distribution and service plan fees	53,777
Shareholder communications	33,382
Transfer and shareholder servicing agent fees	21,011
Trustees’ compensation	10,445
Other	122,698

Total liabilities	34,935,605

Net Assets	$248,543,310

Composition of Net Assets
Par value of shares of beneficial interest	$24,227

Additional paid-in capital	325,929,669

Accumulated net investment income	3,221,774

Accumulated net realized loss on investments and foreign currency transactions	(90,086,927)

Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	9,454,567

Net Assets	$248,543,310

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $159,796,672 and 15,515,263 shares of beneficial interest outstanding)	$10.30

Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $88,746,638 and 8,711,297 shares of beneficial interest outstanding)	$10.19
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2009

Investment Income
Interest (net of foreign withholding taxes of $189)	$5,013,737

Dividends:
Unaffiliated companies (net of foreign withholding taxes of $24,474)	2,568,963
Affiliated companies	198,336

Total investment income	7,781,036

Expenses
Management fees	1,759,787

Distribution and service plan fees—Service shares	191,645

Transfer and shareholder servicing agent fees:
Non-Service shares	111,060
Service shares	58,479

Shareholder communications:
Non-Service shares	73,071
Service shares	36,168

Trustees’ compensation	11,864

Custodian fees and expenses	4,250

Other	59,854

Total expenses	2,306,178
Less waivers and reimbursements of expenses	(695,204)

Net expenses	1,610,974

Net Investment Income	6,170,062

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments from unaffiliated companies	(25,783,290)
Closing and expiration of option contracts written	279,815
Closing and expiration of futures contracts	50,329
Foreign currency transactions	(600,318)
Short positions	3,103
Swap contracts	(4,840,574)

Net realized loss	(30,890,935)

Net change in unrealized appreciation (depreciation) on:
Investments	72,372,135
Translation of assets and liabilities denominated in foreign currencies	28,995
Futures contracts	(1,275,692)
Swap contracts	(482,719)

Net change in unrealized appreciation	70,642,719

Net Increase in Net Assets Resulting from Operations	$45,921,846

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2009	2008

Operations
Net investment income	$6,170,062	$12,177,619

Net realized loss	(30,890,935)	(85,153,827)

Net change in unrealized appreciation (depreciation)	70,642,719	(121,531,304)

Net increase (decrease) in net assets resulting from operations	45,921,846	(194,507,512)

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	—	(8,878,080)
Service shares	—	(2,607,795)

	—	(11,485,875)

Distributions from net realized gain:
Non-Service shares	—	(21,412,945)
Service shares	—	(7,011,379)

	—	(28,424,324)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(40,306,895)	(42,030,701)
Service shares	4,509,086	7,520,395

	(35,797,809)	(34,510,306)

Net Assets
Total increase (decrease)	10,124,037	(268,928,017)

Beginning of period	238,419,273	507,347,290

End of period (including accumulated net investment income of $3,221,774 and $657,969, respectively)	$248,543,310	$238,419,273

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$8.45	$16.41	$17.69	$17.07	$17.35

Income (loss) from investment operations:
Net investment income[1]	.25	.41	.43	.40	.33
Net realized and unrealized gain (loss)	1.60	(7.03)	.19	1.38	.31

Total from investment operations	1.85	(6.62)	.62	1.78	.64

Dividends and/or distributions to shareholders:
Dividends from net investment income	—	(.39)	(.46)	(.36)	(.30)
Distributions from net realized gain	—	(.95)	(1.44)	(.80)	(.62)

Total dividends and/or distributions to shareholders	—	(1.34)	(1.90)	(1.16)	(.92)

Net asset value, end of period	$10.30	$8.45	$16.41	$17.69	$17.07

Total Return, at Net Asset Value[2]	21.89%	(43.47)%	3.79%	11.15%	3.89%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$159,797	$169,621	$385,948	$435,639	$503,753

Average net assets (in thousands)	$159,013	$295,669	$418,103	$456,513	$522,754

Ratios to average net assets:[3]
Net investment income	2.71%	3.14%	2.55%	2.42%	1.98%
Total expenses	0.89%[4]	0.76%[4]	0.75%[4]	0.75%[4]	0.74%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.60%	0.67%	0.73%	0.75%	0.74%

Portfolio turnover rate[5]	87%	67%	68%	76%	67%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	0.91%
Year Ended December 31, 2008	0.76%
Year Ended December 31, 2007	0.75%
Year Ended December 31, 2006	0.75%
5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2009	$504,698,365	$520,212,670
Year Ended December 31, 2008	$474,582,075	$434,587,487
Year Ended December 31, 2007	$296,201,319	$315,527,720
Year Ended December 31, 2006	$612,825,833	$666,549,894
Year Ended December 31, 2005	$1,224,652,741	$1,250,455,539
See accompanying Notes to Financial Statements.

Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$8.38	$16.28	$17.57	$16.97	$17.26

Income (loss) from investment operations:
Net investment income[1]	.22	.37	.38	.36	.29
Net realized and unrealized gain (loss)	1.59	(6.97)	.19	1.37	.31

Total from investment operations	1.81	(6.60)	.57	1.73	.60

Dividends and/or distributions to shareholders:
Dividends from net investment income	—	(.35)	(.42)	(.33)	(.27)
Distributions from net realized gain	—	(.95)	(1.44)	(.80)	(.62)

Total dividends and/or distributions to shareholders	—	(1.30)	(1.86)	(1.13)	(.89)

Net asset value, end of period	$10.19	$8.38	$16.28	$17.57	$16.97

Total Return, at Net Asset Value[2]	21.60%	(43.62)%	3.49%	10.86%	3.67%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$88,746	$68,798	$121,399	$111,363	$88,156

Average net assets (in thousands)	$77,101	$100,164	$117,012	$100,010	$72,977

Ratios to average net assets:[3]
Net investment income	2.42%	2.90%	2.30%	2.17%	1.74%
Total expenses	1.15%[4]	1.01%[4]	1.00%[4]	1.01%[4]	1.00%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.85%	0.92%	0.98%	1.01%	1.00%

Portfolio turnover rate[5]	87%	67%	68%	76%	67%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	1.17%
Year Ended December 31, 2008	1.01%
Year Ended December 31, 2007	1.00%
Year Ended December 31, 2006	1.01%
5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2009	$504,698,365	$520,212,670
Year Ended December 31, 2008	$474,582,075	$434,587,487
Year Ended December 31, 2007	$296,201,319	$315,527,720
Year Ended December 31, 2006	$612,825,833	$666,549,894
Year Ended December 31, 2005	$1,224,652,741	$1,250,455,539
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Balanced Fund/VA (the “Fund”), is a separate series of Oppenheimer Variable Account Funds, an open end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek high total investment return, which includes current income and capital appreciation. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis. “When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund maintains internally designated assets with a market value equal to or greater than the amount of its purchase commitments. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.
As of December 31, 2009, the Fund had purchased securities issued on a when-issued or delayed delivery basis and sold securities issued on a delayed delivery basis as follows:

When-Issued or Delayed Delivery
Basis Transactions

Purchased securities	$34,401,962
The Fund may enter into “forward roll” transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (same type, coupon and maturity) at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.
     Forward roll transactions may be deemed to entail embedded leverage since the Fund purchases mortgage-related securities with extended settlement dates rather than paying for the securities under a normal settlement cycle. This embedded leverage increases the Fund’s market value of investments relative to its net assets which can incrementally increase the volatility of the Fund’s performance. Forward roll transactions can be replicated over multiple settlement periods.
     Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; and counterparty credit risk. To assure its future payment of the purchase price, the Fund maintains internally designated assets with a market value equal to or greater than the payment obligation under the roll.
Securities Sold Short. The Fund may short sell when-issued securities for future settlement. The value of the open short position is recorded as a liability, and the Fund records an unrealized gain or loss for the change in value of the open short position. The Fund records a realized gain or loss when the short position is closed out.
     As of December 31, 2009, the Fund held no securities sold short.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
     The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation
Based on Cost of
Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4,5]	Tax Purposes

$3,195,760	$—	$89,253,655	$8,657,747

1.	As of December 31, 2009, the Fund had $89,130,813 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2009, details of the capital loss carryforwards were as follows:

Expiring

2016	$44,402,106
2017	44,728,707

Total	$89,130,813

2.	The Fund had $2,354 of post-October foreign currency losses which were deferred.

3.	The Fund had $120,488 of straddle losses which were deferred.

4.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

5.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

Reduction	Reduction to Accumulated	Reduction to Accumulated Net
to Paid-in Capital	Net Investment Income	Realized Loss on Investments

$119	$3,606,257	$3,606,376
The tax character of distributions paid during the years ended December 31, 2009 and December 31, 2008 was as follows:

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008

Distributions paid from:
Ordinary income	$—	$16,601,502
Long-term capital gain	—	23,308,697

Total	$—	$39,910,199

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2009 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$273,842,246
Federal tax cost of other investments	4,274,456

Total federal tax cost	$278,116,702

Gross unrealized appreciation	$28,597,222
Gross unrealized depreciation	(19,939,475)

Net unrealized appreciation	$8,657,747

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	484,890	$4,273,547	908,475	$11,841,885
Dividends and/or distributions reinvested	—	—	2,214,256	30,291,025
Redeemed	(5,041,004)	(44,580,442)	(6,571,367)	(84,163,611)

Net decrease	(4,556,114)	$(40,306,895)	(3,448,636)	$(42,030,701)

Service Shares
Sold	1,886,160	$16,689,571	1,716,888	$19,475,736
Dividends and/or distributions reinvested	—	—	707,292	9,619,174
Redeemed	(1,382,728)	(12,180,485)	(1,673,753)	(21,574,515)

Net increase	503,432	$4,509,086	750,427	$7,520,395

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2009, were as follows:

	Purchases	Sales

Investment securities	$160,194,512	$202,254,963
U.S. government and government agency obligations	1,986,590	619,823
To Be Announced (TBA) mortgage-related securities	504,698,365	520,212,670
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended December 31, 2009, the Fund paid $150,248 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. The Manager has voluntarily agreed to waive a portion of the advisory fee and/or reimburse certain expenses so the “Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses” will not exceed 0.67% of average annual net assets for Non-Service shares and 0.92% of average annual net assets for Service shares. During the year ended December 31, 2009, the Manager waived fees and/or reimbursed $342,968 and $169,984 for Non-Service and Service shares, respectively. This voluntary undertaking may be amended or withdrawn at any time.
     Effective April 1, 2009 through March 31, 2010, the Manager has agreed to voluntarily waive its advisory fee by 0.08% of the Fund’s average annual net assets. During the year ended December 31, 2009, the Manager waived $145,024. This voluntary waiver will be applied after all other waivers and may be withdrawn at any time.
     Prior to May 1, 2009, OFS had voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2009, the Manager waived fees and/or reimbursed the Fund $37,228 for IMMF management fees.

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors defined below:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.
Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction. To reduce this risk the Fund has entered into master netting arrangements, established within the Fund’s International Swap and Derivatives Association, Inc. (“ISDA”) master agreements, which allow the Fund to net unrealized appreciation and depreciation for positions in swaps, over-the-counter options, and forward currency exchange contracts for each individual counterparty. In addition, the Fund may require that certain counterparties post cash and/or securities in collateral accounts to cover their net payment obligations for those derivative contracts subject to ISDA master agreements. If the counterparty fails to perform under these contracts and agreements, the cash and/or securities will be made available to the Fund.
     As of December 31, 2009 the Fund has not required certain counterparties to post collateral.
Credit Related Contingent Features. The Fund has several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s ISDA master agreements which govern positions in swaps, over-the-counter options, and forward currency exchange contracts for each individual counterparty.
As of December 31, 2009, the aggregate fair value of derivative instruments with credit related contingent features in a net liability position was $35,332, for which collateral was not posted by the Fund. If a contingent feature would have been triggered as of December 31, 2009, the Fund could have been required to pay this amount in cash to its counterparties. If the Fund fails to perform under these contracts and agreements, the cash and/or securities posted as collateral will be made available to the counterparty. Cash posted as collateral for these contracts, if any, is reported on the Statement of Assets and Liabilities; securities posted as collateral, if any, are reported on the Statement of Investments.
Valuations of derivative instruments as of December 31, 2009 are as follows:

	Asset Derivatives			Liability Derivatives
	Statement			Statement
Derivatives not	of Assets			of Assets
Accounted for as	and Liabilities			and Liabilities
Hedging Instruments	Location	Value		Location	Value

Credit contracts				Depreciated swaps, at value	$35,332
Interest rate contracts	Futures margins	$15,620	*	Futures margins	54,918	*

Total		$15,620			$90,250

*	Includes only the current day’s variation margin. Prior variation margin movements have been reflected in cash on the Statement of Assets and Liabilities upon receipt or payment.

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments Continued
The effect of derivative instruments on the Statement of Operations is as follows::
Amount of Realized Gain or Loss Recognized on Derivatives

Derivatives not	Closing and	Closing and
Accounted for as	expiration of option	expiration of
Hedging Instruments	contracts written	futures contracts	Swap contracts	Total

Credit contracts	$—	$—	$(5,425,208)	$(5,425,208)
Equity contracts	279,815	—	—	279,815
Interest rate contracts	—	50,329	584,634	634,963

Total	$279,815	$50,329	$(4,840,574)	$(4,510,430)

Amount of Change in Unrealized Gain or Loss Recognized on Derivatives

Derivatives not
Accounted for as
Hedging Instruments	Futures contracts	Swap contracts	Total

Credit contracts	$—	$650,980	$650,980
Interest rate contracts	(1,275,692)	(1,133,699)	(2,409,391)

Total	$(1,275,692)	$(482,719)	$(1,758,411)

Foreign Currency Exchange Contracts
The Fund may enter into current and forward foreign currency exchange contracts for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Foreign currency exchange contracts, if any, are reported on a schedule following the Statement of Investments. These contracts will be valued daily based upon the closing prices of the currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     The Fund has purchased and sold foreign currency exchange contracts of different currencies in order to acquire currencies to pay for related foreign securities purchase transactions, or to convert foreign currencies to U.S. dollars from related foreign securities sale transactions. These foreign currency exchange contracts are negotiated at the current spot exchange rate with settlement typically within two business days thereafter.
     Additional associated risk to the Fund includes counterparty credit risk. Counterparty credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
     As of December 31, 2009, the Fund held no outstanding forward contracts.
Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a financial instrument at a negotiated price on a stipulated future date. The Fund may buy and sell futures contracts and may also buy or write put or call options on these futures contracts.
     Futures contracts traded on a commodities or futures exchange will be valued at the final settlement price or official closing price on the principal exchange as reported by such principal exchange at its trading session ending at, or most recently prior to, the time when the Fund’s assets are valued.
     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses.

     Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.
     The Fund has purchased futures contracts on various bonds and notes to increase exposure to interest rate risk.
     The Fund has sold futures contracts on various bonds and notes to decrease exposure to interest rate risk.
     Additional associated risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Fund is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Fund’s securities.
Option Activity
The Fund may buy and sell put and call options, or write put and covered call options. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon exercise of the option.
     Options are valued daily based upon the last sale price on the principal exchange on which the option is traded. The difference between the premium received or paid, and market value of the option, is recorded as unrealized appreciation or depreciation. The net change in unrealized appreciation or depreciation is reported in the Statement of Operations. When an option is exercised, the cost of the security purchased or the proceeds of the security sale are adjusted by the amount of premium received or paid. Upon the expiration or closing of the option transaction, a gain or loss is reported in the Statement of Operations.
     Securities designated to cover outstanding call or put options are noted in the Statement of Investments where applicable. Options written are reported in a schedule following the Statement of Investments and as a liability in the Statement of Assets and Liabilities.
     The Fund has written put options on individual equity securities and, or, equity indexes to increase exposure to equity risk. A written put option becomes more valuable as the price of the underlying financial instrument appreciates relative to the strike price.
     The Fund has written covered call options on individual equity securities and, or, equity indexes to decrease exposure to equity risk. A written covered call option becomes more valuable as the price of the underlying financial instrument depreciates relative to the strike price.
     The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk that there may be an illiquid market where the Fund is unable to close the contract.
     Additional associated risks to the Fund include counterparty credit risk for over-the-counter options and liquidity risk.
Written option activity for the year ended December 31, 2009 was as follows:

	Call Options		Put Options
	Number of	Amount of	Number of	Amount of
	Contracts	Premiums	Contracts	Premiums

Options outstanding as of December 31, 2008	—	$—	—	$—
Options written	1,056	102,429	988	177,386
Options closed or expired	(1,056)	(102,429)	(988)	(177,386)

Options outstanding as of December 31, 2009	—	$—	—	$—

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments Continued
Swap Contracts
The Fund may enter into swap contract agreements with a counterparty to exchange a series of cash flows based on either specified reference rates, or the occurrence of a credit event, over a specified period. Such contracts may include interest rate, equity, debt, index, total return, credit and currency swaps.
     Swaps are marked to market daily using primarily quotations from pricing services, counterparties and brokers. Swap contracts are reported on a schedule following the Statement of Investments. The values of swap contracts are aggregated by positive and negative values and disclosed separately on the Statement of Assets and Liabilities by contracts in unrealized appreciation and depreciation positions. Upfront payments paid or received, if any, affect the value of the respective swap. Therefore, to determine the unrealized appreciation (depreciation) on swaps, upfront payments paid should be subtracted from, while upfront payments received should be added to, the value of contracts reported as an asset on the Statement of Assets and Liabilities. Conversely, upfront payments paid should be added to, while upfront payments received should be subtracted from the value of contracts reported as a liability. The unrealized appreciation (depreciation) related to the change in the valuation of the notional amount of the swap is combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. The Fund also records any periodic payments received from (paid to) the counterparty, including at termination, under such contracts as realized gain (loss) on the Statement of Operations.
     Swap contract agreements are exposed to the market risk factor of the specific underlying reference asset. Swap contracts are typically more attractively priced compared to similar investments in related cash securities because they isolate the risk to one market risk factor and eliminate the other market risk factors. Investments in cash securities (for instance bonds) have exposure to multiple risk factors (credit and interest rate risk). Because swaps require little or no initial cash investment, they can expose the Fund to substantial risk in the isolated market risk factor.
Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security or a basket of securities (the “reference asset”).
     The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.
     The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.
     If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.
     The Fund has sold credit protection through credit default swaps to increase exposure to the credit risk of individual securities and, or, indexes that are either unavailable or considered to be less attractive in the bond market.
     The Fund has purchased credit protection through credit default swaps to decrease exposure to the credit risk of individual securities and, or, indexes.

     The Fund has also engaged in pairs trades by purchasing protection through a credit default swap referenced to the debt of an issuer, and simultaneously selling protection through a credit default swap referenced to the debt of a different issuer with the intent to realize gains from the pricing differences of the two issuers who are expected to have similar market risks. Pairs trades attempt to gain exposure to credit risk while hedging or offsetting the effects of overall market movements.
     The Fund has engaged in spread curve trades by simultaneously purchasing and selling protection through credit default swaps referenced to the same issuer but with different maturities. Spread curve trades attempt to gain exposure to credit risk on a forward basis by realizing gains on the expected differences in spreads.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
Interest Rate Swap Contracts. An interest rate swap is an agreement between counterparties to exchange periodic payments based on interest rates. One cash flow stream will typically be a floating rate payment based upon a specified interest rate while the other is typically a fixed interest rate.
     The Fund has entered into interest rate swaps in which it pays a floating interest rate and receives a fixed interest rate in order to increase exposure to interest rate risk. Typically, if relative interest rates rise, payments made by the Fund under a swap agreement will be greater than the payments received by the Fund.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
     As of December 31, 2009, the Fund had no such interest rate swap agreements outstanding.
Total Return Swap Contracts. A total return swap is an agreement between counterparties to exchange periodic payments based on asset or non-asset references. One cash flow is typically based on a non-asset reference (such as an interest rate or index) and the other on the total return of a reference asset (such as a security or a basket of securities). The total return of the reference asset typically includes appreciation or depreciation on the reference asset, plus any interest or dividend payments.
     Total return swap contracts are exposed to the market risk factor of the specific underlying financial instrument or index. Total return swaps are less standard in structure than other types of swaps and can isolate and, or, include multiple types of market risk factors including equity risk, credit risk, and interest rate risk.
     The Fund has entered into total return swaps to increase exposure to the credit risk of various indexes or basket of securities. These credit risk related total return swaps require the Fund to pay, or receive payments, to, or from, the counterparty based on the movement of credit spreads of the related indexes.
     The Fund has entered into total return swaps to decrease exposure to the credit risk of various indexes or basket of securities. These credit risk related total return swaps require the fund to pay, or receive payments, to, or from, the counterparty based on the movement of credit spreads of the related indexes.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
     As of December 31, 2009, the Fund had no such total return swap agreements outstanding.
6. Illiquid Securities
As of December 31, 2009, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.
7. Subsequent Events Evaluation
The Fund has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 16, 2010, the date the financial statements were issued. This evaluation determined that there are no subsequent events that necessitated disclosures and/or adjustments.

NOTES TO FINANCIAL STATEMENTS Continued
8. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not against the Fund). The lawsuits naming the Defendant Funds also name certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits against the Defendant Funds raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, lawsuits were filed in state court against the Manager and its subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates. Those lawsuits relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff ”) and allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

ther to renew the Fund’s investment advisory agreement (the “Agreement”). The Investment Company Act of 1940, as amended, requires that the Board request and evaluate, and that the Manager provide, such information as may be reasonably necessary to evaluate the terms of the Agreement. The Board employs an independent consultant to prepare a report that provides information, including comparative information that the Board requests for that purpose. In addition, the Board receives information throughout the year regarding Fund services, fees, expenses and performance.
     The Manager and the independent consultant provided information to the Board on the following factors: (i) the nature, quality and extent of the Manager’s services, (ii) the investment performance of the Fund and the Manager, (iii) the fees and expenses of the Fund, including comparative expense information, (iv) the profitability of the Manager and its affiliates, including an analysis of the cost of providing services, (v) whether economies of scale are realized as the Fund grows and whether fee levels reflect these economies of scale for Fund investors and (vi) other benefits to the Manager from its relationship with the Fund. The Board was aware that there are alternatives to retaining the Manager.
     Outlined below is a summary of the principal information considered by the Board as well as the Board’s conclusions.
     Nature, Quality and Extent of Services. The Board considered information about the nature, quality, and extent of the services provided to the Fund and information regarding the Manager’s key personnel who provide such services. The Manager’s duties include providing the Fund with the services of the portfolio managers and the Manager’s investment team, who provide research, analysis and other advisory services in regard to the Fund’s investments; securities trading services; oversight of third party service providers; monitoring compliance with applicable Fund policies and procedures and adherence to the Fund’s investment restrictions. The Manager is responsible for providing certain administrative services to the Fund as well. Those services include providing and supervising all administrative and clerical personnel who are necessary in order to provide effective corporate administration for the Fund; compiling and maintaining records with respect to the Fund’s operations; preparing and filing reports required by the Securities and Exchange Commission; preparing periodic reports regarding the operations of the Fund for its shareholders; preparing proxy materials for shareholder meetings; and preparing the registration statements required by Federal and state securities laws for the sale of the Fund’s shares. The Manager also provides the Fund with office space, facilities and equipment.
     The Board also considered the quality of the services provided and the quality of the Manager’s resources that are available to the Fund. The Board took account of the fact that the Manager has had over forty years of experience as an investment adviser and that its assets under management rank it among the top mutual fund managers in the United States. The Board evaluated the Manager’s advisory, administrative, accounting, legal and compliance services, and information the Board has received regarding the experience and professional qualifications of the Manager’s key personnel and the size and functions of its staff. In its evaluation of the quality of the portfolio management services provided, the Board considered the experience of Emmanuel Ferriera, Krishna Memani and Peter Strzalkowski, the portfolio managers for the Fund, and the Manager’s investment team and analysts. The Board members also considered the totality of their experiences with the Manager as directors or trustees of the Fund and other funds advised by the Manager. The Board considered information regarding the quality of services provided by affiliates of the Manager, which its members have become knowledgeable about in connection with the renewal of the Fund’s service agreements. The Board concluded, in light of the Manager’s experience, reputation, personnel, operations and resources that the Fund benefits from the services provided under the Agreement.
     Investment Performance of the Manager and the Fund. Throughout the year, the Manager provided information on the investment performance of the Fund and the Manager, including comparative performance information. The Board also reviewed information, prepared by the Manager and by the independent consultant, comparing the Fund’s historical performance to relevant market indices and to the performance of other mixed-asset target allocation moderate funds underlying variable insurance products. The Board noted that the Fund’s one-year, three-year, five-year and ten-year performance was below its peer group median. The Board considered the Manager’s assertion that the Fund’s under-performance in 2008 mainly reflects the challenges faced by its fixed income portfolio, which was managed by the Core Plus Team, and that the underperformance in 2008 was a combination of exposure to the commercial and residential mortgages and turbulent capital markets, which impacted the Fund’s longer term track record. The Board also noted the appointment of a new portfolio manager and a newly formed Investment Grade Fixed Income team on April 1, 2009 to oversee the Fund’s investments.
     Costs of Services by the Manager. The Board reviewed the fees paid to the Manager and the other expenses borne by the Fund. The Board also considered the comparability of the fees charged and the services provided to the Fund to the fees and services for other clients or accounts advised by the Manager. The independent consultant provided comparative data in regard to the fees and expenses of the Fund and other mixed-asset target allocation moderate funds underlying variable insurance products. The Board noted that the Fund’s total expenses were lower than its peer group median although actual management fees were higher its peer group median. In reviewing the fees and expenses charged to the VA Funds, the Board considered the Manager’s assertion that, because of the disparity among VA funds in how insurance companies may be compensated for the services they provide to shareholders, when comparing the expenses of the various VA funds it is most appropriate to focus on the total expenses rather than on the management fees. Accordingly, while the Board reviewed and considered all expenses in its consideration of the Advisory Agreement, it paid particular attention to total expenses. The Board noted that the Fund’s management fee schedule was equal to the management fee schedule for the Oppenheimer Balanced Fund. The Board also considered that, effective September 1, 2007, the Manager voluntarily undertook to waive a portion of the management fee so that annual total expenses, as a percentage of net assets, will not exceed 0.67% for Non-Service Shares and 0.92% for Service Shares. The Board also noted that the Manager has agreed to voluntarily waive 0.08% of its management fee effective April 1, 2009 through March 31, 2010. This voluntary waiver will be applied after all other waivers and/or reimbursements and may be withdrawn at any time after March 31, 2010.
     Economies of Scale and Profits Realized by the Manager. The Board considered information regarding the Manager’s costs in serving as the Fund’s investment adviser, including the costs associated with the personnel and systems necessary to manage the Fund, and information regarding the Manager’s profitability from its relationship with the Fund. The Board reviewed whether the Manager may realize economies of scale in managing and supporting the Fund. The Board noted that the Fund currently has management fee breakpoints, which are intended to share with Fund shareholders economies of scale that may exist as the Fund’s assets grow.
     Other Benefits to the Manager. In addition to considering the profits realized by the Manager, the Board considered information that was provided regarding the direct and indirect benefits the Manager receives as a result of its relationship with the Fund, including compensation paid to the Manager’s affiliates and research provided to the Manager in connection with permissible brokerage arrangements (soft dollar arrangements). The Board also considered that the Manager must be able to pay and retain experienced professional personnel at competitive rates to provide quality services to the Fund.
     Conclusions. These factors were also considered by the independent Trustees meeting separately from the full Board, assisted by experienced counsel to the Fund and to the independent Trustees. Fund counsel and the independent Trustees’ counsel are independent of the Manager within the meaning and intent of the Securities and Exchange Commission Rules.
     Based on its review of the information it received and its evaluations described above, the Board, including a majority of the independent Trustees, decided to continue the Agreement through August 31, 2010. In arriving at this decision, the Board did not single out any factor or factors as being more important than others, but considered all of the above information, and considered the terms and conditions of the Agreement, including the management fee, in light of all of the surrounding circumstances.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Capital Appreciation Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2009, and the related statements of operations and changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The accompanying financial statements and financial highlights of Oppenheimer Capital Appreciation Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those statements and financial highlights.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2009, by correspondence with the custodian, transfer agent and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Capital Appreciation Fund/VA as of December 31, 2009, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
KPMG llp
Denver, Colorado
February 16, 2010

STATEMENT OF INVESTMENTS December 31, 2009

	Shares	Value

Common Stocks98.2%
Consumer Discretionary9.4%
Diversified Consumer Services1.1%
Apollo Group, Inc., Cl. A1	267,450	$16,202,121
Hotels, Restaurants & Leisure0.6%
McDonalds Corp.	145,140	9,062,542
Internet & Catalog Retail1.2%
Amazon.com, Inc.[1]	133,073	17,900,980
Media2.5%
Cablevision Systems Corp. New York
Group, Cl. A	629,575	16,255,627
McGraw-Hill Cos., Inc. (The)	298,360	9,998,044
Walt Disney Co. (The)	350,670	11,309,108

		37,562,779

Specialty Retail1.4%
Bed Bath & Beyond, Inc.[1]	235,410	9,093,888
Staples, Inc.	502,050	12,345,410

		21,439,298

Textiles, Apparel & Luxury Goods2.6%
Coach, Inc.	543,300	19,846,749
Nike, Inc., Cl. B	169,440	11,194,901
Polo Ralph Lauren Corp., Cl. A	114,700	9,288,406

		40,330,056

Consumer Staples8.5%
Beverages1.8%
PepsiCo, Inc.	437,050	26,572,640
Food & Staples Retailing2.0%
Wal-Mart Stores, Inc.	438,700	23,448,515
Walgreen Co.	186,240	6,838,733

		30,287,248

Food Products2.9%
Cadbury plc	940,340	12,112,695
Nestle SA	591,921	28,724,863
Unilever NV CVA	116,900	3,812,485

		44,650,043

Household Products0.9%
Colgate-Palmolive Co.	166,370	13,667,296
Tobacco0.9%
Philip Morris International, Inc.	282,570	13,617,048
Energy8.0%
Energy Equipment & Services3.1%
Cameron International Corp.[1]	300,170	12,547,106
Halliburton Co.	467,140	14,056,243
Schlumberger Ltd.	324,410	21,115,847

		47,719,196

Oil, Gas & Consumable Fuels4.9%
Apache Corp.	151,080	15,586,924
Cobalt International Energy, Inc.[1]	312,110	4,319,602
EOG Resources, Inc.	66,900	6,509,370
Occidental Petroleum Corp.	353,410	28,749,904
Range Resources Corp.	211,720	10,554,242
Southwestern Energy Co.[1]	175,310	8,449,942

		74,169,984

Financials8.4%
Capital Markets3.8%
Charles Schwab Corp. (The)	718,990	13,531,392
Credit Suisse Group AG	299,181	14,735,005
Goldman Sachs Group, Inc. (The)	99,600	16,816,464
Julius Baer Group Ltd.	171,872	6,002,725
T. Rowe Price Group, Inc.	123,960	6,600,870

		57,686,456

Commercial Banks0.7%
Wells Fargo & Co.	368,080	9,934,479
Diversified Financial Services3.4%
BM&F BOVESPA SA	1,667,360	11,587,906
IntercontinentalExchange, Inc.[1]	190,370	21,378,551
JPMorgan Chase & Co.	230,100	9,588,267
MSCI, Inc., Cl. A1	291,913	9,282,833

		51,837,557

Real Estate Management & Development0.5%
Jones Lang LaSalle, Inc.	135,080	8,158,832
Health Care15.9%
Biotechnology3.9%
Amgen, Inc.[1]	229,240	12,968,107
Celgene Corp.[1]	344,260	19,168,397
Gilead Sciences, Inc.[1]	474,620	20,541,554
Vertex Pharmaceuticals, Inc.[1]	161,540	6,921,989

		59,600,047

Health Care Equipment & Supplies3.7%
Baxter International, Inc.	509,980	29,925,626
Dentsply International, Inc.	319,430	11,234,353
St. Jude Medical, Inc.[1]	167,350	6,155,133
Stryker Corp.	181,940	9,164,318

		56,479,430

Health Care Providers & Services3.3%
Express Scripts, Inc.[1]	308,660	26,683,657
Medco Health Solutions, Inc.[1]	210,720	13,467,115
Schein (Henry), Inc.[1]	191,130	10,053,438

		50,204,210

STATEMENT OF INVESTMENTS December 31, 2009 (continued)

	Shares	Value

Life Sciences Tools & Services—1.7%
Illumina, Inc.[1]	189,280	$5,801,432
Thermo Fisher Scientific, Inc.[1]	409,700	19,538,593

		25,340,025

Pharmaceuticals—3.3%
Allergan, Inc.	282,530	17,802,215
Novo Nordisk AS, Cl. B	132,810	8,494,354
Roche Holding AG	85,146	14,470,169
Shire plc	473,370	9,251,481

		50,018,219

Industrials—5.9%
Aerospace & Defense—2.2%
General Dynamics Corp.	128,740	8,776,206
Goodrich Corp.	131,832	8,470,206
Lockheed Martin Corp.	208,480	15,708,968

		32,955,380

Construction & Engineering—0.5%
Quanta Services, Inc.[1]	383,870	7,999,851
Electrical Equipment—1.9%
ABB Ltd.	1,026,207	19,626,598
First Solar, Inc.[1]	67,260	9,107,004

		28,733,602

Machinery—0.7%
Joy Global, Inc.	186,007	9,596,101
Professional Services—0.3%
Verisk Analytics, Inc., Cl. A1	159,583	4,832,173
Road & Rail—0.3%
Union Pacific Corp.	78,270	5,001,453
Information Technology—35.0%
Communications Equipment—6.0%
F5 Networks, Inc.[1]	149,220	7,905,676
Juniper Networks, Inc.[1]	484,160	12,912,547
QUALCOMM, Inc.	1,072,590	49,618,013
Research in Motion Ltd.[1]	315,370	21,300,090

		91,736,326

Computers & Peripherals—7.1%
Apple, Inc.[1]	204,100	43,036,526
Dell, Inc.[1]	763,550	10,964,578
Hewlett-Packard Co.	735,100	37,865,001
NetApp, Inc.[1]	478,800	16,465,932

		108,332,037

Electronic Equipment & Instruments—0.5%
Corning, Inc.	382,050	7,377,386
Internet Software & Services—5.6%
eBay, Inc.[1]	844,530	19,880,236
Google, Inc., Cl. A1	103,900	64,415,922

		84,296,158

IT Services—5.3%
Accenture plc, Cl. A	281,800	11,694,700
MasterCard, Inc., Cl. A	111,830	28,626,243
Visa, Inc., Cl. A	367,197	32,115,050
Western Union Co.	416,900	7,858,565

		80,294,558

Semiconductors & Semiconductor Equipment—4.6%
Broadcom Corp., Cl. A1	588,940	18,522,163
MEMC Electronic Materials, Inc.[1]	824,000	11,222,880
NVIDIA Corp.[1]	1,294,180	24,175,282
Texas Instruments, Inc.	615,100	16,029,506

		69,949,831

Software—5.9%
Adobe Systems, Inc.[1]	624,930	22,984,925
Microsoft Corp.	682,350	20,804,852
Nintendo Co. Ltd.	42,800	10,128,437
Oracle Corp.	1,047,290	25,700,497
Salesforce.com, Inc.[1]	126,975	9,366,946

		88,985,657

Materials—4.7%
Chemicals—4.3%
Monsanto Co.	363,240	29,694,870
Potash Corp. of Saskatchewan, Inc.	143,210	15,538,285
Praxair, Inc.	245,642	19,727,509
		64,960,664
Metals & Mining—0.4%
Xstrata plc[1]	406,480	7,159,598
Telecommunication Services—2.4%
Wireless Telecommunication Services—2.4%
Crown Castle International Corp.[1]	531,080	20,733,363
NII Holdings, Inc.[1]	457,400	15,359,492

		36,092,855

Total Common Stocks (Cost $1,110,578,450)		1,490,744,116

Investment Companies—0.5%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[2,3]	442,202	442,202
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[2,4]	7,898,767	7,898,767

Total Investment Companies (Cost $8,340,969)		8,340,969

Total Investments, at Value (Cost $1,118,919,419)	98.7%	1,499,085,085
Other Assets Net of Liabilities	1.3	19,274,845

Net Assets	100.0%	$1,518,359,930

Footnotes to Statement of Investments
1.	Non-income producing security.

2.	Rate shown is the 7-day yield as of December 31, 2009.

3.	Interest rate is less than 0.0005%.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2009, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2008	Additions	Reductions	December 31, 2009

Oppenheimer Institutional Money Market Fund, Cl. E	22,383,442	253,801,901	268,286,576	7,898,767

			Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E			$7,898,767	$130,800
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2) Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3) Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2009 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$142,497,776	$—	$—	$142,497,776
Consumer Staples	128,794,275	—	—	128,794,275
Energy	121,889,180	—	—	121,889,180
Financials	95,291,688	32,325,636	—	127,617,324
Health Care	241,641,931	—	—	241,641,931
Industrials	69,491,962	19,626,598	—	89,118,560
Information Technology	530,971,953	—	—	530,971,953
Materials	64,960,664	7,159,598	—	72,120,262
Telecommunication Services	36,092,855	—	—	36,092,855
Investment Companies	8,340,969	—	—	8,340,969

Total Investments, at Value	1,439,973,253	59,111,832	—	1,499,085,085
Other Financial Instruments:
Foreign currency exchange contracts	—	13,611	—	13,611

Total Assets	$1,439,973,253	$59,125,443	$—	$1,499,098,696

Liabilities Table
Other Financial Instruments:
Foreign currency exchange contracts	$—	$(9,216)	$—	$(9,216)

Total Assets	$—	$(9,216)	$—	$(9,216)

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Foreign Currency Exchange Contracts as of December 31, 2009 are as follows:

		Contract
		Amount		Expiration		Unrealized	Unrealized
Counterparty/Contract Description	Buy/Sell	(000s)		Date	Value	Appreciation	Depreciation

Brown Brothers Harriman
Euro (EUR)	Buy	2,665	EUR	1/5/10	$3,819,849	$—	$143
JP Morgan Chase:
British Pound Sterling (GBP)	Buy	4	GBP	1/4/10	6,482	92	—
British Pound Sterling (GBP)	Sell	213	GBP	1/4/10	344,257	—	4,876
Swiss Franc (CHF)	Sell	2,090	CHF	1/5/10	2,020,824	—	4,197

						92	9,073
UBS Investment Bank:
Danish Krone (DKK)	Sell	469	DKK	1/5/10	90,319	69	—
Japanese Yen (JPY)	Sell	144,114	JPY	1/5/10	1,547,410	13,450	—

						13,519	—

Total unrealized appreciation and depreciation						$13,611	$9,216

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2009

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $1,111,020,652)	$1,491,186,318
Affiliated companies (cost $7,898,767)	7,898,767

1,499,085,085
Unrealized appreciation on foreign currency exchange contracts	13,611
Receivables and other assets:
Investments sold	37,053,301
Dividends	2,266,109
Other	30,046

Total assets	1,538,448,152

Liabilities
Unrealized depreciation on foreign currency exchange contracts	9,216
Payables and other liabilities:
Investments purchased	11,710,320
Shares of beneficial interest redeemed	7,727,407
Distribution and service plan fees	268,064
Shareholder communications	183,899
Transfer and shareholder servicing agent fees	127,636
Trustees’ compensation	25,838
Other	35,842

Total liabilities	20,088,222

Net Assets	$1,518,359,930

Composition of Net Assets
Par value of shares of beneficial interest	$41,205
Additional paid-in capital	1,583,968,415
Accumulated net investment income	434,803
Accumulated net realized loss on investments and foreign currency transactions	(446,342,810)
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	380,258,317

Net Assets	$1,518,359,930

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $1,074,190,198 and 29,082,392 shares of beneficial interest outstanding)	$36.94
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $444,169,732 and 12,122,685 shares of beneficial interest outstanding)	$36.64
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2009

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $261,942)	$13,722,325
Affiliated companies	130,800
Interest	4,365

Total investment income	13,857,490

Expenses
Management fees	8,611,318
Distribution and service plan fees — Service shares	922,244
Transfer and shareholder servicing agent fees:
Non-Service shares	666,427
Service shares	269,819
Shareholder communications:
Non-Service shares	346,404
Service shares	138,166
Trustees’ compensation	44,550
Custodian fees and expenses	22,658
Other	70,132

Total expenses	11,091,718
Less waivers and reimbursements of expenses	(27,531)

Net expenses	11,064,187

Net Investment Income	2,793,303

Realized and Unrealized Gain (Loss)
Net realized loss on:
Investments from unaffiliated companies	(40,506,486)
Foreign currency transactions	(2,789,837)

Net realized loss	(43,296,323)
Net change in unrealized appreciation on:
Investments	510,382,835
Translation of assets and liabilities denominated in foreign currencies	10,917,248

Net change in unrealized appreciation	521,300,083

Net Increase in Net Assets Resulting from Operations	$480,797,063

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2009	2008

Operations
Net investment income	$2,793,303	$3,204,095
Net realized loss	(43,296,323)	(264,875,837)
Net change in unrealized appreciation (depreciation)	521,300,083	(676,764,840)

Net increase (decrease) in net assets resulting from operations	480,797,063	(938,436,582)

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(2,975,281)	(1,851,681)
Service shares	(24,236)	—

	(2,999,517)	(1,851,681)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(97,375,095)	(114,814,298)
Service shares	(5,924,734)	20,286,295

	(103,299,829)	(94,528,003)

Net Assets
Total increase (decrease)	374,497,717	(1,034,816,266)
Beginning of period	1,143,862,213	2,178,678,479

End of period (including accumulated net investment income of $434,803 and $1,288,398, respectively)	$1,518,359,930	$1,143,862,213

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$25.67	$47.18	$41.43	$38.52	$36.99

Income (loss) from investment operations:
Net investment income[1]	.09	.10	.07	.07	.18
Net realized and unrealized gain (loss)	11.27	(21.55)	5.78	2.98	1.68

Total from investment operations	11.36	(21.45)	5.85	3.05	1.86

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.09)	(.06)	(.10)	(.14)	(.33)

Net asset value, end of period	$36.94	$25.67	$47.18	$41.43	$38.52

Total Return, at Net Asset Value[2]	44.52%	(45.52)%	14.15%	7.95%	5.10%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$1,074,190	$829,931	$1,631,791	$1,598,967	$1,652,282

Average net assets (in thousands)	$927,670	$1,256,525	$1,631,686	$1,615,352	$1,658,910

Ratios to average net assets:[3]
Net investment income	0.29%	0.25%	0.15%	0.17%	0.47%
Total expenses	0.78%[4]	0.66%[4]	0.65%[4]	0.67%[4]	0.66%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.78%	0.66%	0.65%	0.67%	0.66%

Portfolio turnover rate	46%	67%	59%	47%	70%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	0.78%
Year Ended December 31, 2008	0.66%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.67%
See accompanying Notes to Financial Statements.

Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$25.42	$46.78	$41.09	$38.23	$36.73

Income (loss) from investment operations:
Net investment income (loss)[1]	.01	—[2]	(.05)	(.03)	.08
Net realized and unrealized gain (loss)	11.21	(21.36)	5.74	2.96	1.69

Total from investment operations	11.22	(21.36)	5.69	2.93	1.77

Dividends and/or distributions to shareholders:
Dividends from net investment income	—[2]	—	—[2]	(.07)	(.27)

Net asset value, end of period	$36.64	$25.42	$46.78	$41.09	$38.23

Total Return, at Net Asset Value[3]	44.15%	(45.66)%	13.86%	7.68%	4.87%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$444,170	$313,931	$546,887	$463,140	$381,852

Average net assets (in thousands)	$368,634	$454,558	$510,874	$426,539	$301,780

Ratios to average net assets:[4]
Net investment income (loss)	0.03%	0.00%[5]	(0.10)%	(0.08)%	0.20%
Total expenses	1.04%[6]	0.91%[6]	0.91%[6]	0.92%[6]	0.91%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.03%	0.91%	0.91%	0.92%	0.91%

Portfolio turnover rate	46%	67%	59%	47%	70%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Less than 0.005%.

6.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	1.04%
Year Ended December 31, 2008	0.91%
Year Ended December 31, 2007	0.91%
Year Ended December 31, 2006	0.92%
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Capital Appreciation Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek capital appreciation by investing in securities of well-known, established companies. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

NOTES TO FINANCIAL STATEMENTS Continued
1.	Significant Accounting Policies Continued

Net Unrealized
Appreciation
Based on Cost of
Undistributed	Undistributed	Accumulated	Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3,4]	Income Tax Purposes

$1,787,208	$—	$425,223,481	$358,995,026
1. As of December 31, 2009, the Fund had $425,219,652 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2009, details of the capital loss carryforwards were as follows:

Expiring

2011	$96,270,872
2013	34,677,838
2016	113,637,770
2017	180,633,172

Total	$425,219,652

2. The Fund had $3,829 of post-October foreign currency losses which were deferred.
3. During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.
4. During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

Reduction
Reduction	to Accumulated Net
to Accumulated Net	Realized Loss
Investment Income	on Investments

$647,381	$647,381
The tax character of distributions paid during the years ended December 31, 2009 and December 31, 2008 was as follows:

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008

Distributions paid from:
Ordinary income	$2,999,517	$1,851,681
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2009 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$1,140,178,385
Federal tax cost of other investments	(176,547)

Total federal tax cost	$1,140,001,838

Gross unrealized appreciation	$377,729,269
Gross unrealized depreciation	(18,734,243)

Net unrealized appreciation	$358,995,026

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

NOTES TO FINANCIAL STATEMENTS Continued
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	2,978,928	$88,352,509	5,158,989	$168,163,089
Dividends and/or distributions reinvested	134,506	2,975,281	45,642	1,851,681
Redeemed	(6,361,581)	(188,702,885)	(7,457,105)	(284,829,068)

Net decrease	(3,248,147)	$(97,375,095)	(2,252,474)	$(114,814,298)

Service Shares
Sold	2,097,785	$61,332,284	2,605,573	$92,870,576
Dividends and/or distributions reinvested	1,099	24,157	—	—
Redeemed	(2,325,106)	(67,281,175)	(1,946,810)	(72,584,281)

Net increase (decrease)	(226,222)	$(5,924,734)	658,763	$20,286,295

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2009, were as follows:

	Purchases	Sales

Investment securities	$580,921,828	$662,865,939
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended December 31, 2009, the Fund paid $810,330 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. Effective May 1, 2009, the Manager has voluntarily undertaken to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets will not exceed the annual rate of 0.80% for Non-Service shares and 1.05% for Service shares. During the year ended December 31, 2009, the Manager waived fees and/or reimbursed the Fund $5,625 and $3,973 for Non-Service and Service shares, respectively. This voluntary undertaking may be amended or withdrawn at any time.
     Prior to May 1, 2009, OFS had voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2009, the Manager waived $17,933 for IMMF management fees.
5. Foreign Currency Exchange Contracts
The Fund may enter into current and forward foreign currency exchange contracts for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Foreign currency exchange contracts, if any, are reported on a schedule following the Statement of Investments. These contracts will be valued daily based upon the closing prices of the currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     The Fund has purchased and sold foreign currency exchange contracts of different currencies in order to acquire currencies to pay for related foreign securities purchase transactions, or to convert foreign currencies to U.S. dollars from related foreign securities sale transactions. These foreign currency exchange contracts are negotiated at the current spot exchange rate with settlement typically within two business days thereafter.
     Additional associated risk to the Fund includes counterparty credit risk. Counterparty credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
6. Subsequent Events Evaluation
The Fund has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 16, 2010, the date the financial statements were issued. This evaluation determined that there are no subsequent events that necessitated disclosures and/or adjustments.
7. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not against the Fund). The lawsuits naming the Defendant Funds also name certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits against the Defendant Funds raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, lawsuits were filed in state court against the Manager and its subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.

NOTES TO FINANCIAL STATEMENTS Continued
7. Pending Litigation Continued
     Other lawsuits have been filed since 2008 in various state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates. Those lawsuits relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff “) and allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Core Bond Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2009, and the related statements of operations and changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The accompanying financial statements and financial highlights of Oppenheimer Core Bond Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those statements and financial highlights.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2009, by correspondence with the custodian, transfer agent and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Core Bond Fund/VA as of December 31, 2009, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
KPMG llp
Denver, Colorado
February 16, 2010

STATEMENT OF INVESTMENTS December 31, 2009

	Principal
	Amount	Value

Asset-Backed Securities—8.1%
Argent Securities Trust 2004-W8, Asset-Backed Pass-Through Certificates, Series 2004-W8, Cl. A2, 0.711%, 5/25/34[1]	$1,538,283	$1,139,813
Argent Securities Trust 2006-M3, Asset-Backed Pass-Through Certificates, Series 2006-M3, Cl. A2B, 0.331%, 9/25/36[1]	23,782	8,608
Bank of America Auto Trust, Automobile Asset-Backed Certificates, Series 2009-2A, Cl. A4, 3.03%, 10/15/16[2]	2,025,000	2,054,678
Bank of America Credit Card Trust, Credit Card Asset-Backed Certificates, Series 2006-A16, Cl. A16, 4.72%, 5/15/13	730,000	752,631
Chase Issuance Trust, Credit Card Asset-Backed Certificates, Series 2007-A15, Cl. A, 4.96%, 9/17/12	1,730,000	1,782,517
Citibank Credit Card Issuance Trust, Credit Card Receivable Nts., Series 2003-C4, Cl. C4, 5%, 6/10/15	310,000	305,017
CNH Equipment Trust, Asset-Backed Certificates, Series 2009-B, Cl. A3, 2.97%, 3/15/13	900,000	913,492
Countrywide Home Loans, Asset-Backed Certificates:
Series 2002-4, Cl. A1, 0.971%, 2/25/33[1]	35,747	28,335
Series 2005-16, Cl. 2AF2, 5.382%, 5/1/36[1]	627,505	514,106
Series 2005-17, Cl. 1AF2, 5.362%, 5/1/36[1]	351,607	289,921
CWABS Asset-Backed Certificates Trust 2006-25, Asset-Backed Certificates, Series 2006-25, Cl. 2A2, 0.351%, 6/25/47[1]	40,000	31,203
DT Auto Owner Trust, Automobile Receivables Nts., Series 2009-1, Cl. A1, 2.98%, 10/15/15	490,000	488,398
First Franklin Mortgage Loan Trust 2006-FF10, Mtg. Pass-Through Certificates, Series 2006-FF10, Cl. A3, 0.321%, 7/25/36[1]	32,854	31,363
First Franklin Mortgage Loan Trust 2006-FF9, Mtg. Pass-Through Certificates, Series 2006-FF9, Cl. 2A2, 0.341%, 7/7/36[1,3]	16,129	12,968
Ford Credit Auto Owner Trust, Automobile Receivables Nts.:
Series 2009-B, Cl. A2, 2.10%, 11/15/11	545,000	548,473
Series 2009-E, Cl. A2, 0.80%, 3/15/12	980,000	978,934
Harley-Davidson Motorcycle Trust 2009-2, Motorcycle Contract-Backed Nts., Series 2009-2, Cl. A2, 2%, 7/15/12	1,495,000	1,505,235
Honda Auto Receivables 2009-3 Owner Trust, Automobile Asset-Backed Nts., Series 2009-3, Cl. A2, 1.50%, 8/15/11[3]	650,000	653,287
HSBC Home Equity Loan Trust 2005-3, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2005-3, Cl. A1, 0.493%, 1/20/35[1]	526,463	455,974
HSBC Home Equity Loan Trust 2006-4, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4, Cl. A2V, 0.343%, 3/20/36[1]	24,810	23,911
Lehman XS Trust, Mtg. Pass-Through Certificates, Series 2005-4, Cl. 2A1B, 5.17%, 10/25/35	96,284	95,581
Litigation Settlement Monetized Fee Trust, Asset-Backed Certificates, Series 2001-1A, Cl. A1, 8.33%, 4/25/31[3]	637,827	638,962
Mastr Asset-Backed Securities Trust 2006-WMC3, Mtg. Pass-Through Certificates, Series 2006-WMC3, Cl. A3, 0.331%, 8/25/36[1]	70,000	24,690
MBNA Credit Card Master Note Trust, Credit Card Receivables, Series 2005-A6, Cl. A6, 4.50%, 1/15/13	1,740,000	1,775,520
NC Finance Trust, Collateralized Mtg. Obligation Pass-Through Certificates, Series 1999-I, Cl. ECFD, 3.035%, 1/25/29[1,3]	3,370,016	505,502
RASC Series 2006-KS7 Trust, Home Equity Mtg. Asset-Backed Pass- Through Certificates, Series 2006-KS7, Cl. A2, 0.331%, 9/25/36[1]	23,310	22,407
Structured Asset Investment Loan Trust, Mtg. Pass-Through Certificates, Series 2006-BNC3, Cl. A2, 0.271%, 9/25/36[1]	79,540	78,915
Wells Fargo Home Equity Asset-Backed Securities 2006-2 Trust, Home Equity Asset-Backed Certificates, Series 2006-2, Cl. A2, 0.331%, 7/25/36[1]	7,317	7,251

Total Asset-Backed Securities (Cost $19,121,300)		15,667,692

Mortgage-Backed Obligations—75.3%
Government Agency—64.4%
FHLMC/FNMA/FHLB/Sponsored—60.3%
Federal Home Loan Bank, Mtg.-Backed Obligations, Series 5G-2012, Cl. 1, 4.97%, 2/24/12	434,695	452,407
Federal Home Loan Mortgage Corp.:
5%, 8/15/33-12/15/34	3,366,182	3,466,291
5.50%, 9/1/39	1,880,706	1,972,292
6%, 5/15/18-10/15/29	4,602,808	4,944,939

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal Home Loan Mortgage Corp.:
Continued
6.50%, 4/15/18-4/1/34	$957,805	$1,033,392
7%, 8/15/16-10/1/37	847,146	923,587
7%, 10/1/31[4]	567,974	625,487
8%, 4/1/16	335,410	366,193
9%, 8/1/22-5/1/25	98,248	109,438
10.50%, 11/14/20	4,451	5,037
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Series 151, Cl. F, 9%, 5/15/21	21,429	23,528
Series 1674, Cl. Z, 6.75%, 2/15/24	71,978	78,494
Series 2006-11, Cl. PS, 23.719%, 3/25/36[1]	537,910	719,682
Series 2034, Cl. Z, 6.50%, 2/15/28	9,519	10,316
Series 2042, Cl. N, 6.50%, 3/15/28	26,171	27,475
Series 2043, Cl. ZP, 6.50%, 4/15/28	854,288	910,163
Series 2046, Cl. G, 6.50%, 4/15/28	74,812	80,190
Series 2053, Cl. Z, 6.50%, 4/15/28	10,666	11,501
Series 2066, Cl. Z, 6.50%, 6/15/28	1,452,510	1,555,089
Series 2195, Cl. LH, 6.50%, 10/15/29	865,887	927,046
Series 2220, Cl. PD, 8%, 3/15/30	4,058	4,476
Series 2326, Cl. ZP, 6.50%, 6/15/31	263,516	283,534
Series 2435, Cl. EQ, 6%, 5/15/31	10,171	10,268
Series 2461, Cl. PZ, 6.50%, 6/15/32	1,285,415	1,395,828
Series 2470, Cl. LF, 1.233%, 2/15/32[1]	12,278	12,354
Series 2500, Cl. FD, 0.733%, 3/15/32[1]	232,548	231,027
Series 2526, Cl. FE, 0.633%, 6/15/29[1]	349,480	344,552
Series 2538, Cl. F, 0.833%, 12/15/32[1]	1,830,232	1,828,535
Series 2551, Cl. FD, 0.633%, 1/15/33[1]	249,908	248,410
Series 2638, Cl. KG, 4%, 11/1/27	1,900,000	1,955,731
Series 2641, Cl. CE, 3.50%, 9/15/25	2,067	2,070
Series 2648, Cl. JE, 3%, 2/1/30	1,377,371	1,375,619
Series 2663, Cl. BA, 4%, 8/1/16	718,354	737,940
Series 2686, Cl. CD, 4.50%, 2/1/17	739,460	761,670
Series 2750, Cl. XG, 5%, 2/1/34	130,000	131,942
Series 2890, Cl. PE, 5%, 11/1/34	130,000	131,868
Series 2907, Cl. GC, 5%, 6/1/27	436,537	454,188
Series 2929, Cl. PC, 5%, 1/1/28	390,000	406,474
Series 2936, Cl. PE, 5%, 2/1/35	69,000	69,984
Series 2939, Cl. PE, 5%, 2/15/35	247,000	250,806
Series 2952, Cl. GJ, 4.50%, 12/1/28	229,647	236,068
Series 3019, Cl. MD, 4.75%, 1/1/31	717,525	746,224
Series 3025, Cl. SJ, 23.895%, 8/15/35[1]	110,569	139,008
Series 3035, Cl. DM, 5.50%, 11/15/25	17,151	17,323
Series 3094, Cl. HS, 23.529%, 6/15/34[1]	312,412	404,693
Series 3157, Cl. MC, 5.50%, 2/1/26	1,397,682	1,428,812
Series 3279, Cl. PH, 6%, 2/1/27	1,030,000	1,063,846
Series 3291, Cl. NA, 5.50%, 10/1/27	254,142	263,565
Series 3306, Cl. PA, 5.50%, 10/1/27	754,419	780,682
Series R001, Cl. AE, 4.375%, 4/1/15	476,768	489,210
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed Security:
Series 176, Cl. IO, 14.65%, 6/1/26[5]	56,871	12,723
Series 202, Cl. IO, 0%, 4/1/29[5,6]	418,324	97,285
Series 205, Cl. IO, 8.946%, 9/1/29[5]	29,947	6,718
Series 206, Cl. IO, 0%, 12/1/29[5,6]	369,155	70,428
Series 2074, Cl. S, 51.416%, 7/17/28[5]	6,030	1,010
Series 2079, Cl. S, 62.292%, 7/17/28[5]	10,105	1,740
Series 2130, Cl. SC, 52.25%, 3/15/29[5]	427,248	63,282
Series 224, Cl. IO, 0%, 3/1/33[5,6]	732,771	162,644
Series 243, Cl. 6, 0%, 12/15/32[5,6]	447,913	91,959
Series 2526, Cl. SE, 40.201%, 6/15/29[5]	15,783	2,423
Series 2527, Cl. SG, 31.633%, 2/15/32[5]	1,397,406	82,788
Series 2531, Cl. ST, 38.255%, 2/15/30[5]	448,125	29,183
Series 2796, Cl. SD, 66.149%, 7/15/26[5]	671,710	85,465
Series 2802, Cl. AS, 99.999%, 4/15/33[5]	603,512	53,595
Series 2819, Cl. S, 54.304%, 6/15/34[5]	136,664	16,276
Series 2920, Cl. S, 78.263%, 1/15/35[5]	2,624,671	305,566
Series 3000, Cl. SE, 99.999%, 7/15/25[5]	2,752,007	256,840
Series 3004, Cl. SB, 99.999%, 7/15/35[5]	147,366	16,816
Series 3045, Cl. DI, 40.938%, 10/15/35[5]	1,722,791	204,527
Series 3110, Cl. SL, 99.999%, 2/15/26[5]	412,274	36,663
Series 3399, Cl. SC, 19.734%, 12/15/37[5]	1,657,690	181,848
Federal Home Loan Mortgage Corp., Principal-Only Stripped Mtg.-Backed Security,
Series 176, Cl. PO, 4.464%, 6/1/26[7]	160,849	131,461
Federal National Mortgage Assn.:
4.50%, 1/1/25-1/1/40[8]	7,035,000	7,107,370
5%, 2/25/22-7/25/22	32,943	34,485
5%, 1/1/25-1/1/40[8]	10,944,000	11,243,777
5.305%, 10/1/36	378,263	396,748
5.50%, 1/1/25-1/1/40[8]	14,955,000	15,661,427
6%, 1/1/25-1/1/40[8]	13,859,000	14,730,437
6.50%, 3/25/11-1/1/34	1,734,375	1,881,841
6.50%, 8/25/17[4]	278,245	302,108
6.50%, 1/1/40[8]	2,816,000	3,016,201
7%, 11/1/17-7/25/35	1,053,762	1,138,719
7.50%, 1/1/33	16,323	18,417
8.50%, 7/1/32	46,280	51,818
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Trust 1989-17, Cl. E, 10.40%, 4/25/19	24,754	27,549
Trust 1993-87, Cl. Z, 6.50%, 6/25/23	868,783	947,774
Trust 1998-58, Cl. PC, 6.50%, 10/25/28	729,840	789,351
Trust 1998-61, Cl. PL, 6%, 11/25/28	387,457	416,394
Trust 1999-54, Cl. LH, 6.50%, 11/25/29	575,444	619,261
Trust 2001-44, Cl. QC, 6%, 9/25/16	40,231	43,124
Trust 2001-51, Cl. OD, 6.50%, 10/25/31	43,599	46,923
Trust 2001-74, Cl. QE, 6%, 12/25/31	1,141,641	1,221,886
Trust 2002-12, Cl. PG, 6%, 3/25/17	20,349	21,849
Trust 2003-28, Cl. KG, 5.50%, 4/25/23	3,964,000	4,145,005
Trust 2004-101, Cl. BG, 5%, 1/25/20	1,975,000	2,096,182
Trust 2004-81, Cl. KC, 4.50%, 4/1/17	546,644	562,529
Trust 2005-100, Cl. BQ, 5.50%, 11/25/25	1,160,000	1,208,312
Trust 2005-117, Cl. LA, 5.50%, 12/25/27	66,618	67,839

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates: Continued
Trust 2005-12, Cl. JC, 5%, 6/1/28	$933,141	$972,963
Trust 2005-22, Cl. EC, 5%, 10/1/28	345,000	360,250
Trust 2005-30, Cl. CU, 5%, 4/1/29	313,308	327,606
Trust 2005-57, Cl. PA, 5.50%, 5/1/27	565,787	572,306
Trust 2006-110, Cl. PW, 5.50%, 5/25/28	107,167	110,999
Trust 2006-46, Cl. SW, 23.351%, 6/25/36[1]	406,529	538,332
Trust 2006-50, Cl. KS, 23.352%, 6/25/36[1]	795,798	1,040,208
Trust 2006-57, Cl. PA, 5.50%, 8/25/27	1,006,087	1,035,952
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Trust 2001-61, Cl. SH, 48.054%, 11/18/31[5]	46,532	7,175
Trust 2001-63, Cl. SD, 37.778%, 12/18/31[5]	14,253	2,432
Trust 2001-65, Cl. S, 45.098%, 11/25/31[5]	1,167,484	183,346
Trust 2001-68, Cl. SC, 29.533%, 11/25/31[5]	9,817	1,506
Trust 2001-81, Cl. S, 37.157%, 1/25/32[5]	311,287	48,248
Trust 2002-28, Cl. SA, 39.046%, 4/25/32[5]	7,940	1,199
Trust 2002-38, Cl. SO, 59.356%, 4/25/32[5]	18,593	2,547
Trust 2002-39, Cl. SD, 44.22%, 3/18/32[5]	12,294	1,637
Trust 2002-47, Cl. NS, 34.189%, 4/25/32[5]	790,082	108,956
Trust 2002-48, Cl. S, 36.323%, 7/25/32[5]	13,330	1,801
Trust 2002-51, Cl. S, 34.498%, 8/25/32[5]	725,298	98,917
Trust 2002-52, Cl. SD, 40.697%, 9/25/32[5]	865,302	117,786
Trust 2002-52, Cl. SL, 36.797%, 9/25/32[5]	8,206	1,114
Trust 2002-53, Cl. SK, 41.622%, 4/25/32[5]	42,837	5,866
Trust 2002-56, Cl. SN, 39.068%, 7/25/32[5]	18,175	2,461
Trust 2002-60, Cl. SM, 47.256%, 8/25/32[5]	161,645	22,439
Trust 2002-7, Cl. SK, 47.997%, 1/25/32[5]	75,985	9,667
Trust 2002-77, Cl. BS, 38.854%, 12/18/32[5]	97,162	12,830
Trust 2002-77, Cl. IS, 52.089%, 12/18/32[5]	31,677	4,317
Trust 2002-77, Cl. JS, 37.391%, 12/18/32[5]	163,977	21,348
Trust 2002-77, Cl. SA, 38.553%, 12/18/32[5]	154,576	20,451
Trust 2002-77, Cl. SH, 44.588%, 12/18/32[5]	394,404	61,233
Trust 2002-84, Cl. SA, 46.464%, 12/25/32[5]	1,043,696	136,164
Trust 2002-9, Cl. MS, 35.879%, 3/25/32[5]	15,395	2,061
Trust 2002-90, Cl. SN, 49.355%, 8/25/32[5]	83,158	11,786
Trust 2002-90, Cl. SY, 50.458%, 9/25/32[5]	52,235	7,075
Trust 2003-26, Cl. DI, 11.083%, 4/25/33[5]	32,789	6,267
Trust 2003-33, Cl. SP, 56.393%, 5/25/33[5]	1,133,970	160,090
Trust 2003-4, Cl. S, 44.369%, 2/25/33[5]	746,438	106,518
Trust 2003-89, Cl. XS, 70.432%, 11/25/32[5]	858,405	106,586
Trust 2004-54, Cl. DS, 51.503%, 11/25/30[5]	615,040	69,407
Trust 2005-14, Cl. SE, 43.159%, 3/25/35[5]	524,451	58,646
Trust 2005-40, Cl. SA, 74.25%, 5/25/35[5]	1,459,451	171,168
Trust 2005-40, Cl. SB, 87.935%, 5/25/35[5]	66,424	7,831
Trust 2005-6, Cl. SE, 86.18%, 2/25/35[5]	1,903,113	210,784
Trust 2005-71, Cl. SA, 72.441%, 8/25/25[5]	1,794,163	213,142
Trust 2005-87, Cl. SE, 79.001%, 10/25/35[5]	5,689,541	646,141
Trust 2005-87, Cl. SG, 93.949%, 10/25/35[5]	3,933,904	531,616
Trust 2006-60, Cl. DI, 40.599%, 4/25/35[5]	376,456	46,659
Trust 221, Cl. 2, 22.926%, 5/1/23[5]	10,465	2,400
Trust 222, Cl. 2, 16.787%, 6/1/23[5]	1,242,137	243,067
Trust 240, Cl. 2, 22.048%, 9/1/23[5]	1,588,927	354,777
Trust 252, Cl. 2, 23.444%, 11/1/23[5]	1,039,576	246,718
Trust 273, Cl. 2, 15.872%, 8/1/26[5]	296,548	67,207
Trust 294, Cl. 2, 8.459%, 2/1/28[5]	114,793	26,649
Trust 301, Cl. 2, 0%, 4/1/29[5,6]	14,009	3,172
Trust 303, Cl. IO, 0%, 11/1/29[5,6]	176,169	33,491
Trust 320, Cl. 2, 7.987%, 4/1/32[5]	837,544	219,167
Trust 321, Cl. 2, 0%, 4/1/32[5,6]	2,726,999	668,993
Trust 324, Cl. 2, 0%, 7/1/32[5,6]	29,057	6,839
Trust 331, Cl. 5, 0%, 2/1/33[5,6]	40,902	7,797
Trust 331, Cl. 9, 9.147%, 2/1/33[5]	712,349	153,423
Trust 334, Cl. 12, 0%, 2/1/33[5,6]	71,403	13,177
Trust 334, Cl. 17, 16.202%, 2/1/33[5]	488,783	94,378
Trust 338, Cl. 2, 0%, 7/1/33[5,6]	1,436,465	306,763
Trust 339, Cl. 12, 0%, 7/1/33[5,6]	964,465	181,384
Trust 339, Cl. 7, 0%, 7/1/33[5,6]	2,422,799	394,671

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value
FHLMC/FNMA/FHLB/Sponsored Continued
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security: Continued
Trust 343, Cl. 13, 8.30%, 9/1/33[5]	$836,548	$140,270
Trust 343, Cl. 18, 4.244%, 5/1/34[5]	248,676	45,899
Trust 345, Cl. 9, 2.736%, 1/1/34[5]	1,115,482	200,330
Trust 351, Cl. 10, 1.924%, 4/1/34[5]	345,428	66,649
Trust 351, Cl. 8, 2.248%, 4/1/34[5]	538,506	103,806
Trust 356, Cl. 10, 0.169%, 6/1/35[5]	461,985	87,275
Trust 356, Cl. 12, 0%, 2/1/35[5,6]	234,561	43,956
Trust 362, Cl. 12, 0%, 8/1/35[5,6]	1,398,445	267,754
Trust 362, Cl. 13, 0%, 8/1/35[5,6]	768,683	147,294
Trust 364, Cl. 15, 0%, 9/1/35[5,6]	51,299	9,356
Trust 364, Cl. 16, 0%, 9/1/35[5,6]	987,603	166,476
Trust 365, Cl. 16, 10.067%, 3/1/36[5]	1,665,759	308,752
Federal National Mortgage Assn., Principal-Only Stripped Mtg.-Backed Security, Trust 1993-184, Cl. M, 5.242%, 9/25/23[7]	379,889	296,611

		117,254,154

GNMA/Guaranteed—4.1%
Government National Mortgage Assn.:
4.50%, 1/1/40[8]	6,430,000	6,436,031
7%, 12/29/23-3/15/26	33,899	37,612
8.50%, 8/1/17-12/15/17	155,950	170,683
Government National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates, Series 1999-32, Cl. ZB, 8%, 9/16/29	97,330	106,974
Government National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates, Series 2000-7, Cl. Z, 8%, 1/16/30	42,613	46,410
Government National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Series 1998-19, Cl. SB, 49.191%, 7/16/28[5]	20,618	3,550
Series 2001-21, Cl. SB, 81.024%, 1/16/27[5]	761,971	108,503
Series 2002-15, Cl. SM, 70.84%, 2/16/32[5]	803,758	99,849
Series 2004-11, Cl. SM, 58.689%, 1/17/30[5]	576,225	95,121
Series 2006-47, Cl. SA, 81.998%, 8/16/36[5]	7,042,279	783,958

		7,888,691

Non-Agency—10.9%
Commercial—7.9%
Asset Securitization Corp., Commercial Interest-Only Stripped Mtg.-Backed Security, Series 1997-D4, Cl. PS1, 0.608%, 4/14/29[5]	8,660,993	342,105
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates, Series 2006-1, Cl. AM, 5.421%, 9/1/45	4,070,000	3,221,582
Capital Lease Funding Securitization LP, Interest-Only Corporate-Backed Pass-Through Certificates, Series 1997-CTL1, 0%, 6/22/24[5,6]	7,319,719	299,450
CHL Mortgage Pass-Through Trust 2005-17, Mtg. Pass-Through Certificates, Series 2005-17, Cl. 1A8, 5.50%, 9/1/35	80,000	61,269
Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mtg. Pass-Through Certificates, Series 2008-C7, Cl. AM, 6.092%, 12/1/49[1]	1,920,000	1,455,147
Citigroup, Inc./Deutsche Bank 2007-CD4 Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-CD4, Cl. A2B, 5.205%, 12/11/49	380,000	388,490
CWALT Alternative Loan Trust 2007-8CB, Mtg. Pass-Through Certificates, Series 2007-8CB, Cl. A1, 5.50%, 5/25/37	116,628	84,936
First Horizon Alternative Mortgage Securities Trust 2004-FA2, Mtg. Pass-Through Certificates, Series 2004-FA2, Cl. 3A1, 6%, 1/25/35	634,845	590,840
First Horizon Mortgage Pass-Through Trust 2007-AR3, Mtg. Pass-Through Certificates, Series 2007-AR3, Cl. 1A1, 6.104%, 11/1/37[1]	547,586	386,987
GE Capital Commercial Mortgage Corp., Commercial Mtg. Obligations, Series 2004-C3, Cl. A2, 4.433%, 7/10/39	21,171	21,213
GS Mortgage Securities Corp. II, Commercial Mtg. Obligations, Series 2001-LIBA, Cl. B, 6.733%, 2/10/16[2]	605,000	640,851
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates:
Series 2005-LDP4, Cl. AM, 4.999%, 10/1/42	1,110,000	937,829
Series 2007-LDPX, Cl. A2S, 5.305%, 1/15/49	3,950,000	3,822,538
JPMorgan Mortgage Trust 2007-S3, Mtg. Pass-Through Certificates, Series 2007-S3, Cl. 1A90, 7%, 7/1/37	849,995	660,628

	Principal
	Amount	Value

Commercial Continued
Lehman Brothers Commercial Conduit Mortgage Trust, Interest-Only Stripped Mtg.-Backed Security, Series 1998-C1, Cl. IO, 0%, 2/18/30[5,6]	$4,052,832	$124,101
Lehman Structured Securities Corp., Commercial Mtg. Pass-Through Certificates, Series 2002-GE1, Cl. A, 2.514%, 7/1/24[2]	197,329	141,543
Mastr Alternative Loan Trust 2004-6, Mtg. Pass-Through Certificates, Series 2004-6, Cl. 10A1, 6%, 7/25/34	1,181,193	1,016,054
Salomon Brothers Mortgage Securities VII, Inc., Interest-Only Commercial Mtg. Pass-Through Certificates, Series 1999-C1, Cl. X, 0%, 5/18/32[5,6]	56,213,297	279,689
Structured Asset Securities Corp., Mtg. Pass-Through Certificates, Series 2002-AL1, Cl. B2, 3.45%, 2/25/32	1,947,175	840,854

		15,316,106

Manufactured Housing—1.2%
Wells Fargo Mortgage-Backed Securities 2006-AR2 Trust, Mtg. Pass-Through Certificates, Series 2006-AR2, Cl. 2A5, 5.01%, 3/25/36[1]	3,009,037	2,426,578
Multifamily—1.2%
Merrill Lynch Mortgage Investors Trust 2005-A2, Mtg. Pass-Through Certificates, Series 2005-A2, Cl. A2, 4.258%, 2/1/35[1]	126,933	110,360
Wells Fargo Mortgage-Backed Securities 2006-AR10 Trust, Mtg. Pass-Through Certificates, Series 2006-AR10, Cl. 5A1, 5.589%, 7/1/36[1]	715,108	557,652
Wells Fargo Mortgage-Backed Securities 2004-AA Trust, Mtg. Pass-Through Certificates, Series 2004-AA, Cl. 2A, 4.979%, 12/25/34[1]	594,240	575,148
Wells Fargo Mortgage-Backed Securities 2004-S Trust, Mtg. Pass-Through Certificates, Series 2004-S, Cl. A1, 3.105%, 9/25/34[1]	513,966	475,747
Wells Fargo Mortgage-Backed Securities 2006-AR6 Trust, Mtg. Pass-Through Certificates, Series 2006-AR6, Cl. 3A1, 5.096%, 3/25/36[1]	696,031	564,359

		2,283,266

Other—0.0%
Salomon Brothers Mortgage Securities VI, Inc., Interest-Only Stripped Mtg.-Backed Security, Series 1987-3, Cl. B, 47.878%, 10/23/17[5]	1,606	137
Salomon Brothers Mortgage Securities VI, Inc., Principal-Only Stripped Mtg.-Backed Security, Series 1987-3, Cl. A, 3.994%, 10/23/17[7]	2,377	2,248

		2,385

Residential—0.6%
CHL Mortgage Pass-Through Trust 2005-J4, Mtg. Pass-Through Certificates, Series 2005-J4, Cl. A7, 5.50%, 11/1/35	40,000	28,074
Merrill Lynch Mortgage Investors Trust 2006-3, Mtg. Pass-Through Certificates, Series 2006-3, Cl. 2A1, 6.064%, 10/25/36[1]	72,867	62,469
RALI Series 2003-QS1 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2003-QS1, Cl. A2, 5.75%, 1/25/33	399,849	396,793
RALI Series 2006-QS13 Trust:
Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A5, 6%, 9/25/36	81,025	53,434
Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A8, 6%, 9/25/36	10,918	9,944
RALI Series 2007-QS6 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2007-QS6, Cl. A28, 5.75%, 4/25/37	31,145	18,007
Structured Adjustable Rate Mortgage Loan Trust, Mtg. Pass-Through Certificates, Series 2004-5, Cl. 3 A1, 2.963%, 5/1/34[1]	283,913	249,253
WaMu Mortgage Pass-Through Certificates 2007-HY1 Trust, Mtg. Pass-Through Certificates, Series 2007-HY1, Cl. 4A1, 5.387%, 2/1/37[1]	74,119	52,519
Wells Fargo Mortgage-Backed Securities 2004-R Trust, Mtg. Pass-Through Certificates, Series 2004-R, Cl. 2A1, 3.003%, 9/1/34[1]	329,691	312,700

		1,183,193

Total Mortgage-Backed Obligations (Cost $145,790,334)		146,354,373

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

U.S. Government Obligations—1.8%
Federal Home Loan Mortgage Corp. Nts., 2.50%, 4/23/14	$2,020,000	$2,020,867
Federal National Mortgage Assn. Nts., 3%, 9/16/14	1,555,000	1,576,431

Total U.S. Government Obligations (Cost $3,580,579)		3,597,298

Corporate Bonds and Notes—31.7%
Consumer Discretionary—3.8%
Automobiles—0.7%
Daimler Finance North America LLC, 6.50% Sr. Unsec. Unsub. Nts., 11/15/13	455,000	499,215
Ford Motor Credit Co. LLC, 9.75% Sr. Unsec. Nts., 9/15/10	880,000	908,179

		1,407,394

Hotels, Restaurants & Leisure—0.2%
Hyatt Hotels Corp., 5.75% Sr. Unsec. Unsub. Nts., 8/15/15[2]	468,000	471,364
Household Durables—0.3%
Fortune Brands, Inc., 3% Sr. Unsec. Unsub. Bonds, 6/1/12	490,000	485,923
Leisure Equipment & Products—0.2%
Mattel, Inc., 6.125% Sr. Unsec. Nts., 6/15/11	455,000	479,894
Media—1.8%
CBS Corp., 8.875% Sr. Unsec. Nts., 5/15/19	425,000	509,280
Comcast Cable Communications Holdings, Inc., 9.455% Sr. Unsec. Nts., 11/15/22	290,000	373,737
DirecTV Holdings LLC/DirecTV Financing Co., Inc.:
5.875% Sr. Unsec. Unsub. Nts., 10/1/19[2]	383,000	390,266
7.625% Sr. Unsec. Unsub. Nts., 5/15/16[3]	350,000	382,863
DISH DBS Corp., 7.875% Sr. Unsec. Nts., 9/1/19	405,000	426,769
Grupo Televisa SA, 6.625% Sr. Unsec. Bonds, 1/15/40[2]	393,000	390,613
Time Warner Cos., Inc., 9.125% Debs., 1/15/13	320,000	371,556
Time Warner Entertainment Co. LP, 8.375% Sr. Nts., 7/15/33	255,000	305,698
Viacom, Inc., 7.875% Sr. Unsec. Debs., 7/30/30	280,000	302,785

		3,453,567

Specialty Retail—0.6%
Home Depot, Inc. (The), 5.875% Sr. Unsec. Unsub. Nts., 12/16/36	413,000	399,971
Staples, Inc., 7.75% Sr. Unsec. Unsub. Nts., 4/1/11	680,000	730,953

		1,130,924

Consumer Staples—2.0%
Beverages—0.7%
Anheuser-Busch InBev Worldwide, Inc., 7.75% Sr. Unsec. Unsub. Nts., 1/15/19[2]	725,000	850,246
Constellation Brands, Inc., 8.375% Sr. Nts., 12/15/14[3]	445,000	476,150

		1,326,396

Food & Staples Retailing—0.2%
Delhaize America, Inc., 9% Unsub. Debs., 4/15/31	250,000	320,935
Food Products—0.6%
Bunge Ltd. Finance Corp.:
5.35% Sr. Unsec. Unsub. Nts., 4/15/14	210,000	214,880
8.50% Sr. Unsec. Nts., 6/15/19	200,000	228,361
Heinz (H.J.) Finance Co., 7.125% Sr. Unsec. Nts., 8/1/39[2]	345,000	391,325
Sara Lee Corp., 6.25% Sr. Unsec. Unsub. Nts., 9/15/11	420,000	448,277

		1,282,843

Tobacco—0.5%
Altria Group, Inc., 9.70% Sr. Unsec. Nts., 11/10/18	785,000	971,907
Energy—4.3%
Energy Equipment & Services—0.5%
Pride International, Inc., 8.50% Sr. Nts., 6/15/19	530,000	614,800
Weatherford International Ltd., 6.50% Sr. Unsec. Bonds, 8/1/36	320,000	306,548
Weatherford International, Inc., 6.625% Sr. Unsec. Unsub. Nts., Series B, 11/15/11	81,000	86,712

		1,008,060

Oil, Gas & Consumable Fuels—3.8%
Anadarko Petroleum Corp., 6.45% Sr. Unsec. Nts., 9/15/36	385,000	403,387
Chesapeake Energy Corp., 6.875% Sr. Unsec. Nts., 1/15/16	430,000	432,150
DCP Midstream LLC, 6.75% Sr. Unsec. Nts., 9/15/37[2]	74,000	73,386
Duke Energy Field Services LLC, 7.875% Unsec. Nts., 8/16/10	425,000	441,907
El Paso Corp., 8.25% Sr. Unsec. Nts., 2/15/16	490,000	525,525

	Principal
	Amount	Value

Oil, Gas & Consumable Fuels Continued
Energy Transfer Partners LP, 7.50% Sr. Unsec. Unsub. Bonds, 7/1/38	$184,000	$202,229
Enterprise Products Operating LLP, 7.50% Sr. Unsec. Unsub. Nts., 2/1/11	515,000	545,821
Kaneb Pipe Line Operating Partnership LP, 5.875% Sr. Unsec. Nts., 6/1/13	840,000	869,902
Kerr-McGee Corp., 6.875% Sr. Unsec. Unsub. Nts., 9/15/11	343,000	368,919
Kinder Morgan Energy Partners LP, 9% Sr. Unsec. Nts., 2/1/19	400,000	493,000
Nexen, Inc., 6.40% Sr. Unsec. Unsub. Bonds, 5/15/37	450,000	454,847
Peabody Energy Corp., 6.875% Sr. Unsec. Nts., Series B, 3/15/13	450,000	457,313
Pipeline Funding Co. LLC, 7.50% Sr. Sec. Nts., 1/15/30[2]	325,000	308,083
Plains All American Pipeline LP, 6.50% Sr. Unsec. Unsub. Nts., 5/1/18	550,000	589,112
Ras Laffan Liquefied Natural Gas Co. Ltd. III, 5.50% Sr. Sec. Nts., 9/30/14[2]	270,000	284,214
Williams Cos., Inc. (The), 8.75% Unsec. Nts., 3/15/32	360,000	431,959
Woodside Finance Ltd., 4.50% Nts., 11/10/14[2]	410,000	414,102

		7,295,856

Financials—9.3%
Capital Markets—1.6%
Blackstone Holdings Finance Co. LLC, 6.625% Sr. Unsec. Nts., 8/15/19[2]	728,000	713,791
Goldman Sachs Capital, Inc. (The), 6.345% Sub. Bonds, 2/15/34	890,000	835,749
Morgan Stanley:
5.55% Sr. Unsec. Unsub. Nts., Series F, 4/27/17	215,000	216,273
7.30% Sr. Unsec. Nts., 5/13/19	1,180,000	1,327,345

		3,093,158

Commercial Banks—2.2%
Barclays Bank plc, 6.278% Perpetual Bonds[3,9]	1,060,000	789,700
City National Capital Trust I, 9.625% Jr. Sub. Bonds, 2/1/40	490,000	521,767
HSBC Finance Capital Trust IX, 5.911% Nts., 11/30/35[1]	890,000	738,700
PNC Funding Corp., 5.25% Gtd. Unsec. Sub. Nts., 11/15/15	535,000	550,865
Wachovia Corp., 5.625% Sub. Nts., 10/15/16	240,000	245,742
Wells Fargo & Co., 7.98% Jr. Sub. Perpetual Bonds, Series K9	1,415,000	1,425,613

		4,272,387

Consumer Finance—0.5%
Capital One Capital IV, 8.875% Jr. Sub. Nts., 5/15/40	815,000	874,088
Diversified Financial Services—2.6%
Citigroup, Inc., 8.125% Sr. Unsec. Nts., 7/15/39	1,215,000	1,375,444
JPMorgan Chase & Co., 7.90% Perpetual Bonds, Series 1[9]	1,775,000	1,836,830
Merrill Lynch & Co., Inc., 7.75% Jr. Sub. Bonds, 5/14/38	1,730,000	1,906,579

		5,118,853

Insurance—1.9%
AXA SA, 6.379% Sub. Perpetual Bonds[2,9]	665,000	538,650
Hartford Financial Services Group, Inc. (The):
5.375% Sr. Unsec. Nts., 3/15/17	400,000	381,864
6% Sr. Unsec. Nts., 1/15/19	545,000	531,618
Lincoln National Corp.:
7% Jr. Sub. Bonds, 5/17/66[1]	615,000	516,600
8.75% Sr. Unsec. Nts., 7/1/19	278,000	318,170
Marsh & McLennan Cos., Inc., 5.15% Sr. Unsec. Nts., 9/15/10	455,000	466,526
Principal Life Global Funding I, 4.40% Sr. Sec. Nts., 10/1/10[2]	455,000	464,326
Prudential Holdings LLC, 8.695% Bonds, Series C, 12/18/23[2]	470,000	504,165

		3,721,919

Real Estate Investment Trusts—0.5%
Simon Property Group LP, 5.375% Sr. Unsec. Unsub. Nts., 6/1/11	447,000	464,173
WEA Finance LLC/WT Finance Aust Pty Ltd., 5.75% Nts., 9/2/15[2]	485,000	512,020

		976,193

Health Care—1.2%
Health Care Equipment & Supplies—0.4%
Boston Scientific Corp., 6% Sr. Unsec. Unsub. Nts., 1/15/20	752,000	769,817
Health Care Providers & Services—0.2%
WellPoint, Inc., 5% Sr. Unsec. Unsub. Nts., 1/15/11	435,000	449,886
Life Sciences Tools & Services—0.4%
Fisher Scientific International, Inc., 6.125% Sr. Unsec. Sub. Nts., 7/1/15	705,000	727,119
Pharmaceuticals—0.2%
Watson Pharmaceuticals, Inc., 6.125% Sr. Unsec. Nts., 8/15/19	460,000	475,485
Industrials—2.9%
Aerospace & Defense—1.0%
BAE Systems Holdings, Inc., 6.375% Nts., 6/1/19[2]	450,000	484,913

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Aerospace & Defense Continued
L-3 Communications Corp., 5.875% Sr. Sub. Nts., 1/15/15	$485,000	$486,819
Meccanica Holdings USA, Inc.:
6.25% Sr. Nts., 1/15/40[2]	95,000	95,435
6.25% Sr. Unsec. Unsub. Nts., 7/15/19[2]	265,000	283,266
7.375% Sr. Unsec. Unsub. Nts., 7/15/39[2]	440,000	495,563

		1,845,996

Commercial Services & Supplies—0.4%
Browning-Ferris Industries, Inc., 7.40% Sr. Unsec. Debs., 9/15/35	375,000	415,021
Republic Services, Inc., 6.75% Sr. Unsec. Unsub. Nts., 8/15/11	295,000	311,315

		726,336

Electrical Equipment—0.2%
Roper Industries, Inc., 6.25% Sr. Nts., 9/1/19	475,000	495,401
Industrial Conglomerates—0.6%
General Electric Capital Corp., 5.875% Unsec. Unsub. Nts., 1/14/38	350,000	325,124
Tyco International Ltd./Tyco International Finance SA, 6.875% Sr. Unsec. Unsub. Nts., 1/15/21	820,000	921,813

		1,246,937

Machinery—0.3%
SPX Corp., 7.625% Sr. Unsec. Nts., 12/15/14	510,000	527,850
Road & Rail—0.4%
CSX Corp., 7.375% Sr. Unsec. Nts., 2/1/19	685,000	783,879
Information Technology—0.7%
Electronic Equipment & Instruments—0.4%
Agilent Technologies, Inc., 5.50% Sr. Unsec. Unsub. Nts., 9/14/15	759,000	796,556
Software—0.3%
CA, Inc., 5.375% Sr. Unsec. Unsub. Nts., 12/1/19	570,000	574,290
Materials—2.4%
Chemicals—0.7%
Airgas, Inc., 4.50% Sr. Unsec. Unsub. Nts., 9/15/14	242,000	245,925
Terra Capital, Inc., 7.75% Sr. Nts., 11/1/19[2]	620,000	666,500
Yara International ASA, 7.875% Nts., 6/11/19[2]	402,000	459,775

		1,372,200

Containers & Packaging—0.3%
Ball Corp., 7.125% Sr. Unsec. Nts., 9/1/16	480,000	494,400
Metals & Mining—1.4%
Freeport-McMoRan Copper & Gold, Inc., 8.25% Sr. Unsec. Nts., 4/1/15	725,000	791,095
Teck Resources Ltd., 9.75% Sr. Sec. Nts., 5/15/14	535,000	619,931
Vale Overseas Ltd., 6.875% Sr. Unsec. Nts., 11/10/39	495,000	500,803
Xstrata Canada Corp.:
5.375% Sr. Unsec. Unsub. Nts., 6/1/15	245,000	253,886
6% Sr. Unsec. Unsub. Nts., 10/15/15	347,000	371,038
Xstrata Finance Canada Ltd., 6.90% Nts., 11/15/37[2]	231,000	236,297

		2,773,050

Telecommunication Services—3.0%
Diversified Telecommunication Services—2.7%
AT&T, Inc., 6.30% Sr. Unsec. Bonds, 1/15/38	540,000	550,310
British Telecommunications plc, 9.625% Bonds, 12/15/30	290,000	370,468
Citizens Communications Co., 6.25% Sr. Nts., 1/15/13	455,000	458,413
Deutsche Telekom International Finance BV, 8.50% Unsub. Nts., 6/15/10[1]	427,000	441,322
Embarq Corp., 6.738% Sr. Unsec. Nts., 6/1/13	430,000	467,544
Telecom Italia Capital SA, 4.875% Sr. Unsec. Unsub. Nts., 10/1/10	880,000	900,841
Telefonica Europe BV, 7.75% Unsec. Nts., 9/15/10	420,000	439,441
Telus Corp., 8% Nts., 6/1/11	690,000	747,247
Verizon Communications, Inc., 6.40% Sr. Unsec. Nts., 2/15/38	350,000	367,111
Windstream Corp., 8.625% Sr. Unsec. Unsub. Nts., 8/1/16	530,000	541,925

		5,284,622

Wireless Telecommunication Services—0.3%
American Tower Corp., 7% Sr. Unsec. Nts., 10/15/17	360,000	400,500
Rogers Wireless, Inc., 9.625% Sr. Sec. Nts., 5/1/11	179,000	196,473

		596,973

Utilities—2.1%
Electric Utilities—0.4%
Allegheny Energy Supply Co. LLC, 8.25% Bonds, 4/15/12[2]	350,000	383,125
Exelon Corp., 5.625% Sr. Unsec. Bonds, 6/15/35	325,000	294,836

		677,961

	Principal
	Amount	Value

Energy Traders—0.8%
Constellation Energy Group, Inc., 7.60% Unsec. Nts., 4/1/32	$465,000	$506,362
NRG Energy, Inc., 7.375% Sr. Nts., 2/1/16	455,000	456,706
Oncor Electric Delivery Co., 6.375% Sr. Sec. Nts., 1/15/15	589,000	643,198

		1,606,266

Multi-Utilities—0.9%
CMS Energy Corp., 6.55% Sr. Unsec. Unsub. Nts., 7/17/17	535,000	531,020
NiSource Finance Corp., 7.875% Sr. Unsec. Nts., 11/15/10	432,000	452,987
Sempra Energy:
6.50% Sr. Unsec. Nts., 6/1/16	250,000	271,484
9.80% Sr. Unsec. Nts., 2/15/19	390,000	487,546

		1,743,037

Total Corporate Bonds and Notes (Cost $58,331,451)		61,659,722

	Units	Value

Rights, Warrants and Certificates—0.0%
Pathmark Stores, Inc. Wts., Strike Price $22.31, Exp. 9/19/10[10] (Cost $14,872)	5,408	$—

	Shares

Investment Companies—12.7%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[11,12]	795,482	795,482
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[11,13]	23,853,396	23,853,396

Total Investment Companies (Cost $24,648,878)		24,648,878

Total Investments, at Value (Cost $251,487,414)	129.6%	251,927,963
Liabilities in Excess of Other Assets	(29.6)	(57,614,046)

Net Assets	100.0%	$194,313,917

Footnotes to Statement of Investments

1.	Represents the current interest rate for a variable or increasing rate security.

2.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $12,248,497 or 6.30% of the Fund’s net assets as of December 31, 2009.

3.	Illiquid security. The aggregate value of illiquid securities as of December 31, 2009 was $3,459,432, which represents 1.78% of the Fund’s net assets. See Note 6 of accompanying Notes.

4.	All or a portion of the security is held in collateralized accounts to cover initial margin requirements on open futures contracts. The aggregate market value of such securities is $699,315. See Note 5 of accompanying Notes.

5.	Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example, GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $11,757,349 or 6.05% of the Fund’s net assets as of December 31, 2009.

6.	The current amortization rate of the security’s cost basis exceeds the future interest payments currently estimated to be received. Both the amortization rate and interest payments are contingent on future mortgage pre-payment speeds and are therefore subject to change.

7.	Principal-Only Strips represent the right to receive the monthly principal payments on an underlying pool of mortgage loans. The value of these securities generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity. Interest rates disclosed represent current yields based upon the current cost basis and estimated timing of future cash flows. These securities amount to $430,320 or 0.22% of the Fund’s net assets as of December 31, 2009.

8.	When-issued security or delayed delivery to be delivered and settled after December 31, 2009. See Note 1 of accompanying Notes.

9.	This bond has no contractual maturity date, is not redeemable and contractually pays an indefinite stream of interest. Rate reported represents the current interest rate for this variable rate security.

10.	Non-income producing security.

11.	Rate shown is the 7-day yield as of December 31, 2009.

12.	Interest rate is less than 0.0005%.

13.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2009, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued

	Shares	Gross	Gross	Shares
	December 31, 2008	Additions	Reductions	December 31, 2009

OFI Liquid Assets Fund, LLC	—	810,000	810,000	—
Oppenheimer Institutional Money Market Fund, Cl. E	13,605,218	215,704,781	205,456,603	23,853,396

	Value	Income

OFI Liquid Assets Fund, LLC	$—	$1,106	[a]
Oppenheimer Institutional Money Market Fund, Cl. E	23,853,396	129,358

	$23,853,396	$130,464

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2009 based on valuation input level:

			Level 3–
	Level 1–	Level 2–	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Asset-Backed Securities	$—	$15,667,692	$—	$15,667,692
Mortgage-Backed Obligations	—	146,354,373	—	146,354,373
U.S. Government Obligations	—	3,597,298	—	3,597,298
Corporate Bonds and Notes	—	61,659,722	—	61,659,722
Rights, Warrants and Certificates	—	—	—	—
Investment Companies	24,648,878	—	—	24,648,878

Total Investments, at Value	24,648,878	227,279,085	—	251,927,963

Other Financial Instruments:
Futures margins	38,427	—	—	38,427

Total Assets	$24,687,305	$227,279,085	$—	$251,966,390

Liabilities Table
Other Financial Instruments:
Depreciated swaps, at value	$—	$(65,987)	$—	$(65,987)
Futures margins	(105,716)	—	—	(105,716)

Total Liabilities	$(105,716)	$(65,987)	$—	$(171,703)

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

Futures Contracts as of December 31, 2009 are as follows:

					Unrealized
		Number of	Expiration		Appreciation
Contract Description	Buy/Sell	Contracts	Date	Value	(Depreciation)

U.S. Long Bonds	Buy	125	3/22/10	$14,421,875	$(615,480)
U.S. Treasury Nts., 2 yr.	Sell	101	3/31/10	21,842,828	113,868
U.S. Treasury Nts., 5 yr.	Sell	67	3/31/10	7,663,648	134,160
U.S. Treasury Nts., 10 yr.	Buy	118	3/22/10	13,623,469	(371,592)

					$(739,044)

Credit Default Swap Contracts as of December 31, 2009 are as follows:

	Buy/Sell	Notional	Pay/
Reference Entity/	Credit	Amount	Receive	Termination		Unrealized
Swap Counterparty	Protection	(000’s)	Fixed Rate	Date	Value	Depreciation

Vale Inco Ltd.:
Morgan Stanley Capital Services, Inc.	Buy	$1,030	0.70%	3/20/17	$(27,000)	$27,000
Morgan Stanley Capital Services, Inc.	Buy	1,015	0.63	3/20/17	(21,966)	21,966

	Total	2,045			(48,966)	48,966
Vale Overseas:
Morgan Stanley Capital Services, Inc.	Sell	1,030	1.17	3/20/17	(6,287)	6,287
Morgan Stanley Capital Services, Inc.	Sell	1,015	1.10	3/20/17	(10,734)	10,734

	Total	2,045			(17,021)	17,021

	Grand Total Buys				(48,966)	48,966
	Grand Total Sells				(17,021)	17,021

	Total Credit Default Swaps				$(65,987)	$65,987

The table that follows shows the undiscounted maximum potential payment by the Fund related to selling credit protection in credit default swaps:

Type of Reference	Total Maximum Potential
Asset on which the	Payments for Selling Credit		Reference Asset
Fund Sold Protection	Protection (Undiscounted)	Amount Recoverable*	Rating Range**

Investment Grade Single
Name Corporate Debt	$2,045,000	$—	BBB+

*	The Fund has no amounts recoverable from related purchased protection. In addition, the Fund has no recourse provisions under the credit derivatives and holds no collateral which can offset or reduce potential payments under a triggering event.

**	The period end reference asset security ratings, as rated by any rating organization, are included in the equivalent Standard & Poor’s rating category. The reference asset rating represents the likelihood of a potential credit event on the reference asset which would result in a related payment by the Fund.
The following table aggregates, as of period end, the amount receivable from/(payable to) each counterparty with whom the Fund has entered into a swap agreement. Swaps are individually disclosed in the preceding tables.
Swap Summary as of December 31, 2009 is as follows:

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)	Value

Morgan Stanley
Capital Services, Inc.:
	Credit Default Buy Protection	$2,045	$(48,966)
	Credit Default Sell Protection	2,045	(17,021)

		Total Swaps	$(65,987)

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2009

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $227,634,018)	$228,074,567
Affiliated companies (cost $23,853,396)	23,853,396

251,927,963
Receivables and other assets:
Interest, dividends and principal paydowns	1,676,036
Shares of beneficial interest sold	89,102
Futures margins	38,427
Other	19,279

Total assets	253,750,807

Liabilities
Depreciated swaps, at value	65,987
Payables and other liabilities:
Investments purchased on a when-issued or delayed delivery basis	58,841,938
Futures margins	105,716
Shares of beneficial interest redeemed	61,349
Shareholder communications	35,619
Distribution and service plan fees	35,236
Transfer and shareholder servicing agent fees	16,557
Trustees’ compensation	12,758
Other	261,730

Total liabilities	59,436,890

Net Assets	$194,313,917

Composition of Net Assets
Par value of shares of beneficial interest	$27,582
Additional paid-in capital	316,302,733
Accumulated net investment income	3,511,374
Accumulated net realized loss on investments	(125,163,290)
Net unrealized depreciation on investments	(364,482)

Net Assets	$194,313,917

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $137,597,247 and 19,473,425 shares of beneficial interest outstanding)	$7.07
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $56,716,670 and 8,108,411 shares of beneficial interest outstanding)	$6.99
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2009

Investment Income
Interest (net of foreign withholding taxes of $376)	$13,270,100
Fee income	1,838,875
Dividends:
Unaffiliated companies	4,934
Affiliated companies	129,358
Income from investment of securities lending cash collateral, net—affliated companies	1,106

Total investment income	15,244,373

Expenses
Management fees	1,142,088
Distribution and service plan fees—Service shares	131,620
Transfer and shareholder servicing agent fees:
Non-Service shares	95,088
Service shares	38,325
Shareholder communications:
Non-Service shares	88,823
Service shares	34,552
Trustees’ compensation	12,855
Custodian fees and expenses	1,524
Other	25,249

Total expenses	1,570,124
Less waivers and reimbursements of expenses	(285,188)

Net expenses	1,284,936

Net Investment Income	13,959,437

Realized and Unrealized Gain (Loss)
Net realized loss on:
Investment from unaffiliated companies	(51,573,877)
Closing and expiration of futures contracts	(1,374,632)
Swap contracts	(16,366,593)

Net realized loss	(69,315,102)
Net change in unrealized appreciation (depreciation) on:
Investments	69,934,926
Futures contracts	(645,574)
Swap contracts	596,596

Net change in unrealized depreciation	69,885,948

Net Increase in Net Assets Resulting from Operations	$14,530,283

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2009	2008

Operations
Net investment income	$13,959,437	$25,010,517
Net realized loss	(69,315,102)	(108,962,092)
Net change in unrealized depreciation	69,885,948	(67,980,167)

Net increase (decrease) in net assets resulting from operations	14,530,283	(151,931,742)

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	—	(12,773,902)
Service shares	—	(4,423,158)

	—	(17,197,060)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(29,962,563)	(47,839,123)
Service shares	(9,685,378)	7,196,319

	(39,647,941)	(40,642,804)

Net Assets
Total decrease	(25,117,658)	(209,771,606)
Beginning of period	219,431,575	429,203,181

End of period (including accumulated net investment income (loss) of $3,511,374 and $(466,070), respectively)	$194,313,917	$219,431,575

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$6.45	$11.06	$11.16	$11.19	$11.50

Income (loss) from investment operations:
Net investment income[1]	.48	.66	.55	.53	.51
Net realized and unrealized gain (loss)	.14	(4.82)	(.08)	.03	(.23)

Total from investment operations	.62	(4.16)	.47	.56	.28

Dividends and/or distributions to shareholders:
Dividends from net investment income	—	(.45)	(.57)	(.59)	(.59)

Net asset value, end of period	$7.07	$6.45	$11.06	$11.16	$11.19

Total Return, at Net Asset Value[2]	9.61%	(39.05)%	4.39%	5.28%	2.59%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$137,597	$156,339	$325,661	$367,106	$430,642

Average net assets (in thousands)	$137,631	$271,355	$345,723	$391,750	$466,033

Ratios to average net assets:[3]
Net investment income	7.40%	6.76%	5.07%	4.83%	4.56%
Total expenses	0.75%[4]	0.63%[4]	0.68%[4]	0.77%[4]	0.76%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.61%	0.62%	0.68%	0.77%	0.76%

Portfolio turnover rate[5]	143%	51%	89%	114%	111%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods of less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	0.76%
Year Ended December 31, 2008	0.63%
Year Ended December 31, 2007	0.68%
Year Ended December 31, 2006	0.77%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2009	$977,840,247	$1,009,549,121
Year Ended December 31, 2008	$1,019,711,829	$963,377,934
Year Ended December 31, 2007	$662,784,931	$678,316,693
Year Ended December 31, 2006	$1,168,229,255	$1,270,329,129
Year Ended December 31, 2005	$2,420,041,493	$2,423,498,913
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$6.41	$10.98	$11.10	$11.15	$11.47

Income (loss) from investment operations:
Net investment income[1]	.46	.63	.52	.49	.47
Net realized and unrealized gain (loss)	.12	(4.77)	(.08)	.03	(.22)

Total from investment operations	.58	(4.14)	.44	.52	.25

Dividends and/or distributions to shareholders:
Dividends from net investment income	—	(.43)	(.56)	(.57)	(.57)

Net asset value, end of period	$6.99	$6.41	$10.98	$11.10	$11.15

Total Return, at Net Asset Value[2]	9.05%	(39.07)%	4.09%	4.93%	2.33%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$56,717	$63,093	$103,542	$41,191	$11,110

Average net assets (in thousands)	$52,648	$101,597	$70,116	$21,265	$7,213

Ratios to average net assets:[3]
Net investment income	7.16%	6.55%	4.85%	4.56%	4.29%
Total expenses	1.01%[4]	0.88%[4]	0.92%[4]	1.06%[4]	1.03%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.86%	0.87%	0.92%	1.06%	1.03%

Portfolio turnover rate[5]	143%	51%	89%	114%	111%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	1.02%
Year Ended December 31, 2008	0.88%
Year Ended December 31, 2007	0.92%
Year Ended December 31, 2006	1.06%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	PurchaseTransactions	Sale Transactions

Year Ended December 31, 2009	$977,840,247	$1,009,549,121
Year Ended December 31, 2008	$1,019,711,829	$963,377,934
Year Ended December 31, 2007	$662,784,931	$678,316,693
Year Ended December 31, 2006	$1,168,229,255	$1,270,329,129
Year Ended December 31, 2005	$2,420,041,493	$2,423,498,913
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Core Bond Fund/VA (the “Fund”), is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s main investment objective is to seek a high level of current income. As a secondary objective, the Fund seeks capital appreciation when consistent with its primary objective. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis. “When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund maintains internally designated assets with a market value equal to or greater than the amount of its purchase commitments. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.
As of December 31, 2009, the Fund had purchased securities issued on a when-issued or delayed delivery basis and sold securities issued on a delayed delivery basis as follows:

When-Issued or Delayed
Delivery Basis Transactions

Purchased securities	$58,841,938
The Fund may enter into “forward roll” transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (same type, coupon and maturity) at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.
     Forward roll transactions may be deemed to entail embedded leverage since the Fund purchases mortgage-related securities with extended settlement dates rather than paying for the securities under a normal settlement cycle. This embedded leverage increases the Fund’s market value of investments relative to its net assets which can incrementally increase the volatility of the Fund’s performance. Forward roll transactions can be replicated over multiple settlement periods.
     Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; and counterparty credit risk. To assure its future payment of the purchase price, the Fund maintains internally designated assets with a market value equal to or greater than the payment obligation under the roll.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investment in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. When applicable, the Fund’s investment in LAF is included in the Statement of Investments. Shares of LAF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued

Net Unrealized
Appreciation Based
on Cost of Securities
Undistributed	Undistributed	Accumulated	and Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4]	Tax Purposes

$3,458,140	$—	$125,758,383	$296,600

1.	As of December 31, 2009, the Fund had $125,312,251 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2009, details of the capital loss carryforwards were as follows:

Expiring

2010	$29,885,554
2013	226,262
2014	6,107,275
2015	1,245,459
2016	12,777,851
2017	75,069,850

Total	$125,312,251

2.	As of December 31, 2009, the Fund had $446,132 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2018.

3.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

4.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

	Reduction	Reduction
	to Accumulated	to Accumulated Net
Increase	Net Investment	Realized Loss
to Paid-in Capital	Income	on Investments

$226,161	$9,981,993	$9,755,832

The tax character of distributions paid during the years ended December 31, 2009 and December 31, 2008 was as follows:

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008

Distributions paid from:
Ordinary income	$—	$17,197,060
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2009 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$251,631,364
Federal tax cost of other investments	(1,527,120)

Total federal tax cost	$250,104,244

Gross unrealized appreciation	$9,214,141
Gross unrealized depreciation	(8,917,541)

Net unrealized appreciation	$296,600

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

NOTES TO FINANCIAL STATEMENTS Continued
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	1,228,549	$7,870,664	1,056,698	$9,889,610
Dividends and/or distributions reinvested	—	—	1,288,991	12,773,902
Acquisition-Note 10	—	—	1,626,777	17,178,762
Redeemed	(5,976,436)	(37,833,227)	(9,205,898)	(87,681,397)

Net decrease	(4,747,887)	$(29,962,563)	(5,233,432)	$(47,839,123)

Service Shares
Sold	1,841,099	$11,758,361	4,464,539	$42,884,220
Dividends and/or distributions reinvested	—	—	449,051	4,423,158
Redeemed	(3,581,065)	(21,443,739)	(4,496,387)	(40,111,059)

Net increase (decrease)	(1,739,966)	$(9,685,378)	417,203	$7,196,319

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF and LAF, for the year ended December 31, 2009, were as follows:

	Purchases	Sales

Investment securities	$182,651,304	$192,850,959
U.S. government and government agency obligations	17,713,548	14,516,064
To Be Announced (TBA) mortgage-related securities	977,840,247	1,009,549,121
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $1 billion	0.60%
Over $1 billion	0.50
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended December 31, 2009, the Fund paid $118,576 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.

Waivers and Reimbursements of Expenses. Effective May 1, 2009, the Manager has voluntarily undertaken to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets will not exceed the annual rate of 0.75% for Non-Service shares and 1.00% for Service shares. During the year ended December 31, 2009, the Manager waived fees and/or reimbursed $3,182 and $2,460 for Non-Service and Service shares, respectively. This voluntary undertaking may be amended or withdrawn at any time.
     Effective April 1, 2009 through March 31, 2010, the Manager has agreed to voluntarily waive its advisory fee by 0.18% of the Fund’s average annual net assets. During the year ended December 31, 2009, the Manager waived $254,480. This voluntary waiver will be applied after all other waivers and may be withdrawn at any time.
     Prior to May 1, 2009, OFS had voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2009, the Manager waived $25,066. for IMMF management fees.
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors defined below:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments Continued
Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction. To reduce this risk the Fund has entered into master netting arrangements, established within the Fund’s International Swap and Derivatives Association, Inc. (“ISDA”) master agreements, which allow the Fund to net unrealized appreciation and depreciation for positions in swaps, over-the-counter options, and forward currency exchange contracts for each individual counterparty. In addition, the Fund may require that certain counterparties post cash and/or securities in collateral accounts to cover their net payment obligations for those derivative contracts subject to ISDA master agreements. If the counterparty fails to perform under these contracts and agreements, the cash and/or securities will be made available to the Fund.
     As of December 31, 2009 the Fund has not required certain counterparties to post collateral.
Credit Related Contingent Features. The Fund has several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s ISDA master agreements which govern positions in swaps, over-the-counter options, and forward currency exchange contracts for each individual counterparty.
     As of December 31, 2009, the aggregate fair value of derivative instruments with credit related contingent features in a net liability position was $65,987 for which collateral was not posted by the Fund. If a contingent feature would have been triggered as of December 31, 2009, the Fund could have been required to pay this amount in cash to its counter-parties. If the Fund fails to perform under these contracts and agreements, the cash and/or securities posted as collateral will be made available to the counterparty. Cash posted as collateral for these contracts, if any, is reported on the Statement of Assets and Liabilities; securities posted as collateral, if any, are reported on the Statement of Investments.

Valuations of derivative instruments as of December 31, 2009 are as follows:

	Asset Derivatives			Liability Derivatives
	Statement			Statement
Derivatives not	of Assets			of Assets
Accounted for as	and Liabilities			and Liabilities
Hedging Instruments	Location	Value		Location	Value

Credit contracts				Depreciated swaps, at value	$65,987
Interest rate contracts	Futures margins	$38,427	*	Futures margins	105,716	*

Total		$38,427			$171,703

*	Includes only the current day’s variation margin. Prior variation margin movements have been reflected in cash on the Statement of Assets and Liabilities upon receipt or payment.
The effect of derivative instruments on the Statement of Operations is as follows:

Amount of Realized Gain or Loss Recognized on Derivatives
Derivatives not	Closing and
Accounted for as	expiration of
Hedging Instruments	futures contracts	Swap contracts	Total

Credit contracts	$—	$(12,469,071)	$(12,469,071)
Interest rate contracts	(1,374,632)	(3,897,522)	(5,272,154)

Total	$(1,374,632)	$(16,366,593)	$(17,741,225)

Amount of Change in Unrealized Gain or Loss Recognized on Derivatives
Derivatives not
Accounted for as
Hedging Instruments	Futures contracts	Swap contracts	Total

Credit contracts	$—	$(458,039)	$(458,039)
Interest rate contracts	(645,574)	1,054,635	409,061

Total	$(645,574)	$596,596	$(48,978)

Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a financial instrument at a negotiated price on a stipulated future date. The Fund may buy and sell futures contracts and may also buy or write put or call options on these futures contracts.
     Futures contracts traded on a commodities or futures exchange will be valued at the final settlement price or official closing price on the principal exchange as reported by such principal exchange at its trading session ending at, or most recently prior to, the time when the Fund’s assets are valued.
     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses.
     Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.
The Fund has purchased futures contracts on various bonds and notes to increase exposure to interest rate risk.

NOTES TO FINANCIAL STATEMENTS Continued
5.	Risk Exposures and the Use of Derivative Instruments Continued
     The Fund has sold futures contracts on various bonds and notes to decrease exposure to interest rate risk.
     Additional associated risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Fund is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Fund’s securities.
Swap Contracts
The Fund may enter into swap contract agreements with a counterparty to exchange a series of cash flows based on either specified reference rates, or the occurrence of a credit event, over a specified period. Such contracts may include interest rate, equity, debt, index, total return, credit and currency swaps.
     Swaps are marked to market daily using primarily quotations from pricing services, counterparties and brokers. Swap contracts are reported on a schedule following the Statement of Investments. The values of swap contracts are aggregated by positive and negative values and disclosed separately on the Statement of Assets and Liabilities by contracts in unrealized appreciation and depreciation positions. Upfront payments paid or received, if any, affect the value of the respective swap. Therefore, to determine the unrealized appreciation (depreciation) on swaps, upfront payments paid should be subtracted from, while upfront payments received should be added to, the value of contracts reported as an asset on the Statement of Assets and Liabilities. Conversely, upfront payments paid should be added to, while upfront payments received should be subtracted from the value of contracts reported as a liability. The unrealized appreciation (depreciation) related to the change in the valuation of the notional amount of the swap is combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. The Fund also records any periodic payments received from (paid to) the counterparty, including at termination, under such contracts as realized gain (loss) on the Statement of Operations.
     Swap contract agreements are exposed to the market risk factor of the specific underlying reference asset. Swap contracts are typically more attractively priced compared to similar investments in related cash securities because they isolate the risk to one market risk factor and eliminate the other market risk factors. Investments in cash securities (for instance bonds) have exposure to multiple risk factors (credit and interest rate risk). Because swaps require little or no initial cash investment, they can expose the Fund to substantial risk in the isolated market risk factor.
Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security or a basket of securities (the “reference asset”).
     The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.
     The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.
     If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.

     The Fund has sold credit protection through credit default swaps to increase exposure to the credit risk of individual securities and, or, indexes that are either unavailable or considered to be less attractive in the bond market.
     The Fund has purchased credit protection through credit default swaps to decrease exposure to the credit risk of individual securities and, or, indexes.
     The Fund has also engaged in pairs trades by purchasing protection through a credit default swap referenced to the debt of an issuer, and simultaneously selling protection through a credit default swap referenced to the debt of a different issuer with the intent to realize gains from the pricing differences of the two issuers who are expected to have similar market risks. Pairs trades attempt to gain exposure to credit risk while hedging or offsetting the effects of overall market movements.
     The Fund has engaged in spread curve trades by simultaneously purchasing and selling protection through credit default swaps referenced to the same issuer but with different maturities. Spread curve trades attempt to gain exposure to credit risk on a forward basis by realizing gains on the expected differences in spreads.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
Interest Rate Swap Contracts. An interest rate swap is an agreement between counterparties to exchange periodic payments based on interest rates. One cash flow stream will typically be a floating rate payment based upon a specified interest rate while the other is typically a fixed interest rate.
     The Fund has entered into interest rate swaps in which it pays a floating interest rate and receives a fixed interest rate in order to increase exposure to interest rate risk. Typically, if relative interest rates rise, payments made by the Fund under a swap agreement will be greater than the payments received by the Fund.
     The Fund has entered into interest rate swaps in which it pays a fixed interest rate and receives a floating interest rate in order to decrease exposure to interest rate risk. Typically, if relative interest rates rise, payments received by the Fund under the swap agreement will be greater than the payments made by the Fund.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
     As of December 31, 2009, the Fund had no such interest rate swap agreements outstanding.
Total Return Swap Contracts. A total return swap is an agreement between counterparties to exchange periodic payments based on asset or non-asset references. One cash flow is typically based on a non-asset reference (such as an interest rate or index) and the other on the total return of a reference asset (such as a security or a basket of securities). The total return of the reference asset typically includes appreciation or depreciation on the reference asset, plus any interest or dividend payments.
     Total return swap contracts are exposed to the market risk factor of the specific underlying financial instrument or index. Total return swaps are less standard in structure than other types of swaps and can isolate and, or, include multiple types of market risk factors including equity risk, credit risk, and interest rate risk.
     The Fund has entered into total return swaps to increase exposure to the credit risk of various indexes or basket of securities. These credit risk related total return swaps require the Fund to pay, or receive payments, to, or from, the counterparty based on the movement of credit spreads of the related indexes.
     The Fund has entered into total return swaps to decrease exposure to the credit risk of various indexes or basket of securities. These credit risk related total return swaps require the fund to pay, or receive payments, to, or from, the counterparty based on the movement of credit spreads of the related indexes.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
     As of December 31, 2009, the Fund had no such total return swap agreements outstanding.
6. Illiquid Securities
As of December 31, 2009, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.

NOTES TO FINANCIAL STATEMENTS Continued
7. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand
     As of December 31, 2009, the Fund had no securities on loan.
8. Subsequent Events Evaluation
The Fund has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 16, 2010, the date the financial statements were issued. This evaluation determined that there are no subsequent events that necessitated disclosures and/or adjustments.
9. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not against the Fund). The lawsuits naming the Defendant Funds also name certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits against the Defendant Funds raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, lawsuits were filed in state court against the Manager and its subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates. Those lawsuits relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff ”) and allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.
10. Acquisition of Government Securities Portfolio
On April 30, 2008, the Fund acquired all of the net assets of Government Securities Portfolio, pursuant to an Agreement and Plan of Reorganization approved by the Government Securities Portfolio shareholders on April 25, 2008. The exchange qualified as a tax-free reorganization for federal income tax purposes.
Details of the merger are shown in the following table:

	Exchange Ratio to One	Shares of Beneficial	Value of Issued	Combined
	Share of Government	Interest Issued by	Shares of	Net Assets on
	Securities Portfolio	the Fund	Beneficial Interest	April 30, 2008[1]

Non-Service	0.0979	1,626,777	$17,178,762	$321,759,067

1.	The net assets acquired included net unrealized appreciation of $284,900 and an unused capital loss carryforward of $194,746, potential utilization subject to tax limitations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:

We have audited the accompanying statement of assets and liabilities of Oppenheimer Global Securities Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2009, and the related statements of operations and changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The accompanying financial statements and financial highlights of Oppenheimer Global Securities Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those statements and financial highlights.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2009, by correspondence with the custodian, transfer agent and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Global Securities Fund/VA as of December 31, 2009, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

KPMG llp
Denver, Colorado
February 16, 2010

STATEMENT OF INVESTMENTS December 31, 2009

	Shares	Value

Common Stocks—98.7%
Consumer Discretionary—15.5%
Automobiles—1.1%
Bayerische Motoren Werke (BMW) AG	236,412	$10,845,054
Bayerische Motoren Werke (BMW) AG, Preference	538,031	17,554,633

		28,399,687

Hotels, Restaurants & Leisure—3.3%
Carnival Corp.[1]	1,187,126	37,620,023
Lottomatica SpA	232,100	4,650,525
McDonald’s Corp.	620,700	38,756,508
Shuffle Master, Inc.[1]	597,400	4,922,576

		85,949,632

Household Durables—1.4%
Sony Corp.	1,327,800	38,488,246
Media—3.6%
Grupo Televisa SA, Sponsored GDR	1,543,096	32,034,673
Sirius XM Radio, Inc.[1]	12,973,910	7,784,346
Walt Disney Co. (The)	1,306,300	42,128,175
Wire & Wireless India Ltd.[1]	2,212,100	423,073
Zee Entertainment Enterprises Ltd.	2,140,210	11,763,554

		94,133,821

Specialty Retail—2.6%
Industria de Diseno Textil SA	521,200	32,295,426
Tiffany & Co.	842,400	36,223,200

		68,518,626

Textiles, Apparel & Luxury Goods—3.5%
Bulgari SpA	1,892,478	15,613,072
LVMH Moet Hennessy Louis Vuitton SA	510,030	57,307,727
Tod’s SpA	276,497	20,484,612

		93,405,411

Consumer Staples—11.5%
Beverages—3.5%
Companhia de Bebidas das Americas, Sponsored ADR, Preference	199,315	20,148,753
Diageo plc	802,645	13,997,581
Fomento Economico Mexicano SA de CV, UBD	7,658,100	36,739,211
Grupo Modelo SA de CV, Series C1	3,786,000	21,010,824

		91,896,369

Food & Staples Retailing—2.9%
Seven & I Holdings Co. Ltd.	420,453	8,533,975
Tesco plc	4,521,385	31,065,498
Wal-Mart Stores, Inc.	676,400	36,153,580

		75,753,053

Food Products—2.7%
Cadbury plc	2,089,801	26,919,116
Nestle SA	368,332	17,874,490
Unilever plc	875,503	28,024,056

		72,817,662

Household Products—2.4%
Colgate-Palmolive Co.	428,500	35,201,275
Reckitt Benckiser Group plc	508,418	27,559,291

		62,760,566

Energy—4.8%
Energy Equipment & Services—2.6%
Technip SA	521,580	36,548,996
Transocean Ltd.[1]	368,172	30,484,642

		67,033,638

Oil, Gas & Consumable Fuels—2.2%
Husky Energy, Inc.	682,830	19,639,075
Total SA	607,820	38,949,995

		58,589,070

Financials—14.5%
Capital Markets—3.7%
3i Group plc	2,497,728	11,291,137
Credit Suisse Group AG	1,185,416	58,383,087
UBS AG1	1,808,659	27,784,473

		97,458,697

Commercial Banks—3.3%
HDFC Bank Ltd.	137,100	4,988,086
HSBC Holdings plc	3,720,973	42,360,803
Societe Generale, Cl. A	310,782	21,503,738
Sumitomo Mitsui Financial Group, Inc.	637,100	18,163,465

		87,016,092

Consumer Finance—1.2%
SLM Corp.[1]	2,785,550	31,393,149
Diversified Financial Services—1.1%
Investor AB, B Shares	1,535,154	28,378,833
Insurance—5.2%
AFLAC, Inc.	673,000	31,126,250
Allianz SE	296,619	37,124,317
Fidelity National Financial, Inc., Cl. A	913,700	12,298,402
Prudential plc	2,790,297	28,424,844

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Insurance Continued
XL Capital Ltd., Cl. A	1,472,600	$26,992,758

		135,966,571

Health Care—6.9%
Biotechnology—1.2%
Amylin Pharmaceuticals, Inc.[1]	360,968	5,122,136
Basilea Pharmaceutica AG1	29,923	1,849,494
InterMune, Inc.[1]	324,300	4,228,872
NicOx SA1	201,870	1,686,277
Regeneron Pharmaceuticals, Inc.[1]	200,802	4,855,392
Seattle Genetics, Inc.[1]	731,028	7,427,244
Theravance, Inc.[1]	551,800	7,212,026

		32,381,441

Health Care Providers & Services—2.4%
Aetna, Inc.	982,600	31,148,420
WellPoint, Inc.[1]	537,035	31,303,770

		62,452,190

Pharmaceuticals—3.3%
Bayer AG	143,664	11,529,539
Roche Holding AG	294,603	50,066,419
Sanofi-Aventis SA	307,205	24,080,756

		85,676,714

Industrials—13.6%
Aerospace & Defense—3.6%
Boeing Co. (The)	220,400	11,930,252
Empresa Brasileira de Aeronautica SA, ADR	873,583	19,314,920
European Aeronautic Defense & Space Co.	1,394,530	27,856,565
Lockheed Martin Corp.	179,900	13,555,465
Raytheon Co.	426,600	21,978,432

		94,635,634

Air Freight & Logistics—1.0%
TNT NV	907,427	27,775,249
Building Products—1.6%
Assa Abloy AB, Cl. B	2,149,185	41,155,018
Commercial Services & Supplies—0.7%
Secom Co. Ltd.	391,600	18,522,663
Electrical Equipment—1.1%
Emerson Electric Co.	465,900	19,847,340
Prysmian SpA	488,000	8,527,775

		28,375,115

Industrial Conglomerates—5.2%
3M Co.	468,500	38,730,895
Koninklijke (Royal) Philips Electronics NV	1,125,400	33,363,350
Siemens AG	691,081	63,545,844

		135,640,089

Machinery—0.4%
Fanuc Ltd.	126,300	11,744,046

Information Technology—28.7%
Communications Equipment—6.5%
Juniper Networks, Inc.[1]	1,987,600	53,009,292
Tandberg ASA	641,750	18,288,844
Telefonaktiebolaget LM Ericsson,B Shares	10,806,080	99,532,566

		170,830,702

Electronic Equipment & Instruments—5.1%
Corning, Inc.	1,640,800	31,683,848
Hoya Corp.	1,003,500	26,603,550
Keyence Corp.	92,374	19,043,118
Kyocera Corp.	156,800	13,828,747
Murata Manufacturing Co. Ltd.	562,300	27,772,373
Nidec Corp.	168,600	15,459,752

		134,391,388

Internet Software & Services—2.0%
eBay, Inc.[1]	2,278,400	53,633,536
IT Services—3.3%
Automatic Data Processing, Inc.	835,000	35,754,700
Infosys Technologies Ltd.	934,126	51,985,900

		87,740,600

Semiconductors & Semiconductor Equipment—4.4%
Altera Corp.	1,280,900	28,986,767
Linear Technology Corp.	231,296	7,063,780
Maxim Integrated Products, Inc.	1,301,365	26,417,710
MediaTek, Inc.	1,549,696	26,911,945
Taiwan Semiconductor Manufacturing Co. Ltd.	13,162,184	26,402,511

		115,782,713

Software—7.2%
Adobe Systems, Inc.[1]	944,363	34,733,671
Intuit, Inc.[1]	1,461,100	44,870,381
Microsoft Corp.	1,755,800	53,534,342
Nintendo Co. Ltd.	58,700	13,891,104
SAP AG	939,069	44,397,510

		191,427,008

	Shares	Value

Materials—0.3%
Chemicals—0.3%
Linde AG	59,430	$7,143,664
Telecommunication Services—2.0%
Wireless Telecommunication Services—2.0%
KDDI Corp.	5,485	28,924,502
Vodafone Group plc	10,569,572	24,532,360

		53,456,862

Utilities—0.9%
Electric Utilities—0.9%
Fortum OYJ	910,500	24,666,340

Total Common Stocks (Cost $2,204,670,375)		2,595,390,095

	Principal
	Amount

Convertible Corporate Bonds and Notes—0.1%
Theravance, Inc., 3% Cv. Sub. Nts., 1/15/15 (Cost $2,882,889)	$2,882,000	$2,283,984

	Shares

Investment Company—1.2%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[2,3]	396,461	396,461
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[2,4]	30,907,869	30,907,869

Total Investment Companies (Cost $31,304,330)		31,304,330

Total Investments, at Value (Cost $2,238,857,594)	100.0%	$2,628,978,409
Other Assets Net of Liabilities	0.0	502,142

Net Assets	100.0%	$2,629,480,551

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Rate shown is the 7-day yield as of December 31, 2009.

3.	Interest rate is less than 0.0005%.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2009, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2008	Additions	Reductions	December 31, 2009

OFI Liquid Assets Fund, LLC	—	342,533,185	342,533,185	—
Oppenheimer Institutional Money Market Fund, Cl. E	24,247,807	375,467,281	368,807,219	30,907,869

			Value	Income

OFI Liquid Assets Fund, LLC			$—	$935,043	[a]
Oppenheimer Institutional Money Market Fund, Cl. E			30,907,869	132,230

			$30,907,869	$1,067,273

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2) Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3) Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2009 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$301,213,060	$107,682,363	$—	$408,895,423
Consumer Staples	221,606,540	81,621,110	—	303,227,650
Energy	50,123,717	75,498,991	—	125,622,708
Financials	101,810,559	278,402,783	—	380,213,342
Health Care	143,050,556	37,459,789	—	180,510,345
Industrials	167,248,429	190,599,385	—	357,847,814
Information Technology	563,675,784	190,130,163	—	753,805,947
Materials	7,143,664	—	—	7,143,664
Telecommunication Services	24,532,360	28,924,502	—	53,456,862
Utilities	—	24,666,340	—	24,666,340
Convertible Corporate Bonds and Notes	—	2,283,984	—	2,283,984
Investment Companies	31,304,330	—	—	31,304,330

Total Assets	$1,611,708,999	$1,017,269,410	$—	$2,628,978,409

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
Distribution of investments representing geographic holdings, as a percentage of total investments at value, is as follows:

Geographic Holdings	Value	Percent

United States	$944,708,711	36.0%
Japan	240,975,541	9.2
United Kingdom	234,174,686	8.9
France	207,934,054	7.9
Germany	192,140,561	7.3
Sweden	169,066,417	6.4
Switzerland	155,957,963	5.9
Mexico	89,784,708	3.4
India	69,160,613	2.6
The Netherlands	61,138,599	2.3
Taiwan	53,314,456	2.0
Italy	49,275,984	1.9
Brazil	39,463,673	1.5
Spain	32,295,426	1.2
Cayman Islands	26,992,758	1.0
Finland	24,666,340	1.0
Canada	19,639,075	0.8
Norway	18,288,844	0.7

Total	$2,628,978,409	100.0%

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2009

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $2,207,949,725)	$2,598,070,540
Affiliated companies (cost $30,907,869)	30,907,869

2,628,978,409
Cash—foreign currencies (cost$46)	46
Receivables and other assets:
Interest and dividends	3,386,479
Shares of beneficial interest sold	44,216
Other	211,314

Total assets	2,632,620,464

Liabilities
Payables and other liabilities:
Shares of beneficial interest redeemed	1,608,254
Distribution and service plan fees	651,168
Foreign capital gains tax	273,651
Shareholder communications	242,201
Transfer and shareholder servicing agent fees	223,182
Trustees’ compensation	40,309
Other	101,148

Total liabilities	3,139,913

Net Assets	$2,629,480,551

Composition of Net Assets
Par value of shares of beneficial interest	$99,512
Additional paid-in capital	2,319,628,804
Accumulated net investment income	30,325,856
Accumulated net realized loss on investments and foreign currency transactions	(110,598,803)
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	390,025,182

Net Assets	$2,629,480,551

Net Asset Value Per Share

Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $1,364,596,653 and 51,501,209 shares of beneficial interest outstanding)	$26.50

Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $980,484,749 and 37,307,622 shares of beneficial interest outstanding)	$26.28

Class 3 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $206,356,296 and 7,737,375 shares of beneficial interest outstanding)	$26.67

Class 4 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $78,042,853 and 2,965,387 shares of beneficial interest outstanding)	$26.32
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2009

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $3,105,080)	$50,162,670
Affiliated companies	132,230
Income from investment of securities lending cash collateral, net—affiliated companies	935,043
Interest	94,891

Total investment income	51,324,834

Expenses
Management fees	14,552,153
Distribution and service plan fees:
Service shares	2,073,540
Class 4 shares	166,600
Transfer and shareholder servicing agent fees:
Non-Service shares	865,222
Service shares	603,583
Class 3 shares	134,020
Class 4 shares	51,653
Shareholder communications:
Non-Service shares	313,432
Service shares	217,238
Class 3 shares	47,451
Class 4 shares	17,467
Custodian fees and expenses	215,032
Trustees’ compensation	50,856
Other	84,279

Total expenses	19,392,526
Less waivers and reimbursements of expenses	(21,125)

Net expenses	19,371,401

Net Investment Income	31,953,433

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments (net of foreign capital gains tax of $384,799)	(79,868,953)
Foreign currency transactions	14,766,593

Net realized loss	(65,102,360)
Net change in unrealized appreciation on:
Investments (net of foreign capital gains tax of $267,772)	779,227,777
Translation of assets and liabilities denominated in foreign currencies	27,371,041

Net change in unrealized appreciation	806,598,818

Net Increase in Net Assets Resulting from Operations	$773,449,891

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2009	2008

Operations
Net investment income	$31,953,433	$57,466,025
Net realized gain (loss)	(65,102,360)	24,747,758
Net change in unrealized appreciation (depreciation)	806,598,818	(1,596,274,756)

Net increase (decrease) in net assets resulting from operations	773,449,891	(1,514,060,973)

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(27,800,589)	(26,708,494)
Service shares	(16,163,769)	(13,401,398)
Class 3 shares	(4,130,611)	(4,326,225)
Class 4 shares	(1,262,683)	(1,190,079)

	(49,357,652)	(45,626,196)

Distributions from net realized gain:
Non-Service shares	(26,507,538)	(117,354,093)
Service shares	(17,924,453)	(71,861,924)
Class 3 shares	(3,946,570)	(19,045,871)
Class 4 shares	(1,437,851)	(6,614,741)

	(49,816,412)	(214,876,629)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(140,936,466)	(78,197,928)
Service shares	(37,527,816)	71,375,736
Class 3 shares	(22,954,318)	(30,841,100)
Class 4 shares	(4,666,393)	(6,272,856)

	(206,084,993)	(43,936,148)

Net Assets
Total increase (decrease)	468,190,834	(1,818,499,946)
Beginning of period	2,161,289,717	3,979,789,663

End of period (including accumulated net investment income of $30,325,856 and $47,532,805, respectively)	$2,629,480,551	$2,161,289,717

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$20.21	$36.60	$36.79	$33.38	$29.51

Income (loss) from investment operations:
Net investment income[1]	.33	.55	.45	.43	.32
Net realized and unrealized gain (loss)	6.94	(14.46)	1.69	5.20	3.85

Total from investment operations	7.27	(13.91)	2.14	5.63	4.17

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.50)	(.46)	(.50)	(.36)	(.30)
Distributions from net realized gain	(.48)	(2.02)	(1.83)	(1.86)	—

Total dividends and/or distributions to shareholders	(.98)	(2.48)	(2.33)	(2.22)	(.30)

Net asset value, end of period	$26.50	$20.21	$36.60	$36.79	$33.38

Total Return, at Net Asset Value[2]	39.77%	(40.19)%	6.32%	17.69%	14.31%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$1,364,597	$1,150,113	$2,193,638	$2,297,315	$2,124,413

Average net assets (in thousands)	$1,206,240	$1,679,720	$2,302,726	$2,189,511	$2,123,523

Ratios to average net assets:[3]
Net investment income	1.51%	1.95%	1.21%	1.27%	1.08%
Total expenses	0.75%[4]	0.65%[4]	0.65%[4]	0.66%[4]	0.67%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.75%	0.65%	0.65%	0.66%	0.67%

Portfolio turnover rate	11%	19%	18%	21%	35%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	0.75%
Year Ended December 31, 2008	0.65%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.66%
See accompanying Notes to Financial Statements.

Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$20.02	$36.27	$36.49	$33.16	$29.33

Income (loss) from investment operations:
Net investment income[1]	.27	.47	.33	.33	.24
Net realized and unrealized gain (loss)	6.90	(14.32)	1.72	5.16	3.84

Total from investment operations	7.17	(13.85)	2.05	5.49	4.08

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.43)	(.38)	(.44)	(.30)	(.25)
Distributions from net realized gain	(.48)	(2.02)	(1.83)	(1.86)	—

Total dividends and/or distributions to shareholders	(.91)	(2.40)	(2.27)	(2.16)	(.25)

Net asset value, end of period	$26.28	$20.02	$36.27	$36.49	$33.16

Total Return, at Net Asset Value[2]	39.36%	(40.33)%	6.08%	17.36%	14.06%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$980,485	$772,107	$1,300,989	$983,558	$557,284

Average net assets (in thousands)	$830,887	$1,051,239	$1,180,656	$750,499	$413,849

Ratios to average net assets:[3]
Net investment income	1.23%	1.70%	0.91%	0.98%	0.79%
Total expenses	1.00%[4]	0.90%[4]	0.89%[4]	0.91%[4]	0.92%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.00%	0.90%	0.89%	0.91%	0.92%

Portfolio turnover rate	11%	19%	18%	21%	35%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	1.00%
Year Ended December 31, 2008	0.90%
Year Ended December 31, 2007	0.89%
Year Ended December 31, 2006	0.91%
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Class 3 Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$20.34	$36.82	$36.99	$33.55	$29.65

Income (loss) from investment operations:
Net investment income[1]	.33	.56	.45	.43	.32
Net realized and unrealized gain (loss)	6.98	(14.56)	1.71	5.23	3.88

Total from investment operations	7.31	(14.00)	2.16	5.66	4.20

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.50)	(.46)	(.50)	(.36)	(.30)
Distributions from net realized gain	(.48)	(2.02)	(1.83)	(1.86)	—

Total dividends and/or distributions to shareholders	(.98)	(2.48)	(2.33)	(2.22)	(.30)

Net asset value, end of period	$26.67	$20.34	$36.82	$36.99	$33.55

Total Return, at Net Asset Value[2]	39.70%	(40.19)%	6.34%	17.69%	14.34%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$206,356	$175,971	$361,621	$395,901	$346,064

Average net assets (in thousands)	$182,553	$269,650	$391,270	$369,406	$296,252

Ratios to average net assets:[3]
Net investment income	1.49%	1.95%	1.22%	1.26%	1.06%
Total expenses	0.75%[4]	0.65%[4]	0.65%[4]	0.66%[4]	0.67%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.75%	0.65%	0.65%	0.66%	0.67%

Portfolio turnover rate	11%	19%	18%	21%	35%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	0.75%
Year Ended December 31, 2008	0.65%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.66%
See accompanying Notes to Financial Statements.

Class 4 Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$20.03	$36.28	$36.49	$33.15	$29.35

Income (loss) from investment operations:
Net investment income[1]	.27	.47	.34	.34	.24
Net realized and unrealized gain (loss)	6.92	(14.34)	1.70	5.16	3.84

Total from investment operations	7.19	(13.87)	2.04	5.50	4.08

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.42)	(.36)	(.42)	(.30)	(.28)
Distributions from net realized gain	(.48)	(2.02)	(1.83)	(1.86)	—

Total dividends and/or distributions to shareholders	(.90)	(2.38)	(2.25)	(2.16)	(.28)

Net asset value, end of period	$26.32	$20.03	$36.28	$36.49	$33.15

Total Return, at Net Asset Value[2]	39.38%	(40.35)%	6.06%	17.40%	14.05%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$78,043	$63,099	$123,542	$114,232	$90,604

Average net assets (in thousands)	$66,965	$93,909	$122,385	$100,973	$61,380

Ratios to average net assets:[3]
Net investment income	1.22%	1.69%	0.93%	1.00%	0.79%
Total expenses	1.00%[4]	0.91%[4]	0.90%[4]	0.91%[4]	0.93%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.00%	0.91%	0.90%	0.91%	0.93%

Portfolio turnover rate	11%	19%	18%	21%	35%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	1.00%
Year Ended December 31, 2008	0.91%
Year Ended December 31, 2007	0.90%
Year Ended December 31, 2006	0.91%
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Global Securities Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers Non-Service, Service, Class 3 and Class 4 shares. All classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares being designated as Service shares and Class 4 shares are subject to a distribution and service plan. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class. The Fund assesses a 1% fee on the proceeds of Class 3 and Class 4 shares that are redeemed (either by selling or exchanging to another Oppenheimer fund or other investment option offered through your variable life insurance or variable annuity contract) within 60 days of their purchase. The fee, which is retained by the Fund, is accounted for as an addition to paid-in capital.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.

     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investments in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. When applicable, the Fund’s investment in LAF is included in the Statement of Investments. Shares of LAF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation
Based on Cost of
Undistributed	Undistributed	Accumulated	Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3,4]	Income Tax Purposes

$34,903,868	$—	$79,276,953	$354,165,473

1.	As of December 31, 2009, the Fund had $79,199,153 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2009, details of the capital loss carryforward(s) were as follows:

Expiring

2017	$79,199,153

2.	The Fund had $77,800 of post-October foreign currency losses which were deferred.

3.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

4.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

Increase	Increase to
to Accumulated	Accumulated Net
Net Investment	Realized Loss
Income	on Investments

$197,270	$197,270

The tax character of distributions paid during the years ended December 31, 2009 and December 31, 2008 was as follows:

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008
Distributions paid from:
Ordinary income	$49,392,293	$52,262,946
Long-term capital gain	49,781,773	208,239,879

Total	$99,174,066	$260,502,825

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2009 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$2,274,717,303

Gross unrealized appreciation	$563,157,124
Gross unrealized depreciation	(208,991,651)

Net unrealized appreciation	$354,165,473

Certain foreign countries impose a tax on capital gains which is accrued by the Fund based on unrealized appreciation, if any, on affected securities. The tax is paid when the gain is realized.
Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	4,700,539	$96,201,259	9,646,046	$259,758,983
Dividends and/or distributions reinvested	3,644,841	54,308,127	4,840,813	144,062,587
Redeemed	(13,740,529)	(291,445,852)	(17,521,140)	(482,019,498)

Net decrease	(5,395,149)	$(140,936,466)	(3,034,281)	$(78,197,928)

Service Shares
Sold	2,545,715	$56,464,839	6,325,047	$162,252,325
Dividends and/or distributions reinvested	2,301,703	34,088,222	2,887,346	85,263,322
Redeemed	(6,110,959)	(128,080,877)	(6,514,971)	(176,139,911)

Net increase (decrease)	(1,263,541)	$(37,527,816)	2,697,422	$71,375,736

Class 3 Shares
Sold	250,961	$5,397,159	277,654	$8,012,360
Dividends and/or distributions reinvested	538,120	8,077,181	780,370	23,372,096
Redeemed	(1,702,099)	(36,428,658)[1]	(2,229,618)	(62,225,556)[2]

Net decrease	(913,018)	$(22,954,318)	(1,171,594)	$(30,841,100)

Class 4 Shares
Sold	131,734	$2,846,292	101,469	$2,904,870
Dividends and/or distributions reinvested	181,977	2,700,534	264,033	7,804,820
Redeemed	(497,765)	(10,213,219)[1]	(621,183)	(16,982,546)[2]

Net decrease	(184,054)	$(4,666,393)	(255,681)	$(6,272,856)

1.	Net of redemption fees of $5,426 and $4,411 for Class 3 and Class 4, respectively.

2.	Net of redemption fees of $7,921 and $5,109 for Class 3 and Class 4, respectively.

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF and LAF, for the year ended December 31, 2009, were as follows:

	Purchases	Sales

Investment securities	$258,561,763	$528,944,568
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended December 31, 2009, the Fund paid $1,434,736 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares and Class 4 Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares and Class 4 shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares and Class 4 shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the daily net assets of Service shares and Class 4 shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares and Class 4 shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares and Class 4 shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. Effective May 1, 2009, the Manager has voluntarily undertaken to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets will not exceed the annual rate of 1.00% for Non-Service and Class 3 shares and 1.25% for Service and Class 4 shares. This voluntary undertaking may be amended or withdrawn at any time.
     Prior to May 1, 2009, OFS had voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2009, the Manager waived $21,125 for IMMF management fees.
5. Foreign Currency Exchange Contracts
The Fund may enter into current and forward foreign currency exchange contracts for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Foreign currency exchange contracts, if any, are reported on a schedule following the Statement of Investments. These contracts will be valued daily based upon the closing prices of the currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in

NOTES TO FINANCIAL STATEMENTS Continued
5. Foreign Currency Exchange Contracts Continued
the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     The Fund has purchased and sold foreign currency exchange contracts of different currencies in order to acquire currencies to pay for related foreign securities purchase transactions, or to convert foreign currencies to U.S. dollars from related foreign securities sale transactions. These foreign currency exchange contracts are negotiated at the current spot exchange rate with settlement typically within two business days thereafter.
     Additional associated risk to the Fund includes counterparty credit risk. Counterparty credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
     As of December 31, 2009, the Fund held no outstanding forward contracts.
6. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand.
     As of December 31, 2009, the Fund had no securities on loan.
7. Subsequent Events Evaluation
The Fund has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 16, 2010, the date the financial statements were issued. This evaluation determined that there are no subsequent events that necessitated disclosures and/or adjustments.
8. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not against the Fund). The lawsuits naming the Defendant Funds also name certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits against the Defendant Funds raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.

     In 2009, lawsuits were filed in state court against the Manager and its subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates. Those lawsuits relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff ”) and allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:

We have audited the accompanying statement of assets and liabilities of Oppenheimer Strategic Bond Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2009, and the related statements of operations and changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The accompanying financial statements and financial highlights of Oppenheimer Strategic Bond Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those statements and financial highlights.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2009, by correspondence with the custodian, transfer agent and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Strategic Bond Fund/VA as of December 31, 2009, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

KPMG llp

Denver, Colorado
February 18, 2010

STATEMENT OF INVESTMENTS December 31, 2009

	Principal
	Amount	Value

Asset-Backed Securities—0.6%
AmeriCredit Prime Automobile Receivables Trust 2007-1, Automobile Receivables Nts., Series 2007-1, Cl. D, 5.62%, 9/8/14	$1,319,000	$1,175,662
Argent Securities Trust 2004-W8, Asset-Backed Pass-Through Certificates, Series 2004-W8, Cl. A2, 0.711%, 5/25/34[1]	924,857	685,286
Argent Securities Trust 2006-M3, Asset-Backed Pass-Through Certificates, Series 2006-M3, Cl. A2B, 0.331%, 9/25/36[1]	420,140	152,072
Bank of America Credit Card Trust, Credit Card Asset-Backed Certificates, Series 2006-A16, Cl. A16, 4.72%, 5/15/13	1,805,000	1,860,958
Capital Auto Receivables Asset Trust 2007-1, Automobile Asset-Backed Securities, Series 2007-1, Cl. B, 5.15%, 9/17/12	262,000	268,007
Capital One Auto Finance Trust, Automobile Receivables, Series 2006-C, Cl. A4, 0.263%, 5/15/13[1]	1,180,886	1,166,909
Citigroup Mortgage Loan Trust, Inc. 2006-WFH3, Asset-Backed Pass-Through Certificates, Series 2006-WFH3, Cl. A2, 0.331%, 10/25/36[1]	255,141	243,071
CNH Equipment Trust, Asset-Backed Certificates, Series 2009-B, Cl. A3, 2.97%, 3/15/13	1,890,000	1,918,333
Countrywide Home Loans, Asset-Backed Certificates:
Series 2005-16, Cl. 2AF2, 5.382%, 5/1/36[1]	1,371,546	1,123,689
Series 2005-17, Cl. 1AF2, 5.362%, 5/1/36[1]	191,091	157,566
CWABS Asset-Backed Certificates Trust 2006-25,
Asset-Backed Certificates, Series 2006-25, Cl. 2A2, 0.351%, 6/25/47[1]	1,050,000	819,083
CWHEQ Revolving Home Equity Loan Trust, Asset-Backed Certificates:
Series 2005-G, Cl. 2A, 0.463%, 12/15/35[1]	218,912	62,143
Series 2006-H, Cl. 2A1A, 0.383%, 11/15/36[1]	77,123	22,312
Embarcadero Aircraft Securitization Trust, Airplane Receivable Nts., Series 2000-A, Cl. B, 8/15/25[2,3,4]	1,820,063	—
First Franklin Mortgage Loan Trust 2006-FF10, Mtg. Pass-Through Certificates, Series 2006-FF10, Cl. A3, 0.321%, 7/25/36[1]	657,087	627,267
First Franklin Mortgage Loan Trust 2006-FF9, Mtg. Pass-Through Certificates, Series 2006-FF9, Cl. 2A2, 0.341%, 7/7/36[1,3]	231,188	185,872
First Franklin Mortgage Loan Trust 2006-FFA, Mtg. Pass-Through Certificates, Series 2006-FFA, Cl. A3, 0.351%, 9/25/36[1]	903,495	150,324
Ford Credit Auto Owner Trust, Automobile Receivables Nts., Series 2009-B, Cl. A2, 2.10%, 11/15/11	1,380,000	1,388,794
Home Equity Mortgage Trust 2005-1, Mtg. Pass-Through Certificates, Series 2005-1, Cl. M6, 5.363%, 6/1/35	1,046,000	243,557
Home Equity Mortgage Trust 2006-5, Mtg. Pass-Through Certificates, Series 2006-5, Cl. A1, 5.50%, 1/25/37	416,507	41,703
HSBC Home Equity Loan Trust 2005-3, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2005-3, Cl. A1, 0.493%, 1/20/35[1]	212,547	184,089
HSBC Home Equity Loan Trust 2006-4, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4, Cl. A2V, 0.343%, 3/20/36[1]	436,649	420,842
Ice Em CLO, Collateralized Loan Obligations:
Series 2007-1A, Cl. B, 2.551%, 8/15/22[1,3]	7,870,000	4,722,000
Series 2007-1A, Cl. C, 3.851%, 8/15/22[1,3]	5,270,000	2,635,000
Series 2007-1A, Cl. D, 5.851%, 8/15/22[1,3]	5,270,000	2,108,000
Lehman XS Trust, Mtg. Pass-Through Certificates, Series 2005-4, Cl. 2A1B, 5.17%, 10/25/35	36,176	35,912

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Asset-Backed Securities Continued
Mastr Asset-Backed Securities Trust 2006-WMC3, Mtg. Pass-Through Certificates, Series 2006-WMC3, Cl. A3, 0.331%, 8/25/36[1]	$1,310,000	$462,049
NC Finance Trust, Collateralized Mtg. Obligation Pass-Through Certificates, Series 1999-I, Cl. ECFD, 3.035%, 1/25/29[1,3]	66,744	10,012
Option One Mortgage Loan Trust 2006-2, Asset-Backed Certificates, Series 2006-2, Cl. 2A2, 0.331%, 7/1/36[1]	2,134,404	1,495,993
Popular ABS Mortgage Pass-Through Trust 2005-6, Mtg. Pass-Through Certificates, Series 2005-6, Cl. A3, 5.68%, 1/25/36[1]	277,462	257,341
RASC Series 2006-KS7 Trust, Home Equity Mtg. Asset-Backed Pass-Through Certificates, Series 2006-KS7, Cl. A2, 0.331%, 9/25/36[1]	512,819	492,958
Securitized Asset-Backed Receivables LLC Trust 2007-BR2, Asset-Backed Securities, Series 2007-BR2, Cl. A2, 0.461%, 2/25/37[1]	656,382	290,905
SLM Student Loan Trust, Student Loan Receivables, Series 2005-B, Cl. B, 0.699%, 6/15/39[1]	2,487,000	844,266
Start CLO Ltd., Asset-Backed Credit Linked Securities, Series 2006-3A, Cl. F, 17.255%, 6/7/11[1,3]	1,630,000	1,445,549
Terwin Mortgage Trust, Home Equity Asset-Backed Securities, Series 2006-4SL, Cl. A1, 4.50%, 5/1/37	195,528	30,931
Wells Fargo Home Equity Asset-Backed Securities 2006-2 Trust, Home Equity Asset-Backed Certificates, Series 2006-2, Cl. A2, 0.331%, 7/25/36[1]	146,348	145,029

Total Asset-Backed Securities (Cost $41,704,856)		27,873,484

Mortgage-Backed Obligations—14.4%
Government Agency—6.9%
FHLMC/FNMA/FHLB/Sponsored—6.4%
Federal Home Loan Mortgage Corp.:
5%, 8/15/33-9/15/33	3,407,840	3,509,187
5.50%, 9/1/39	4,094,453	4,293,844
6%, 5/15/18-10/15/29	1,401,120	1,505,991
6.50%, 3/15/18-6/15/35	4,125,460	4,467,207
7%, 10/1/31-10/1/37	1,085,616	1,186,246
7.50%, 4/25/36	1,068,548	1,204,300
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Series 1360, Cl. PZ, 7.50%, 9/15/22	1,244,675	1,359,096
Series 151, Cl. F, 9%, 5/15/21	32,143	35,292
Series 1674, Cl. Z, 6.75%, 2/15/24	971,703	1,059,662
Series 1897, Cl. K, 7%, 9/15/26	2,278,499	2,513,269
Series 2006-11, Cl. PS, 23.719%, 3/25/36[1]	623,111	833,674
Series 2043, Cl. ZP, 6.50%, 4/15/28	759,367	809,034
Series 2106, Cl. FG, 0.683%, 12/15/28[1]	1,605,756	1,598,982
Series 2122, Cl. F, 0.683%, 2/15/29[1]	51,808	51,590
Series 2135, Cl. OH, 6.50%, 3/15/29	973,743	1,054,539
Series 2148, Cl. ZA, 6%, 4/15/29	1,462,049	1,565,091
Series 2195, Cl. LH, 6.50%, 10/15/29	692,249	741,144
Series 2326, Cl. ZP, 6.50%, 6/15/31	101,352	109,051
Series 2344, Cl. FP, 1.183%, 8/15/31[1]	494,913	498,274
Series 2368, Cl. PR, 6.50%, 10/15/31	449,043	485,110
Series 2412, Cl. GF, 1.183%, 2/15/32[1]	1,058,651	1,063,781
Series 2415, Cl. ZA, 6.50%, 2/15/32	1,265,181	1,367,927
Series 2435, Cl. EQ, 6%, 5/15/31	305,128	308,034
Series 2449, Cl. FL, 0.783%, 1/15/32[1]	638,399	637,297
Series 2451, Cl. FD, 1.233%, 3/15/32[1]	346,795	349,423
Series 2453, Cl. BD, 6%, 5/15/17	174,092	186,886
Series 2461, Cl. PZ, 6.50%, 6/15/32	1,548,372	1,681,371
Series 2464, Cl. FI, 1.233%, 2/15/32[1]	339,699	341,577
Series 2470, Cl. AF, 1.233%, 3/15/32[1]	595,015	600,788
Series 2470, Cl. LF, 1.233%, 2/15/32[1]	347,633	349,776
Series 2471, Cl. FD, 1.233%, 3/15/32[1]	598,416	601,863
Series 2477, Cl. FZ, 0.783%, 6/15/31[1]	1,318,140	1,313,887
Series 2500, Cl. FD, 0.733%, 3/15/32[1]	39,057	38,802
Series 2517, Cl. GF, 1.233%, 2/15/32[1]	302,249	304,014
Series 2526, Cl. FE, 0.633%, 6/15/29[1]	77,224	76,135
Series 2551, Cl. FD, 0.633%, 1/15/33[1]	38,663	38,431

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates: Continued
Series 2638, Cl. KG, 4%, 11/1/27[5]	$4,000,000	$4,117,328
Series 2641, Cl. CE, 3.50%, 9/15/25	59,943	60,016
Series 2648, Cl. JE, 3%, 2/1/30	2,894,027	2,890,346
Series 2676, Cl. KY, 5%, 9/15/23[5]	3,843,000	4,018,762
Series 2750, Cl. XG, 5%, 2/1/34[5]	6,037,000	6,127,202
Series 2857, Cl. MG, 5%, 9/1/34	2,045,000	2,077,793
Series 2890, Cl. PE, 5%, 11/1/34	6,120,000	6,207,932
Series 2907, Cl. GC, 5%, 6/1/27	1,961,966	2,041,293
Series 2929, Cl. PC, 5%, 1/1/28	2,370,000	2,470,109
Series 2934, Cl. NA, 5%, 4/15/24	84,961	85,109
Series 2936, Cl. PE, 5%, 2/1/35	4,858,000	4,927,295
Series 2947, Cl. HE, 5%, 3/1/35	1,650,000	1,676,307
Series 2952, Cl. GJ, 4.50%, 12/1/28	2,049,159	2,106,455
Series 3019, Cl. MD, 4.75%, 1/1/31	1,688,294	1,755,820
Series 3025, Cl. SJ, 23.895%, 8/15/35[1]	739,064	929,158
Series 3035, Cl. DM, 5.50%, 11/15/25	723,767	731,043
Series 3094, Cl. HS, 23.529%, 6/15/34[1]	416,549	539,590
Series 3157, Cl. MC, 5.50%, 2/1/26	2,699,524	2,759,649
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed Security:
Series 177, Cl. IO, 14.232%, 7/1/26[6]	139,599	29,922
Series 192, Cl. IO, 8.449%, 2/1/28[6]	35,465	8,362
Series 205, Cl. IO, 8.868%, 9/1/29[6]	185,009	41,501
Series 2074, Cl. S, 50.008%, 7/17/28[6]	46,226	7,741
Series 2079, Cl. S, 60.657%, 7/17/28[6]	75,972	13,084
Series 2136, Cl. SG, 91.764%, 3/15/29[6]	2,139,556	257,839
Series 224, Cl. IO, 0%, 3/1/33[6,7]	1,246,253	276,615
Series 2399, Cl. SG, 77.791%, 12/15/26[6]	1,234,814	197,910
Series 243, Cl. 6, 0%, 12/15/32[6,7]	543,894	111,664
Series 2437, Cl. SB, 91.269%, 4/15/32[6]	3,621,764	539,016
Series 2526, Cl. SE, 38.874%, 6/15/29[6]	96,953	14,882
Series 2802, Cl. AS, 99.999%, 4/15/33[6]	790,313	70,184
Series 2920, Cl. S, 77.953%, 1/15/35[6]	855,358	99,581
Series 3000, Cl. SE, 99.999%, 7/15/25[6]	871,923	81,375
Series 3045, Cl. DI, 39%, 10/15/35[6]	3,945,230	468,371
Series 3110, Cl. SL, 99.999%, 2/15/26[6]	522,884	46,500
Federal National Mortgage Assn.:
4.50%, 1/1/25-1/1/40[8]	8,180,000	8,344,397
5%, 11/25/21-1/1/24	536,224	562,509
5%, 8/25/33[5]	6,367,222	6,561,555
5%, 1/1/25-1/1/40[8]	30,145,000	31,238,802
5%, 7/25/33[9]	3,436,210	3,541,086
5.305%, 10/1/36	8,757,668	9,185,659
5.50%, 4/25/21-7/1/22	663,774	703,703
5.50%, 1/1/25-1/1/40[8]	28,383,000	29,733,614
6%, 10/25/16-9/25/21	1,561,672	1,672,527
6%, 1/1/25-1/1/40[8]	30,790,000	32,698,189
6.50%, 3/25/17-1/1/34	7,823,524	8,483,601
7%, 11/1/17-6/25/34	8,108,982	8,988,461
7.50%, 2/25/27-3/25/33	3,861,739	4,356,424
8.50%, 7/1/32	6,778	7,589
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Trust 1999-54, Cl. LH, 6.50%, 11/25/29	692,881	745,641
Trust 2001-44, Cl. QC, 6%, 9/25/16	1,202,211	1,288,632
Trust 2001-51, Cl. OD, 6.50%, 10/25/31	370,593	398,842
Trust 2001-69, Cl. PF, 1.231%, 12/25/31[1]	783,995	789,865
Trust 2001-74, Cl. QE, 6%, 12/25/31[5]	3,970,183	4,249,247
Trust 2001-80, Cl. ZB, 6%, 1/25/32	848,262	910,899
Trust 2002-12, Cl. PG, 6%, 3/25/17	551,447	592,117
Trust 2002-29, Cl. F, 1.231%, 4/25/32[1]	381,692	384,583
Trust 2002-56, Cl. KW, 6%, 4/25/23	1,153,963	1,170,001
Trust 2002-60, Cl. FH, 1.231%, 8/25/32[1]	792,155	797,192
Trust 2002-64, Cl. FJ, 1.231%, 4/25/32[1]	117,535	117,808
Trust 2002-68, Cl. FH, 0.733%, 10/18/32[1]	262,206	261,262
Trust 2002-71, Cl. UB, 5%, 11/25/15	44,454	44,440
Trust 2002-84, Cl. FB, 1.231%, 12/25/32[1]	1,556,002	1,567,874
Trust 2002-9, Cl. PC, 6%, 3/25/17	563,475	605,247
Trust 2002-9, Cl. PR, 6%, 3/25/17	689,948	741,096
Trust 2002-90, Cl. FH, 0.731%, 9/25/32[1]	870,588	864,536
Trust 2003-11, Cl. FA, 1.231%, 9/25/32[1]	1,556,038	1,567,884
Trust 2003-116, Cl. FA, 0.631%, 11/25/33[1]	109,233	108,596
Trust 2004-101, Cl. BG, 5%, 1/25/20	1,825,000	1,936,978
Trust 2005-100, Cl. BQ, 5.50%, 11/25/25	571,000	594,781

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates: Continued
Trust 2005-109, Cl. AH, 5.50%, 12/25/25	$2,160,000	$2,252,854
Trust 2005-12, Cl. JC, 5%, 6/1/28	2,065,884	2,154,045
Trust 2005-22, Cl. EC, 5%, 10/1/28	2,000,000	2,088,408
Trust 2005-25, Cl. PS, 27.143%, 4/25/35[1]	646,455	885,901
Trust 2005-30, Cl. CU, 5%, 4/1/29	3,605,375	3,769,918
Trust 2005-31, Cl. PB, 5.50%, 4/25/35	560,000	573,691
Trust 2005-71, Cl. DB, 4.50%, 8/25/25	480,000	491,748
Trust 2006-46, Cl. SW, 23.351%, 6/25/36[1]	1,071,638	1,419,079
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Trust 2001-61, Cl. SH, 46.78%, 11/18/31[6]	427,519	65,924
Trust 2001-63, Cl. SD, 36.795%, 12/18/31[6]	102,363	17,469
Trust 2001-68, Cl. SC, 29.217%, 11/25/31[6]	70,356	10,794
Trust 2001-81, Cl. S, 37.132%, 1/25/32[6]	84,686	13,126
Trust 2002-28, Cl. SA, 38.673%, 4/25/32[6]	50,441	7,617
Trust 2002-38, Cl. SO, 58.867%, 4/25/32[6]	261,737	35,857
Trust 2002-48, Cl. S, 35.969%, 7/25/32[6]	80,492	10,874
Trust 2002-52, Cl. SL, 36.513%, 9/25/32[6]	50,685	6,882
Trust 2002-56, Cl. SN, 38.683%, 7/25/32[6]	110,607	14,978
Trust 2002-77, Cl. IS, 50.989%, 12/18/32[6]	445,923	60,766
Trust 2002-77, Cl. SH, 44.553%, 12/18/32[6]	113,256	17,583
Trust 2002-9, Cl. MS, 35.592%, 3/25/32[6]	108,180	14,481
Trust 2003-117, Cl. KS, 56.31%, 8/25/33[6]	8,416,674	1,236,694
Trust 2003-13, Cl. IO, 10.462%, 3/25/33[6]	844,996	172,156
Trust 2003-26, Cl. DI, 11.185%, 4/25/33[6]	664,977	127,104
Trust 2003-33, Cl. SP, 56.422%, 5/25/33[6]	738,947	104,322
Trust 2003-38, Cl. SA, 40.283%, 3/25/23[6]	1,281,310	162,054
Trust 2003-4, Cl. S, 44.351%, 2/25/33[6]	223,097	31,836
Trust 2005-14, Cl. SE, 43.159%, 3/25/35[6]	2,838,877	317,452
Trust 2005-40, Cl. SA, 74.229%, 5/25/35[6]	2,376,956	278,775
Trust 2005-40, Cl. SB, 98.037%, 5/25/35[6]	3,795,082	447,434
Trust 2005-63, Cl. SA, 89.64%, 10/25/31[6]	170,696	20,560
Trust 2005-71, Cl. SA, 72.42%, 8/25/25[6]	571,592	67,904
Trust 2005-85, Cl. SA, 99.999%, 10/25/35[6]	9,101,265	987,801
Trust 2005-87, Cl. SE, 61.053%, 10/25/35[6]	29,095,826	3,304,308
Trust 2005-87, Cl. SG, 85.069%, 10/25/35[6]	3,063,395	413,978
Trust 2006-60, Cl. DI, 40.599%, 4/25/35[6]	2,655,272	329,100
Trust 2006-90, Cl. SX, 99.999%, 9/25/36[6]	2,361,741	304,655
Trust 2007-88, Cl. XI, 25.543%, 6/25/37[6]	9,917,351	1,117,584
Trust 214, Cl. 2, 26.406%, 3/1/23[6]	558,641	126,561
Trust 221, Cl. 2, 22.794%, 5/1/23[6]	62,697	14,381
Trust 240, Cl. 2, 27.47%, 9/1/23[6]	120,091	26,814
Trust 254, Cl. 2, 17.134%, 1/1/24[6]	1,026,894	244,370
Trust 2682, Cl. TQ, 99.999%, 10/15/33[6]	914,207	108,643
Trust 2981, Cl. BS, 99.999%, 5/15/35[6]	1,624,165	192,366
Trust 301, Cl. 2, 0%, 4/1/29[6,7]	256,590	58,097
Trust 313, Cl. 2, 28.167%, 6/1/31[6]	2,850,800	627,913
Trust 319, Cl. 2, 4.592%, 2/1/32[6]	82,526	18,935
Trust 321, Cl. 2, 4.104%, 4/1/32[6]	331,745	81,384
Trust 324, Cl. 2, 0%, 7/1/32[6,7]	354,741	83,495
Trust 328, Cl. 2, 0%, 12/1/32[6,7]	4,579,657	1,015,940
Trust 331, Cl. 5, 0%, 2/1/33[6,7]	1,337,937	255,045
Trust 334, Cl. 12, 0%, 2/1/33[6,7]	1,147,053	211,677
Trust 339, Cl. 15, 7.447%, 7/1/33[6]	3,256,623	563,786
Trust 339, Cl. 7, 0%, 7/1/33[6,7]	5,512,698	898,011
Trust 345, Cl. 9, 2.695%, 1/1/34[6]	1,561,804	280,486
Trust 351, Cl. 10, 1.924%, 4/1/34[6]	678,181	130,851
Trust 351, Cl. 8, 2.248%, 4/1/34[6]	1,097,363	211,535
Trust 351, Cl. 9, 0%, 10/1/34[6,7]	13,395,770	2,379,827
Trust 356, Cl. 10, 0.169%, 6/1/35[6]	944,874	178,499
Trust 356, Cl. 12, 0%, 2/1/35[6,7]	480,851	90,110
Trust 362, Cl. 12, 0%, 8/1/35[6,7]	898,148	171,964
Trust 362, Cl. 13, 0%, 8/1/35[6,7]	531,273	101,802

		283,150,170

GNMA/Guaranteed—0.5%
Government National Mortgage Assn.:
4.125%, 12/9/25[1]	6,252	6,392
4.50%, 1/1/40[8]	17,650,000	17,666,556
7%, 3/29/28-7/29/28	291,170	324,052
7.50%, 3/1/27	14,745	16,593
8%, 11/29/25-5/29/26	99,162	113,709

	Principal
	Amount	Value

GNMA/Guaranteed Continued
Government National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Series 1999-32, Cl. ZB, 8%, 9/16/29	$1,228,790	$1,350,546
Series 2000-12, Cl. ZA, 8%, 2/16/30	2,869,104	3,125,066
Government National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Series 1998-19, Cl. SB, 47.847%, 7/16/28[6]	154,809	26,656
Series 1998-6, Cl. SA, 68.192%, 3/16/28[6]	95,374	13,772
Series 2001-21, Cl. SB, 80.768%, 1/16/27[6]	713,353	101,580
Series 2006-47, Cl. SA, 73.774%, 8/16/36[6]	3,450,796	384,148

		23,129,070

Non-Agency—7.5%
Commercial—2.7%
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates:
Series 2007-1, Cl. AMFX, 5.482%, 1/1/49	4,159,386	2,929,091
Series 2008-1, Cl. A4, 6.166%, 12/1/17[1]	3,670,000	3,306,280
Series 2008-1, Cl. AM, 6.209%, 2/10/51[1]	3,415,000	2,372,705
CHL Mortgage Pass-Through Trust 2005-17, Mtg. Pass-Through Certificates, Series 2005-17, Cl. 1A8, 5.50%, 9/1/35	3,740,000	2,864,338
CHL Mortgage Pass-Through Trust 2005-HYB8, Mtg. Pass-Through Certificates, Series 2005-HYB8, Cl. 4A1, 5.492%, 12/20/35[1]	196,126	148,799
Citigroup Commercial Mortgage Trust 2006-C4, Commercial Mtg. Pass-Through Certificates, Series 2006-C4, Cl. A3, 5.913%, 3/1/49[1]	3,050,000	2,927,032
Citigroup, Inc./Deutsche Bank 2007-CD4 Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-CD4, Cl. A2B, 5.205%, 12/11/49	9,170,000	9,374,882
Credit Suisse Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-C3, Cl. A4, 5.912%, 6/1/39[1]	1,560,000	1,251,896
CWALT Alternative Loan Trust 2007-8CB, Mtg. Pass-Through Certificates, Series 2007-8CB, Cl. A1, 5.50%, 5/25/37	4,153,238	3,024,673
Deutsche Alt-A Securities, Inc., Mtg. Pass-Through Certificates:
Series 2006-AB1, Cl. A2A, 5.50%, 2/25/36	211,283	205,589
Series 2006-AB2, Cl. A1, 5.888%, 6/25/36	758,812	717,129
Series 2006-AB4, Cl. A1A, 6.005%, 10/25/36	986,843	543,677
Series 2007-RS1, Cl. A2, 0.731%, 1/27/37[1,13]	1,529,415	463,604
First Horizon Alternative Mortgage Securities Trust 2007-FA2, Mtg. Pass-Through Certificates, Series 2007-FA2, Cl. 1A1, 5.50%, 4/25/37	851,903	605,466
First Horizon Mortgage Pass-Through Trust 2007-AR3, Mtg. Pass-Through Certificates, Series 2007-AR3, Cl. 1A1, 6.104%, 11/1/37[1]	4,789,725	3,384,973
GE Capital Commercial Mortgage Corp., Commercial Mtg. Obligations, Series 2004-C3, Cl. A2, 4.433%, 7/10/39	903,984	905,778
GMAC Commercial Mortgage Securities, Inc., Commercial Mtg. Pass-Through Certificates, Series 1998-C1, Cl. F, 6.984%, 5/15/30[1,3]	1,567,000	1,573,108
Greenwich Capital Commercial Funding Corp./Commercial Mortgage Trust 2007-GG11, Commercial Mtg. Pass-Through Certificates, Series 2007-GG11, Cl. A4, 5.736%, 8/1/17	7,325,000	6,519,397
GS Mortgage Securities Corp. II, Commercial Mtg. Obligations, Series 2006-GG8, Cl. A4, 5.56%, 11/1/39	1,960,000	1,720,656
Indymac Index Mortgage Loan Trust 2005-AR31, Mtg. Pass-Through Certificates, Series 2005-AR31, Cl. 2 A2, 5.236%, 1/1/36[1]	541,502	93,890
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates:
Series 2007-CB18, Cl. A4, 5.44%, 6/1/47	5,600,000	4,891,463
Series 2007-CB18, Cl. AM, 5.466%, 6/1/47	6,400,000	4,611,036

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Commercial Continued
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates: Continued
Series 2007-LD12, Cl. A2, 5.827%, 2/15/51	$5,682,000	$5,831,079
Series 2007-LDPX, Cl. A2S, 5.305%, 1/15/49	2,380,000	2,303,200
Series 2007-LDPX, Cl. A3, 5.42%, 1/15/49	4,410,000	3,730,769
Series 2008-C2, Cl. A4, 6.068%, 2/1/51	8,390,000	6,622,978
Series 2008-C2, Cl. AM, 6.579%, 2/1/51[1]	4,990,000	2,780,081
JPMorgan Mortgage Trust 2006-A2, Mtg. Pass-Through Certificates, Series 2006-A2, Cl. 3A4, 5.673%, 4/1/36[1]	2,427,435	713,400
JPMorgan Mortgage Trust 2006-A7, Mtg. Pass-Through Certificates, Series 2006-A7, Cl. 2A2, 5.762%, 1/1/37[1]	760,535	563,651
LB-UBS Commercial Mortgage Trust 2008-C1, Commercial Mtg. Pass-Through Certificates, Series 2008-C1, Cl. AM, 6.149%, 4/11/41[1]	2,610,000	1,977,766
Lehman Structured Securities Corp., Mtg.-Backed Security, 6%, 5/1/29	128,361	34,674
Mastr Alternative Loan Trust 2004-6, Mtg. Pass-Through Certificates, Series 2004-6, Cl. 10A1, 6%, 7/25/34	338,767	291,405
Morgan Stanley Capital I Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-IQ16, Cl. A4, 5.809%, 12/1/49	3,420,000	2,922,659
Morgan Stanley Capital I, Commercial Mtg. Pass-Through Certificates, Series 2006-HQ10, Cl. AM, 5.36%, 11/1/41	8,500,000	7,018,814
RALI Series 2005-QA4 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2005-QA4, Cl. A32, 5.358%, 4/25/35[1]	143,882	30,473
Residential Asset Securitization Trust 2006-A12, Mtg. Pass-Through Certificates, Series 2006-A12, Cl. 1A, 6.25%, 11/1/36	980,712	633,433
STARM Mortgage Loan Trust 2007-1, Mtg. Pass-Through Certificates, Series 2007-1, Cl. 2A1, 5.828%, 2/1/37[1]	12,625,973	9,163,120
Structured Asset Mortgage Investments, Inc., Mtg. Pass-Through Certificates, Series 2002-AR3, Cl. A2, 0.733%, 9/19/32[1]	655,292	290,376
Wachovia Bank Commercial Mortgage Trust 2006-C29, Commercial Mtg. Pass-Through Certificates, Series 2006-C29, Cl. A2, 5.275%, 11/15/48	2,997,000	3,056,518
Wachovia Bank Commercial Mortgage Trust 2007-C33, Commercial Mtg. Pass-Through Certificates, Series 2007-C33, Cl. A4, 5.902%, 2/1/51[1]	5,790,000	4,770,384
Wachovia Bank Commercial Mortgage Trust 2007-C34, Commercial Mtg. Pass-Through Certificates, Series 2007-C34, Cl. AJ, 5.952%, 5/1/46[1]	2,610,000	1,302,805
WaMu Mortgage Pass-Through Certificates 2006-AR15 Trust, Mtg. Pass-Through Certificates, Series 2006-AR15, Cl. 1A, 1.384%, 11/1/46[1]	1,418,206	710,664
WaMu Mortgage Pass-Through Certificates 2007-OA3 Trust, Mtg. Pass-Through Certificates, Series 2007-OA3, Cl. 5A, 1.481%, 4/1/47[1]	1,009,393	490,243
Wells Fargo Mortgage-Backed Securities 2004-W Trust, Mtg. Pass-Through Certificates, Series 2004-W, Cl. B2, 2.995%, 11/1/34[1]	1,101,019	358,283
Wells Fargo Mortgage-Backed Securities 2005-AR1 Trust, Mtg. Pass-Through Certificates, Series 2005-AR1, Cl. 1A1, 4.233%, 2/1/35[1]	4,989,539	4,474,176
Wells Fargo Mortgage-Backed Securities 2006-AR8 Trust, Mtg. Pass-Through Certificates, Series 2006-AR8, Cl. 1A3, 3.212%, 4/25/36[1]	3,157,180	2,546,545

		117,052,958

Manufactured Housing—0.1%
Wells Fargo Mortgage-Backed Securities 2006-AR12 Trust, Mtg. Pass-Through Certificates, Series 2006-AR12, Cl. 2A1, 6.10%, 9/25/36[1]	5,205,005	4,358,178

	Principal
	Amount	Value

Manufactured Housing Continued
Wells Fargo Mortgage-Backed Securities 2006-AR2 Trust, Mtg. Pass-Through Certificates, Series 2006-AR2, Cl. 2A5, 5.01%, 3/25/36[1]	$1,604,820	$1,294,175

		5,652,353

Multifamily—0.2%
Merrill Lynch Mortgage Investors Trust 2005-A2, Mtg. Pass-Through Certificates, Series 2005-A2, Cl. A2, 4.258%, 2/1/35[1]	1,157,041	1,005,973
Wells Fargo Mortgage Backed Securities 2006-AR10 Trust, Mtg. Pass-Through Certificates, Series 2006-AR10, Cl. 5A1, 5.589%, 7/1/36[1]	2,175,119	1,696,192
Wells Fargo Mortgage-Backed Securities 2006-AR10 Trust, Mtg. Pass-Through Certificates, Series 2006-AR10, Cl. 2A1, 5.605%, 7/25/36[1]	4,076,887	2,744,228
Wells Fargo Mortgage-Backed Securities 2006-AR6 Trust, Mtg. Pass-Through Certificates, Series 2006-AR6, Cl. 3A1, 5.096%, 3/25/36[1]	4,541,599	3,682,444

		9,128,837

Residential—4.5%
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates, Series 2007-4, Cl. AM, 5.811%, 8/1/17[1]	6,560,000	4,753,678
Bear Stearns ARM Trust 2004-2, Mtg. Pass-Through Certificates, Series 2004-2, Cl. 12A2, 3.916%, 5/1/34[1]	4,280,831	3,438,029
Bear Stearns ARM Trust 2004-9, Mtg. Pass-Through Certificates, Series 2004-9, Cl. 23A1, 4.983%, 11/1/34[1]	1,937,691	1,781,875
Chase Mortgage Finance Trust 2006-S3, Multiclass Mtg. Pass-Through Certificates, Series 2006-S3, Cl. 1A2, 6%, 11/1/36	4,210,000	3,168,014
Chase Mortgage Finance Trust 2007-A1, Multiclass Mtg. Pass-Through Certificates, Series 2007-A1, Cl. 9A1, 4.559%, 2/1/37[1]	2,793,850	2,573,882
CHL Mortgage Pass-Through Trust 2005-26, Mtg. Pass-Through Certificates, Series 2005-26, Cl. 1A8, 5.50%, 11/1/35	3,158,353	2,900,213
CHL Mortgage Pass-Through Trust 2005-27, Mtg. Pass-Through Certificates, Series 2005-27, Cl. 2A1, 5.50%, 12/1/35[3]	2,904,955	2,319,406
CHL Mortgage Pass-Through Trust 2005-31, Mtg. Pass-Through Certificates, Series 2005-31, Cl. 2A4, 5.418%, 1/1/36[1]	1,263,247	281,882
CHL Mortgage Pass-Through Trust 2005-J4, Mtg. Pass-Through Certificates, Series 2005-J4, Cl. A7, 5.50%, 11/1/35	2,110,000	1,480,889
CHL Mortgage Pass-Through Trust 2006-6, Mtg. Pass-Through Certificates, Series 2006-6, Cl. A3, 6%, 4/1/36	1,525,068	1,304,859
CHL Mortgage Pass-Through Trust 2007-HY3, Mtg. Pass-Through Certificates, Series 2007-HY3, Cl. 1A1, 5.638%, 6/1/47[1,3]	2,668,532	1,758,096
CHL Mortgage Pass-Through Trust 2007-HY4, Mtg. Pass-Through Certificates:
Series 2007-HY4, Cl. 1A1, 6.049%, 9/1/47[1]	15,454,659	10,787,607
Series 2007-HY4, Cl. 1A2, 6.049%, 9/1/47[1,3]	3,333,652	600,057
Series 2007-HY4, Cl. 2A2, 6.214%, 11/1/37[1,3]	734,945	132,290
Series 2007-HY4, Cl. 3A2, 6.393%, 11/1/37[1,3]	812,525	122,641
CHL Mortgage Pass-Through Trust 2007-HY5, Mtg. Pass-Through Certificates:
Series 2007-HY5, Cl. 1A2, 5.905%, 9/1/37[1,3]	3,662,451	937,237
Series 2007-HY5, Cl. 2A2, 5.95%, 9/1/37[1,3]	992,451	175,166
Series 2007-HY5, Cl. 3A2, 6.129%, 9/1/37[1,3]	2,496,539	570,416
Citigroup Commercial Mortgage Trust 2007-C6, Commercial Mtg. Pass-Through Certificates, Series 2007-C6, Cl. A2, 5.70%, 8/1/12[1]	1,110,000	1,129,820

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Residential Continued
Citigroup Mortgage Loan Trust, Inc. 2005-2, Mtg. Pass-Through Certificates, Series 2005-2, Cl. 1A3, 4.952%, 5/1/35[1]	$3,420,583	$2,810,138
Citigroup Mortgage Loan Trust, Inc. 2005-3, Mtg. Pass-Through Certificates, Series 2005-3, Cl. 2A4, 5.194%, 8/1/35[1]	6,965,663	4,254,229
Citigroup Mortgage Loan Trust, Inc. 2006-AR1, Mtg.-Backed Nts., Series 2006-AR1, Cl. 3A2, 5.50%, 3/1/36[1]	3,792,030	837,694
Citigroup Mortgage Loan Trust, Inc. 2006-AR2, Mtg. Pass-Through Certificates:
Series 2006-AR2, Cl. 1A2, 5.528%, 3/1/36[1]	8,207,410	6,468,830
Series 2006-AR2, Cl. 1AB, 5.591%, 3/1/36	3,343,023	874,089
Citigroup, Inc./Deutsche Bank 2007-CD4 Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-CD4, Cl. AMFX, 5.366%, 12/1/49	5,700,000	3,774,396
CitiMortgage Alternative Loan Trust 2006-A5, Real Estate Mtg. Investment Conduit Pass-Through Certificates, Series 2006-A5, Cl. 2A1, 5.50%, 10/1/21	2,569,868	2,206,866
CWALT Alternative Loan Trust 2006-43CB, Mtg. Pass-Through Certificates, Series 2006-43CB, Cl. 1A10, 6%, 2/1/37	12,765,670	8,304,720
GSR Mortgage Loan Trust 2004-5, Mtg. Pass-Through Certificates, Series 2004-5, Cl. 2A1, 3.761%, 5/1/34[1]	3,270,032	2,686,533
GSR Mortgage Loan Trust 2005-AR6, Mtg. Pass-Through Certificates:
Series 2005-AR6, Cl. 1A4, 3.262%, 9/1/35[1]	8,738,084	7,823,604
Series 2005-AR6, Cl. 3A1, 4.555%, 9/25/35[1]	3,909,979	3,350,469
GSR Mortgage Loan Trust 2005-AR7, Mtg. Pass-Through Certificates, Series 2005-AR7, Cl. 4A1, 5.335%, 11/1/35[1]	4,180,925	3,235,714
GSR Mortgage Loan Trust 2006-5F, Mtg. Pass-Through Certificates, Series 2006-5F, Cl. 2A1, 6%, 6/1/36	2,499,740	2,168,973
GSR Mortgage Loan Trust 2007-AR1, Mtg. Pass-Through Certificates, Series 2007-AR1, Cl. 4A1, 5.809%, 3/1/37[1]	3,264,840	2,451,836
JPMorgan Mortgage Trust 2007-A1, Mtg. Pass-Through Certificates, Series 2007-A1, Cl. 7A1, 5.291%, 7/1/35[1]	5,133,163	4,670,011
JPMorgan Mortgage Trust 2007-A3, Mtg. Pass-Through Certificates, Series 2007-A3, Cl. 3A3, 6.002%, 5/1/37[1,3]	1,514,821	333,261
LB-UBS Commercial Mortgage Trust 2007-C7, Commercial Mtg. Pass-Through Certificates, Series 2007-C7, Cl. AM, 6.166%, 9/11/45[1]	10,430,000	7,681,768
Mastr Adjustable Rate Mortgages Trust 2006-2, Mtg. Pass-Through Certificates, Series 2006-2, Cl. 1A1, 4.035%, 4/1/36[1]	2,824,194	1,838,550
Merrill Lynch Mortgage Investors Trust 2006-3, Mtg. Pass-Through Certificates, Series 2006-3, Cl. 2A1, 6.064%, 10/25/36[1]	4,599,375	3,943,039
RALI Series 2006-QS13 Trust:
Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A5, 6%, 9/25/36	2,841,295	1,873,750
Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A8, 6%, 9/25/36	218,357	198,885
RALI Series 2007-QS6 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2007-QS6, Cl. A28, 5.75%, 4/25/37	1,214,637	702,260
Residential Asset Securitization Trust 2005-A14, Mtg. Pass-Through Certificates, Series 2005-A14, Cl. A1, 5.50%, 12/1/35	3,720,000	2,684,509
Residential Asset Securitization Trust 2005-A6CB, Mtg. Pass-Through Certificates, Series 2005-A6CB, Cl. A7, 6%, 6/1/35	5,562,894	4,119,705

	Principal
	Amount	Value

Residential Continued
Residential Funding Mortgage Securities I, Inc., Mtg. Pass-Through Certificates, 5.738%, 7/1/37[1,3]	$2,273,381	$196,420
WaMu Mortgage Pass-Through Certificates 2005-AR12 Trust, Mtg. Pass-Through Certificates, Series 2007-AR12, Cl. 1A8, 4.826%, 10/1/35[1]	3,206,468	2,567,570
WaMu Mortgage Pass-Through Certificates 2006-AR10 Trust, Mtg. Pass-Through Certificates, Series 2006-AR10, Cl. 1A2, 5.92%, 9/1/36[1]	3,294,951	2,735,087
WaMu Mortgage Pass-Through Certificates 2007-HY1 Trust, Mtg. Pass-Through Certificates:
Series 2007-HY1, Cl. 4A1, 5.387%, 2/1/37[1]	17,284,500	12,247,334
Series 2007-HY1, Cl. 5A1, 5.737%, 2/1/37[1]	10,311,405	7,020,704
WaMu Mortgage Pass-Through Certificates 2007-HY2 Trust, Mtg. Pass-Through Certificates, Series 2007-HY2, Cl. 1A1, 5.565%, 12/1/36[1]	12,544,822	8,396,094
WaMu Mortgage Pass-Through Certificates 2007-HY3 Trust, Mtg. Pass-Through Certificates, Series 2007-HY3, Cl. 4A1, 5.314%, 3/1/37[1]	10,705,383	8,534,506
WaMu Mortgage Pass-Through Certificates 2007-HY4 Trust, Mtg. Pass-Through Certificates, Series 2007-HY4, Cl. 4A1, 5.512%, 9/25/36[1]	9,906,407	7,001,497
WaMu Mortgage Pass-Through Certificates 2007-HY6 Trust, Mtg. Pass-Through Certificates, Series 2007-HY6, Cl. 2A1, 5.668%, 6/25/37[1]	5,182,706	3,651,183
WaMu Mortgage Pass-Through Certificates 2007-HY7 Trust, Mtg. Pass-Through Certificates, Series 2007-HY7, Cl. 2A1, 5.792%, 7/1/37[1]	2,791,878	1,893,104
Wells Fargo Mortgage-Backed Securities 2005-AR16 Trust, Mtg. Pass-Through Certificates, Series 2005-AR16, Cl. 2A1, 3.363%, 10/1/35[1]	1,978,516	1,674,107
Wells Fargo Mortgage-Backed Securities 2006-AR10 Trust, Mtg. Pass-Through Certificates:
Series 2006-AR10, Cl. 2A2, 5.605%, 7/1/36[1,3]	2,111,031	459,663
Series 2006-AR10, Cl. 3A2, 4.306%, 7/1/36[1,3]	795,007	179,265
Series 2006-AR10, Cl. 4A2, 5.556%, 7/1/36[1,3]	2,963,484	592,697
Series 2006-AR10, Cl. 5A3, 5.589%, 7/1/36[1]	1,373,546	1,057,046
Series 2006-AR10, Cl. 5A6, 5.589%, 7/1/36[1]	15,273,918	11,693,147
Wells Fargo Mortgage-Backed Securities 2006-AR13 Trust, Mtg. Pass-Through Certificates, Series 2006-AR13, Cl. A4, 5.753%, 9/1/36[1]	11,440,000	7,231,623
Wells Fargo Mortgage-Backed Securities 2006-AR8 Trust, Mtg. Pass-Through Certificates, Series 2006-AR8, Cl. 2A1, 5.24%, 4/1/36[1]	2,247,653	1,821,079

		198,462,012

Total Mortgage-Backed Obligations (Cost $695,555,125)		636,575,400

U.S. Government Obligations—2.1%
Federal Home Loan Bank Unsec. Bonds, 3.625%, 10/18/13	9,795,000	10,269,715
Federal Home Loan Mortgage Corp. Nts., 2.50%, 4/23/14[10]	18,400,000	18,407,894
Federal National Mortgage Assn. Nts.:
3%, 9/16/14[10]	15,625,000	15,840,344
4.375%, 10/15/15[10]	5,570,000	5,933,181
5.375%, 7/15/16	2,950,000	3,288,985
U.S. Treasury Bills, 0.07%, 1/14/10[11]	35,800,000	35,799,030
U.S. Treasury Bonds:
STRIPS, 4.201%, 2/15/11[12]	900,000	893,219
STRIPS, 4.833%, 2/15/16[12]	2,116,000	1,735,109

Total U.S. Government Obligations (Cost $91,593,047)		92,167,477

Foreign Government Obligations—42.6%
Argentina—0.6%
Argentina (Republic of) Bonds:
0.943%, 8/3/12[1]	5,203,125	4,777,252
2.50%, 12/31/38[1]	4,540,000	1,600,350
Series GDP, 2.724%, 12/15/35[1]	7,580,000	525,294
Series V, 7%, 3/28/11	4,090,000	3,993,771
Series VII, 7%, 9/12/13	1,505,000	1,331,716
Argentina (Republic of) Sr. Unsec. Nts., 7%, 10/3/15	18,040,000	15,188,444

		27,416,827

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount		Value
Australia—0.1%
New South Wales Treasury Corp. Bonds:
Series 12, 6%, 5/1/12	1,230,000	AUD	$1,128,697
Series 14, 5.50%, 8/1/14	1,795,000	AUD	1,608,064

			2,736,761

Belgium—0.1%
Belgium (Kingdom of) Bonds, Series 44, 5%, 3/28/35	2,395,000	EUR	3,691,411
Brazil—5.4%
Banco Nacional de Desenvolvimento Economico e Social Nts., 6.369%, 6/16/18[13]	3,550,000		3,820,688
Brazil (Federal Republic of) Bonds:
6%, 1/17/17	19,770,000		21,450,450
8%, 1/15/18	10,903,611		12,495,538
8.875%, 10/14/19	4,610,000		5,969,950
Brazil (Federal Republic of) Nota Do Tesouro Nacional Nts.:
10%, 1/10/10	3,322,000	BRR	1,902,304
10%, 1/1/12	82,581,000	BRR	45,874,244
10%, 1/1/14	8,370,000	BRR	4,416,923
10%, 1/1/17	274,031,000	BRR	135,228,083
10.95%, 5/15/45	4,545,000	BRR	4,621,891
Brazil (Federal Republic of) Nts., 7.875%, 3/7/15	130,000		152,620
Brazil (Federal Republic of) Sr. Nts., 5.875%, 1/15/19	2,680,000		2,867,600

			238,800,291

Canada—0.2%
Canada Housing Trust Sec. Bonds, 4.10%, 12/15/18	5,245,000	CAD	5,112,753
Quebec (Province of) Nts., 4.50%, 12/1/18	5,285,000	CAD	5,167,915

			10,280,668

Colombia—0.9%
Bogota Distrio Capital Sr. Bonds, 9.75%, 7/26/28[13]	3,058,000,000	COP	1,605,558
Colombia (Republic of) Bonds:
7.375%, 9/18/37	2,845,000		3,115,275
12%, 10/22/15	37,816,000,000	COP	22,778,992
Colombia (Republic of) Sr. Nts., 7.375%, 3/18/19	4,330,000		4,925,375
Colombia (Republic of) Sr. Unsec. Bonds, 6.125%, 1/18/41	5,350,000		4,988,875
Colombia (Republic of) Unsec. Nts., 7.375%, 1/27/17	2,690,000		3,046,425
Colombia (Republic of) Unsec. Unsub. Bonds, 9.85%, 6/28/27	1,002,000,000	COP	569,983

			41,030,483

Denmark—0.1%
Denmark (Kingdom of) Bonds, 4%, 11/15/17	18,290,000	DKK	3,656,259
Egypt—0.9%
Egypt (The Arab Republic of) Treasury Bills:
9.758%, 2/2/10[12]	8,900,000	EGP	1,609,659
9.817%, 2/2/10[12]	27,650,000	EGP	5,000,795
Series 91, 9.656%, 3/9/10[3,12]	17,750,000	EGP	3,183,495
Series 182, 9.699%, 1/19/10[12]	38,850,000	EGP	7,052,464
Series 273, 9.839%, 1/12/10[12]	54,520,000	EGP	9,908,679
Series 273, 9.78%, 2/9/10[12]	8,725,000	EGP	1,574,835
Series 273, 9.912%, 2/16/10[12]	17,900,000	EGP	3,223,322
Series 273, 9.878%, 2/23/10[12]	13,125,000	EGP	2,360,454
Egypt (The Arab Republic of) Unsec. Unsub. Bonds, 8.75%, 7/15/12[13]	22,870,000	EGP	4,253,138

			38,166,841

France—4.8%
France (Government of) Bonds:
3.75% 10/25/19	5,185,000	EUR	7,499,099
4%, 10/25/38	5,170,000	EUR	7,128,111
France (Government of) Treasury Bills:
0.350%, 2/18/10[12]	25,900,000	EUR	37,113,185
0.415%, 3/4/10[12]	100,000,000	EUR	142,974,182
France (Government of) Treasury Nts., 1.50%, 9/12/11	11,865,000	EUR	17,092,781

			211,807,358

Germany—9.1%
Germany (Federal Republic of) Bonds:
3.50%, 7/4/19	17,690,000	EUR	25,741,274
Series 03, 3.75%, 7/4/13	4,256,000	EUR	6,461,174
Series 08, 4.75%, 7/4/40	5,415,000	EUR	8,613,271
Germany (Federal Republic of) Treasury Bills:
Series 011, 0.475%, 1/27/10[12]	31,350,000	EUR	44,937,771
Series 26, 0.497%, 1/13/10[12]	221,700,000	EUR	317,801,994

			403,555,484

Ghana—0.1%
Ghana (Republic of) Bonds, 8.50%, 10/4/17[13]	3,735,000		3,837,713
Hungary—2.1%
Hungary (Republic of) Bonds:
Series 10/C, 6.75%, 4/12/10	345,000,000	HUF	1,834,129
Series 11/B, 6%, 10/12/11	94,000,000	HUF	492,974
Series 11/C, 6.75%, 4/22/11	5,231,900,000	HUF	27,808,493
Series 11/A, 7.50%, 2/12/11	47,000,000	HUF	252,402
Series 12/C, 6%, 10/24/12	4,045,000,000	HUF	20,851,911
Series 12/B, 7.25%, 6/12/12	1,000,000,000	HUF	5,328,869
Series 13/D, 6.75%, 2/12/13	560,000,000	HUF	2,927,303
Series 14/C, 5.50%, 2/12/14	503,700,000	HUF	2,491,997

	Principal
	Amount		Value
Hungary Continued
Hungary (Republic of) Bonds: Continued
Series 15/A, 8%, 2/12/15	3,991,000,000	HUF	$21,456,958
Series 17/B, 6.75%, 2/24/17	235,700,000	HUF	1,163,106
Series 19/A, 6.50%, 6/24/19	1,410,000,000	HUF	6,778,419

			91,386,561

Indonesia—0.8%
Indonesia (Republic of) Nts.:
6.875%, 1/17/18[13]	9,000,000		9,945,000
7.25%, 4/20/15[13]	3,385,000		3,808,125
Indonesia (Republic of) Sr. Unsec. Nts.:
7.75%, 1/17/38[13]	4,875,000		5,533,125
10.375%, 5/4/14[13]	3,050,000		3,774,375
11.625%, 3/4/19[13]	2,410,000		3,470,400
Indonesia (Republic of) Unsec. Nts., 8.50%, 10/12/35[13]	6,920,000		8,355,900

			34,886,925

Israel—0.5%
Israel (State of) Bonds:
5.50%, 2/28/17	37,270,000	ILS	10,687,232
6%, 2/28/19	16,250,000	ILS	4,830,381
Series 2682, 7.50%, 3/31/14	25,080,000	ILS	7,862,561

			23,380,174

Italy—1.7%
Italy (Repubic of) Treasury Bonds, 5%, 9/1/40	24,070,000	EUR	35,723,093
Italy (Republic of) Treasury Bonds:
Buoni del Tesoro Poliennali, 3.75%, 12/15/13	20,557,000	EUR	30,638,055
Buoni del Tesoro Poliennali, 5.25%, 8/1/11	7,420,000	EUR	11,254,824

			77,615,972

Japan—2.9%
Japan (Government of) Bonds:
2 yr., 0.20%, 10/15/11	797,000,000	JPY	8,568,381
5 yr., Series 72, 1.50%, 6/20/13	3,026,000,000	JPY	33,841,652
10 yr., Series 284, 1.70%, 12/20/16	2,996,000,000	JPY	34,177,079
10 yr., Series 301, 1.50%, 6/20/19	1,979,000,000	JPY	21,799,003
20 yr., Series 112, 2.10%, 6/20/29	2,781,000,000	JPY	30,076,723

			128,462,838

Mexico—2.7%
United Mexican States Bonds:
5.625%, 1/15/17	8,220,000		8,610,450
Series A, 6.375%, 1/16/13	2,230,000		2,475,300
Series M10, 7.75%, 12/14/17[1]	191,930,000	MXN	14,612,619
Series MI10, 8%, 12/19/13	453,000,000	MXN	35,690,804
Series M10, 8%, 12/17/15	94,000,000	MXN	7,313,706
Series MI10, 9.50%, 12/18/14[1]	84,600,000	MXN	7,021,761
Series M20, 10%, 12/5/24[1]	457,500,000	MXN	40,160,470
United Mexican States Sr. Unsec. Bonds, 6.05%, 1/11/40	790,000		763,377
United Mexican States Sr. Unsec. Nts., 5.875%, 2/17/14	2,045,000		2,234,163

			118,882,650

Norway—0.0%
Norway (Kingdom of) Bonds, 6.50%, 5/15/13	6,375,000	NOK	1,217,483
Panama—0.4%
Panama (Republic of) Bonds:
7.25%, 3/15/15	6,970,000		7,963,225
8.875%, 9/30/27	1,375,000		1,794,375
9.375%, 4/1/29	2,860,000		3,818,100
Panama (Republic of)
Unsec. Bonds, 7.125%, 1/29/26	2,275,000		2,576,438

			16,152,138

Peru—1.2%
Peru (Republic of) Bonds:
7.35%, 7/21/25	5,380,000		6,187,000
7.84%, 8/12/20	38,180,000	PEN	15,232,617
9.91%, 5/5/15	22,090,000	PEN	9,631,576
Series 7, 8.60%, 8/12/17	42,800,000	PEN	18,100,148
Peru (Republic of) Sr. Nts., 4.533%, 2/28/16[12]	363,871		290,296
Peru (Republic of) Sr. Unsec. Nts., 7.125%, 3/30/19	2,670,000		3,083,850

			52,525,487

Philippines—0.2%
Philippines (Republic of the) Bonds, 8%, 1/15/16	1,760,000		2,050,400
Philippines (Republic of the) Unsec. Bonds, 7.75%, 1/14/31	4,710,000		5,334,075

			7,384,475

Poland—0.4%
Poland (Republic of) Bonds:
Series 0414, 5.75%, 4/25/14[13]	25,085,000	PLZ	8,786,369
Series 0511, 4.25%, 5/24/11	23,900,000	PLZ	8,310,466

			17,096,835

Portugal—0.1%
Portugal (Republic of) Obrigacoes Do Tesouro Bonds, 5%, 6/15/12	2,720,000	EUR	4,164,317
South Africa—0.7%
South Africa (Republic of) Bonds:
7.50%, 1/15/14	50,790,000	ZAR	6,654,103
Series R157, 13.50%, 9/15/15	153,140,000	ZAR	25,485,775

			32,139,878

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount		Value
Spain—0.3%
Spain (Government of) Bonos Y Oblig Del Estado, 4.25% 1/31/14	8,075,000	EUR	$12,217,679
Sweden—0.1%
Sweden (Kingdom of) Bonds, Series 1050, 3%, 7/12/16	19,420,000	SEK	2,718,786
The Netherlands—0.1%
Netherlands (Kingdom of the) Bonds, 5%, 7/15/11	3,730,000	EUR	5,657,904
Turkey—4.3%
Turkey (Republic of) Bonds:
6.75%, 4/3/18	6,790,000		7,401,100
7%, 9/26/16	6,480,000		7,192,800
7%, 3/11/19	2,710,000		2,967,450
10.622%, 8/6/14	19,170,000	TRY	13,114,525
10.673%, 5/11/11[12]	21,580,000	TRY	12,924,740
12.032%, 2/2/11[12]	4,115,000	TRY	2,530,885
16%, 3/7/12[1]	160,285,000	TRY	120,847,245
Series CPI, 10%, 2/15/12[1]	6,810,000	TRY	6,343,019
Series CPI, 12%, 8/14/13[1]	6,930,000	TRY	6,266,206
Turkey (Republic of) Nts.:
7.25%, 3/15/15	3,180,000		3,577,500
7.50%, 7/14/17	3,480,000		3,967,200
Turkey (Republic of) Sr. Unsec. Nts., 7.50%, 11/7/19	4,220,000		4,779,150

			191,911,820

Ukraine—0.2%
Ukraine (Republic of) Sr. Unsec. Nts., 6.75%, 11/14/17[13]	2,710,000		2,086,700
Ukraine (Republic of) Unsec. Bonds, 6.385%, 6/26/12[13]	7,200,000		6,192,000

			8,278,700

United Arab Emirates—0.1%
Dubai DOF Sukuk Ltd. Sr. Unsec. Unsub. Nts., 6.396%, 11/3/14	3,020,000		2,884,100
United Kingdom—0.7%
United Kingdom Treasury Bonds:
2.25%, 3/7/14	5,620,000	GBP	8,920,597
4.25%, 3/7/11	5,375,000	GBP	9,030,333
4.75%, 12/7/38	6,950,000	GBP	11,837,889

			29,788,819

Uruguay—0.3%
Uruguay (Oriental Republic of) Bonds, 7.625%, 3/21/36	3,445,000		3,746,438
Uruguay (Oriental Republic of) Sr. Nts., 6.875%, 9/28/25	3,850,000		4,061,750
Uruguay (Oriental Republic of) Unsec. Bonds, 8%, 11/18/22	6,875,000		7,906,250

			15,714,438

Venezuela—0.5%
Venezuela (Republic of) Bonds, 9%, 5/7/23	3,495,000		2,367,863
Venezuela (Republic of) Nts., 8.50%, 10/8/14	3,740,000		2,963,950
Venezuela (Republic of) Unsec. Bonds, 7.65%, 4/21/25	12,685,000		7,515,863
Venezuela (Republic of) Unsec. Nts.:
6%, 12/9/20	7,040,000		3,889,600
13.625%, 8/15/18[13]	5,080,000		4,629,150

			21,366,426

Total Foreign
Government Obligations (Cost $1,836,184,447)			1,880,814,501

Loan Participations—2.1%
Bayerische Hypo-und Vereinsbank AG for the City of Kiev, Ukraine Nts., 8.625%, 7/15/11[13]	5,520,000		4,457,400
CIT Group, Inc., Sr. Sec. Credit Facilities Term Loan, 7.50%, 1/18/12[1,8]	6,305,000		6,478,388
Credit Suisse First Boston International:
Export-Import Bank of Ukraine, 7.65% Sr. Sec. Bonds, 9/7/11	1,400,000		1,190,000
Export-Import Bank of Ukraine, 8.40% Sec. Nts., 2/9/16	4,610,000		3,411,400
Gaz Capital SA:
6.212% Sr. Unsec. Unsub. Nts., 11/22/16[13]	3,760,000		3,619,000
7.288% Sr. Sec. Nts., 8/16/37[13]	10,140,000		9,404,850
8.125% Nts., 7/31/14[13]	3,030,000		3,226,950
8.146% Sr. Sec. Nts., 4/11/18[13]	5,280,000		5,590,200
8.625% Sr. Sec. Nts., 4/28/34[13]	3,330,000		3,654,675
9.25% Sr. Unsec. Unsub. Nts., 4/23/19[13]	1,510,000		1,691,200
Kuznetski Capital SA/Bank of Moscow, 7.375% Nts., 11/26/10[13]	1,510,000		1,574,175
Nuveen Investments, Inc., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 12.50%, 7/20/15[1,3]	6,840,000		7,156,350
RSHB Capital SA/OJSC Russian Agricultural Bank, 7.75% Nts., 5/29/18[13]	2,250,000		2,470,500
Steel Capital SA for OAO Severstal, 9.75% Sec. Nts., 7/29/13[13]	6,030,000		6,105,375
TransCapitalInvest Ltd. for OJSC AK Transneft:
5.67% Sec. Bonds, 3/5/14[13]	2,760,000		2,783,344
8.70% Sec. Nts., 8/7/18[13]	1,500,000		1,721,534

	Principal
	Amount	Value

Loan Participations Continued
VIP Finance Ireland Ltd., 9.125% Bonds, 4/30/18[13]	$8,290,000	$8,891,025
VTB Capital SA:
6.25% Sr. Nts., 6/30/35[13]	760,000	712,500
6.315% Sub. Unsec. Nts., 2/4/15	16,470,000	16,416,258
6.875% Sr. Sec. Nts., 5/29/18[13]	3,030,000	3,030,000

Total Loan Participations (Cost $93,029,860)		93,585,124

Corporate Bonds and Notes—24.1%
Consumer Discretionary—4.1%
Auto Components—0.2%
Allison Transmission, Inc., 11% Sr. Nts., 11/1/15[13]	5,245,000	5,533,475
American Axle & Manufacturing Holdings, Inc., 9.25% Sr. Sec. Nts., 1/15/17[13]	3,460,000	3,529,200
Goodyear Tire & Rubber Co. (The), 9% Sr. Unsec. Nts., 7/1/15	1,225,000	1,280,125

		10,342,800

Automobiles—0.3%
Case New Holland, Inc., 7.125% Sr. Unsec. Nts., 3/1/14	4,420,000	4,508,400
Ford Motor Co., 7.45% Bonds, 7/16/31	5,680,000	5,048,100
Ford Motor Credit Co. LLC:
7.50% Sr. Unsec. Unsub. Nts., 8/1/12	3,150,000	3,178,473
8.125% Sr. Unsec. Nts., 1/15/20	2,435,000	2,396,904

		15,131,877

Diversified Consumer
Services—0.1%
Service Corp. International:
6.75% Sr. Unsec. Nts., 4/1/15	1,720,000	1,694,200
7% Sr. Unsec. Unsub. Nts., 6/15/17	840,000	819,000
StoneMor Operating LLC/Cornerstone Family Service of West Virginia, Inc./Osiris Holdings of Maryland Subsidiary, Inc., 10.25% Sr. Nts., 12/1/17[13]	1,875,000	1,917,188

		4,430,388

Hotels, Restaurants & Leisure—1.1%
CCM Merger, Inc., 8% Unsec. Nts., 8/1/13[13]	1,725,000	1,408,031
Greektown Holdings, Inc., 10.75% Sr. Nts., 12/1/13[2,13]	4,560,000	712,500
Harrah’s Operating Co., Inc., 10% Sr. Sec. Nts., 12/15/18[13]	5,887,000	4,753,753
Harrah’s Operating Escrow LLC/Harrah’s Escrow Group, 11.25% Sr. Sec. Nts., 6/1/17[13]	1,610,000	1,692,513
Isle of Capri Casinos, Inc., 7% Sr. Unsec. Sub. Nts., 3/1/14	2,890,000	2,586,550
Landry’s Restaurant, Inc., 11.625% Sr. Sec. Nts., 12/1/15[13]	2,500,000	2,662,500
Las Vegas Sands Corp., 6.375% Sr. Unsec. Nts., 2/15/15	3,295,000	2,932,550
Mashantucket Pequot Tribe, 8.50% Bonds, Series A, 11/15/15[2,13]	7,090,000	1,772,500
MGM Mirage, Inc.:
6.75% Sr. Unsec. Nts., 4/1/13	1,135,000	984,613
8.50% Sr. Unsec. Nts., 9/15/10	845,000	845,000
Mohegan Tribal Gaming Authority:
6.125% Sr. Unsec. Sub. Nts., 2/15/13	1,630,000	1,314,188
11.50% Sr. Sec. Nts., 11/1/17[13]	2,580,000	2,644,500
Park Place Entertainment Corp., 7.875% Sr. Sub. Nts., 3/15/10	2,900,000	2,900,000
Peninsula Gaming LLC:
8.375% Sr. Sec. Nts., 8/15/15[13]	460,000	461,150
10.75% Sr. Unsec. Nts., 8/15/17[13]	1,150,000	1,161,500
Penn National Gaming, Inc., 8.75% Sr. Unsec. Sub. Nts., 8/15/19[13]	2,825,000	2,902,688
Pinnacle Entertainment, Inc.:
8.25% Sr. Unsec. Sub. Nts., 3/15/12	1,198,000	1,203,990
8.625% Sr. Nts., 8/1/17[13]	455,000	466,375
Pokagon Gaming Authority, 10.375% Sr. Nts., 6/15/14[13]	1,795,000	1,875,775
Premier Cruise Ltd., 11% Sr. Nts., 3/15/08[2,3,4]	250,000	—
Station Casinos, Inc., 6.50% Sr. Unsec. Sub. Nts., 2/1/14[2]	10,465,000	104,650
Travelport LLC, 11.875% Sr. Unsec. Sub. Nts., 9/1/16	3,845,000	4,094,925
Wendy’s/Arby’s Restaurants LLC, 10% Sr. Unsec. Unsub. Nts., 7/15/16[13]	4,060,000	4,445,700
Wynn Las Vegas LLC/Wynn Las Vegas Capital Corp., 6.625% Nts., 12/1/14	3,410,000	3,311,963

		47,237,914

Household Durables—0.3%
Beazer Homes USA, Inc.:
8.375% Sr. Nts., 4/15/12	675,000	637,875
8.625% Sr. Unsec. Nts., 5/15/11	1,425,000	1,396,500

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Household Durables Continued
Jarden Corp., 7.50% Sr. Unsec. Sub. Nts., 5/1/17	$4,695,000	$4,706,738
K. Hovnanian Enterprises, Inc.:
7.75% Sr. Unsec. Sub. Nts., 5/15/13	1,005,000	768,825
8.875% Sr. Sub. Nts., 4/1/12	3,325,000	2,809,625
Lennar Corp., 12.25% Sr. Unsec. Unsub. Nts., 6/1/17[3]	915,000	1,107,150

		11,426,713

Internet & Catalog Retail—0.0%
NetFlix, Inc., 8.50% Sr. Unsec. Nts., 11/15/17[13]	990,000	1,032,075
Leisure Equipment & Products—0.1%
Colt Defense LLC, 8.75% Sr. Unsec. Nts., 11/15/17[13]	2,750,000	2,853,125
Easton-Bell Sports, Inc., 9.75% Sr. Sec. Nts., 12/1/16[13]	500,000	520,625

		3,373,750

Media—1.5%
Allbritton Communications Co., 7.75% Sr. Unsec. Sub. Nts., 12/15/12	3,905,000	3,861,069
AMC Entertainment, Inc., 8% Sr. Unsec. Sub. Nts., 3/1/14	3,415,000	3,278,400
American Media Operations, Inc.:
9% Sr. Unsec. Nts., 5/1/13[13,14]	309	199
12.02% Sr. Sub. Nts., 11/1/13[13,14]	8,628,552	5,565,416
Belo Corp., 7.75% Sr. Unsec. Unsub. Debs., 6/1/27	2,260,000	1,819,300
Cequel Communications Holdings I LLC, 8.625% Sr. Unsec. Nts., 11/15/17[13]	2,480,000	2,517,200
Charter Communications, Inc., 13.50% Sr. Nts., 11/30/16	1,349,415	1,595,683
Clear Channel Worldwide Holdings, Inc.:
9.25% Sr. Nts., 12/15/17[13]	780,000	807,300
9.25% Sr. Unsec. Nts., 12/15/17[13]	195,000	199,875
Fisher Communications, Inc., 8.625% Sr. Unsec. Nts., 9/15/14	670,000	645,713
Lin Television Corp., 6.50% Sr. Sub. Nts., 5/15/13	7,735,000	7,502,950
Marquee Holdings, Inc., 9.505% Sr. Nts., 8/15/14[1]	1,615,000	1,350,544
Mediacom LLC/Mediacom Capital Corp., 9.125% Sr. Nts., 8/15/19[13]	4,925,000	5,048,125
MediaNews Group, Inc.:
6.375% Sr. Sub. Nts., 4/1/14[2,3]	1,330,000	3,458
6.875% Sr. Unsec. Sub. Nts., 10/1/13[2,3]	2,870,000	7,462
News America, Inc., 6.15% Sr. Unsec. Unsub. Nts., 3/1/37	1,451,000	1,448,317
NTL Cable plc, 9.125% Sr. Nts., 8/15/16	2,150,000	2,276,313
Radio One, Inc., 6.375% Sr. Unsec. Sub. Nts., 2/15/13	705,000	520,819
Reynolds Group, 7.75% Sr. Sec. Nts., 10/15/16[13]	2,935,000	3,015,713
Salem Communications Corp., 9.625% Sr. Sec. Nts., 12/15/16[13]	1,000,000	1,052,500
Sinclair Broadcast Group, Inc., 8% Sr. Unsec. Sub. Nts., 3/15/12	6,250,000	6,125,000
Sinclair Television Group, Inc., 9.25% Sr. Sec. Nts., 11/1/17[13]	675,000	705,375
Time Warner Cable, Inc., 8.75% Sr. Unsub. Nts., 2/14/19	993,000	1,212,228
Time Warner, Inc., 6.50% Sr. Unsec. Debs., 11/15/36	2,193,000	2,297,214
TL Acquisitions, Inc., 10.50% Sr. Nts., 1/15/15[13]	3,505,000	3,369,181
Valassis Communications, Inc., 8.25% Sr. Unsec. Unsub. Nts., 3/1/15	4,325,000	4,335,813
Virgin Media Finance plc, 8.75% Sr. Unsec. Nts., 4/15/14	209,000	216,838
Warner Music Group Corp., 7.375% Sr. Sub. Bonds, 4/15/14	4,260,000	4,137,525

		64,915,530

Multiline Retail—0.1%
Bon-Ton Stores, Inc. (The), 10.25% Sr. Unsec. Unsub. Nts., 3/15/14	3,620,000	3,357,550

Specialty Retail—0.3%
Burlington Coat Factory Warehouse Corp., 11.125% Sr. Unsec. Nts., 4/15/14	3,315,000	3,439,313
Home Depot, Inc. (The), 5.875% Sr. Unsec. Unsub. Nts., 12/16/36	2,664,000	2,579,959
Leslie’s Poolmart, Inc., 7.75% Sr. Unsec. Nts., 2/1/13	2,430,000	2,454,300
Michaels Stores, Inc., 10% Sr. Unsec. Unsub. Nts., 11/1/14	5,115,000	5,319,600
Sally Holdings LLC, 10.50% Sr. Unsec. Sub. Nts., 11/15/16	1,280,000	1,382,400

		15,175,572

	Principal
	Amount		Value
Textiles, Apparel & Luxury
Goods—0.1%
Levi Strauss & Co., 9.75% Sr. Unsec. Unsub. Nts., 1/15/15	$3,765,000		$3,972,075
Consumer Staples—1.2%
Beverages—0.1%
AmBev International Finance Co. Ltd., 9.50% Sr. Unsec. Unsub. Nts., 7/24/17[1,13]	4,470,000	BRR	2,516,140
Cott Beverages, Inc., 8.375% Sr. Nts., 11/15/17[13]	2,850,000		2,949,750

			5,465,890

Food & Staples Retailing—0.3%
Albertson’s, Inc., 8% Sr. Unsec. Debs., 5/1/31	4,505,000		4,110,813
Pantry, Inc. (The), 7.75% Sr. Unsec. Sub. Nts., 2/15/14	1,805,000		1,741,825
Real Time Data Co., 11% Nts., 5/31/09[2,3,4,14]	142,981		—
Rite Aid Corp.:
7.50% Sr. Sec. Nts., 3/1/17	5,620,000		5,310,900
9.50% Sr. Unsec. Unsub. Nts., 6/15/17	1,990,000		1,741,250

			12,904,788

Food Products—0.6%
ASG Consolidated LLC/Finance, Inc., 11.50% Sr. Unsec. Nts., 11/1/11	5,130,000		5,168,475
Bumble Bee Foods LLC, 7.75% Sr. Sec. Nts., 12/15/15[13]	1,220,000		1,226,100
Chiquita Brands International, Inc.:
7.50% Sr. Unsec. Nts., 11/1/14	890,000		885,550
8.875% Sr. Unsec. Unsub. Nts., 12/1/15	2,255,000		2,311,375
Dean Foods Co., 7% Sr. Unsec. Unsub. Nts., 6/1/16	3,060,000		3,014,100
JBS USA LLC/JBS USA Finance, Inc., 11.625% Sr. Nts., 5/1/14[3]	2,730,000		3,105,375
MHP SA, 10.25% Sr. Sec. Sub. Bonds, 11/30/11[13]	1,500,000		1,380,000
Pinnacle Foods Finance LLC, 9.25% Sr. Unsec. Nts., 4/1/15[13]	975,000		994,500
Pinnacle Foods Finance LLC/Pinnacle Foods Finance Corp., 10.625% Sr. Sub. Nts., 4/1/17	6,610,000		6,907,450
Smithfield Foods, Inc., 7% Sr. Nts., 8/1/11	4,515,000		4,526,288

			29,519,213

Personal Products—0.1%
Elizabeth Arden, Inc., 7.75% Sr. Unsec. Sub. Nts., 1/15/14	2,725,000		2,697,750
Revlon Consumer Products Corp., 9.75% Sr. Sec. Nts., 11/15/15[13]	1,000,000		1,037,500

			3,735,250

Tobacco—0.1%
Altria Group, Inc., 9.70% Sr. Unsec. Nts., 11/10/18	2,248,000		2,783,244
Energy—3.6%
Energy Equipment & Services—0.2%
Helix Energy Solutions Group, Inc., 9.50% Sr. Unsec. Nts., 1/15/16[13]	3,490,000		3,594,700
Key Energy Services, Inc., 8.375% Sr. Unsec. Nts., 12/1/14	2,830,000		2,851,225
North American Energy Alliance LLC, 10.875% Sr. Sec. Nts., 6/1/16[13]	1,600,000		1,708,000

			8,153,925

Oil, Gas & Consumable
Fuels—3.4%
Alon Refining Krotz Springs, Inc., 13.50% Sr. Sec. Nts., 10/15/14[13]	3,665,000		3,435,938
Antero Resources Finance Corp., 9.375% Sr. Nts., 12/7/17[13]	2,130,000		2,183,250
Arch Coal, Inc., 8.75% Sr. Nts., 8/1/16[13]	4,810,000		5,110,625
Atlas Energy Resources LLC, 10.75% Sr. Unsec. Nts., 2/1/18	4,650,000		5,161,500
Atlas Pipeline Partners LP, 8.125% Sr. Unsec. Nts., 12/15/15	2,285,000		2,033,650
Berry Petroleum Co.:
8.25% Sr. Sub. Nts., 11/1/16	1,940,000		1,920,600
10.25% Sr. Unsec. Nts., 6/1/14	2,485,000		2,714,863
Bill Barrett Corp., 9.875% Sr. Nts., 7/15/16	2,365,000		2,530,550
Bumi Capital Pte. Ltd., 12% Sr. Sec. Nts., 11/10/16[13]	2,700,000		2,720,250
Canadian Natural Resources Ltd., 6.75% Sr. Unsec. Unsub. Nts., 2/1/39	1,663,000		1,844,344
Chesapeake Energy Corp., 6.875% Sr. Unsec. Nts., 1/15/16	1,780,000		1,788,900

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount		Value
Oil, Gas & Consumable Fuels Continued
Cimarex Energy Co., 7.125% Sr. Nts., 5/1/17	$1,260,000		$1,278,900
Cloud Peak Energy Resources LLC, 8.25% Sr. Unsec. Nts., 12/15/17[13]	3,505,000		3,522,525
Concho Resources, Inc., 8.625% Sr. Unsec. Nts., 10/1/17	2,635,000		2,779,925
Continental Resources, Inc., 8.25% Sr. Unsec. Nts., 10/1/19[13]	1,415,000		1,492,825
Denbury Resources, Inc., 7.50% Sr. Sub. Nts., 12/15/15	2,670,000		2,676,675
Enterprise Products Operating LLP, 8.375% Jr. Sub. Nts., 8/1/66[1]	5,385,000		5,256,875
Forest Oil Corp.:
7.25% Sr. Unsec. Nts., 6/15/19[13]	1,900,000		1,885,750
8.50% Sr. Nts., 2/15/14[13]	4,790,000		5,029,500
Kazmunaigaz Finance Sub BV:
9.125% Nts., 7/2/18[13]	5,330,000		5,942,950
11.75% Sr. Unsec. Nts., 1/23/15[13]	16,600,000		20,086,000
Kinder Morgan Energy Partners LP, 6% Sr. Unsec. Nts., 2/1/17	2,121,000		2,230,072
Mariner Energy, Inc., 11.75% Sr. Unsec. Nts., 6/30/16	3,045,000		3,410,400
Murray Energy Corp., 10.25% Sr. Sec. Nts., 10/15/15[13]	3,490,000		3,490,000
Nak Naftogaz Ukraine, 9.50% Unsec. Nts., 9/30/14	2,570,000		2,184,474
OPTI Canada, Inc., 9% Sr. Sec. Nts., 12/15/12[13]	1,755,000		1,803,263
Pemex Project Funding Master Trust, 6.625% Sr. Unsec. Unsub. Nts., 6/15/38[13]	5,360,000		5,014,457
Petrobras International Finance Co., 7.875% Sr. Unsec. Nts., 3/15/19	3,090,000		3,577,639
Petrohawk Energy Corp., 10.50% Sr. Unsec. Nts., 8/1/14	3,400,000		3,731,500
Petroleos Mexicanos, 8% Unsec. Unsub. Nts., 5/3/19	2,130,000		2,476,125
Petroleum Co. of Trinidad & Tobago Ltd., 9.75% Sr. Unsec. Nts., 8/14/19[13]	3,880,000		4,360,150
Petroleum Export Ltd. Cayman SPV, 5.265% Sr. Nts., Cl. A3, 6/15/11[13]	1,733,653		1,690,424
Plains Exploration & Production Co., 10% Sr. Unsec. Nts., 3/1/16	5,030,000		5,533,000
PT Adaro Indonesia, 7.625% Nts., 10/22/19[13]	3,050,000		3,030,938
Quicksilver Resources, Inc.:
8.25% Sr. Unsec. Nts., 8/1/15	3,675,000		3,785,250
11.75% Sr. Nts., 1/1/16	2,260,000		2,576,400
SandRidge Energy, Inc.:
8.75% Sr. Nts., 1/15/20[13]	2,825,000		2,839,125
9.875% Sr. Unsec. Nts., 5/15/16[13]	4,000,000		4,230,000
Southwestern Energy Co., 7.50% Sr. Nts., 2/1/18	2,050,000		2,183,250
Tengizchevroil LLP, 6.124% Nts., 11/15/14[13]	1,516,980		1,524,565
TGI International Ltd., 9.50% Nts., 10/3/17[13]	2,692,000		2,920,820
Western Refining, Inc., 11.25% Sr. Sec. Nts., 6/15/17[13]	3,005,000		2,734,550
Williams Cos., Inc. (The), 8.75% Unsec. Nts., 3/15/32	1,996,000		2,394,974

			149,117,771

Financials—4.5%
Capital Markets—0.6%
Banco de Credito del Peru, 9.75% Jr. Sub. Nts., 11/6/69[3]	1,550,000		1,639,125
Goldman Sachs Group, Inc. (The):
6.15% Sr. Unsec. Nts., 4/1/18	6,610,000		7,087,487
7.50% Sr. Unsec. Nts., 2/15/19	1,740,000		2,031,939
Morgan Stanley, 6% Sr. Unsec. Unsub. Nts., Series F, 4/28/15	10,970,000		11,698,781
RailAmerica, Inc., 9.25% Sr. Sec. Nts., 7/1/17	1,455,000		1,555,031
UBS AG Stamford CT, 5.75% Sr. Unsec. Nts., 4/25/18	1,471,000		1,499,949

			25,512,312

Commercial Banks—1.6%
Banco BMG SA, 9.15% Nts., 1/15/16[13]	3,520,000		3,643,200
Banco de Credito del Peru, 6.95% Sub. Nts., 11/7/21[1,13]	1,510,000		1,472,250
Banco do Brasil SA, 8.50% Jr. Sub. Perpetual Bonds[13,15]	4,250,000		4,547,500
Bank of Scotland plc:
4.375% Sr. Sec. Nts., 7/13/16	8,035,000	EUR	11,579,951
4.50% Sr. Sec. Nts., 7/13/21	5,504,000	EUR	7,514,309
Corparacion Adina de Fomento, 8.125% Nts., 6/4/19	1,980,000		2,295,608

	Principal
	Amount		Value
Commercial Banks Continued
Depfa ACS Bank, 4.375% Sr. Sec. Nts., 1/15/15	5,550,000	EUR	$7,985,971
HSBC Finance Corp.:
4.75% Sr. Unsec. Nts., 7/15/13	1,378,000		1,435,993
5.70% Sr. Unsec. Nts., 6/1/11	1,557,000		1,627,171
HSBK Europe BV:
7.25% Unsec. Unsub. Nts., 5/3/17[13]	1,360,000		1,251,200
9.25% Sr. Nts., 10/16/13[13]	13,170,000		13,565,100
ICICI Bank Ltd.:
5.50% Sr. Unsec. Nts., 3/25/15[13]	6,050,000		6,028,317
6.375% Bonds, 4/30/22[1,13]	6,060,000		5,455,509
Inter-American Development Bank, 8.729% Nts., 1/25/12[1]	441,785,730	COP	203,338
Ongko International Finance Co. BV, 10.50% Sec. Nts., 3/29/10[2,3,4]	90,000		—
Salisbury International Investments Ltd., 4.434% Sec. Nts., Series 2006-003, Tranche E, 7/20/11[1,3]	1,100,000		902,990

			69,508,407

Consumer Finance—0.2%
American Express Credit Corp.:
5.875% Sr. Unsec. Nts., 5/2/13	2,045,000		2,196,271
7.30% Sr. Unsec. Nts., Series C, 8/20/13	2,196,000		2,470,028
Capital One Bank USA NA, 8.80% Sub. Nts., 7/15/19	1,296,000		1,534,004
JSC Astana Finance, 9.16% Nts., 3/14/12[2,3]	7,200,000		1,224,000
SLM Corp., 8.45% Sr. Unsec. Nts., Series A, 6/15/18	2,145,000		2,119,725

			9,544,028

Diversified Financial Services—1.4%
Autopistas del Nordeste Cayman Ltd., 9.39% Nts., 1/15/26[13]	5,344,092		4,008,069
BA Covered Bond Issuer, 4.25% Sec. Nts., 4/5/17	1,655,000	EUR	2,314,917
Banco Invex SA, 27.981% Mtg.-Backed Certificates, Series 062U, 3/13/34[1,16]	4,830,734	MXN	1,248,118
Bank of America Corp.:
4.90% Sr. Unsec. Nts., 5/1/13	2,750,000		2,853,133
5.65% Sr. Unsec. Nts., 5/1/18	7,280,000		7,405,849
Citigroup, Inc.:
5.50% Sr. Unsec. Nts., 4/11/13	10,816,000		11,222,000
6.50% Sr. Nts., 8/19/13	2,944,000		3,138,457
Cloverie plc, 4.503% Sec. Nts., Series 2005-93, 12/20/10[1,3]	1,100,000		1,021,900
Export-Import Bank of Korea (The), 5.875% Sr. Unsec. Nts., 1/14/15	3,100,000		3,333,898
GMAC LLC, 8% Sr. Unsec. Unsub. Nts., 11/1/31[13]	7,960,000		7,243,600
JPMorgan Hipotecaria su Casita:
6.47% Sec. Nts., 8/26/35[3]	5,808,600	MXN	391,080
25.825% Mtg.-Backed Certificates, Series 06U, 9/25/35[1]	2,213,603	MXN	412,753
Merrill Lynch & Co., Inc., 7.75% Jr. Sub. Bonds, 5/14/38	7,515,000		8,282,049
National Rural Utilities Cooperative Finance Corp., 10.375% Sec. Bonds, 11/1/18	1,153,000		1,530,189
Tiers-BSP, 0%/8.60% Collateralized Trust, Cl. A, 6/15/97[13,17]	6,360,000		3,015,263
Universal City Development Partners Ltd., 8.875% Sr. Nts., 11/15/15[13]	2,815,000		2,769,256

			60,190,531

Insurance—0.2%
American International Group, Inc., 8.25% Sr. Unsec. Nts., 8/15/18	3,753,000		3,528,770
International Lease Finance Corp.:
6.375% Sr. Unsec. Nts., 3/25/13	1,676,000		1,378,921
6.625% Sr. Unsec. Nts., Series R, 11/15/13	1,258,000		1,013,484
Multiplan, Inc., 10.375% Sr. Sub. Nts., 4/15/16[3]	3,975,000		3,895,500
Prudential Financial, Inc., 7.375% Sr. Unsec. Unsub. Nts., 6/15/19	1,086,000		1,219,696

			11,036,371

Real Estate Investment
Trusts—0.1%
DuPont Fabros Technology LP, 8.50% Sr. Unsec. Nts., 12/15/17[13]	1,710,000		1,746,338
Simon Property Group LP, 5.30% Sr. Unsec. Nts., 5/30/13	1,851,000		1,911,348

			3,657,686

Thrifts & Mortgage
Finance—0.4%
Banco Hipotecario SA, 9.75% Sr. Unsec. Nts., 4/27/16[13]	1,370,000		1,191,900
WM Covered Bond Program:
3.875% Sec. Nts., Series 1, 9/27/11	1,704,000	EUR	2,507,628

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount		Value
Thrifts & Mortgage Finance Continued
WM Covered Bond Program: Continued
4% Sec. Mtg. Nts., Series 2, 9/27/16	10,595,000	EUR	$14,932,925
4.375% Sec. Nts., 5/19/14	1,150,000	EUR	1,688,959

			20,321,412

Health Care—1.3%
Health Care Equipment & Supplies—0.2%
Biomet, Inc., 10.375% Sr. Unsec. Nts., 10/15/17[14]	6,360,000		6,932,400
Inverness Medical Innovations, Inc., 7.875% Sr. Nts., 2/1/16[13]	1,630,000		1,605,550
Universal Hospital Services, Inc., 8.50% Sr. Sec. Nts., 6/1/15[14]	2,340,000		2,316,600

			10,854,550

Health Care Providers & Services—1.0%
Apria Healthcare Group, Inc.:
11.25% Sr. Sec. Nts., 11/1/14[13]	1,535,000		1,692,338
12.375% Sr. Sec. Nts., 11/1/14[13]	1,345,000		1,486,225
Catalent Pharma Solutions, Inc., 9.50% Sr. Unsec. Nts., 4/15/15[14]	1,876,481		1,702,907
Community Health Systems, Inc., 8.875% Sr. Unsec. Nts., 7/15/15	5,380,000		5,581,750
HCA, Inc.:
6.375% Nts., 1/15/15	5,165,000		4,900,294
8.50% Sr. Sec. Nts., 4/15/19[13]	1,135,000		1,228,638
HEALTHSOUTH Corp., 10.75% Sr. Unsec. Nts., 6/15/16	4,975,000		5,435,188
Select Medical Corp., 7.625% Sr. Unsec. Sub. Nts., 2/1/15	6,205,000		6,049,875
Tenet Healthcare Corp., 7.375% Nts., 2/1/13	1,890,000		1,904,175
UnitedHealth Group, Inc., 6.875% Sr. Unsec. Nts., 2/15/38	2,103,000		2,180,426
US Oncology Holdings, Inc., 6.428% Sr. Unsec. Nts., 3/15/12[1,14]	1,815,000		1,706,100
US Oncology, Inc., 9.125% Sr. Sec. Nts., 8/15/17	2,155,000		2,273,525
Vanguard Health Holding Co. I LLC, 0%/11.25% Sr. Nts., 10/1/15[17]	4,840,000		5,118,300
WellPoint, Inc., 6.375% Sr. Unsec. Unsub. Nts., 6/15/37	1,483,000		1,513,986

			42,773,727

Pharmaceuticals—0.1%
DJO Finance LLC/DJO Finance Corp., 10.875% Sr. Unsec. Nts., 11/15/14	2,920,000		3,095,200
Industrials—2.4%
Aerospace & Defense—0.3%
BE Aerospace, Inc., 8.50% Sr. Unsec. Nts., 7/1/18	5,510,000		5,854,375
Hawker Beechcraft Acquisition Co. LLC, 8.50% Sr. Unsec. Nts., 4/1/15	750,000		532,500
TransDigm, Inc., 7.75% Nts., 7/15/14[13]	3,390,000		3,457,800
Vought Aircraft Industries, Inc., 8% Sr. Nts., 7/15/11	4,575,000		4,534,969

			14,379,644

Airlines—0.4%
American Airlines Pass Through Trust 2001-2, 7.858% Pass-Through Certificates, Series 2001-2, Cl. A-2, 10/1/11[3]	1,490,000		1,490,000
American Airlines Pass Through Trust 2009-1A, 10.375% Pass-Through Certificates, Series 2009-1A, 7/2/19	830,000		917,150
American Airlines, Inc., 10.50% Sr. Sec. Nts., 10/15/12[13]	4,220,000		4,431,000
Delta Air Lines, Inc.:
9.50% Sr. Sec. Nts., 9/15/14[13]	1,010,000		1,054,188
12.25% Sr. Sec. Nts., 3/15/15[13]	6,050,000		6,080,250
United Air Lines, Inc., 10.40% Sr. Sec. Nts., 11/1/16[3]	3,990,000		4,204,463

			18,177,051

Building Products—0.2%
AMH Holdings, Inc., 11.25% Sr. Unsec. Nts., 3/1/14	1,000,000		970,000
Associated Materials LLC, 9.875% Sr. Sec. Nts., 11/15/16[13]	1,620,000		1,717,200
Goodman Global Group, Inc., 11.843% Sr. Nts., 12/15/14[12,13]	4,155,000		2,378,738
USG Corp., 9.75% Sr. Unsec. Nts., 8/1/14[13]	1,370,000		1,469,325

			6,535,263

Commercial Services &
Supplies—0.3%
Acco Brands Corp., 10.625% Sr. Sec. Nts., 3/15/15[13]	1,365,000		1,508,325
Aramark Services, Inc., 8.50% Sr. Unsec. Nts., 2/1/15	2,320,000		2,401,200
Corrections Corp. of America, 7.75% Sr. Nts., 6/1/17	1,975,000		2,044,125
Iron Mountain, Inc., 7.75% Sr. Sub. Nts., 1/15/15	1,040,000		1,050,400

	Principal
	Amount	Value
Commercial Services & Supplies Continued
West Corp., 9.50% Sr. Unsec. Nts., 10/15/14	$6,895,000	$7,032,900

		14,036,950

Construction & Engineering—0.2%
IIRSA Norte Finance Ltd., 8.75% Sr. Nts., 5/30/24[13]	6,282,138	6,627,655
Odebrecht Finance Ltd.:
7% Sr. Unsec. Nts., 4/21/20[13]	1,530,000	1,554,863
9.625% Sr. Unsec. Nts., 4/9/14[13]	1,520,000	1,759,400

		9,941,918

Industrial Conglomerates—0.3%
General Electric Capital Corp.:
5.40% Sr. Unsec. Nts., Series A, 9/20/13	3,392,000	3,609,017
6.875% Sr. Unsec. Nts., 1/10/39	4,501,000	4,662,950
Tyco International Finance SA, 8.50% Sr. Unsec. Unsub. Nts., 1/15/19	4,435,000	5,365,148

		13,637,115

Machinery—0.2%
Manitowoc Co., Inc. (The), 7.125% Sr. Nts., 11/1/13	4,540,000	4,290,300
Terex Corp., 8% Sr. Unsec. Sub. Nts., 11/15/17	5,015,000	4,852,013

		9,142,313

Marine—0.0%
Navios Maritime Holdings, Inc., 8.875% Nts., 11/1/17[13]	1,240,000	1,294,250
Professional Services—0.1%
Altegrity, Inc., 10.50% Sr. Unsec. Sub. Nts., 11/1/15[13]	2,680,000	2,405,300
Road & Rail—0.3%
Avis Budget Car Rental LLC, 7.625% Sr. Unsec. Unsub. Nts., 5/15/14	6,095,000	5,820,725
Hertz Corp., 10.50% Sr. Unsec. Sub. Nts., 1/1/16	3,785,000	4,059,413
Panama Canal Railway Co., 7% Sr. Sec. Nts., 11/1/26[13]	2,911,280	2,314,468

		12,194,606

Trading Companies & Distributors—0.1%
Ashtead Capital, Inc., 9% Nts., 8/15/16[13]	610,000	613,813
Ashtead Holdings plc, 8.625% Sr. Sec. Nts., 8/1/15[13]	855,000	863,550
RSC Equipment Rental, Inc., 10% Sr. Sec. Nts., 7/15/17[13]	655,000	715,588
United Rentals North America, Inc., 9.25% Sr. Unsec. Unsub. Nts., 12/15/19	1,495,000	1,551,063
United Rentals, Inc., 7% Sr. Sub. Nts., 2/15/14	1,710,000	1,556,100

		5,300,114

Information Technology—1.0%
Computers & Peripherals—0.0%
Seagate Technology International, 10% Sr. Sec. Nts., 5/1/14[13]	1,255,000	1,393,050
Electronic Equipment & Instruments—0.3%
NXP BV/NXP Funding LLC, 7.87% Sr. Sec. Nts., 10/18/14	1,940,000	1,770,250
RBS Global, Inc./Rexnord Corp., 11.75% Sr. Unsec. Sub. Nts., 8/1/16	4,975,000	4,950,125
Sanmina-SCI Corp., 8.125% Sr. Sub. Nts., 3/1/16	6,745,000	6,761,863

		13,482,238

IT Services—0.4%
First Data Corp., 9.875% Sr. Unsec. Nts., 9/24/15	6,495,000	6,089,063
Sabre Holdings Corp., 7.35% Sr. Unsec. Unsub. Nts., 8/1/11	2,765,000	2,816,844
SunGard Data Systems, Inc.:
9.125% Sr. Unsec. Nts., 8/15/13	4,460,000	4,593,800
10.25% Sr. Unsec. Sub. Nts., 8/15/15	3,172,000	3,394,040

		16,893,747

Office Electronics—0.1%
Xerox Corp., 5.65% Sr. Unsec. Nts., 5/15/13	1,495,000	1,558,919
Semiconductors & Semiconductor Equipment—0.2%
Amkor Technology, Inc.:
7.75% Sr. Nts., 5/15/13	1,560,000	1,591,200
9.25% Sr. Unsec. Nts., 6/1/16	3,220,000	3,437,350
Freescale Semiconductor, Inc.:
8.875% Sr. Unsec. Nts., 12/15/14	3,700,000	3,413,250
10.125% Sr. Unsec. Sub. Nts., 12/15/16[13]	2,200,000	1,782,000

		10,223,800

Materials—2.6%
Chemicals—0.6%
Braskem Finance Ltd., 7.25% Sr. Unsec. Nts., 6/5/18[13]	4,185,000	4,279,163

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value
Chemicals Continued
Dow Chemical Co. (The), 7.60% Sr. Unsec. Unsub. Nts., 5/15/14	$2,546,000	$2,899,797
Hexion US Finance Corp./ Hexion Nova Scota Finance ULC, 9.75% Sr. Sec. Nts., 11/15/14	1,810,000	1,782,850
Huntsman International LLC, 7.375% Sr. Unsub. Nts., 1/1/15	7,080,000	6,832,200
Momentive Performance Materials, Inc., 11.50% Sr. Unsec. Sub. Nts., 12/1/16	10,105,000	8,993,450
Nalco Co., 8.875% Unsec. Sub. Nts., 11/15/13	2,135,000	2,209,725
PolyOne Corp., 8.875% Sr. Unsec. Nts., 5/1/12	1,390,000	1,438,650

		28,435,835

Construction Materials—0.1%
C10 Capital SPV Ltd., 6.722% Unsec. Perpetual Debs.[13,15]	2,750,000	1,943,373
CEMEX Finance LLC, 9.50% Sr. Sec. Bonds, 12/14/16[13]	2,270,000	2,389,175

		4,332,548

Containers & Packaging—0.7%
Berry Plastics Holding Corp., 8.875% Sr. Sec. Nts., 9/15/14	7,045,000	6,886,488
Cascades, Inc.:
7.75% Sr. Nts., 12/15/17[13]	1,250,000	1,268,750
7.875% Sr. Nts., 1/15/20[13]	2,435,000	2,483,700
Crown Americas, Inc., 7.75% Sr. Nts., 11/15/15	3,710,000	3,858,400
Graham Packaging Co. LP:
8.25% Sr. Nts., 1/1/17[13]	2,250,000	2,233,125
9.875% Sr. Unsec. Sub. Nts., 10/15/14	4,930,000	5,053,250
Graphic Packing International, Inc., 9.50% Sr. Unsec. Unsub. Nts., 6/15/17	5,295,000	5,639,175
Viskase Companies, Inc., 9.875% Sr. Sec. Nts., 1/15/18[13]	1,465,000	1,483,313

		28,906,201

Metals & Mining—0.9%
Alcoa, Inc., 6.75% Sr. Unsec. Unsub. Nts., 7/15/18	961,000	981,865
CSN Islands XI Corp., 6.875% Sr. Unsec. Nts., 9/21/19[13]	1,900,000	1,909,500
Edgen Murray Corp., 12.25% Sr. Sec. Nts., 1/15/15[13]	2,445,000	2,414,438
Freeport-McMoRan Copper & Gold, Inc., 8.375% Sr. Nts., 4/1/17	1,480,000	1,622,821
Novelis, Inc., 7.25% Sr. Unsec. Nts., 2/15/15[1]	6,055,000	5,797,663
Rio Tinto Finance (USA) Ltd.:
5.875% Sr. Unsec. Unsub. Nts., 7/15/13	2,052,000	2,215,953
9% Sr. Unsec. Nts., 5/1/19	888,000	1,125,718
Teck Resources Ltd., 10.25% Sr. Sec. Nts., 5/15/16	4,005,000	4,685,850
United Maritime LLC, 11.75% Sr. Sec. Nts., 6/15/15[13]	2,440,000	2,458,300
Vale Overseas Ltd., 6.875% Bonds, 11/21/36	604,000	605,003
Vedanta Resources plc, 9.50% Sr. Unsec. Nts., 7/18/18[13]	13,715,000	13,989,300
Voto-Votorantim Overseas Trading Operations, 6.625% Sr. Unsec. Nts., 9/25/19[13]	2,300,000	2,317,250

		40,123,661

Paper & Forest Products—0.3%
Celulosa Arauco y Constitucion SA, 7.25% Sr. Unsec. Unsub. Nts., 7/29/19	1,860,000	2,028,226
Georgia-Pacific LLC:
7.70% Debs., 6/15/15	1,300,000	1,371,500
8.25% Sr. Unsec. Nts., 5/1/16[13]	3,460,000	3,684,900
PE Paper Escrow GmbH, 12% Sr. Sec. Nts., 8/1/14[13]	1,835,000	2,031,270
Verso Paper Holdings LLC, 9.125% Sr. Sec. Nts., 8/1/14	3,625,000	3,480,000

		12,595,896

Telecommunication Services—1.8%
Diversified Telecommunication Services—0.9%
Axtel SAB de CV, 9% Sr. Unsec. Nts., 9/22/19[13]	1,545,000	1,591,350
Cincinnati Bell, Inc., 8.25% Sr. Nts., 10/15/17	3,260,000	3,325,200
Citizens Communications Co., 6.25% Sr. Nts., 1/15/13	1,960,000	1,974,700
Global Crossing Ltd., 12% Sr. Sec. Nts., 9/15/15[13]	1,590,000	1,752,975
Intelsat Subsidiary Holding Co. Ltd., 8.50% Sr. Unsec. Nts., 1/15/13[13]	2,135,000	2,188,375
Level 3 Financing, Inc., 9.25% Sr. Unsec. Unsub. Nts., 11/1/14	1,855,000	1,762,250
PAETEC Holding Corp., 9.50% Sr. Unsec. Unsub. Nts., 7/15/15	7,115,000	6,883,763
Telecom Italia Capital SA, 7.721% Sr. Unsec. Unsub. Nts., 6/4/38	1,900,000	2,194,363

	Principal
	Amount		Value
Diversified Telecommunication Services Continued
Telefonica del Peru SA, 8% Sr. Unsec. Bonds, 4/11/16[13]	3,290,100	PEN	$1,184,390
Telmar Norte Leste SA, 9.50% Sr. Unsec. Nts., 4/23/19[13]	2,495,000		2,994,000
Verizon Communications, Inc., 8.95% Sr. Unsec. Unsub. Nts., 3/1/39	4,548,000		6,172,996
Windstream Corp.:
7.875% Sr. Nts., 11/1/17[13]	1,710,000		1,697,175
8.625% Sr. Unsec. Unsub. Nts., 8/1/16	5,570,000		5,695,325
Winstar Communications, Inc., 12.75% Sr. Nts., 4/15/10[2,3,4]	250,000		3

			39,416,865

Wireless Telecommunication Services—0.9%
America Movil SAB de CV, 8.46% Sr. Unsec. Unsub. Bonds, 12/18/36	52,700,000	MXN	3,298,060
CC Holdings GS V LLC/Crown Castle GS III Corp., 7.75% Sr. Sec. Nts., 5/1/17[13]	4,720,000		5,050,400
Cricket Communications, Inc.:
7.75% Sr. Sec. Unsub. Nts., 5/15/16	3,510,000		3,518,775
9.375% Sr. Unsec. Nts., 11/1/14	3,610,000		3,646,100
MetroPCS Wireless, Inc., 9.25% Sr. Unsec. Nts., 11/1/14	6,910,000		7,030,925
Nextel Communications, Inc., 7.375% Sr. Nts., Series D, 8/1/15	6,625,000		6,475,938
SBA Telecommunications, Inc.:
8% Sr. Nts., 8/15/16[13]	1,810,000		1,900,500
8.25% Sr. Nts., 8/15/19[13]	4,480,000		4,771,200
Sprint Capital Corp., 8.75% Nts., 3/15/32	6,320,000		5,988,200
Teligent, Inc., 11.50% Sr. Nts., 12/1/08[2,3,4]	500,000		—

			41,680,098

Utilities—1.6%
Electric Utilities—0.8%
Centrais Eletricas Brasileiras
SA, 6.857% Sr. Unsec. Unsub. Nts., 7/30/19[13]	2,300,000		2,504,125
Edison Mission Energy, 7% Sr. Unsec. Nts., 5/15/17	7,120,000		5,660,400
Eletropaulo Metropolitana SA, 19.125% Nts., 6/28/10[3]	1,115,000	BRR	666,054
Empresas Publicas de Medellin ESP, 7.625% Sr. Unsec. Nts., 7/29/19[13]	2,600,000		2,873,000
Energy Future Holdings Corp., 10.875% Sr. Unsec. Nts., 11/1/17	3,320,000		2,730,700
Israel Electric Corp. Ltd., 7.25% Nts., 1/15/19[13]	9,000,000		9,763,281
Majapahit Holding BV:
7.25% Nts., 10/17/11[13]	1,990,000		2,089,500
7.75% Nts., 10/17/16[13]	4,450,000		4,733,910
8% Sr. Unsec. Nts., 8/7/19[13]	900,000		954,000
National Power Corp., 5.875% Unsec. Unsub. Bonds, 12/19/16	109,600,000	PHP	2,145,533
Texas Competitive Electric Holdings Co. LLC, 10.25% Sr. Unsec. Nts., Series A, 11/1/15	1,795,000		1,462,925

			35,583,428

Energy Traders—0.7%
AES Corp. (The), 8% Sr. Unsec. Unsub. Nts., 10/15/17	1,145,000		1,180,781
Dynegy Holdings, Inc., 8.375% Sr. Unsec. Nts., 5/1/16	6,885,000		6,575,175
Electric Power Development Co. Ltd., 1.80% Gtd. Unsec. Nts., 6/28/10	202,000,000	JPY	2,184,662
Mirant North America LLC, 7.375% Sr. Unsec. Nts., 12/31/13	2,950,000		2,931,563
NRG Energy, Inc.:
7.375% Sr. Nts., 1/15/17	5,080,000		5,105,400
7.375% Sr. Nts., 2/1/16	3,740,000		3,754,025
Power Sector Assets & Liabilities Management Corp.:
7.25% Gtd. Sr. Unsec. Nts., 5/27/19[13]	2,280,000		2,456,700
7.39% Sr. Gtd. Unsec. Nts., 12/2/24[13]	2,270,000		2,349,450
Reliant Energy, Inc., 7.625% Sr. Unsec. Unsub. Nts., 6/15/14	5,055,000		5,029,725

			31,567,481

Multi-Utilities—0.1%
Sempra Energy, 9.80% Sr. Unsec. Nts., 2/15/19	1,821,000		2,276,447
Total Corporate Bonds and Notes (Cost $989,954,497)			1,064,085,287

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Preferred Stocks—0.0%
AmeriKing, Inc., 13% Cum. Sr. Exchangeable, Non-Vtg.[3,4,14]	4,253	$—
Eagle-Picher Holdings, Inc., 11.75% Cum. Exchangeable, Series B, Non-Vtg.[3,4]	5,000	—
ICG Holdings, Inc., 14.25% Exchangeable, Non-Vtg.[3,4,14]	151	—

Total Preferred Stocks (Cost $537,064)		—

Common Stocks—0.2%
American Media, Inc.[3,4]	1,562	16
Arco Capital Corp. Ltd.[3,4]	690,638	1,726,595
Charter Communications, Inc., Cl. A4	110,986	3,940,003
Global Aero Logistics, Inc.[3,4]	2,168	2,168
MHP SA, GDR[4,13]	56,610	560,439
Orbcomm, Inc.[4]	375	1,013
Premier Holdings Ltd.[3,4]	18,514	—

Total Common Stocks (Cost $12,804,011)		6,230,234

Units
Rights, Warrants and Certificates—0.0%
Global Aero Logistics, Inc. Wts., Strike Price $10, Exp. 2/28/11[3,4] (Cost $2,025)	266	3

	Principal
	Amount
Structured Securities—4.1%
Citigroup Funding, Inc.:
Ghana (Republic of) Credit Linked Nts., 12.08%, 6/9/10[3]	1,180,000	GHS	802,326
Ghana (Republic of) Credit Linked Nts., 12.08%, 6/9/10[3]	1,180,000	GHS	802,326
Ghana (Republic of) Credit Linked Nts., 12.08%, 6/9/10[3]	1,180,000	GHS	802,326
Indonesia (Republic of) Credit Linked Nts., 11.50%, 9/18/19	31,590,000,000	IDR	3,669,450
Indonesia (Republic of) Credit Linked Nts., 11.50%, 9/18/19	31,580,000,000	IDR	3,668,288
Indonesia (Republic of) Credit Linked Nts., 11.50%, 9/18/19	15,590,000,000	IDR	1,810,913
Indonesia (Republic of) Credit Linked Nts., 9.50%, 6/17/15	15,790,000,000	IDR	1,709,723
Indonesia (Republic of) Credit Linked Nts., 9.50%, 6/17/15	15,670,000,000	IDR	1,696,730
Indonesia (Republic of) Credit Linked Nts., 9.50%, 6/17/15	33,010,000,000	IDR	3,574,286
Citigroup Global Markets Holdings, Inc.:
Brazil (Federal Republic of) Credit Linked Nts., 9.762%, 1/3/17[3]	8,850,000	BRR	4,371,801
Colombia (Republic of) Credit Linked Bonds, 11.25%, 10/25/18[3]	3,255,000,000	COP	1,830,159
Colombia (Republic of) Credit Linked Nts., 11%, 5/19/11	6,880,000,000	COP	3,649,186
Colombia (Republic of) Credit Linked Nts., 13.041%, 2/26/15[3,16]	2,199,000,000	COP	2,235,727
Colombia (Republic of) Credit Linked Nts., Series 01, 13.041%, 2/26/15[3,16]	811,000,000	COP	824,545
Colombia (Republic of) Credit Linked Nts., Series 02, 13.041% 12/26/15[3,16]	1,345,000,000	COP	1,367,464
Colombia (Republic of) Credit Linked Nts., Series II, 15%, 4/27/12[3]	552,359,546	COP	324,051
Colombia (Republic of) Unsec. Credit Linked Nts., 15%, 4/27/12[3]	1,200,000,000	COP	704,000
Colombia (Republic of) Unsec. Credit Linked Nts., 15%, 4/27/12[3]	1,034,000,000	COP	606,613
Colombia (Republic of) Unsec. Credit Linked Nts., 15%, 4/27/12[3]	927,000,000	COP	543,840
Dominican Republic Unsec. Credit Linked Nts., 15%, 3/12/12[3]	49,300,000	DOP	1,357,762
Ghana (Republic of) Credit Linked Nts., 13.50%, 4/2/10[3]	2,990,000	GHS	2,063,084
Ukraine Hryvnia Unsec. Credit Linked Nts., 11.94%, 1/11/10[3]	880,000	UAH	113,266
Credit Suisse First Boston International:
Boryspil Airport Total Return Linked Nts., 10%, 4/19/10[1]	4,840,000	UAH	574,909
Moitk Total Return Linked Nts., 3/26/11[2,3,4]	53,910,000	RUR	179
Oreniz Total Return Linked Nts., 9.24%, 2/21/12[1,3]	116,835,000	RUR	3,358,750
Ukraine (Republic of) Credit Linked Nts., Series EMG 13, 11.94%, 1/11/10	2,195,000	UAH	282,105
Vietnam Shipping Industry Group Total Return Linked Nts., 10.50%, 1/19/17[3]	14,609,000,000	VND	388,537
Credit Suisse First Boston, Inc. (Nassau Branch):
Russian Specialized Construction & Installation Administration Credit Linked Nts., 5/20/10[2,3,4]	97,250,000	RUR	32,321
Ukraine (Republic of) Credit Linked Nts., 11.94%, 1/11/10[3]	5,650,000	UAH	726,148

	Principal
	Amount		Value
Structured Securities Continued
Credit Suisse First Boston, Inc. (Nassau Branch): Continued Ukraine (Republic of) Credit Linked Nts., Series EMG 11, 11.94%, 1/11/10	661,000	UAH	$84,953
Ukraine (Republic of) Credit Linked Nts., Series NPC 12, 11.94%, 1/11/10[3]	4,170,000	UAH	535,936
Credit Suisse Group AG, Russian Moscoblgaz Finance Total Return Linked Nts., 9.25%, 6/24/12	106,500,000	RUR	2,902,365
Credit Suisse International:
OAO Gazprom Total Return Linked Nts., 13.12%, 6/26/12[1]	41,550,000	RUR	1,513,457
OAO Gazprom Total Return Linked Nts., 13.12%, 6/26/12[1]	30,880,000	RUR	1,124,803
OAO Gazprom Total Return Linked Nts., 13.12%, 6/26/12[1]	44,460,000	RUR	1,619,454
Deutsche Bank AG:
Arrendadora Capita Corp. SA de CV/Capita Corp. (The) de Mexico SA de CV Credit Linked Nts., 9.09%, 1/5/11	4,999,216	MXN	357,191
Arrendadora Capita Corp. SA de CV/Capita Corp. (The) de Mexico SA de CV Credit Linked Nts., 9.65%, 1/5/11	3,320,991	MXN	237,283
Coriolanus Ltd. Sec. Credit Linked Bonds, 3.242%, 4/30/25[3,12]	2,843,277		1,616,959
Coriolanus Ltd. Sec. Credit Linked Bonds, 3.269%, 4/30/25[3,12]	2,271,446		1,291,761
Coriolanus Ltd. Sec. Credit Linked Bonds, 3.346%, 4/30/25[3,12]	2,135,063		1,214,200
Coriolanus Ltd. Sec. Credit Linked Nts., 10.62%, 9/10/10[3]	3,300,000		1,247,400
Coriolanus Ltd. Sec. Credit Linked Nts., 3.191%, 4/30/25[3,8,12]	2,491,157		1,416,710
Coriolanus Ltd. Sec. Credit Linked Nts., 9.545%, 12/31/17[3,16]	20,560,000	BRR	6,071,294
Coriolanus Ltd. Sec. Credit Linked Nts., Series 113, 9%, 4/26/11[1,3]	655,000		698,276
European Investment Bank, Russian Federation Credit Linked Nts., 5.502%, 1/19/10[3,12]	705,000		703,414
Indonesia (Republic of) Credit Linked Nts., 12.80%, 6/22/21	11,690,000,000	IDR	1,468,224
Indonesia (Republic of) Credit Linked Nts., 9.50%, 6/22/15	820,000		814,323
Indonesia (Republic of) Credit Linked Nts., Series 02, 12.80%, 6/22/21	29,700,000,000	IDR	3,671,603
JSC Gazprom Total Return Linked Nts., 13.12%, 6/28/12[1]	45,990,000	RUR	1,675,261
JSC Gazprom Total Return Linked Nts., 13.12%, 6/28/12[1]	38,600,000	RUR	1,406,068
Opic Reforma I Credit Linked Nts., Cl. 1A, 6.958%, 9/24/14[1,3]	14,850,000	MXN	1,135,148
Opic Reforma I Credit Linked Nts., Cl. 1B, 6.958%, 9/24/14[1,3]	2,970,000	MXN	227,030
Opic Reforma I Credit Linked Nts., Cl. 1C, 6.958%, 9/24/14[1,3]	4,950,000	MXN	378,383
Opic Reforma I Credit Linked Nts., Cl. 1D, 6.958%, 9/24/14[1,3]	2,475,000	MXN	189,191
Opic Reforma I Credit Linked Nts., Cl. 1E, 6.958%, 9/24/14[1,3]	3,465,000	MXN	264,868
Opic Reforma I Credit Linked Nts., Cl. 2A, 8.42%, 5/22/15[1,3]	1,417,014	MXN	108,318
Opic Reforma I Credit Linked Nts., Cl. 2B, 8.42%, 5/22/15[1,3]	2,479,100	MXN	189,505
Opic Reforma I Credit Linked Nts., Cl. 2C, 8.42%, 5/22/15[1,3]	37,378,810	MXN	2,857,270
Opic Reforma I Credit Linked Nts., Cl. 2D, 8.42%, 5/22/15[1,3]	2,724,116	MXN	208,234
Opic Reforma I Credit Linked Nts., Cl. 2E, 8.42%, 5/22/15[1,3]	1,979,122	MXN	151,286
Opic Reforma I Credit Linked Nts., Cl. 2F, 8.42%, 5/22/15[1,3]	1,263,966	MXN	96,619
Opic Reforma I Credit Linked Nts., Cl. 2G, 8.42%, 5/22/15[1,3]	232,771	MXN	17,793
Ukraine (Republic of) 5 yr. Credit Linked Nts., 4.05%, 8/27/10	885,000		628,624
Ukraine (Republic of) 5.5 yr. Credit Linked Nts., 4.05%, 3/1/11	885,000		570,409
Ukraine (Republic of) 6 yr. Credit Linked Nts., 4.05%, 8/29/11	885,000		496,981
Ukraine (Republic of) 6.5 yr. Credit Linked Nts., 4.05%, 2/29/12	885,000		445,199
Ukraine (Republic of) 7 yr. Credit Linked Nts., 4.05%, 8/30/12	885,000		411,153
United Mexican States Credit Linked Nts., 9.52%, 1/5/11	3,311,534	MXN	236,607
Dresdner Bank AG, Lukoil Credit Linked Nts., Series 3, 7.04%, 12/12/11[1,13]	34,190,000	RUR	1,074,369
Eirles Two Ltd. Sec. Nts.:
Series 324, 3.791%, 4/30/12[1,3]	4,100,000		2,640,810
Series 335, 2.241%, 4/30/12[1,3]	6,300,000		5,049,450

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount		Value
Structured Securities Continued
Goldman Sachs & Co., Turkey (Republic of) Credit Linked Nts., 14.802%, 3/29/17[12,13]	21,980,000	TRY	$5,622,392
Goldman Sachs Capital Markets LP, Colombia (Republic of) Credit Linked Nts., 10.476%, 2/8/37[3,12]	63,720,800,000	COP	1,549,839
Hallertau SPC Credit Linked Nts.:
Series 2007-01, 2.494%, 12/20/17[1,3]	12,250,000		9,861,250
Series 2008-01, 9.888%, 8/2/10[2,3,4,12]	14,337,604	BRR	823,527
Series 2008-2A, 6.707%, 9/17/13[1,3]	18,215,625		18,388,673
ING Bank NV, Ukraine (Republic of) Credit Linked Nts., Series 725, 11.89%, 1/11/10[3]	4,689,000	UAH	601,441
JPMorgan Chase Bank NA:
Brazil (Federal Republic of) Credit Linked Nts., 11.009%, 5/16/45[3]	1,445,000	BRR	1,468,406
Colombia (Republic of) Credit Linked Bonds, 10.190%, 1/5/16[3,12]	9,020,000,000	COP	2,578,024
Colombia (Republic of) Credit Linked Bonds, 10.218%, 10/31/16[3,12]	12,177,000,000	COP	3,209,138
Colombia (Republic of) Credit Linked Bonds, Series A, 10.218%, 10/31/16[3,12]	12,125,000,000	COP	3,195,433
Indonesia (Republic of) Credit Linked Nts., 11.50%, 9/18/19	7,190,000,000	IDR	826,525
Indonesia (Republic of) Credit Linked Nts., 11.50%, 9/18/19	15,770,000,000	IDR	1,812,837
Indonesia (Republic of) Credit Linked Nts., 11.50%, 9/18/19	24,160,000,000	IDR	2,777,307
Peru (Republic of) Credit Linked Nts., 8.115%, 9/2/15[12,13]	3,470,000	PEN	798,274
Swaziland (Kingdom of) Credit Linked Nts., 7.25%, 6/20/10[3]	1,120,000		1,145,312
JPMorgan Chase Bank NA London Branch, Indonesia (Republic of) Credit Linked Nts., 12.80%, 6/17/21	25,490,000,000	IDR	3,148,326
Lehman Brothers Treasury Co. BV, Microvest Capital Management LLC Credit Linked Nts., 7.55%, 5/24/12[3]	5,267,585		5,230,712
Merrill Lynch, Colombia (Republic of) Credit Linked Nts., 10%, 11/17/16[3]	1,784,000,000	COP	766,140
Morgan Stanley:
Peru (Republic of) Credit Linked Nts., 6.25%, 3/23/17[13]	4,885,000	PEN	1,341,654
Russian Federation Total Return Linked Bonds, Series 007, Cl. VR, 5%, 8/22/34	85,122,158	RUR	1,366,628
Morgan Stanley & Co. International Ltd./Red Arrow International Leasing plc Total Return Linked Nts., Series A, 8.375%, 7/9/12	14,192,567	RUR	466,690
Morgan Stanley Capital Services, Inc.:
Brazil (Federal Republic of) Credit Linked Nts., 12.551%, 1/5/22[12,13]	28,914,000	BRR	1,559,679
Ukraine (Republic of) Credit Linked Nts., 2.396%, 10/15/17[1,3]	8,300,000		3,984,000
Ukraine (Republic of) Credit Linked Nts., Series 2, 3.266%, 10/15/17[1,3]	6,800,000		3,264,000
United Mexican States Credit Linked Nts., 5.64%, 11/20/15[3]	2,000,000		1,640,000
WTI Trading Ltd. Total Return Linked Nts., Series A, 15%, 3/8/12	5,139,504		4,778,711
WTI Trading Ltd. Total Return Linked Nts., Series C, 15%, 3/8/12	6,876,672		6,395,305
UBS AG, Ghana (Republic of) Credit Linked Nts., 14.47%, 12/28/11[3]	1,222,052	GHS	768,184

Total Structured Securities (Cost $221,887,024)			182,307,404

Event-Linked Bonds—0.9%
Akibare Ltd. Catastrophe Linked Nts., Cl. A, 3.217%, 5/22/12[1,13]	1,888,000		1,830,677
Atlas V Capital Ltd. Catastrophe Linked Nts., Series 2, 11.79%, 2/24/12[1,13]	820,000		879,799
East Lane Re III Ltd. Catastrophe Linked Nts., 10.54%, 3/16/12[1,13]	3,373,000		3,526,134
Fhu-Jin Ltd. Catastrophe Linked Nts., Cl. B, 4.181%, 8/10/11[1,13]	2,880,000		2,863,296

	Principal
	Amount	Value
Event-Linked Bonds Continued
Longpoint RE Ltd. Catastrophe Linked Nts.:
5.40%, 12/18/13[1,13]	$1,915,000	$1,912,606
5.40%, 12/24/12[1,13]	1,033,000	1,031,657
Medquake Ltd. Catastrophe Linked Nts., 5.373%, 5/31/10[1,13]	1,500,000	1,486,523
Midori Ltd. Catastrophe Linked Nts., 3.034%, 10/24/12[1,13]	1,850,000	1,804,305
Multicat Mexico 2009 Ltd. Catastrophe Linked Nts.:
10.309%, 10/19/12[1,13]	599,000	599,599
11.559%, 10/19/12[1]	1,790,000	1,793,580
Muteki Ltd. Catastrophe Linked Nts., 4.673%, 5/24/11[1,13]	2,100,000	2,049,720
Nelson Re Ltd. Catastrophe Linked Nts., Series 2007-I, Cl. A, 12.173%, 6/21/10[1,13]	3,340,000	3,323,133
Osiris Capital plc Catastrophe Linked Combined Mortality Index Nts., Series D, 5.284%, 1/15/10[1,13]	890,000	889,964
Redwood Capital XI Ltd. Catastrophe Linked Nts., 0.00%, 1/10/11[1,13,18]	1,331,000	1,331,333
Residential Reinsurance 2007 Ltd. Catastrophe Linked Nts.:
Series CL2, 11.756%, 6/6/11[1,13]	2,590,000	2,573,877
Series CL3, 12.506%, 6/7/10[1,13]	1,000,000	1,025,400
Successor X Ltd. Catastrophe Linked Nts.:
12.941%, 12/9/10[1,12,13]	683,000	607,255
23.131%, 12/9/10[12,13]	939,000	763,524
Vega Capital Ltd. Catastrophe Linked Nts., Series D, 0%, 6/24/11[12,13]	4,205,000	5,713,544
Willow Re Ltd. Catastrophe Linked Nts., 6/16/10[2,3]	1,582,000	1,109,378

Total Event-Linked Bonds (Cost $35,996,992)		37,115,304

	Expiration	Strike
	Date	Price		Contracts	Value
Options Purchased—0.0%
Euro (EUR) Call[4]	1/15/10	1.489	EUR	208,545,000	$—
Mexican Nuevo Peso (MXN) Call[4]	3/18/10	$12.50		97,000,000	59,364

Total Options Purchased (Cost $7,867,185)					59,364

	Shares
Investment Companies—10.0%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[18,19]	4,680,460	4,680,460
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[19,20]	76,771,099	76,771,099
Oppenheimer Master Event-Linked Bond Fund, LLC[4,20]	1,404,749	14,343,328
Oppenheimer Master Loan Fund, LLC[4,20]	33,609,439	347,307,865

Total Investment Companies (Cost $436,559,744)		443,102,752
Total Investments, at Value (excluding Investments Purchased with Cash Collateral from Securities Loaned) (Cost $4,463,675,877)		4,463,916,334

Investments Purchased with Cash Collateral from Securities Loaned—0.9%[21]
OFI Liquid Assets Fund, LLC, 0.33%[19,20] (Cost $37,599,500)	37,599,500	37,599,500

Total Investments, at Value (Cost $4,501,275,377)	102.0%	4,501,515,834
Liabilities in Excess of Other Assets	(2.0)	(87,017,808)

Net Assets	100.0%	$4,414,498,026

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments
Principal amount is reported in U.S. Dollars, except for those denoted in the following currencies:

AUD	Australian Dollar
BRR	Brazilian Real
CAD	Canadian Dollar
COP	Colombian Peso
DKK	Danish Krone
DOP	Dominican Republic Peso
EGP	Egyptian Pounds
EUR	Euro
GBP	British Pound Sterling
GHS	Ghana Cedi
HUF	Hungarian Forint
IDR	Indonesia Rupiah
ILS	Israeli Shekel
JPY	Japanese Yen
MXN	Mexican Nuevo Peso
NOK	Norwegian Krone
PEN	Peruvian New Sol
PHP	Philippines Peso
PLZ	Polish Zloty
RUR	Russian Ruble
SEK	Swedish Krona
TRY	New Turkish Lira
UAH	Ukraine Hryvnia
VND	Vietnam Dong
ZAR	South African Rand

1.	Represents the current interest rate for a variable or increasing rate security.

2.	Issue is in default. See Note 1 of accompanying Notes.

3.	Illiquid or restricted security. The aggregate value of illiquid or restricted securities as of December 31, 2009 was $163,931,880, which represents 3.71% of the Fund’s net assets, of which $5,823,645 is considered restricted. See Note 6 of accompanying Notes. Information concerning restricted securities is as follows:

				Unrealized
	Acquisition			Appreciation
Security	Date	Cost	Value	(Depreciation)

Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1A, 6.958%, 9/24/14	12/27/07	$1,364,764	$1,135,148	$(229,616)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1B, 6.958%, 9/24/14	6/12/08	286,334	227,030	(59,304)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1C, 6.958%, 9/24/14	8/12/08	487,085	378,383	(108,702)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1D, 6.958%, 9/24/14	8/6/09	189,935	189,191	(744)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1E, 6.958%, 9/24/14	9/10/09	259,017	264,868	5,851
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2A, 8.42%, 5/22/15	5/21/08	136,622	108,318	(28,304)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2B, 8.42%, 5/22/15	6/12/08	239,007	189,505	(49,502)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2C, 8.42%, 5/22/15	6/18/08	3,626,317	2,857,270	(769,047)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2D, 8.42%, 5/22/15	7/8/08	264,086	208,234	(55,852)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2E, 8.42%, 5/22/15	7/15/08	192,185	151,286	(40,899)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2F, 8.42%, 5/22/15	8/8/08	124,426	96,619	(27,807)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2G, 8.42%, 5/22/15	8/22/08	22,959	17,793	(5,166)

		$7,192,737	$5,823,645	$(1,369,092)

4.	Non-income producing security.

5.	A sufficient amount of securities has been designated to cover outstanding foreign currency exchange contracts. See Note 5 of accompanying Notes.

6.	Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example, GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $20,563,263 or 0.47% of the Fund’s net assets as of December 31, 2009.

7.	The current amortization rate of the security’s cost basis exceeds the future interest payments currently estimated to be received. Both the amortization rate and interest payments are contingent on future mortgage pre-payment speeds and are therefore subject to change.

8.	When-issued security or delayed delivery to be delivered and settled after December 31, 2009. See Note 1 of accompanying Notes.

9.	A sufficient amount of liquid assets has been designated to cover outstanding written put options. See Note 5 of accompanying Notes.

10.	Partial or fully-loaned security. See Note 7 of accompanying Notes.

11.	All or a portion of the security is held in collateralized accounts to cover initial margin requirements on open futures contracts. The aggregate market value of such securities is $24,999,850. See Note 5 of accompanying Notes.

12.	Zero coupon bond reflects effective yield on the date of purchase.

13.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $540,855,282 or 12.25% of the Fund’s net assets as of December 31, 2009.

14.	Interest or dividend is paid-in-kind, when applicable.

15.	This bond has no contractual maturity date, is not redeemable and contractually pays an indefinite stream of interest. Rate reported represents the current interest rate for this variable rate security.

16.	Denotes an inflation-indexed security: coupon and principal are indexed to a consumer price index.

17.	Denotes a step bond: a zero coupon bond that converts to a fixed or variable interest rate at a designated future date. 18. Interest rate is less than 0.0005%.

18.	Interest rate is less than 0.0005%.

19.	Rate shown is the 7-day yield as of December 31, 2009.

20.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2009, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2008	Additions	Reductions	December 31, 2009

OFI Liquid Assets Fund, LLC	325,265,870	244,535,280	532,201,650	37,599,500
Oppenheimer Institutional Money Market Fund, Cl. E	314,416,821	3,251,233,591	3,488,879,313	76,771,099
Oppenheimer Master Event-Linked Bond Fund, LLC	1,404,749	—	—	1,404,749
Oppenheimer Master Loan Fund, LLC	14,194,313	19,415,126	—	33,609,439

				Realized
	Value	Income		Loss

OFI Liquid Assets Fund, LLC	$37,599,500	$501,092	[a]	$—
Oppenheimer Institutional Money Market Fund, Cl. E	76,771,099	2,500,925		—
Oppenheimer Master Event-Linked Bond Fund, LLC	14,343,328	1,286,057	[b]	280,967	[b]
Oppenheimer Master Loan Fund, LLC	347,307,865	20,407,379	[c]	1,762,842	[c]

	$476,021,792	$24,695,453		$2,043,809

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.

b.	Represents the amount allocated to the Fund from Oppenheimer Master Event-Linked Bond Fund, LLC. c. Represents the amount allocated to the Fund from Oppenheimer Master Loan Fund, LLC.

c.	Represents the amount allocated to the Fund from Oppenheimer Master Loan Fund, LLC.

21.	The security/securities have been segregated to satisfy the forward commitment to return the cash collateral received in securities lending transactions upon the borrower’s return of the securities loaned. See Note 7 of accompanying Notes.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2009 based on valuation input level:

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Asset-Backed Securities	$—	$26,427,935	$1,445,549	$27,873,484
Mortgage-Backed Obligations	—	636,575,400	—	636,575,400
U.S. Government Obligations	—	92,167,477	—	92,167,477
Foreign Government Obligations	—	1,880,524,205	290,296	1,880,814,501
Loan Participations	—	93,585,124	—	93,585,124
Corporate Bonds and Notes	—	1,064,085,287	—	1,064,085,287
Preferred Stocks	—	—	—	—
Common Stocks	4,501,455	1,726,611	2,168	6,230,234
Rights, Warrants and Certificates	—	—	3	3
Structured Securities	—	174,732,843	7,574,561	182,307,404
Event-Linked Bonds	—	37,115,304	—	37,115,304
Options Purchased	—	59,364	—	59,364
Investment Companies	443,102,752	—	—	443,102,752
Investments Purchased with Cash Collateral from Securities Loaned	37,599,500	—	—	37,599,500

Total Investments, at Value	485,203,707	4,006,999,550	9,312,577	4,501,515,834
Other Financial Instruments:
Appreciated swaps, at value	—	13,432,301	—	13,432,301
Futures margins	2,104,699	—	—	2,104,699
Foreign currency exchange contracts	—	29,623,669	—	29,623,669

Total Assets	$487,308,406	$4,050,055,520	$9,312,577	$4,546,676,503

Liabilities Table
Other Financial Instruments:
Appreciated swaps, at value	$—	$(1,195,988)	$—	$(1,195,988)
Depreciated swaps, at value	—	(7,663,287)		(7,663,287)
Appreciated options written, at value	—	(94,558)	—	(94,558)
Futures margins	(3,112,305)	—	—	(3,112,305)
Foreign currency exchange contracts	—	(11,995,141)	—	(11,995,141)
Unfunded purchase agreements	—	(354,545)	—	(354,545)

Total Liabilities	$(3,112,305)	$(21,303,519)	$—	$(24,415,824)

Currency contracts, unfunded purchase agreements and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

Foreign Currency Exchange Contracts as of December 31, 2009 are as follows:

		Contract
Counterparty/		Amount		Expiration		Unrealized	Unrealized
Contract Description	Buy/Sell	(000’s)		Dates	Value	Appreciation	Depreciation

Banc of America:
Australian Dollar (AUD)	Sell	30,900	AUD	2/10/10	$27,639,799	$156,435	$202,132
Chinese Renminbi (Yuan) (CNY)	Sell	58,800	CNY	2/4/10	8,615,911	5,790	—
Indonesia Rupiah (IDR)	Buy	217,849,000	IDR	1/29/10-2/25/10	22,987,362	189,726	—
Japanese Yen (JPY)	Buy	3,133,000	JPY	5/10/10	33,669,336	—	995,074
New Zealand Dollar (NZD)	Buy	23,740	NZD	2/10/10	17,184,548	87,370	—

						439,321	1,197,206

Bank Paribas Asia—FGN:
New Turkish Lira (TRY)	Buy	21,650	TRY	11/3/10	14,471,531	133,308	—
Norwegian Krone (NOK)	Buy	81,700	NOK	2/10/10	14,085,177	—	495,013
Norwegian Krone (NOK)	Sell	55,100	NOK	2/10/10	9,499,306	102,502	3,061
Polish Zloty (PLZ)	Buy	142,710	PLZ	1/7/10-2/10/10	49,798,305	784,176	216,263
Polish Zloty (PLZ)	Sell	24,790	PLZ	5/10/10	8,580,854	6,520	—

						1,026,506	714,337

Barclay’s Capital:
Euro (EUR)	Sell	174,850	EUR	1/21/10-3/4/10	250,638,618	8,829,428	1,087,269
Hungarian Forint (HUF)	Sell	5,568,000	HUF	2/8/10	29,450,355	1,361,443	—
Japanese Yen (JPY)	Sell	3,484,500	JPY	2/2/10-4/5/10	37,427,468	1,577,043	—
Mexican Nuevo Peso (MXN)	Buy	51,410	MXN	1/29/10	3,916,300	—	8,727
Philippines Peso (PHP)	Buy	414,000	PHP	2/2/10	8,919,559	160,750	—

						11,928,664	1,095,996

Citigroup:
Colombian Peso (COP)	Sell	14,711,000	COP	1/29/10	7,184,852	103,233	—
Euro (EUR)	Sell	31,810	EUR	2/10/10-3/18/10	45,597,041	946,303	—
New Taiwan Dollar (TWD)	Sell	280,000	TWD	2/4/10	8,868,500	—	104,121
Peruvian New Sol (PEN)	Sell	14,600	PEN	1/19/10-1/21/10	5,051,919	17,741	—
Singapore Dollar (SGD)	Buy	2,070	SGD	5/10/10	1,471,739	—	12,017
Swedish Krona (SEK)	Buy	14,400	SEK	2/10/10	2,013,138	—	83,641
Swedish Krona (SEK)	Sell	4,700	SEK	2/10/10	657,066	3,032	—

						1,070,309	199,779

Credit Suisse:
British Pound Sterling (GBP)	Buy	4,500	GBP	2/10/10	7,266,617	—	258,531
New Turkish Lira (TRY)	Sell	75,780	TRY	1/13/10-2/16/10	50,514,864	—	268,410
Russian Ruble (RUR)	Buy	199,860	RUR	10/7/10	6,319,466	—	132,300
South African Rand (ZAR)	Buy	261,675	ZAR	1/20/10	35,319,752	474,498	—
Swedish Krona (SEK)	Buy	22,800	SEK	2/10/10	3,187,469	16,927	—
Swedish Krona (SEK)	Sell	105,220	SEK	2/10/10	14,709,889	335,017	8,637

						826,442	667,878

Deutsche Bank Capital Corp.:
Australian Dollar (AUD)	Sell	1,200	AUD	1/21/10	1,075,545	—	14,577
British Pound Sterling (GBP)	Sell	2,625	GBP	1/21/10	4,239,362	—	8,649
Euro (EUR)	Sell	22,010	EUR	5/10/10	31,542,442	875,503	35,376
Indian Rupee (INR)	Buy	764,000	INR	2/22/10	16,353,045	—	11,955
Japanese Yen (JPY)	Sell	4,737,000	JPY	1/21/10-5/10/10	50,872,062	2,534,788	—
Norwegian Krone (NOK)	Buy	49,700	NOK	2/10/10	8,568,339	—	11,188
Norwegian Krone (NOK)	Sell	83,590	NOK	2/10/10	14,411,016	252,495	2,904
Russian Ruble (RUR)	Buy	331,200	RUR	10/7/10	10,472,366	—	442,118
Swiss Franc (CHF)	Buy	2,640	CHF	2/10/10	2,552,713	59	—
Swiss Franc (CHF)	Sell	36,038	CHF	1/21/10-2/10/10	34,846,333	—	15,053

						3,662,845	541,820

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Foreign Currency Exchange Contracts: Continued

		Contract
Counterparty/		Amount		Expiration		Unrealized	Unrealized
Contract Description	Buy/Sell	(000’s)		Dates	Value	Appreciation	Depreciation

Goldman, Sachs & Co.:
Brazilian Real (BRR)	Buy	63,000	BRR	2/2/10	$35,926,494	$924,610	$—
Brazilian Real (BRR)	Sell	8,680	BRR	2/2/10	4,949,872	—	114,757
Mexican Nuevo Peso (MXN)	Buy	224,250	MXN	1/19/10-1/29/10	17,101,397	—	319,972
South African Rand (ZAR)	Buy	231,040	ZAR	2/17/10	31,022,462	483,341	—
South Korean Won (KRW)	Buy	14,046,000	KRW	1/19/10	12,054,881	—	23,543

						1,407,951	458,272

Hong Kong & Shanghai Bank Corp.:
Israeli Shekel (ILS)	Buy	37,870	ILS	1/29/10	9,998,319	13,908	2,932
Mexican Nuevo Peso (MXN)	Sell	75,010	MXN	1/29/10	5,714,096	64,127	—
New Turkish Lira (TRY)	Buy	12,925	TRY	2/8/10	8,602,856	6,820	—
Polish Zloty (PLZ)	Buy	35,980	PLZ	1/7/10	12,559,621	—	515,628

						84,855	518,560

JP Morgan Chase:
Chilean Peso (CLP)	Sell	4,554,000	CLP	2/8/10	8,987,747	102,073	—
Euro (EUR)	Sell	23,740	EUR	1/13/10-11/8/10	34,028,251	56,986	859,105
Indian Rupee (INR)	Buy	1,030,000	INR	1/19/10	22,101,569	—	58,500
Indonesia Rupiah (IDR)	Buy	236,102,000	IDR	1/13/10-3/29/10	24,872,017	81,526	16,960
Japanese Yen (JPY)	Sell	724,000	JPY	4/5/10	7,777,765	74,048	—
Malaysian Ringgit (MYR)	Buy	7,010	MYR	5/10/10	2,036,596	—	13,651
Mexican Nuevo Peso (MXN)	Buy	70,490	MXN	1/19/10	5,376,168	—	135,932
Mexican Nuevo Peso (MXN)	Sell	51,180	MXN	1/29/10	3,898,779	42,237	—
Russian Ruble (RUR)	Buy	391,780	RUR	1/18/10	12,329,997	1,140	142,176
South Korean Won (KRW)	Buy	26,853,000	KRW	1/19/10	23,046,399	—	58,918

						358,010	1,285,242

RBS Greenwich Capital:
Polish Zloty (PLZ)	Buy	135,830	PLZ	1/7/10	47,414,489	583,619	697,460
South African Rand (ZAR)	Buy	47,270	ZAR	3/18/10	6,311,442	117,141	—
Swiss Franc (CHF)	Buy	27,730	CHF	2/10/10-5/10/10	26,814,962	12,367	341,145
Swiss Franc (CHF)	Sell	53,480	CHF	2/2/10-2/10/10	51,711,358	788,759	17,826

						1,501,886	1,056,431

Santander Investments:
Argentine Peso (ARP)	Buy	32,900	ARP	2/9/10	8,538,630	28,542	—
Colombian Peso (COP)	Buy	7,737,000	COP	1/19/10	3,778,751	—	130,799
Mexican Nuevo Peso (MXN)	Sell	198,910	MXN	2/8/10	15,135,279	—	372,226

						28,542	503,025

Standard New York Securities, Inc.
South African Rand (ZAR)	Buy	68,600	ZAR	2/8/10	9,226,217	12,227	—

State Street:
British Pound Sterling (GBP)	Buy	5,190	GBP	2/10/10	8,380,831	11,101	8,813
British Pound Sterling (GBP)	Sell	7,630	GBP	2/10/10	12,320,952	323,112	—
Canadian Dollar (CAD)	Buy	30,070	CAD	2/10/10	28,752,155	409,790	10
Canadian Dollar (CAD)	Sell	25,600	CAD	1/21/10-2/10/10	24,478,081	5	486,705
Euro (EUR)	Buy	3,410	EUR	2/10/10	4,888,155	—	231,607
Euro (EUR)	Sell	200,070	EUR	1/13/10-2/10/10	286,806,359	6,379,483	1,647,006

						7,123,491	2,374,141

Foreign Currency Exchange Contracts: Continued

		Contract
Counterparty/		Amount		Expiration		Unrealized	Unrealized
Contract Description	Buy/Sell	(000’s)		Dates	Value	Appreciation	Depreciation

Westpac:
Australian Dollar (AUD)	Buy	87,750	AUD	2/10/10	$78,491,663	$22,855	$1,382,454
British Pound Sterling (GBP)	Buy	2,560	GBP	3/18/10	4,132,941	48,410	—
New Zealand Dollar (NZD)	Buy	10,730	NZD	2/10/10	7,767,068	81,355	—

						152,620	1,382,454

Total unrealized appreciation and depreciation						$29,623,669	$11,995,141

Futures Contracts as of December 31, 2009 are as follows:

					Unrealized
		Number of	Expiration		Appreciation
Contract Description	Buy/Sell	Contracts	Date	Value	(Depreciation)

CAC40 10 Euro Index	Sell	166	1/15/10	$9,379,546	$(176,656)
DAX Index	Buy	34	3/19/10	7,261,744	93,395
DAX Index	Sell	44	3/19/10	9,397,552	(120,878)
Euro-BOBL	Sell	450	3/8/10	74,611,867	727,938
Euro-Bundesobligation	Buy	120	3/8/10	20,847,800	(327,405)
FTSE 100 Index	Sell	17	3/19/10	1,472,178	(29,081)
Japan (Government of) Bonds, 10 yr.	Sell	21	3/11/10	31,499,436	(65,353)
Japan (Government of) E-Mini Bonds, 10 yr.	Buy	50	3/10/10	7,501,476	20,710
NASDAQ 100 E-Mini Index	Buy	409	3/19/10	15,204,575	520,493
NIKKEI 225 Index	Buy	22	3/11/10	1,243,088	52,992
NIKKEI 225 Index	Sell	104	3/11/10	11,769,582	(505,173)
Standard & Poor’s 500 E-Mini	Sell	982	3/19/10	54,535,370	(332,800)
United Kingdom Long Gilt	Buy	11	3/29/10	2,033,451	(7,111)
U.S. Long Bonds	Buy	2,002	3/22/10	230,980,750	(9,450,662)
U.S. Long Bonds	Sell	614	3/22/10	70,840,250	1,379,260
U.S. Treasury Nts., 2 yr.	Buy	169	3/31/10	36,548,891	(93,587)
U.S. Treasury Nts., 2 yr.	Sell	711	3/31/10	153,764,860	552,336
U.S. Treasury Nts., 5 yr.	Buy	1,491	3/31/10	170,544,774	(2,878,778)
U.S. Treasury Nts., 5 yr.	Sell	1,205	3/31/10	137,831,290	2,329,188
U.S. Treasury Nts., 10 yr.	Buy	3,793	3/22/10	437,913,703	(10,497,683)
U.S. Treasury Nts., 10 yr.	Sell	1,913	3/22/10	220,861,828	5,629,934

					$(13,178,921)

Written Option as of December 31, 2009 is as follows:

		Number of	Exercise	Expiration	Premiums		Unrealized
Description	Type	Contracts	Price	Date	Received	Value	Appreciation

Mexican Nuevo Peso (MXN)	Put	108,600,000	$14	3/18/10	$106,195	$(94,558)	$11,637
Credit Default Swap Contracts as of December 31, 2009 are as follows:

			Pay/		Upfront
	Buy/Sell	Notional	Receive		Payment		Unrealized
Reference Entity/	Credit	Amount	Fixed	Termination	Received/		Appreciation
Swap Counterparty	Protection	(000’s)	Rate	Date	(Paid)	Value	(Depreciation)

Baxter International, Inc.
UBS AG	Buy	$7,068	1.00%	12/20/14	$198,497	$(190,739)	$7,758

	Total	7,068			198,497	(190,739)	7,758

Bolivarian Republic of Venezuela:
Barclays Bank plc	Sell	1,360	30.50	1/20/10	—	203,927	203,927
Morgan Stanley Capital Services, Inc.	Sell	1,360	30.00	1/20/10	—	200,453	200,453

	Total	2,720			—	404,380	404,380

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Credit Default Swap Contracts: Continued

			Pay/		Upfront
	Buy/Sell	Notional	Receive		Payment		Unrealized
Reference Entity/	Credit	Amount	Fixed	Termination	Received/		Appreciation
Swap Counterparty	Protection	(000’s)	Rate	Date	(Paid)	Value	(Depreciation)

CBS Corp.
Credit Suisse International	Sell	$7,068	1.00%	12/20/14	$120,990	$(140,988)	$(19,998)

	Total	7,068			120,990	(140,988)	(19,998)

CDX North America High Yield
Index, Series 12:
Credit Suisse International	Sell	5,922	5.00	6/20/14	704,471	23,921	728,392
JPMorgan Chase Bank NA, NY Branch	Sell	4,418	5.00	6/20/14	527,706	17,846	545,552

	Total	10,340			1,232,177	41,767	1,273,944

CDX North America High Yield
Index, Series 13:
Barclays Bank plc	Sell	15,993	5.00	12/20/14	1,517,897	(69,734)	1,448,163
Goldman Sachs International	Sell	9,593	5.00	12/20/14	831,725	(41,827)	789,898
Goldman Sachs International	Sell	15,993	5.00	12/20/14	1,507,800	(69,734)	1,438,066
JPMorgan Chase Bank NA, NY Branch	Sell	4,950	5.00	12/20/14	259,875	(31,965)	227,910

	Total	46,530			4,117,297	(213,260)	3,904,037

Development Bank of Kazakhstan JSC
Credit Suisse International	Sell	7,500	3.75	2/20/13	—	22,463	22,463

	Total	7,500			—	22,463	22,463

Devon Energy
Credit Suisse International	Buy	7,068	1.00	12/20/14	135,511	(126,857)	8,654

	Total	7,068			135,511	(126,857)	8,654
Hartford Financial Services Group, Inc.
Credit Suisse International	Sell	6,726	1.00	12/20/14	444,443	(148,982)	295,461

	Total	6,726			444,443	(148,982)	295,461

HSBK Europe BV:
Morgan Stanley Capital Services, Inc.	Sell	600	4.78	3/20/13	—	(14,129)	(14,129)
Morgan Stanley Capital Services, Inc.	Sell	3,200	4.88	3/20/13	—	(66,495)	(66,495)

	Total	3,800			—	(80,624)	(80,624)

International Paper Co.
JPMorgan Chase Bank NA, NY Branch	Sell	7,068	1.00	12/20/14	67,738	(78,079)	(10,341)

	Total	7,068			67,738	(78,079)	(10,341)

Islamic Republic of Pakistan
Citibank NA, New York	Sell	1,570	5.10	3/20/13	—	(108,565)	(108,565)

	Total	1,570			—	(108,565)	(108,565)

Istanbul Bond Co. SA for Finansbank AS
Morgan Stanley Capital Services, Inc.	Sell	5,180	1.30	3/24/13	—	(478,804)	(478,804)

	Total	5,180			—	(478,804)	(478,804)

Lockheed Martin Corp.
Morgan Stanley Capital Services, Inc.	Buy	6,726	1.00	12/20/14	228,472	(213,882)	14,590

	Total	6,726			228,472	(213,882)	14,590

Credit Default Swap Contracts: Continued

			Pay/		Upfront
	Buy/Sell	Notional	Receive		Payment		Unrealized
Reference Entity/	Credit	Amount	Fixed	Termination	Received/		Appreciation
Swap Counterparty	Protection	(000’s)	Rate	Date	(Paid)	Value	(Depreciation)

Nordstrom, Inc.
Deutsche Bank AG	Sell	$7,005	1.00%	12/20/14	$72,759	$1,982	$74,741

	Total	7,005			72,759	1,982	74,741

Republic of Hellenic:
Barclays Bank plc	Buy	2,120	1.00	12/20/14	(106,433)	151,656	45,223

	Total	2,120			(106,433)	151,656	45,223
Barclays Bank plc	Sell	16,630	1.00	12/20/14	1,087,616	(1,189,638)	(102,022)

	Total	16,630			1,087,616	(1,189,638)	(102,022)

Republic of Hungary
Credit Suisse International	Sell	4,600	2.70	9/20/10	—	43,231	43,231

	Total	4,600			—	43,231	43,231

Republic of Peru
Deutsche Bank AG	Buy	1,900	1.71	12/20/16	—	(50,774)	(50,774)

	Total	1,900			—	(50,774)	(50,774)

Republic of the Philippines:
Barclays Bank plc	Buy	3,270	1.76	12/20/14	—	4,153	4,153
JPMorgan Chase Bank NA, London Branch	Buy	4,900	1.74	12/20/14	—	10,594	10,594

	Total	8,170			—	14,747	14,747

The Kroger Co.
UBS AG	Buy	7,068	1.00	12/20/14	68,420	(47,554)	20,866

	Total	7,068			68,420	(47,554)	20,866

Troy Capital SA for Yasar Holdings SA
Morgan Stanley Capital Services, Inc.	Sell	1,340	8.75	6/20/10	—	(253,192)	(253,192)

	Total	1,340			—	(253,192)	(253,192)

United Mexican States
Goldman Sachs International	Buy	3,080	1.35	9/20/14	—	(2,546)	(2,546)

	Total	3,080			—	(2,546)	(2,546)

Wal-Mart Stores, Inc.
Morgan Stanley Capital Services, Inc.	Buy	6,726	1.00	12/20/14	157,160	(149,398)	7,762

	Total	6,726			157,160	(149,398)	7,762

XL Capital Ltd.
Deutsche Bank AG	Sell	6,420	1.00	12/20/14	177,397	(105,316)	72,081

	Total	6,420			177,397	(105,316)	72,081

			Grand Total Buys		681,627	(615,347)	66,280
			Grand Total Sells		7,320,417	(2,283,625)	5,036,792

			Total Credit Default Swaps		$8,002,044	$(2,898,972)	$5,103,072

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
The table that follows shows the undiscounted maximum potential payment by the Fund related to selling credit protection in credit default swaps:

Type of Reference	Total Maximum Potential
Asset on which the	Payments for Selling Credit		Reference Asset
Fund Sold Protection	Protection (Undiscounted)	Amount Recoverable*	Rating Range**

Non-Investment Grade Corporate Debt Indexes	$56,870,000	$—	B
Investment Grade Single Name Corporate Debt	34,287,000	—	BBB+ to BBB
Investment Grade Sovereign Debt	33,910,000	—	BBB+ to BBB-
Non-Investment Grade Sovereign Debt	9,430,000	—	BB- to B-

Total	$134,497,000	$—

*	The Fund has no amounts recoverable from related purchased protection. In addition, the Fund has no recourse provisions under the credit derivatives and holds no collateral which can offset or reduce potential payments under a triggering event.

**	The period end reference asset security ratings, as rated by any rating organization, are included in the equivalent Standard & Poor’s rating category. The reference asset rating represents the likelihood of a potential credit event on the reference asset which would result in a related payment by the Fund.
Interest Rate Swap Contracts as of December 31, 2009 are as follows:

	Notional
Interest Rate/	Amount		Paid by	Received by	Termination
Swap Counterparty	(000’s)		the Fund	the Fund	Date	Value

BZDI:
Banco Santander Central Hispano SA	4,420	BRR	BZDI	14.000%	1/3/12	$211,162
Goldman Sachs Group, Inc. (The)	43,800	BRR	BZDI	10.670	1/2/12	(462,781)
Goldman Sachs Group, Inc. (The)	6,910	BRR	BZDI	12.260	1/2/15	(1,744)
Goldman Sachs Group, Inc. (The)	3,160	BRR	BZDI	12.260	1/2/15	(830)
Goldman Sachs Group, Inc. (The)	4,420	BRR	BZDI	14.050	1/2/12	211,119
Goldman Sachs Group, Inc. (The)	30,100	BRR	BZDI	12.800	1/2/17	38,036
Goldman Sachs Group, Inc. (The)	4,390	BRR	BZDI	12.870	1/2/14	64,166
Goldman Sachs Group, Inc. (The)	4,035	BRR	BZDI	14.160	1/2/17	98,643
Goldman Sachs Group, Inc. (The)	8,790	BRR	BZDI	12.920	1/2/14	140,372
Goldman Sachs Group, Inc. (The)	7,700	BRR	BZDI	14.300	1/2/17	203,928
Goldman Sachs Group, Inc. (The)	19,400	BRR	BZDI	12.870	1/2/14	217,657
Goldman Sachs International	2,640	BRR	BZDI	14.100	1/2/17	59,862
Goldman Sachs International	17,000	BRR	BZDI	13.900	1/2/17	385,913
JPMorgan Chase Bank NA	15,800	BRR	BZDI	13.900	1/2/17	286,868
Morgan Stanley	12,300	BRR	BZDI	12.810	1/2/17	50,337
Morgan Stanley	17,000	BRR	BZDI	12.050	1/2/12	190,798
Morgan Stanley	12,860	BRR	BZDI	15.000	1/2/17	340,513
Morgan Stanley	32,000	BRR	BZDI	13.900	1/2/17	581,128

Total	246,725	BRR				2,615,147

MXN TIIE BANXICO:
Banco Santander SA, Inc.	97,800	MXN	BANXICO	8.060	2/6/14	199,637
Banco Santander SA, Inc.	90,600	MXN	BANXICO	8.540	9/27/13	334,615
Citibank NA	175,200	MXN	BANXICO	8.920	11/24/11	608,084
Credit Suisse International	35,800	MXN	BANXICO	8.560	9/27/13	143,714
Goldman Sachs Group, Inc. (The)	54,800	MXN	BANXICO	8.540	9/27/13	202,394
Goldman Sachs Group, Inc. (The)	174,000	MXN	BANXICO	9.350	11/18/11	687,740
Goldman Sachs Group, Inc. (The)	211,300	MXN	BANXICO	9.080	11/22/11	760,176
Goldman Sachs Group, Inc. (The)	212,800	MXN	BANXICO	9.270	11/21/11	805,995
Goldman Sachs Group, Inc. (The)	563,000	MXN	BANXICO	10.000	11/11/11	953,984
JPMorgan Chase Bank NA	171,100	MXN	BANXICO	8.920	11/24/11	593,854
JPMorgan Chase Bank NA	560,000	MXN	BANXICO	10.000	11/11/11	948,901

Total	2,346,400	MXN				6,239,094

Six-Month AUD BBR BBSW
				Six-Month AUD
Westpac Banking Corp.	24,000	AUD	6.215%	BBR BBSW	11/4/19	18,949

Interest Rate Swap Contracts: Continued

	Notional
Interest Rate/	Amount		Paid by	Received by	Termination
Swap Counterparty	(000’s)		the Fund	the Fund	Date	Value

Six-Month HUF BUBOR Reuters:
Barclays Bank plc	866,000	HUF	Six-Month HUF BUBOR Reuters	7.180%	10/8/18	$(35,800)
Barclays Bank plc	1,433,000	HUF	Six-Month HUF BUBOR Reuters	7.820	9/19/13	227,841
Citibank NA	852,000	HUF	Six-Month HUF BUBOR Reuters	7.200	10/8/18	(17,756)
Citibank NA	853,000	HUF	Six-Month HUF BUBOR Reuters	7.180	10/3/18	(17,631)
Goldman Sachs Group, Inc. (The)	3,722,000	HUF	Six-Month HUF BUBOR Reuters	6.500	12/7/11	(71,359)
JPMorgan Chase Bank NA	866,000	HUF	Six-Month HUF BUBOR Reuters	7.200	10/6/18	(18,047)
JPMorgan Chase Bank NA	753,000	HUF	Six-Month HUF BUBOR Reuters	7.880	8/12/13	94,389
JPMorgan Chase Bank NA	666,000	HUF	Six-Month HUF BUBOR Reuters	7.890	9/12/13	111,736
JPMorgan Chase Bank NA	1,142,000	HUF	Six-Month HUF BUBOR Reuters	8.480	6/6/13	489,245
Morgan Stanley	3,092,000	HUF	Six-Month HUF BUBOR Reuters	6.570	12/1/11	(60,835)

Total	14,245,000	HUF				701,783

Six-Month JPY BBA LIBOR:
Citibank NA	553,000	JPY	1.391	Six-Month JPY BBA LIBOR	10/6/19	(15,256)
JPMorgan Chase Bank NA	796,100	JPY	1.484	Six-Month JPY BBA LIBOR	8/7/19	(125,511)
JPMorgan Chase Bank NA	611,000	JPY	1.563	Six-Month JPY BBA LIBOR	11/9/19	(110,783)

Total	1,960,100	JPY				(251,550)

Six-Month PLZ WIBOR WIBO:
Goldman Sachs Group, Inc. (The)	13,700	PLZ	Six-Month PLZ WIBOR WIBO	5.320	10/3/18	(124,012)
Goldman Sachs Group, Inc. (The)	21,640	PLZ	Six-Month PLZ WIBOR WIBO	5.330	10/6/18	(187,556)
JPMorgan Chase Bank NA	1,400	PLZ	Six-Month PLZ WIBOR WIBO	5.600	9/10/19	(2,827)
JPMorgan Chase Bank NA	8,475	PLZ	Six-Month PLZ WIBOR WIBO	5.650	9/11/19	(5,604)
JPMorgan Chase Bank NA	12,700	PLZ	Six-Month PLZ WIBOR WIBO	5.690	9/14/19	4,617

Total	57,915	PLZ				(315,382)

Three-Month ILS TELBOR01 Reuters:
Credit Suisse International	6,640	ILS	Three-Month ILS TELBOR01 Reuters	4.940	12/15/18	(59,282)
Credit Suisse International	6,220	ILS	Three-Month ILS TELBOR01 Reuters	4.650	12/22/18	(87,416)
UBS AG	16,930	ILS	Three-Month ILS TELBOR01 Reuters	5.036	12/12/18	(82,369)

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Interest Rate Swap Contracts: Continued

	Notional
Interest Rate/	Amount		Paid by	Received by	Termination
Swap Counterparty	(000’s)		the Fund	the Fund	Date	Value

Three-Month ILS TELBOR01 Reuters: Continued
			Three-Month ILS
UBS AG	17,164	ILS	TELBOR01 Reuters	4.780%	1/7/19	$17,566
			Three-Month ILS
UBS AG	15,550	ILS	TELBOR01 Reuters	5.850	9/4/18	211,859

Total	62,504	ILS				358

Three-Month SEK STIBOR SIDE
			Three-Month SEK
Barclays Bank plc	153,255	SEK	STIBOR SIDE	3.470	12/2/19	(160,744)
Three-Month USD BBA LIBOR
			Three-Month
Goldman Sachs Group, Inc. (The)	21,600		USD BBA LIBOR	3.600	11/3/19	(514,000)
Three-Month ZAR JIBAR SAFEX:
			Three-Month ZAR
Barclays Bank plc	94,370	ZAR	JIBAR SAFEX	7.450	9/22/11	1,189
			Three-Month ZAR
Goldman Sachs Group, Inc. (The)	63,820	ZAR	JIBAR SAFEX	7.500	9/23/11	813

Total	158,190	ZAR				2,002

				Total Interest Rate Swaps		$8,335,657

Notional amount is reported in U.S. Dollars (USD), except for those denoted in the following currencies:

AUD	Australian Dollar
BRR	Brazilian Real
HUF	Hungarian Forint
ILS	Israeli Shekel
JPY	Japanese Yen
MXN	Mexican Nuevo Peso
PLZ	Polish Zloty
SEK	Swedish Krona
ZAR	South African Rand
Abbreviations/Definitions are as follows:

BANIXCO	Banco de Mexico
BBA LIBOR	British Bankers’ Association London-Interbank Offered Rate
BBR BBSW	Bank Bill Swap Reference Rate (Australian Financial Market)
BUBOR	Budapest Interbank Offered Rate
BZDI	Brazil Interbank Deposit Rate
JIBAR	South Africa Johannesburg Interbank Agreed Rate
SAFEX	South African Futures Exchange
STIBOR SIDE	Stockholm Interbank Offered Rate
TIIE	Interbank Equilibrium Interest Rate
TELBOR01	Tel Aviv Interbank Offered Rate 1 Month
WIBOR WIBO	Poland Warsaw Interbank Offer Bid Rate

Total Return Swap Contracts as of December 31, 2009 are as follows:

	Notional
Reference Entity/	Amount		Paid by	Received by	Termination
Swap Counterparty	(000’s)		the Fund	the Fund	Date	Value

AMEX Cyclical/Transportation Select Index
			One-Month BBA
			LIBOR plus 10 basis
			points and if negative,
			the absolute value of the
			Total Return of the AMEX	If positive, the Total Return of the AMEX
			Cyclical/Transportation	Cyclical/Transportation
Morgan Stanley	$3,710		Select Index	Select Index	12/9/10	$99,929
AMEX Health Care Select Index
			One-Month LIBOR plus 10
			basis points and if negative,
			the absolute value of	If positive, the
			the Total Return of the	Total Return of
			AMEX Health Care	the AMEX Health
Deutsche Bank AG	3,669		Select Index	Care Select Index	10/8/10	18,407
AMEX Tech Select Index
			One-Month BBA
			LIBOR plus 10 basis
			points and if negative,
			the absolute value of the
			Total Return of the AMEX	If positive, the Total Return of the AMEX
Citibank NA	3,670		Tech Select Index	Tech Select Index	12/8/10	127,079
Custom basket of securities:
			One-Month JPY BBA
			LIBOR plus 40 basis
			points and if negative,
			the absolute value of the
			Total Return of a custom	If positive, the Total Return of a custom
Citibank NA, New York	1,048,490	JPY	basket of securities	basket of securities	4/14/10	420,552
			One-Month EUR BBA
			LIBOR plus 25 basis
			points and if negative,
			the absolute value of the
			Total Return of a custom	If positive, the Total Return of a custom
Morgan Stanley	5,896	EUR	basket of securities	basket of securities	3/5/10	324,603
			One-Month EUR BBA
			LIBOR plus 30 basis
			points and if negative,
			the absolute value of the
			Total Return of a custom	If positive, the Total Return of a custom
Morgan Stanley International	5,894	EUR	basket of securities	basket of securities	10/8/10	90,909
			One-Month BBA
			LIBOR plus 25 basis
			points and if negative,
			the absolute value of the
			Total Return of a custom	If positive, the Total Return of a custom
UBS AG	44,215		basket of securities	basket of securities	12/6/10	680,593

				Reference Entity Total		1,516,657

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Total Return Swap Contracts: Continued

Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

MSCI Daily TR EAFE Standard Gross USD Index:
One-Month LIBOR
plus 15 basis points
and if negative the
absolute value of the
		If positive, the Total	Total Return of the
		Return of the MSCI	MSCI Daily EAFE
		Daily EAFE Standard	Standard Gross
Citibank NA	$8,285	Gross USD Index	USD Index	10/7/10	$(122,756)
One-Month BBA
LIBOR minus 5 basis
points and if negative
the absolute value of
the Total Return of
		If positive, the Total Return	the MSCI Daily EAFE
		of the MSCI Daily EAFE	Standard Gross
Goldman Sachs Group, Inc. (The)	6,466	Standard Gross USD Index	USD Index	10/7/10	100,007
One-Month BBA
LIBOR minus 35 basis
points and if negative,
the absolute value of
the Total Return of the
		If positive, the Total Return	MSCI Daily EAFE
		of the MSCI Daily EAFE	Standard Gross
Morgan Stanley	4,970	Standard Gross USD Index	USD Index	10/7/10	52,249
One-Month LIBOR
minus 10 basis points
and if negative, the
absolute value of the
Total Return of the
		If positive, the Total Return	MSCI Daily EAFE
		of the MSCI Daily EAFE	Standard Gross
UBS AG	6,463	Standard Gross USD Index	USD Index	10/11/10	81,262

			Reference Entity Total		110,762
MSCI Daily TR Net Australia USD Index
One-Month BBA
LIBOR plus 20 basis
points and if negative,
		the absolute value of the	If positive, the Total
		Total Return of the MSCI	Return of the MSCI
		Daily Net Australia	Daily Net Australia
Goldman Sachs Group, Inc. (The)	4,012	USD Index	USD Index	10/11/10	(56,265)
MSCI Daily TR Net Brazil USD Index
One-Month BBA LIBOR
plus 25 basis points
		and if negative, the absolute	If positive, the Total
		value of the Total Return	Return of the MSCI
		of the MSCI Daily Net	Daily Net Brazil
Goldman Sachs Group, Inc. (The)	3,909	Brazil USD Index	USD Index	10/6/10	(77,512)

Total Return Swap Contracts: Continued

Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

MSCI Daily TR Net Emerging Markets South Africa USD Index
One-Month LIBOR
plus 40 basis points
and if negative the
		absolute value of the	If positive, the Total
		Total Return of the	Return of the MSCI
		MSCI Daily Net	Daily Net Emerging
		Emerging Markets South	Markets South Africa
Deutsche Bank AG	$4,536	Africa USD Index	USD Index	12/6/10	$54,422
MSCI Daily TR Net Emerging Markets USD Index
One-Month BBA LIBOR
plus 100 basis points
		and if negative, the absolute	If positive, the Total
		value of the Total Return of	Return of the MSCI
		the MSCI Daily Net Emerging	Daily Net Emerging
UBS AG	8,106	Markets USD Index	Markets USD Index	5/12/10	125,961
MSCI Daily TR Net Singapore USD Index
One-Month BBA LIBOR
plus 10 basis points and
		if negative, the absolute value	If positive, the Total
		of the Total Return of the	Return of the MSCI
		MSCI Daily Net Singapore	Daily Net Singapore
Citibank NA	4,341	USD Index	USD Index	11/3/10	78,173
MSCI Daily TR Net Spain USD Index
One-Month LIBOR
minus 25 basis points
		and if negative, the	If positive, the Total
		absolute value of the	Return of the MSCI
		Total Return of the MSCI	Daily Net Spain
Morgan Stanley	4,116	Daily Net Spain USD Index	USD Index	10/6/10	(179,709)
S&P SmallCap 600 Index
One-Month BBA
LIBOR minus 50 basis
		If positive, the Total	points and if negative,
		Return of the S&P	the Total Return of the
Goldman Sachs Group, Inc. (The)	10,856	SmallCap 600 Index	S&P SmallCap 600 Index	11/5/10	(651,684)

		Total of Total Return Swaps			$1,166,220

Notional amount is reported in U.S. Dollars (USD), except for those denoted in the following currencies:

EUR	Euro
JPY	Japanese Yen
Abbreviations/Definitions are as follows:

BBA LIBOR	British Bankers’ Association London-Interbank Offered Rate
LIBOR	London-Interbank Offered Rate
MSCI	Morgan Stanley Capital International
MSCI EAFE	Morgan Stanley Capital International Europe, Australia and Far East. A stock market index of foreign stocks from the perspective of a North American investor
S&P	Standard & Poor’s
TR	Total Return

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Currency Swaps as of December 31, 2009 are as follows:

	Notional
Reference Entity/	Amount		Paid by	Received by	Termination
Swap Counterparty	(000’s)		the Fund	the Fund	Date	Value

COP TRM (COP02)
Deutsche Bank AG	3,360,000	COP	6.44% of the USD
			equivalent notional at	12.51% of the
			inception of trade	COP notional	3/18/19	$129
Each of JSC “Rushydro” (Open Joint Stock Company, Federal Hydrogeneration Company) and OJSC Saratovskaya HPP and any Successor(s) to these Reference Entities
				7.75% from debt
				obligations of JSC
Morgan Stanley Capital			Three-Month USD	Rushydro and OJSC
Services, Inc.	271,430	RUR	BBA LIBOR	Saratovskaya HPP	12/26/13	(2,030,008)

				Total Currency Swaps		$(2,029,879)

Notional amount is reported in U.S. Dollars (USD), except for those denoted in the following currencies:

COP	Colombian Peso
RUR	Russian Ruble
Abbreviations are as follows:

BBA LIBOR	British Bankers’ Association London-Interbank Offered Rate
TRM	Tasa Representativa del Mercado
Swap Summary as of December 31, 2009 is as follows:
The following table aggregates, as of period end, the amount receivable from/(payable to) each counterparty with whom the Fund has entered into a swap agreement. Swaps are individually disclosed in the preceding tables.

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)		Value

Banco Santander Central Hispano SA	Interest Rate	4,420	BRR	$211,162
Banco Santander SA, Inc.	Interest Rate	188,400	MXN	534,252
Barclays Bank plc:
	Credit Default Buy Protection	5,390		155,809
	Credit Default Sell Protection	33,983		(1,055,445)
	Interest Rate	2,299,000	HUF	192,041
	Interest Rate	153,255	SEK	(160,744)
	Interest Rate	94,370	ZAR	1,189

				(867,150)
Citibank NA:
	Interest Rate	1,705,000	HUF	(35,387)
	Interest Rate	553,000	JPY	(15,256)
	Interest Rate	175,200	MXN	608,084
	Total Return	16,296		82,496

				639,937
Citibank NA, New York:
	Credit Default Sell Protection	1,570		(108,565)
	Total Return	1,048,490	JPY	420,552

				311,987
Credit Suisse International:
	Credit Default Buy Protection	7,068		(126,857)
	Credit Default Sell Protection	31,816		(200,355)
	Interest Rate	12,860	ILS	(146,698)
	Interest Rate	35,800	MXN	143,714

				(330,196)
Deutsche Bank AG:
	Credit Default Buy Protection	1,900		(50,774)
	Credit Default Sell Protection	13,425		(103,334)
	Currency	3,360,000	COP	129
	Total Return	8,205		72,829

				(81,150)

Swap Summary: Continued

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)		Value

Goldman Sachs Group, Inc. (The):
	Interest Rate	132,705	BRR	$508,566
	Interest Rate	3,722,000	HUF	(71,359)
	Interest Rate	1,215,900	MXN	3,410,289
	Interest Rate	35,340	PLZ	(311,568)
	Interest Rate	21,600		(514,000)
	Interest Rate	63,820	ZAR	813
	Total Return	25,243		(685,454)

				2,337,287
Goldman Sachs International:
	Credit Default Buy Protection	3,080		(2,546)
	Credit Default Sell Protection	25,586		(111,561)
	Interest Rate	19,640	BRR	445,775

				331,668
JPMorgan Chase Bank NA:
	Interest Rate	15,800	BRR	286,868
	Interest Rate	3,427,000	HUF	677,323
	Interest Rate	1,407,100	JPY	(236,294)
	Interest Rate	731,100	MXN	1,542,755
	Interest Rate	22,575	PLZ	(3,814)

				2,266,838
JPMorgan Chase Bank NA, London Branch	Credit Default Buy Protection	4,900		10,594
JPMorgan Chase Bank NA, NY Branch	Credit Default Sell Protection	16,436		(92,198)
Morgan Stanley:
	Interest Rate	74,160	BRR	1,162,776
	Interest Rate	3,092,000	HUF	(60,835)
	Total Return	5,896	EUR	324,603
	Total Return	12,796		(27,531)

				1,399,013
Morgan Stanley Capital Services, Inc.:
	Credit Default Buy Protection	13,452		(363,280)
	Credit Default Sell Protection	11,680		(612,167)
	Currency	271,430	RUR	(2,030,008)

				(3,005,455)
Morgan Stanley International	Total Return	5,894	EUR	90,909
UBS AG:
	Credit Default Buy Protection	14,136		(238,293)
	Interest Rate	49,644	ILS	147,056
	Total Return	58,784		887,816

				796,579

Westpac Banking Corp.	Interest Rate	24,000	AUD	18,949

		Total Swaps		$4,573,026

Notional amount is reported in U.S.Dollars (USD), except for those denoted in the following currencies:

AUD	Australian Dollar
BRR	Brazilian Real
COP	Colombian Peso
EUR	Euro
HUF	Hungarian Forint
ILS	Israeli Shekel
JPY	Japanese Yen
MXN	Mexican Nuevo Peso
PLZ	Polish Zloty
RUR	Russian Ruble
SEK	Swedish Krona
ZAR	South African Rand
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2009

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $4,031,796,593)	$4,025,494,042
Affiliated companies (cost $469,478,784)	476,021,792

4,501,515,834
Cash—foreign currencies (cost $843,367)	824,284
Unrealized appreciation on foreign currency exchange contracts	29,623,669
Appreciated swaps, at value (upfront payments received $1,198,503)	13,432,301
Receivables and other assets:
Interest, dividends and principal paydowns	65,915,991
Investments sold	6,764,602
Shares of beneficial interest sold	6,435,798
Closed foreign currency contracts	5,637,045
Futures margins	2,104,699
Other	36,664

Total assets	4,632,290,887

Liabilities
Appreciated options written, at value (premiums received $106,195)	94,558
Return of collateral for securities loaned	37,599,500
Unrealized depreciation on foreign currency exchange contracts	11,995,141
Appreciated swaps, at value (upfront payments received $5,527,197)	1,195,988
Depreciated swaps, at value (upfront payments received $1,276,344)	7,663,287
Unrealized depreciation on unfunded purchase agreements	354,545
Payables and other liabilities:
Investments purchased (including $128,956,625 purchased on a when-issued or delayed delivery basis)	134,769,516
Closed foreign currency contracts	15,973,278
Futures margins	3,112,305
Distribution and service plan fees	2,258,260
Shares of beneficial interest redeemed	1,697,795
Transfer and shareholder servicing agent fees	373,226
Shareholder communications	254,579
Trustees’ compensation	24,507
Other	426,376

Total liabilities	217,792,861

Net Assets	$4,414,498,026

Composition of Net Assets
Par value of shares of beneficial interest	$822,436
Additional paid-in capital	4,323,808,202
Accumulated net investment income	241,824,892
Accumulated net realized loss on investments and foreign currency transactions	(168,796,267)
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	16,838,763

Net Assets	$4,414,498,026

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $757,771,738 and 142,961,655 shares of beneficial interest outstanding)	$5.30
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $3,656,726,288 and 679,474,371 shares of beneficial interest outstanding)	$5.38
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2009

Allocation of Income and Expenses from master funds[1]
Net investment income allocated from Oppenheimer Master Event-Linked Bond Fund:
Dividends	$2,405
Interest	1,283,652
Expenses[2]	(81,775)

Net investment income from Oppenheimer Master Event-Linked Bond Fund, LLC	1,204,282
Net investment income allocated from Oppenheimer Master Loan Fund, LLC:
Dividends	115,935
Interest	20,291,444
Expenses[3]	(820,154)

Net investment income from Oppenheimer Master Loan Fund, LLC	19,587,225

Investment Income
Interest (net of foreign withholding taxes of $100,137)	232,896,664
Fee income	4,161,424
Dividends:
Unaffiliated companies	13,185
Affiliated companies	2,500,925
Income from investment of securities lending cash collateral, net—affiliated companies	501,092

Total investment income	240,073,290

Expenses
Management fees	20,955,987
Distribution and service plan fees—Service shares	7,869,295
Transfer and shareholder servicing agent fees:
Non-Service shares	479,075
Service shares	2,237,664
Shareholder communications:
Non-Service shares	83,089
Service shares	386,747
Custodian fees and expenses	316,628
Trustees’ compensation	70,337
Other	241,596

Total expenses	32,640,418
Less waivers and reimbursements of expenses	(1,095,780)

Net expenses	31,544,638

Net Investment Income	229,320,159

1.	The Fund invests in certain affiliated mutual funds that expect to be treated as partnerships for tax purposes. See Note 1 of accompanying Notes.

2.	Net of expense waivers and/or reimbursements of $732.

3.	Net of expense waivers and/or reimbursements of $28,146.

STATEMENT OF OPERATIONS Continued

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments from unaffiliated companies (including premiums on options exercised)	$(69,026,713)
Closing and expiration of option contracts written	1,114,876
Closing and expiration of futures contracts	(14,871,760)
Foreign currency transactions	(4,556,821)
Short positions	(45,916)
Swap contracts	(70,005,356)
Allocated from Oppenheimer Master Event-Linked Bond Fund, LLC	(280,967)
Allocated from Oppenheimer Master Loan Fund, LLC	(1,762,842)

Net realized loss	(159,435,499)
Net change in unrealized appreciation (depreciation) on:
Investments	448,766,507
Translation of assets and liabilities denominated in foreign currencies	81,034,364
Futures contracts	(19,040,820)
Option contracts written	(1,086)
Short positions	27,270
Swap contracts	29,708,154
Unfunded purchase agreements	(2,073,502)
Allocated from Oppenheimer Master Event-Linked Bond Fund, LLC	(341,896)
Allocated from Oppenheimer Master Loan Fund, LLC	54,116,973

Net change in unrealized appreciation	592,195,964

Net Increase in Net Assets Resulting from Operations	$662,080,624

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2009	2008

Operations
Net investment income	$229,320,159	$218,155,192
Net realized loss	(159,435,499)	(197,517,639)
Net change in unrealized appreciation (depreciation)	592,195,964	(643,679,330)

Net increase (decrease) in net assets resulting from operations	662,080,624	(623,041,777)

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(3,468,223)	(36,989,595)
Service shares	(7,263,543)	(140,242,199)

	(10,731,766)	(177,231,794)
Distributions from net realized gain:
Non-Service shares	(522,726)	(8,547,484)
Service shares	(2,276,448)	(33,595,865)

	(2,799,174)	(42,143,349)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(5,135,048)	73,339,965
Service shares	312,198,649	617,334,287

	307,063,601	690,674,252

Net Assets
Total increase (decrease)	955,613,285	(151,742,668)
Beginning of period	3,458,884,741	3,610,627,409

End of period (including accumulated net investment income of $241,824,892 and $54,184,535, respectively)	$4,414,498,026	$3,458,884,741

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$4.49	$5.56	$5.26	$5.11	$5.21

Income (loss) from investment operations:
Net investment income[1]	.30	.30	.28	.26	.25
Net realized and unrealized gain (loss)	.53	(1.04)	.21	.11	(.12)

Total from investment operations	.83	(.74)	.49	.37	.13

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.02)	(.27)	(.19)	(.22)	(.23)
Distributions from net realized gain	—[2]	(.06)	—	—	—

Total dividends and distributions to shareholders	(.02)	(.33)	(.19)	(.22)	(.23)

Net asset value, end of period	$5.30	$4.49	$5.56	$5.26	$5.11

Total Return, at Net Asset Value[3]	18.83%	(14.21)%	9.69%	7.49%	2.67%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$757,772	$648,570	$734,611	$606,632	$538,141

Average net assets (in thousands)	$681,926	$753,062	$664,668	$564,248	$550,201

Ratios to average net assets:[4,5]
Net investment income	6.20%	5.78%	5.34%	5.05%	4.91%
Total expenses	0.67%[6]	0.59%[6]	0.59%[6]	0.64%[6]	0.71%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.64%	0.57%	0.57%	0.63%	0.71%

Portfolio turnover rate[7]	110%	86%	76%	93%	98%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Includes the Fund’s share of the allocated expenses and/or net investment income from the master funds.

6.	Total expenses including indirect expenses from affiliated funds, excluding investments in master funds, were as follows:

Year Ended December 31, 2009	0.68%
Year Ended December 31, 2008	0.60%
Year Ended December 31, 2007	0.61%
Year Ended December 31, 2006	0.64%
7.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2009	$1,909,574,925	$1,836,038,328
Year Ended December 31, 2008	$634,319,548	$594,845,589
Year Ended December 31, 2007	$1,061,009,472	$1,120,098,096
Year Ended December 31, 2006	$742,785,501	$749,719,239
Year Ended December 31, 2005	$890,029,144	$873,786,459
See accompanying Notes to Financial Statements.

Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$4.56	$5.65	$5.34	$5.19	$5.29

Income (loss) from investment operations:
Net investment income[1]	.29	.29	.28	.25	.21
Net realized and unrealized gain (loss)	.54	(1.06)	.22	.11	(.08)

Total from investment operations	.83	(.77)	.50	.36	.13

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.01)	(.26)	(.19)	(.21)	(.23)
Distributions from net realized gain	—[2]	(.06)	—	—	—

Total dividends and distributions to shareholders	(.01)	(.32)	(.19)	(.21)	(.23)

Net asset value, end of period	$5.38	$4.56	$5.65	$5.34	$5.19

Total Return, at Net Asset Value[3]	18.41%	(14.49)%	9.55%	7.23%	2.48%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$3,656,726	$2,810,315	$2,876,016	$1,396,188	$658,107

Average net assets (in thousands)	$3,143,836	$3,152,967	$2,075,028	$1,016,582	$408,515

Ratios to average net assets:[4,5]
Net investment income	5.95%	5.54%	5.08%	4.83%	4.20%
Total expenses	0.92%[6]	0.84%[6]	0.84%[6]	0.89%[6]	0.96%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.89%	0.82%	0.82%	0.88%	0.96%

Portfolio turnover rate[7]	110%	86%	76%	93%	98%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Includes the Fund’s share of the allocated expenses and/or net investment income from the master funds.

6.	Total expenses including indirect expenses from affiliated funds, excluding investments in master funds, were as follows:

Year Ended December 31, 2009	0.93%
Year Ended December 31, 2008	0.85%
Year Ended December 31, 2007	0.86%
Year Ended December 31, 2006	0.89%
7.	The portfolio turnover rate excludes purchases and sales of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2009	$1,909,574,925	$1,836,038,328
Year Ended December 31, 2008	$634,319,548	$594,845,589
Year Ended December 31, 2007	$1,061,009,472	$1,120,098,096
Year Ended December 31, 2006	$742,785,501	$749,719,239
Year Ended December 31, 2005	$890,029,144	$873,786,459
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Strategic Bond Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek a high level of current income principally derived from interest on debt securities. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Structured Securities. The Fund invests in structured securities whose market values, interest rates and/or redemption prices are linked to the performance of underlying foreign currencies, interest rate spreads, stock market indices, prices of individual securities, commodities or other financial instruments or the occurrence of other specific events. The structured securities are often leveraged, increasing the volatility of each note’s market value relative to the change in the underlying linked financial element or event. Fluctuations in value of these securities are recorded as unrealized gains and losses in the accompanying Statement of Operations. The Fund records a realized gain or loss when a structured security is sold or matures.
Event-Linked Bonds. The Fund may invest in “event-linked” bonds. Event-linked bonds, which are sometimes referred to as “catastrophe” bonds, are fixed income securities for which the return of principal and payment of interest is contingent on the non-occurrence of a specific trigger event, such as a hurricane, earthquake, or other occurrence that leads to physical or economic loss. If the trigger event occurs prior to maturity, the Fund may lose all or a portion of its principal in addition to interest otherwise due from the security. Event-linked bonds may expose the Fund to certain other risks, including issuer default, adverse regulatory or jurisdictional interpretations, liquidity risk and adverse tax consequences. The Fund records the net change in market value of event-linked bonds on the Statement of Operations as a change in unrealized appreciation or depreciation on investments. The Fund records a realized gain or loss on the Statement of Operations upon the sale or maturity of such securities.
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis. “When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund maintains internally designated assets with a market value equal to or greater than the amount of its purchase commitments. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.
As of December 31, 2009, the Fund had purchased securities issued on a when-issued or delayed delivery basis and sold securities issued on a delayed delivery basis as follows:

When-Issued or Delayed
Delivery Basis Transactions

Purchased securities	$128,956,625
The Fund may enter into “forward roll” transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (same type, coupon and maturity) at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.
     Forward roll transactions may be deemed to entail embedded leverage since the Fund purchases mortgage-related securities with extended settlement dates rather than paying for the securities under a normal settlement cycle. This embedded leverage increases the Fund’s market value of investments relative to its net assets which can incrementally increase the volatility of the Fund’s performance. Forward roll transactions can be replicated over multiple settlement periods.
     Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; and counterparty credit risk. To assure its future payment of the purchase price, the Fund maintains internally designated assets with a market value equal to or greater than the payment obligation under the roll.
Securities Sold Short. The Fund may short sell when-issued securities for future settlement. The value of the open short position is recorded as a liability, and the Fund records an unrealized gain or loss for the change in value of the open short position. The Fund records a realized gain or loss when the short position is closed out.
     As of December 31, 2009, the Fund held no short sales.
Credit Risk. The Fund invests in high-yield, non-investment-grade bonds, which may be subject to a greater degree of credit risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. Information concerning securities in default as of December 31, 2009 is as follows:

Cost	$37,402,347
Market Value	$5,789,978
Market Value as a % of Net Assets	0.13%
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share.

As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investment in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. When applicable, the Fund’s investment in LAF is included in the Statement of Investments. Shares of LAF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Investment in Oppenheimer Master Funds. The Fund is permitted to invest in entities sponsored and/or advised by the Manager or an affiliate. Certain of these entities in which the Fund invests are mutual funds registered under the Investment Company Act of 1940 that expect to be treated as partnerships for tax purposes, specifically Oppenheimer Master Loan Fund, LLC and Oppenheimer Master Event-Linked Bond Fund, LLC (the “master funds”). Each master fund has its own investment risks, and those risks can affect the value of the Fund’s investments and therefore the value of the Fund’s shares. To the extent that the Fund invests more of its assets in one master fund than in another, the Fund will have greater exposure to the risks of that master fund.
     The investment objective of Oppenheimer Master Loan Fund, LLC is to seek as high a level of current income and preservation of capital as is consistent with investing primarily in loans and other debt securities. The investment objective of Oppenheimer Master Event-Linked Bond Fund, LLC is to seek a high level of current income principally derived from interest on debt securities. The Fund’s investments in the master funds are included in the Statement of Investments. The Fund recognizes income and gain/(loss) on its investments in each master fund according to its allocated pro-rata share, based on its relative proportion of total outstanding master fund shares held, of the total net income earned and the net gain/(loss) realized on investments sold by the master funds. As a shareholder, the Fund is subject to its proportional share of the master funds’ expenses, including their management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in the master funds.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation
Based on Cost of
Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4,5,6]	Tax Purposes

$258,724,787	$—	$177,955,454	$12,542,065

1.	As of December 31, 2009, the Fund had $164,592,749 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2009, details of the capital loss carryforward were as follows:

Expiring

2017	$164,592,749
2.	As of December 31, 2009, the Fund had $12,994,641 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2018.

3.	The Fund had $26,214 of post-October passive foreign investment company losses which were deferred.

4.	The Fund had $341,850 of straddle losses which were deferred.

5.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

6.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

Reduction	Reduction
to Accumulated	to Accumulated Net
Net Investment	Realized Loss
Income	on Investments

$30,948,036	$30,948,036
The tax character of distributions paid during the years ended December 31, 2009 and December 31, 2008 was as follows:

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008

Distributions paid from:
Ordinary income	$13,530,940	$184,452,300
Long-term capital gain	—	34,922,843

Total	$13,530,940	$219,375,143

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2009 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$4,496,787,657
Federal tax cost of other investments	(235,406,728)

Total federal tax cost	$4,261,380,929

Gross unrealized appreciation	$244,278,300
Gross unrealized depreciation	(231,736,235)

Net unrealized appreciation	$12,542,065

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

NOTES TO FINANCIAL STATEMENTS Continued
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	24,677,592	$117,209,141	44,736,337	$230,966,547
Dividends and/or distributions reinvested	952,494	3,990,949	8,575,721	45,537,079
Redeemed	(27,020,460)	(126,335,138)	(40,970,673)	(203,163,661)

Net increase (decrease)	(1,390,374)	$(5,135,048)	12,341,385	$73,339,965

Service Shares
Sold	88,989,960	$433,996,423	147,318,126	$805,889,322
Dividends and/or distributions reinvested	2,234,190	9,539,991	32,192,234	173,838,064
Redeemed	(28,146,787)	(131,337,765)	(72,462,189)	(362,393,099)

Net increase	63,077,363	$312,198,649	107,048,171	$617,334,287

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, LAF and the master funds, for the year ended December 31, 2009, were as follows:

	Purchases	Sales

Investment securities	$2,371,879,746	$1,871,718,033
U.S. government and government agency obligations	495,036,638	829,374,901
To Be Announced (TBA) mortgage-related securities	1,909,574,925	1,836,038,328
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Next $200 million	0.60
Over $1 billion	0.50
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended December 31, 2009, the Fund paid $2,345,233 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.

Waivers and Reimbursements of Expenses. Effective May 1, 2009, the Manager has voluntarily undertaken to limit the Fund’s total annual operating expenses so that those expenses, as a percentage of daily net assets will not exceed the annual rate of 0.75% for Non-Service shares and 1.00% for Service shares. This voluntary undertaking may be amended or withdrawn at any time.
     Prior to May 1, 2009, OFS had voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in IMMF and the master funds. During the year ended December 31, 2009, the Manager waived fees and/or reimbursed the Fund $1,095,780 for management fees.
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors defined below:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.
Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments Continued
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction. As of December 31, 2009, the maximum amount of loss that the Fund would incur if the counterparties to its derivative transactions failed to perform would be $43,115,334, which represents gross payments to be received by the Fund on these derivative contracts were they to be unwound as of period end. To reduce this risk the Fund has entered into master netting arrangements, established within the Fund’s International Swap and Derivatives Association, Inc. (“ISDA”) master agreements, which allow the Fund to net unrealized appreciation and depreciation for positions in swaps, over-the-counter options, and forward currency exchange contracts for each individual counterparty. The amount of loss that the Fund would incur taking into account these master netting arrangements would be $26,256,000 as of December 31, 2009. In addition, the Fund may require that certain counterparties post cash and/or securities in collaterial accounts to cover their net payment obligations for those derivative contracts subject to ISDA master agreements. If the counterparty fails to perform under these contracts and agreements, the cash and/or securities will be made available to the Fund.
     As of December 31, 2009 the Fund has required certain counterparties to post collateral of $1,069,108. Credit Related Contingent Features. The Fund has several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s ISDA master agreements which govern positions in swaps, over-the-counter options, and forward currency exchange contracts for each individual counterparty.
     As of December 31, 2009, the aggregate fair value of derivative instruments with credit related contingent features in a net liability position was $4,089,640 for which collateral was not posted by the Fund. If a contingent feature would have been triggered as of December 31, 2009, the Fund could have been required to pay this amount in cash to its counterparties. If the Fund fails to perform under these contracts and agreements, the cash and/or securities posted as collateral will be made available to the counterparty. Cash posted as collateral for these contracts, if any, is reported on the Statement of Assets and Liabilities; securities posted as collateral, if any, are reported on the Statement of Investments.
Valuations of derivative instruments as of December 31, 2009 are as follows:

	Asset Derivatives			Liability Derivatives
	Statement			Statement
Derivatives Not	of Assets			of Assets
Accounted for as	and Liabilities			and Liabilities
Hedging Instruments	Location	Value		Location	Value

Credit contracts	Appreciated swaps, at value	$680,226		Appreciated swaps, at value	$1,195,988
Credit contracts				Depreciated swaps, at value	2,383,210
Equity contracts	Appreciated swaps, at value	2,254,146		Depreciated swaps, at value	1,087,926
Foreign exchange contracts	Appreciated swaps, at value	129		Depreciated swaps, at value	2,030,008
Interest rate contracts	Appreciated swaps, at value	10,497,800		Depreciated swaps, at value	2,162,143
Equity contracts	Futures margins	559,740	*	Futures margins	165,504	*
Interest rate contracts	Futures margins	1,544,959	*	Futures margins	2,946,801	*
Foreign exchange contracts	Investments, at value	59,364	**
Foreign exchange contracts	Unrealized appreciation on foreign currency exchange contracts	29,623,669		Unrealized depreciation on foreign currency exchange contracts	11,995,141
Foreign exchange contracts				Appreciated written options, at value	94,558

Total		$45,220,033			$24,061,279

*	Includes only the current day’s variation margin. Prior variation margin movements have been reflected in cash on the Statement of Assets and Liabilities upon receipt or payment.

**	Amounts relate to purchased options.
     The effect of derivative instruments on the Statement of Operations is as follows:

Amount of Realized Gain or Loss Recognized on Derivatives
	Investments from
	unaffiliated	Closing and
	companies	expiration	Closing and
Derivatives Not	(including	of option	expiration of	Foreign
Accounted for as	premiums on	contracts	futures	currency
Hedging Instruments	options exercised)*	written	contracts	transactions	Swap contracts	Total

Credit contracts	$—	$—	$—	$—	$(94,976,540)	$(94,976,540)
Equity contracts	—	—	(15,786,985)	—	14,499,865	(1,287,120)
Foreign exchange contracts	173,252	1,114,876	—	2,370,480	2,008,990	5,667,598
Interest rate contracts	474,893	—	915,225	—	8,476,466	9,866,584
Volatility contracts	—	—	—	—	(14,137)	(14,137)

Total	$648,145	$1,114,876	$(14,871,760)	$2,370,480	$(70,005,356)	$(80,743,615)

*	Includes purchased option contracts, purchased swaption contracts and written option contracts exercised, if any.

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments Continued

Amount of Change in Unrealized Gain or Loss Recognized on Derivatives
				Translation of
				assets and
				liabilities
Derivatives Not		Option		denominated
Accounted for as		contracts	Futures	in foreign
Hedging Instruments	Investments*	written	contracts	currencies	Swap contracts	Total

Credit contracts	$—	$—	$—	$—	$38,781,860	$38,781,860
Equity contracts	—	—	907,439	—	(7,042,355)	(6,134,916)
Foreign exchange contracts	(7,807,821)	(1,086)	—	24,620,885	1,929,726	18,741,704
Interest rate contracts	—	—	(19,948,259)	—	(3,961,077)	(23,909,336)

Total	$(7,807,821)	$(1,086)	$(19,040,820)	$24,620,885	$29,708,154	$27,479,312

*	Includes purchased option contracts and purchased swaption contracts, if any.
Foreign Currency Exchange Contracts
The Fund may enter into foreign currency exchange contracts (“forward contracts”) for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Forward contracts are reported on a schedule following the Statement of Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to purchase specified foreign currencies in the future at a currently negotiated forward rate in order to take a positive investment perspective on the related currency. These forward foreign currency exchange contracts seek to increase exposure to foreign exchange rate risk.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to purchase specified foreign currencies in the future at a currently negotiated forward rate in order to decrease exposure to foreign exchange rate risk associated with foreign currency denominated securities held by the portfolio.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to sell specified foreign currencies in the future at a currently negotiated forward rate in order to take a negative investment perspective on the related currency. These forward foreign currency exchange contracts seek to increase exposure to foreign exchange rate risk.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to sell specified foreign currencies in the future at a currently negotiated forward rate in order to decrease exposure to foreign exchange rate risk associated with foreign currency denominated securities held by the portfolio.
     Additional associated risk to the Fund includes counterparty credit risk. Counterparty credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a financial instrument at a negotiated price on a stipulated future date. The Fund may buy and sell futures contracts and may also buy or write put or call options on these futures contracts.
     Futures contracts traded on a commodities or futures exchange will be valued at the final settlement price or official closing price on the principal exchange as reported by such principal exchange at its trading session ending at, or most recently prior to, the time when the Fund’s assets are valued.

     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses.
     Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.
     The Fund has purchased futures contracts on various bonds and notes to increase exposure to interest rate risk.
     The Fund has sold futures contracts on various bonds and notes to decrease exposure to interest rate risk.
     The Fund has purchased futures contracts on various equity indexes to increase exposure to equity risk.
     The Fund has sold futures contracts on various equity indexes to decrease exposure to equity risk.
     Additional associated risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Fund is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Fund’s securities.
Option Activity
The Fund may buy and sell put and call options, or write put and covered call options. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon exercise of the option.
     Options are valued daily based upon the last sale price on the principal exchange on which the option is traded. The difference between the premium received or paid, and market value of the option, is recorded as unrealized appreciation or depreciation. The net change in unrealized appreciation or depreciation is reported in the Statement of Operations. When an option is exercised, the cost of the security purchased or the proceeds of the security sale are adjusted by the amount of premium received or paid. Upon the expiration or closing of the option transaction, a gain or loss is reported in the Statement of Operations.
     Securities designated to cover outstanding call or put options are noted in the Statement of Investments where applicable. Options written are reported in a schedule following the Statement of Investments and as a liability in the Statement of Assets and Liabilities.
     The Fund has written put options on currencies to increase exposure to foreign exchange rate risk. A written put option becomes more valuable as the price of the underlying financial instrument appreciates relative to the strike price.
     The Fund has written call options on currencies to decrease exposure to foreign exchange rate risk. A written call option becomes more valuable as the price of the underlying financial instrument depreciates relative to the strike price.
     The Fund has purchased call options on currencies to increase exposure to foreign exchange rate risk. A purchased call option becomes more valuable as the price of the underlying financial instrument appreciates relative to the strike price.
     The Fund has purchased put options on currencies to decrease exposure to foreign exchange rate risk. A purchased put option becomes more valuable as the price of the underlying financial instrument depreciates relative to the strike price.
     The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk that there may be an illiquid market where the Fund is unable to close the contract.
     Additional associated risks to the Fund include counterparty credit risk for over-the-counter options and liquidity risk.

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments Continued
Written option activity for the year ended December 31, 2009 was as follows:

	Call Options		Put Options
	Number of	Amount of	Number of	Amount of
	Contracts	Premiums	Contracts	Premiums

Options outstanding as of December 31, 2008	4,945,000	$78,520	4,945,000	$78,520
Options written	499,200,000	935,729	598,355,000	970,765
Options closed or expired	(496,920,000)	(876,563)	(22,775,000)	(238,313)
Options exercised	(7,225,000)	(137,686)	(471,925,000)	(704,777)

Options outstanding as of December 31, 2009	—	$—	108,600,000	$106,195

Swap Contracts
The Fund may enter into swap contract agreements with a counterparty to exchange a series of cash flows based on either specified reference rates, or the occurrence of a credit event, over a specified period. Such contracts may include interest rate, equity, debt, index, total return, credit and currency swaps.
     Swaps are marked to market daily using primarily quotations from pricing services, counterparties and brokers. Swap contracts are reported on a schedule following the Statement of Investments. The values of swap contracts are aggregated by positive and negative values and disclosed separately on the Statement of Assets and Liabilities by contracts in unrealized appreciation and depreciation positions. Upfront payments paid or received, if any, affect the value of the respective swap. Therefore, to determine the unrealized appreciation (depreciation) on swaps, upfront payments paid should be subtracted from, while upfront payments received should be added to, the value of contracts reported as an asset on the Statement of Assets and Liabilities. Conversely, upfront payments paid should be added to, while upfront payments received should be subtracted from the value of contracts reported as a liability. The unrealized appreciation (depreciation) related to the change in the valuation of the notional amount of the swap is combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. The Fund also records any periodic payments received from (paid to) the counterparty, including at termination, under such contracts as realized gain (loss) on the Statement of Operations.
     Swap contract agreements are exposed to the market risk factor of the specific underlying reference asset. Swap contracts are typically more attractively priced compared to similar investments in related cash securities because they isolate the risk to one market risk factor and eliminate the other market risk factors. Investments in cash securities (for instance bonds) have exposure to multiple risk factors (credit and interest rate risk). Because swaps require little or no initial cash investment, they can expose the Fund to substantial risk in the isolated market risk factor.
Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security, sovereign debt, or a basket of securities (the “reference asset”).
     The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.
     The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.
     If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.
     The Fund has sold credit protection through credit default swaps to increase exposure to the credit risk of individual securities and, or, indexes that are either unavailable or considered to be less attractive in the bond market.
     The Fund has purchased credit protection through credit default swaps to decrease exposure to the credit risk of individual securities and, or, indexes.
     The Fund has also engaged in pairs trades by purchasing protection through a credit default swap referenced to the debt of an issuer, and simultaneously selling protection through a credit default swap referenced to the debt of a different issuer with the intent to realize gains from the pricing differences of the two issuers who are expected to have similar market risks. Pairs trades attempt to gain exposure to credit risk while hedging or offsetting the effects of overall market movements.
     The Fund has engaged in spread curve trades by simultaneously purchasing and selling protection through credit default swaps referenced to the same issuer but with different maturities. Spread curve trades attempt to gain exposure to credit risk on a forward basis by realizing gains on the expected differences in spreads.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
Interest Rate Swap Contracts. An interest rate swap is an agreement between counterparties to exchange periodic payments based on interest rates. One cash flow stream will typically be a floating rate payment based upon a specified interest rate while the other is typically a fixed interest rate.
     The Fund has entered into interest rate swaps in which it pays a floating interest rate and receives a fixed interest rate in order to increase exposure to interest rate risk. Typically, if relative interest rates rise, payments made by the Fund under a swap agreement will be greater than the payments received by the Fund.
     The Fund has entered into interest rate swaps in which it pays a fixed interest rate and receives a floating interest rate in order to decrease exposure to interest rate risk. Typically, if relative interest rates rise, payments received by the Fund under the swap agreement will be greater than the payments made by the Fund.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
Total Return Swap Contracts. A total return swap is an agreement between counterparties to exchange periodic payments based on asset or non-asset references. One cash flow is typically based on a non-asset reference (such as an interest rate or index) and the other on the total return of a reference asset (such as a security or a basket of securities). The total return of the reference asset typically includes appreciation or depreciation on the reference asset, plus any interest or dividend payments.
     Total return swap contracts are exposed to the market risk factor of the specific underlying financial instrument or index. Total return swaps are less standard in structure than other types of swaps and can isolate and, or, include multiple types of market risk factors including equity risk, credit risk, and interest rate risk.
     The Fund has entered into total return swaps on various equity indexes to increase exposure to equity risk. These equity risk related total return swaps require the Fund to pay a floating reference interest rate, or an amount equal to the negative price movement of an index multiplied by the notional amount of the contract. The Fund will receive payments equal to the positive price movement of the same index multiplied by the notional amount of the contract.
     The Fund has entered into total return swaps on various equity indexes to decrease exposure to equity risk. These equity risk related total return swaps require the Fund to pay an amount equal to the positive price movement of an index multiplied by the notional amount of the contract. The Fund will receive payments of a floating reference interest rate or an amount equal to the negative price movement of the same index multiplied by the notional amount of the contract.

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments Continued
     The Fund has entered into total return swaps to increase exposure to the credit risk of various indexes or basket of securities. These credit risk related total return swaps require the Fund to pay, or receive payments, to, or from, the counterparty based on the movement of credit spreads of the related indexes.
     The Fund has entered into total return swaps to decrease exposure to the credit risk of various indexes or basket of securities. These credit risk related total return swaps require the fund to pay, or receive payments, to, or from, the counterparty based on the movement of credit spreads of the related indexes.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
     Currency Swaps. A currency swap is an agreement between counterparties to exchange different currencies equivalent to the notional value at contract inception and reverse the exchange of the same notional values of those currencies at contract termination. The contract may also include periodic exchanges of cash flows based on a specified index or interest rate.
     The Fund has entered into currency swap contracts with the obligation to pay an interest rate on the dollar notional amount and receive an interest rate on various foreign currency notional amounts in order to take a positive investment perspective on the related currencies for which the Fund receives a payment. These currency swap contracts seek to increase exposure to foreign exchange rate risk.
     The Fund has entered into currency swap contracts with the obligation to pay an interest rate various foreign currency notional amounts and receive an interest rate on on the dollar notional amount in order to take a negative investment perspective on the related currencies for which the Fund receives a payment. These currency swap contracts seek to decrease exposure to foreign exchange rate risk.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
Swaption Transactions. The Fund may enter into a swaption contract which grants the purchaser the right, but not the obligation, to enter into a swap transaction at preset terms detailed in the underlying agreement within a specified period of time. The purchaser pays a premium to the swaption writer who bears the risk of unfavorable changes in the preset terms on the underlying swap.
     Swaptions are marked to market daily using primarily portfolio pricing services or quotations from counterparties and brokers. Purchased swaptions are reported as a component of investments in the Statement of Investments, the Statement of Assets and Liabilities and the Statement of Operations. Written swaptions are reported on a schedule following the Statement of Investments and their value is reported as a separate asset or liability line item in the Statement of Assets and Liabilities. The net change in unrealized appreciation or depreciation on written swaptions is separately reported in the Statement of Operations. When a swaption is exercised, the cost of the swap is adjusted by the amount of premium paid or received. Upon the expiration or closing of an unexercised swaption contract, a gain or loss is reported in the Statement of Operations for the amount of the premium paid or received.
     The Fund generally will incur a greater risk when it writes a swaption than when it purchases a swaption. When the Fund writes a swaption it will become obligated, upon exercise of the swaption, according to the terms of the underlying agreement. Swaption contracts written by the Fund do not give rise to counterparty credit risk as they obligate the Fund, not its counterparty, to perform. When the Fund purchases a swaption it only risks losing the amount of the premium it paid if the swaption expires unexercised. However, when the Fund exercises a purchased swaption there is a risk that the counterparty will fail to perform or otherwise default on its obligations under the swaption contract.
     The Fund has written swaptions which give it the obligation, if exercised by the purchaser, to sell credit protection through credit default swaps in order to increase exposure to the credit risk of individual securities and, or, indexes. A written swaption of this type becomes more valuable as the likelihood of a credit event on the reference asset decreases.
     As of December 31, 2009, the Fund had no written or purchased swaptions outstanding.

6. Illiquid or Restricted Securities
As of December 31, 2009, investments in securities included issues that are illiquid or restricted. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. A restricted security may have a contractual restriction on its resale and is valued under methods approved by the Board of Directors as reflecting fair value. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid and restricted securities. Certain restricted securities, eligible for resale to qualified institutional purchasers, may not be subject to that limitation. Securities that are illiquid or restricted are marked with an applicable footnote on the Statement of Investments. Restricted securities are reported on a schedule following the Statement of Investments.
7. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand. As of December 31, 2009, the Fund had on loan securities valued at $36,746,005. Collateral of $37,599,500 was received for the loans, all of which was received in cash and subsequently invested in approved instruments.
8. Unfunded Purchase Agreements
Pursuant to the terms of certain indenture agreements, the Fund has unfunded purchase agreements of $15,121,194 at December 31, 2009. The Fund generally will maintain with its custodian, liquid investments having an aggregate value at least equal to the amount of unfunded purchase agreements. The following agreements are subject to funding based on the borrower’s discretion. The Fund is obligated to fund these agreements at the time of the request by the borrower. These agreements have been excluded from the Statement of Investments.
As of December 31, 2009, the Fund had unfunded purchase agreements as follows:

	Commitment	Unfunded
	Termination Date	Amount

Deutsche Bank AG, Opic Reforma I Credit Linked Nts.	10/23/13	$9,000,153

	Interest	Commitment	Unfunded	Unrealized
	Rate	Termination Date	Amount	Depreciation

Deutsche Bank AG; An unfunded commitment that the Fund receives 0.125% quarterly; and will pay out, upon request, up to 6,121,041 USD to a Peruvian Trust through Deutsche Bank’s Global Note Program. Upon funding requests, the unfunded portion decreases and new structured securities will be created and held by the Fund to maintain a consistent exposure level.	0.50%	9/20/10	$6,121,041	$354,545

NOTES TO FINANCIAL STATEMENTS Continued
9. Subsequent Events Evaluation
The Fund has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 18, 2010, the date the financial statements were issued. This evaluation determined that there are no subsequent events that necessitated disclosures and/or adjustments.
10. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not against the Fund). The lawsuits naming the Defendant Funds also name certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits against the Defendant Funds raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, lawsuits were filed in state court against the Manager and its subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates. Those lawsuits relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff ”) and allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer High Income Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2009, and the related statements of operations and changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The accompanying financial statements and financial highlights of Oppenheimer High Income Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those statements and financial highlights.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2009, by correspondence with the custodian, transfer agent and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer High Income Fund/VA as of December 31, 2009, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
KPMG llp
Denver, Colorado
February 16, 2010

STATEMENT OF INVESTMENTS December 31, 2009

	Principal
	Amount	Value

Corporate Bonds and Notes—94.2%
Consumer Discretionary—23.5%
Auto Components—1.4%
Allison Transmission, Inc., 11% Sr. Nts., 11/1/15[1]	$1,045,000	$1,102,475
American Axle & Manufacturing Holdings, Inc., 9.25% Sr. Sec. Nts., 1/15/17[1]	690,000	703,800
Goodyear Tire & Rubber Co. (The), 9% Sr. Unsec. Nts., 7/1/15	255,000	266,475

		2,072,750

Automobiles—2.0%
Case New Holland, Inc., 7.125% Sr. Unsec. Nts., 3/1/14	815,000	831,300
Ford Motor Co., 7.45% Bonds, 7/16/31	1,130,000	1,004,288
Ford Motor Credit Co. LLC:
7.50% Sr. Unsec. Unsub. Nts., 8/1/12	580,000	585,243
8.125% Sr. Unsec. Nts., 1/15/20	485,000	477,412

		2,898,243

Diversified Consumer Services—0.7%
Service Corp. International:
6.75% Sr. Unsec. Nts., 4/1/15	285,000	280,725
7% Sr. Unsec. Unsub. Nts., 6/15/17	340,000	331,500
StoneMor Operating LLC/Cornerstone Family Service of West Virginia, Inc./Osiris Holdings of Maryland Subsidiary, Inc., 10.25% Sr. Nts., 12/1/17[1]	340,000	347,650

		959,875

Hotels, Restaurants & Leisure—6.5%
CCM Merger, Inc., 8% Unsec. Nts., 8/1/13[1]	410,000	334,663
Greektown Holdings, Inc., 10.75% Sr. Nts., 12/1/13[1,2]	1,155,000	180,469
Harrah’s Operating Co., Inc., 10% Sr. Sec. Nts., 12/15/18[1]	1,393,000	1,124,848
Harrah’s Operating Escrow LLC/Harrah’s Escrow Group, 11.25% Sr. Sec. Nts., 6/1/17[1]	380,000	399,475
Isle of Capri Casinos, Inc., 7% Sr. Unsec. Sub. Nts., 3/1/14	685,000	613,075
Landry’s Restaurant, Inc., 11.625% Sr. Sec. Nts., 12/1/15[1]	455,000	484,575
Las Vegas Sands Corp., 6.375% Sr. Unsec. Nts., 2/15/15	415,000	369,350
Mashantucket Pequot Tribe, 8.50% Bonds, Series A, 11/15/15[1,2]	1,655,000	413,750
MGM Mirage, Inc.:
6.75% Sr. Unsec. Nts., 4/1/13	375,000	325,313
8.50% Sr. Unsec. Nts., 9/15/10	200,000	200,000
Mohegan Tribal Gaming Authority:
6.125% Sr. Unsec. Sub. Nts., 2/15/13	390,000	314,438
11.50% Sr. Sec. Nts., 11/1/17[1]	125,000	128,125
Park Place Entertainment Corp., 7.875% Sr. Sub. Nts., 3/15/10	685,000	685,000
Peninsula Gaming LLC:
8.375% Sr. Sec. Nts., 8/15/15[1]	110,000	110,275
10.75% Sr. Unsec. Nts., 8/15/17[1]	280,000	282,800
Pinnacle Entertainment, Inc.:
8.25% Sr. Unsec. Sub. Nts., 3/15/12	391,000	392,955
8.625% Sr. Nts., 8/1/17[1]	110,000	112,750
Pokagon Gaming Authority, 10.375% Sr. Nts., 6/15/14[1]	425,000	444,125
Station Casinos, Inc., 6.50% Sr. Unsec. Sub. Nts., 2/1/14[2]	2,595,000	25,950
Travelport LLC, 11.875% Sr. Unsec. Sub. Nts., 9/1/16	750,000	798,750
Wendy’s/Arby’s Restaurants LLC, 10% Sr. Unsec. Unsub. Nts., 7/15/16[1]	750,000	821,250
Wynn Las Vegas LLC/Wynn Las Vegas Capital Corp., 6.625% Nts., 12/1/14	805,000	781,856

		9,343,792

Household Durables—1.6%
Beazer Homes USA, Inc.:
8.375% Sr. Nts., 4/15/12	125,000	118,125
8.625% Sr. Unsec. Nts., 5/15/11	260,000	254,800
Jarden Corp., 7.50% Sr. Unsec. Sub. Nts., 5/1/17	805,000	807,013
K. Hovnanian Enterprises, Inc.:
7.75% Sr. Unsec. Sub. Nts., 5/15/13	285,000	218,025
8.875% Sr. Sub. Nts., 4/1/12	705,000	595,725
Lennar Corp., 12.25% Sr. Unsec. Unsub. Nts., 6/1/17[3]	210,000	254,100

		2,247,788

Internet & Catalog Retail—0.1%
NetFlix, Inc., 8.50% Sr. Unsec. Nts., 11/15/17[1]	180,000	187,650
Leisure Equipment & Products—0.4%
Colt Defense LLC, 8.75% Sr. Unsec. Nts., 11/15/17[1]	500,000	518,750
Easton-Bell Sports, Inc., 9.75% Sr. Sec. Nts., 12/1/16[1]	90,000	93,713

		612,463

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Media—8.1%
Allbritton Communications Co., 7.75% Sr. Unsec. Sub. Nts., 12/15/12	$780,000	$771,225
AMC Entertainment, Inc., 8% Sr. Unsec. Sub. Nts., 3/1/14	678,000	650,880
American Media Operations, Inc.:
9% Sr. Unsec. Nts., 5/1/13[1,4]	1,853	1,195
12.02% Sr. Sub. Nts., 11/1/13[1,4]	1,739,262	1,121,824
Belo Corp., 7.75% Sr. Unsec. Unsub. Debs., 6/1/27	550,000	442,750
Cequel Communications Holdings I LLC, 8.625% Sr. Unsec. Nts., 11/15/17[1]	455,000	461,825
Charter Communications, Inc., 13.50% Sr. Nts., 11/30/16	443,694	524,668
Clear Channel Worldwide Holdings, Inc.:
9.25% Sr. Nts., 12/15/17[1]	155,000	160,425
9.25% Sr. Unsec. Nts., 12/15/17[1]	40,000	41,000
Lin Television Corp., 6.50% Sr. Sub. Nts., 5/15/13	1,540,000	1,493,800
Marquee Holdings, Inc., 9.505% Sr. Nts., 8/15/14[5]	310,000	259,238
Mediacom LLC/Mediacom Capital Corp., 9.125% Sr. Nts., 8/15/19[1]	650,000	666,250
MediaNews Group, Inc.:
6.375% Sr. Sub. Nts., 4/1/14[2,3]	1,460,000	3,796
6.875% Sr. Unsec. Sub. Nts., 10/1/13[2,3]	2,510,000	6,526
NTL Cable plc, 9.125% Sr. Nts., 8/15/16	395,000	418,206
Radio One, Inc., 6.375% Sr. Unsec. Sub. Nts., 2/15/13	140,000	103,425
Reynolds Group, 7.75% Sr. Sec. Nts., 10/15/16[1]	585,000	601,088
Salem Communications Corp., 9.625% Sr. Sec. Nts., 12/15/16[1]	185,000	194,713
Sinclair Broadcast Group, Inc., 8% Sr. Unsec. Sub. Nts., 3/15/12	1,240,000	1,215,200
Sinclair Television Group, Inc., 9.25% Sr. Sec. Nts., 11/1/17[1]	125,000	130,625
TL Acquisitions, Inc., 10.50% Sr. Nts., 1/15/15[1]	695,000	668,069
Valassis Communications, Inc., 8.25% Sr. Unsec. Unsub. Nts., 3/1/15	840,000	842,100
Virgin Media Finance plc, 8.75% Sr. Unsec. Nts., 4/15/14	45,000	46,688
Warner Music Group Corp., 7.375% Sr. Sub. Bonds, 4/15/14	845,000	820,706

		11,646,222

Multiline Retail—0.5%
Bon-Ton Stores, Inc. (The), 10.25% Sr. Unsec. Unsub. Nts., 3/15/14	710,000	658,525
Specialty Retail—1.7%
Burlington Coat Factory Warehouse Corp., 11.125% Sr. Unsec. Nts., 4/15/14	640,000	664,000
Leslie’s Poolmart, Inc., 7.75% Sr. Unsec. Nts., 2/1/13	515,000	520,150
Michaels Stores, Inc., 10% Sr. Unsec. Unsub. Nts., 11/1/14	1,000,000	1,040,000
Sally Holdings LLC, 10.50% Sr. Unsec. Sub. Nts., 11/15/16	230,000	248,400

		2,472,550

Textiles, Apparel & Luxury Goods—0.5%
Levi Strauss & Co., 9.75% Sr. Unsec. Unsub. Nts., 1/15/15	685,000	722,675
Consumer Staples—6.4%
Beverages—0.4%
Cott Beverages, Inc., 8.375% Sr. Nts., 11/15/17[1]	525,000	543,375
Food & Staples Retailing—1.9%
Albertson’s, Inc., 8% Sr. Unsec. Debs., 5/1/31	1,160,000	1,058,500
Real Time Data Co., 11% Nts., 5/31/09[2,3,4,6]	476,601	—
Rite Aid Corp.:
7.50% Sr. Sec. Nts., 3/1/17	1,120,000	1,058,400
9.50% Sr. Unsec. Unsub. Nts., 6/15/17	405,000	354,375
Pantry, Inc. (The), 7.75% Sr. Unsec. Sub. Nts., 2/15/14	355,000	342,575

		2,813,850

Food Products—3.6%
ASG Consolidated LLC/Finance, Inc., 11.50% Sr. Unsec. Nts., 11/1/11	1,025,000	1,032,688
Bumble Bee Foods LLC, 7.75% Sr. Sec. Nts., 12/15/15[1]	240,000	241,200
Chiquita Brands International, Inc.:
7.50% Sr. Unsec. Nts., 11/1/14	265,000	263,675
8.875% Sr. Unsec. Unsub. Nts., 12/1/15	560,000	574,000
Dean Foods Co., 7% Sr. Unsec. Unsub. Nts., 6/1/16	565,000	556,525
JBS USA LLC/JBS USA Finance, Inc., 11.625% Sr. Nts., 5/1/14[3]	590,000	671,125
Pinnacle Foods Finance LLC, 9.25% Sr. Unsec. Nts., 4/1/15[1]	195,000	198,900
Pinnacle Foods Finance LLC/ Pinnacle Foods Finance Corp., 10.625% Sr. Sub. Nts., 4/1/17	1,210,000	1,264,450
Smithfield Foods, Inc., 7% Sr. Nts., 8/1/11	360,000	360,900

		5,163,463

	Principal
	Amount	Value

Personal Products—0.5%
Elizabeth Arden, Inc., 7.75% Sr. Unsec. Sub. Nts., 1/15/14	$545,000	$539,550
Revlon Consumer Products Corp., 9.75% Sr. Sec. Nts., 11/15/15[1]	185,000	191,938

		731,488

Energy—13.8%
Energy Equipment & Services—1.3%
Helix Energy Solutions Group, Inc., 9.50% Sr. Unsec. Nts., 1/15/16[1]	830,000	854,900
Key Energy Services, Inc., 8.375% Sr. Unsec. Nts., 12/1/14	670,000	675,025
North American Energy Alliance LLC, 10.875% Sr. Sec. Nts., 6/1/16[1]	380,000	405,650

		1,935,575

Oil, Gas & Consumable Fuels—12.5%
Alon Refining Krotz Springs, Inc., 13.50% Sr. Sec. Nts., 10/15/14[1]	730,000	684,375
Antero Resources Finance Corp., 9.375% Sr. Nts., 12/7/17[1]	390,000	399,750
Arch Coal, Inc., 8.75% Sr. Nts., 8/1/16[1]	960,000	1,020,000
Atlas Energy Resources LLC, 10.75% Sr. Unsec. Nts., 2/1/18	1,120,000	1,243,200
Atlas Pipeline Partners LP, 8.125% Sr. Unsec. Nts., 12/15/15	555,000	493,950
Berry Petroleum Co.:
8.25% Sr. Sub. Nts., 11/1/16	470,000	465,300
10.25% Sr. Unsec. Nts., 6/1/14	620,000	677,350
Bill Barrett Corp., 9.875% Sr. Nts., 7/15/16	585,000	625,950
Chesapeake Energy Corp., 6.875% Sr. Unsec. Nts., 1/15/16	320,000	321,600
Cimarex Energy Co., 7.125% Sr. Nts., 5/1/17	300,000	304,500
Cloud Peak Energy Resources LLC, 8.25% Sr. Unsec. Nts., 12/15/17[1]	695,000	698,475
Concho Resources, Inc., 8.625% Sr. Unsec. Nts., 10/1/17	480,000	506,400
Continental Resources, Inc., 8.25% Sr. Unsec. Nts., 10/1/19[1]	285,000	300,675
Denbury Resources, Inc., 7.50% Sr. Sub. Nts., 12/15/15	280,000	280,700
Enterprise Products Operating LLP, 8.375% Jr. Sub. Nts., 8/1/66[5]	1,140,000	1,112,876
Forest Oil Corp.:
7.25% Sr. Unsec. Nts., 6/15/19[1]	440,000	436,700
8.50% Sr. Nts., 2/15/14[1]	955,000	1,002,750
Mariner Energy, Inc., 11.75% Sr. Unsec. Nts., 6/30/16	555,000	621,600
Murray Energy Corp., 10.25% Sr. Sec. Nts., 10/15/15[1]	640,000	640,000
OPTI Canada, Inc., 9% Sr. Sec. Nts., 12/15/12[1]	320,000	328,800
Petrohawk Energy Corp., 10.50% Sr. Unsec. Nts., 8/1/14	520,000	570,700
Plains Exploration & Production Co., 10% Sr. Unsec. Nts., 3/1/16	1,005,000	1,105,500
Quicksilver Resources, Inc.:
8.25% Sr. Unsec. Nts., 8/1/15	735,000	757,050
11.75% Sr. Nts., 1/1/16	615,000	701,100
SandRidge Energy, Inc.:
8.75% Sr. Nts., 1/15/20[1]	560,000	562,800
9.875% Sr. Unsec. Nts., 5/15/16[1]	795,000	840,713
Southwestern Energy Co., 7.50% Sr. Nts., 2/1/18	485,000	516,525
Western Refining, Inc., 11.25% Sr. Sec. Nts., 6/15/17[1]	740,000	673,400

		17,892,739

Financials—1.8%
Capital Markets—0.2%
RailAmerica, Inc., 9.25% Sr. Sec. Nts., 7/1/17	257,000	274,669
Diversified Financial Services—1.1%
GMAC LLC, 8% Sr. Unsec. Unsub. Nts., 11/1/31[1]	1,590,000	1,446,900
Universal City Development Partners Ltd., 8.875% Sr. Nts., 11/15/15[1]	155,000	152,481

		1,599,381

Insurance—0.3%
Multiplan, Inc., 10.375% Sr. Sub. Nts., 4/15/16[3]	400,000	392,000
Real Estate Investment Trusts—0.2%
DuPont Fabros Technology LP, 8.50% Sr. Unsec. Nts., 12/15/17[1]	340,000	347,225
Health Care—7.3%
Health Care Equipment & Supplies—1.4%
Biomet, Inc., 10.375% Sr. Unsec. Nts., 10/15/17[4]	1,210,000	1,318,900
Inverness Medical Innovations, Inc., 7.875% Sr. Nts., 2/1/16[1]	385,000	379,225
Universal Hospital Services, Inc., 8.50% Sr. Sec. Nts., 6/1/15[4]	350,000	346,500

		2,044,625

Health Care Providers & Services—5.4%
Apria Healthcare Group, Inc., 12.375% Sr. Sec. Nts., 11/1/14[1]	335,000	370,175
Catalent Pharma Solutions, Inc., 9.50% Sr. Unsec. Nts., 4/15/15[4]	431,012	391,143

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Health Care Providers & Services Continued
Community Health Systems, Inc., 8.875% Sr. Unsec. Nts., 7/15/15	$1,005,000	$1,042,688
HCA, Inc., 6.375% Nts., 1/15/15	925,000	877,594
HEALTHSOUTH Corp., 10.75% Sr. Unsec. Nts., 6/15/16	565,000	617,263
Rural/Metro Corp., 0%/12.75% Sr. Unsec. Nts., 3/15/16[3,7]	680,000	690,200
Select Medical Corp., 7.625% Sr. Unsec. Sub. Nts., 2/1/15	1,520,000	1,482,000
Tenet Healthcare Corp., 7.375% Nts., 2/1/13	365,000	367,738
US Oncology Holdings, Inc., 6.428% Sr. Unsec. Nts., 3/15/12[4,5]	601,000	564,940
US Oncology, Inc., 9.125% Sr. Sec. Nts., 8/15/17	320,000	337,600
Vanguard Health Holding Co. I LLC, 0%/11.25% Sr. Nts., 10/1/15[7]	895,000	946,463

		7,687,804

Pharmaceuticals—0.5%
DJO Finance LLC/DJO Finance Corp., 10.875% Sr. Unsec. Nts., 11/15/14	715,000	757,900
Industrials—11.6%
Aerospace & Defense—1.9%
BE Aerospace, Inc., 8.50% Sr. Unsec. Nts., 7/1/18	1,095,000	1,163,438
Hawker Beechcraft Acquisition Co. LLC, 8.50% Sr. Unsec. Nts., 4/1/15	150,000	106,500
TransDigm, Inc., 7.75% Nts., 7/15/14[1]	625,000	637,500
Vought Aircraft Industries, Inc., 8% Sr. Nts., 7/15/11	910,000	902,038

		2,809,476

Airlines—2.5%
American Airlines Pass Through Trust 2001-2, 7.858% Pass-Through Certificates, Series 2001-2, Cl. A-2, 10/1/11[3]	255,000	255,000
American Airlines Pass Through Trust 2009-1A, 10.375% Pass-Through Certificates, Series 2009-1A, 7/2/19	225,000	248,625
American Airlines, Inc., 10.50% Sr. Sec. Nts., 10/15/12[1]	840,000	882,000
Delta Air Lines, Inc.:
9.50% Sr. Sec. Nts., 9/15/14[1]	185,000	193,094
12.25% Sr. Sec. Nts., 3/15/15[1]	1,205,000	1,211,025
United Air Lines, Inc., 10.40% Sr. Sec. Nts., 11/1/16[3]	730,000	769,238

		3,558,982

Building Products—0.7%
AMH Holdings, Inc., 11.25% Sr. Unsec. Nts., 3/1/14	200,000	194,000
Goodman Global Group, Inc., 11.841% Sr. Nts., 12/15/14[1,8]	820,000	469,450
USG Corp., 9.75% Sr. Unsec. Nts., 8/1/14[1]	335,000	359,288

		1,022,738

Commercial Services & Supplies—2.2%
Acco Brands Corp., 10.625% Sr. Sec. Nts., 3/15/15[1]	270,000	298,350
American Pad & Paper Co., 13% Sr. Sub. Nts., Series B, 11/15/05[2,3,6]	200,000	—
Aramark Services, Inc., 8.50% Sr. Unsec. Nts., 2/1/15	470,000	486,450
Corrections Corp. of America, 7.75% Sr. Nts., 6/1/17	535,000	553,725
Iron Mountain, Inc., 7.75% Sr. Sub. Nts., 1/15/15	405,000	409,050
West Corp., 9.50% Sr. Unsec. Nts., 10/15/14	1,360,000	1,387,200

		3,134,775

Machinery—1.2%
Manitowoc Co., Inc. (The), 7.125% Sr. Nts., 11/1/13	870,000	822,150
Terex Corp., 8% Sr. Unsec. Sub. Nts., 11/15/17	940,000	909,450

		1,731,600

Marine—0.2%
Navios Maritime Holdings, Inc., 8.875% Nts., 11/1/17[1]	225,000	234,844
Professional Services—0.5%
Altegrity, Inc., 10.50% Sr. Unsec. Sub. Nts., 11/1/15[1]	755,000	677,613
Road & Rail—1.5%
Avis Budget Car Rental LLC, 7.625% Sr. Unsec. Unsub. Nts., 5/15/14	1,285,000	1,227,175
Hertz Corp., 10.50% Sr. Unsec. Sub. Nts., 1/1/16	910,000	975,975

		2,203,150

Trading Companies & Distributors—0.9%
Ashtead Capital, Inc., 9% Nts., 8/15/16[1]	120,000	120,750
Ashtead Holdings plc, 8.625% Sr. Sec. Nts., 8/1/15[1]	170,000	171,700
RSC Equipment Rental, Inc., 10% Sr. Sec. Nts., 7/15/17[1]	185,000	202,113
United Rentals North America, Inc., 9.25% Sr. Unsec. Unsub. Nts., 12/15/19	275,000	285,313

	Principal
	Amount	Value

Trading Companies & Distributors Continued
United Rentals, Inc., 7% Sr. Sub. Nts., 2/15/14	$495,000	$450,450

		1,230,326

Information Technology—5.7%
Computers & Peripherals—0.2%
Seagate Technology International, 10% Sr. Sec. Nts., 5/1/14[1]	225,000	249,750
Electronic Equipment & Instruments—1.8%
NXP BV/NXP Funding LLC, 7.87% Sr. Sec. Nts., 10/18/14	385,000	351,313
RBS Global, Inc., /Rexnord Corp., 11.75% Sr. Unsec. Sub. Nts., 8/1/16	975,000	970,125
Sanmina-SCI Corp., 8.125% Sr. Sub. Nts., 3/1/16	1,345,000	1,348,363

		2,669,801

IT Services—2.3%
First Data Corp., 9.875% Sr. Unsec. Nts., 9/24/15	1,360,000	1,275,000
SunGard Data Systems, Inc.:
9.125% Sr. Unsec. Nts., 8/15/13	1,260,000	1,297,800
10.25% Sr. Unsec. Sub. Nts., 8/15/15	632,000	676,240

		3,249,040

Semiconductors & Semiconductor Equipment—1.4%
Amkor Technology, Inc.:
7.75% Sr. Nts., 5/15/13	275,000	280,500
9.25% Sr. Unsec. Nts., 6/1/16	625,000	667,188
Freescale Semiconductor, Inc.:
8.875% Sr. Unsec. Nts., 12/15/14	735,000	678,038
10.125% Sr. Unsec. Sub. Nts., 12/15/16[1]	435,000	352,350

		1,978,076

Materials—11.2%
Chemicals—3.2%
Hexion US Finance Corp./ Hexion Nova Scota Finance ULC, 9.75% Sr. Sec. Nts., 11/15/14	445,000	438,325
Huntsman International LLC, 7.375% Sr. Unsub. Nts., 1/1/15	1,405,000	1,355,825
Momentive Performance Materials, Inc., 11.50% Sr. Unsec. Sub. Nts., 12/1/16	2,390,000	2,127,100
Nalco Co., 8.875% Unsec. Sub. Nts., 11/15/13	375,000	388,125
PolyOne Corp., 8.875% Sr. Unsec. Nts., 5/1/12	295,000	305,325

		4,614,700

Containers & Packaging—4.1%
Berry Plastics Holding Corp., 8.875% Sr. Sec. Nts., 9/15/14	1,400,000	1,368,500
Cascades, Inc.:
7.75% Sr. Nts., 12/15/17[1]	230,000	233,450
7.875% Sr. Nts., 1/15/20[1]	485,000	494,700
Crown Americas, Inc., 7.75% Sr. Nts., 11/15/15	740,000	769,600
Graham Packaging Co. LP:
8.25% Sr. Nts., 1/1/17[1]	410,000	406,925
9.875% Sr. Unsec. Sub. Nts., 10/15/14	980,000	1,004,500
Graphic Packing International, Inc., 9.50% Sr. Unsec. Unsub. Nts., 6/15/17	1,290,000	1,373,850
Viskase Companies, Inc., 9.875% Sr. Sec. Nts., 1/15/18[1]	290,000	293,625

		5,945,150

Metals & Mining—2.3%
Edgen Murray Corp., 12.25% Sr. Sec. Nts., 1/15/15[1]	485,000	478,938
Freeport-McMoRan Copper & Gold, Inc., 8.375% Sr. Nts., 4/1/17	265,000	290,573
Novelis, Inc., 7.25% Sr. Unsec. Nts., 2/15/15[5]	1,205,000	1,153,788
Teck Resources Ltd., 10.25% Sr. Sec. Nts., 5/15/16	800,000	936,000
United Maritime LLC, 11.75% Sr. Sec. Nts., 6/15/15[1]	485,000	488,638

		3,347,937

Paper & Forest Products—1.6%
Georgia-Pacific LLC:
7.70% Debs., 6/15/15	315,000	332,325
8.25% Sr. Unsec. Nts., 5/1/16[1]	855,000	910,575
PE Paper Escrow GmbH, 12% Sr. Sec. Nts., 8/1/14[1]	325,000	359,762
Verso Paper Holdings LLC, 9.125% Sr. Sec. Nts., 8/1/14	665,000	638,400

		2,241,062

Telecommunication Services—8.1%
Diversified Telecommunication Services—3.5%
Cincinnati Bell, Inc., 8.25% Sr. Nts., 10/15/17	610,000	622,200
Citizens Communications Co., 6.25% Sr. Nts., 1/15/13	360,000	362,700
Global Crossing Ltd., 12% Sr. Sec. Nts., 9/15/15[1]	315,000	347,288
Intelsat Subsidiary Holding Co. Ltd., 8.50% Sr. Unsec. Nts., 1/15/13[1]	605,000	620,125
Level 3 Financing, Inc., 9.25% Sr. Unsec. Unsub. Nts., 11/1/14	370,000	351,500

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Diversified Telecommunication Services Continued
PAETEC Holding Corp., 9.50% Sr. Unsec. Unsub. Nts., 7/15/15	$1,410,000	$1,364,175
Windstream Corp.:
7.875% Sr. Nts., 11/1/17[1]	340,000	337,450
8.625% Sr. Unsec. Unsub. Nts., 8/1/16	1,030,000	1,053,175
Winstar Communications, Inc., 12.75% Sr. Nts., 4/15/10[2,3,6]	1,000,000	10

		5,058,623

Wireless Telecommunication Services—4.6%
Cricket Communications, Inc.:
7.75% Sr. Sec. Unsub. Nts., 5/15/16	640,000	641,600
9.375% Sr. Unsec. Nts., 11/1/14	655,000	661,550
MetroPCS Wireless, Inc., 9.25% Sr. Unsec. Nts., 11/1/14	1,375,000	1,399,063
Nextel Communications, Inc., 7.375% Sr. Nts., Series D, 8/1/15	1,320,000	1,290,300
SBA Telecommunications, Inc.:
8% Sr. Nts., 8/15/16[1]	445,000	467,250
8.25% Sr. Nts., 8/15/19[1]	810,000	862,650
Sprint Capital Corp., 8.75% Nts., 3/15/32	1,270,000	1,203,325
Teligent, Inc., 11.50% Sr. Nts., 12/1/08[2,3,6]	400,000	—

		6,525,738

Utilities—4.8%
Electric Utilities—1.4%
Edison Mission Energy, 7% Sr. Unsec. Nts., 5/15/17	1,415,000	1,124,925
Energy Future Holdings Corp., 10.875% Sr. Unsec. Nts., 11/1/17	615,000	505,838
Texas Competitive Electric Holdings Co. LLC, 10.25% Sr. Unsec. Nts., Series A, 11/1/15	510,000	415,650

		2,046,413

Energy Traders—3.4%
AES Corp. (The), 8% Sr. Unsec. Unsub. Nts., 10/15/17	270,000	278,438
Dynegy Holdings, Inc., 8.375% Sr. Unsec. Nts., 5/1/16	1,375,000	1,313,125
Mirant North America LLC, 7.375% Sr. Unsec. Nts., 12/31/13	590,000	586,313
NRG Energy, Inc.:
7.375% Sr. Nts., 1/15/17	1,015,000	1,020,075
7.375% Sr. Nts., 2/1/16	695,000	697,606
Reliant Energy, Inc., 7.625% Sr. Unsec. Unsub. Nts., 6/15/14	925,000	920,375

		4,815,932

Total Corporate Bonds and Notes (Cost $133,636,425)		135,352,353

	Shares	Value

Preferred Stocks—0.0%
AmeriKing, Inc., 13% Cum. Sr. Exchangeable, Non-Vtg.[3,4,6]	13,764	$—
Eagle-Picher Holdings, Inc., 11.75% Cum. Exchangeable, Series B, Non-Vtg.[3,6]	8,000	—
ICG Holdings, Inc., 14.25% Exchangeable, Non-Vtg.[3,4,6]	342	—

Total Preferred Stocks (Cost $1,097,476)		—

Common Stocks—1.0%
American Media, Inc.[3,6]	9,424	94
Charter Communications, Inc., Cl. A6	40,830	1,449,447
Global Aero Logistics, Inc.[3,6]	4,647	4,647
Orbcomm, Inc.[6]	1,127	3,043

Total Common Stocks (Cost $1,138,376)		1,457,231

	Units

Rights, Warrants and Certificates—0.0%
Global Aero Logistics, Inc. Wts., Strike Price $10, Exp. 2/28/11[3,6] (Cost $4,339)	570	6

	Principal
	Amount

Loan Participations—2.1%
CIT Group, Inc., Sr. Sec. Credit Facilities Term Loan, 7.50%, 1/18/12[5,9]	$1,255,000	1,289,513
Nuveen Investments, Inc., Sr. Sec. Credit Facilities 2nd Lien
Term Loan, 12.50%, 7/20/15[3,5]	1,625,000	1,700,156

Total Loan Participations (Cost $2,756,194)		2,989,669

	Shares

Investment Companies—1.5%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[10,11]	61,877	61,877
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[10,12]	2,092,310	2,092,310

Total Investment Companies (Cost $2,154,187)		2,154,187
Total Investments, at Value (Cost $140,786,997)	98.8%	141,953,446
Other Assets Net of Liabilities	1.2	1,662,468

Net Assets	100.0%	$143,615,914

Footnotes to Statement of Investments

1.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $36,919,767 or 25.71% of the Fund’s net assets as of December 31, 2009.

2.	Issue is in default. See Note 1 of accompanying Notes.

3.	Illiquid security. The aggregate value of illiquid securities as of December 31, 2009 was $4,746,898, which represents 3.31%. See Note 6 of accompanying Notes.

4.	Interest or dividend is paid-in-kind, when applicable.

5.	Represents the current interest rate for a variable or increasing rate security.

6.	Non-income producing security.

7.	Denotes a step bond: a zero coupon bond that converts to a fixed or variable interest rate at a designated future date.

8.	Zero coupon bond reflects effective yield on the date of purchase.

9.	When-issued security or delayed delivery to be delivered and settled after December 31, 2009. See Note 1 of accompanying Notes.

10.	Rate shown is the 7-day yield as of December 31, 2009.

11.	Interest rate is less than 0.0005%.

12.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2009, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2008	Additions	Reductions	December 31, 2009

Oppenheimer Institutional Money Market Fund, Cl. E	76,839,590	156,127,613	230,874,893	2,092,310

			Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E			$2,092,310	$240,830
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2009 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Corporate Bonds and Notes	$—	$135,352,353	$—	$135,352,353
Preferred Stocks	—	—	—	—
Common Stocks	1,452,490	94	4,647	1,457,231
Rights, Warrants and Certificates	—	—	6	6
Loan Participations	—	2,989,669	—	2,989,669
Investment Companies	2,154,187	—	—	2,154,187

Total Assets	$3,606,677	$138,342,116	$4,653	$141,953,446

Liabilities Table
Other Financial Instruments:
Depreciated swaps, at value	$—	$(26,579)	$—	$(26,579)

Total Liabilities	$—	$(26,579)	$—	$(26,579)

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Credit Default Swap Contracts as of December 31, 2009 are as follows:

					Upfront
		Notional	Pay/		Payment
Reference Entity/	Buy/Sell Credit	Amount	Receive	Termination	Received/		Unrealized
Swap Counterparty	Protection	(000’s)	Fixed Rate	Date	(Paid)	Value	Depreciation

CDX North America High Yield Index, Series 12:
Credit Suisse International	Buy	$2,820	5.00%	6/20/14	$(337,225)	$(11,391)	$348,616
JPMorgan Chase Bank NA, NY Branch	Buy	1,880	5.00	6/20/14	(225,731)	(7,594)	233,325
Morgan Stanley & Co. International Ltd.	Buy	1,880	5.00	6/20/14	(227,167)	(7,594)	234,761

	Total	6,580			(790,123)	(26,579)	816,702

Grand Total Buys					(790,123)	(26,579)	816,702
Grand Total Sells					—	—	—

Total Credit Default Swaps					$(790,123)	$(26,579)	$816,702

The following table aggregates, as of period end, the amount receivable from/(payable to) each counterparty with whom the Fund has entered into a swap agreement. Swaps are individually disclosed in the preceding tables.
Swap Summary as of December 31, 2009 is as follows:

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)	Value

Credit Suisse International	Credit Default Buy Protection	$2,820	$(11,391)
JPMorgan Chase Bank NA, NY Branch	Credit Default Buy Protection	1,880	(7,594)
Morgan Stanley & Co. International Ltd.	Credit Default Buy Protection	1,880	(7,594)

		Total Swaps	$(26,579)

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2009

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $138,694,687)	$139,861,136
Affiliated companies (cost $2,092,310)	2,092,310

141,953,446
Receivables and other assets:
Interest, dividends and principal paydowns	2,990,649
Investments sold	496,903
Shares of beneficial interest sold	44,340
Other	12,964

Total assets	145,498,302
Liabilities
Depreciated swaps, at value (upfront payments paid $790,123)	26,579
Payables and other liabilities:
Investments purchased (including $1,287,000 purchased on a when-issued or delayed delivery basis)	1,644,262
Shares of beneficial interest redeemed	67,503
Distribution and service plan fees	43,824
Shareholder communications	43,062
Transfer and shareholder servicing agent fees	12,135
Trustees’ compensation	9,709
Other	35,314

Total liabilities	1,882,388

Net Assets	$143,615,914

Composition of Net Assets
Par value of shares of beneficial interest	$72,278
Additional paid-in capital	422,445,355
Accumulated net investment income	10,001,371
Accumulated net realized loss on investments and foreign currency transactions	(289,252,837)
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	349,747

Net Assets	$143,615,914

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $67,385,008 and 34,007,196 shares of beneficial interest outstanding)	$1.98
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $64,439,840 and 32,387,936 shares of beneficial interest outstanding)	$1.99
Class 3 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $4,683,987 and 2,349,189 shares of beneficial interest outstanding)	$1.99
Class 4 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $7,107,079 and 3,533,235 shares of beneficial interest outstanding)	$2.01
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2009

Investment Income
Interest	$13,843,257
Dividends:
Unaffiliated companies	3,439
Affiliated companies	240,830
Fee income	2,922

Total investment income	14,090,448

Expenses
Management fees	1,019,105
Distribution and service plan fees:
Service shares	135,505
Class 4 shares	15,712
Transfer and shareholder servicing agent fees:
Non-Service shares	46,963
Service shares	42,650
Class 3 shares	2,928
Class 4 shares	3,302
Shareholder communications:
Non-Service shares	46,699
Service shares	35,736
Class 3 shares	2,324
Class 4 shares	4,275
Trustees’ compensation	10,634
Custodian fees and expenses	903
Other	70,595

Total expenses	1,437,331
Less reduction to custodian expenses	(241)
Less waivers and reimbursements of expenses	(525,100)

Net expenses	911,990

Net Investment Income	13,178,458

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investment from unaffiliated companies	(70,636,631)
Closing and expiration of futures contracts	(46,063)
Foreign currency transactions	332,428
Swap contracts	(50,484,558)

Net realized loss	(120,834,824)
Net change in unrealized appreciation (depreciation) on:
Investments	97,424,857
Translation of assets and liabilities denominated in foreign currencies	(312,520)
Swap contracts	36,977,935

Net change in unrealized appreciation	134,090,272

Net Increase in Net Assets Resulting from Operations	$26,433,906

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2009	2008

Operations
Net investment income	$13,178,458	$31,706,472
Net realized loss	(120,834,824)	(241,823,086)
Net change in unrealized appreciation (depreciation)	134,090,272	(101,899,131)

Net increase (decrease) in net assets resulting from operations	26,433,906	(312,015,745)

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	—	(16,471,157)
Service shares	—	(8,570,925)
Class 3 shares	—	(292,606)
Class 4 shares	—	(611,268)

	—	(25,945,956)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(54,571,861)	19,699,234
Service shares	7,675,335	5,209,593
Class 3 shares	2,128,095	1,808,854
Class 4 shares	1,786,116	4,859,490

	(42,982,315)	31,577,171

Net Assets
Total decrease	(16,548,409)	(306,384,530)
Beginning of period	160,164,323	466,548,853

End of period (including accumulated net investment income of $10,001,371 and $35,234,239, respectively)	$143,615,914	$160,164,323

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$1.58	$7.95	$8.55	$8.44	$8.80

Income (loss) from investment operations:
Net investment income[1]	.17	.54	.57	.58	.57
Net realized and unrealized gain (loss)	.23	(6.44)	(.56)	.17	(.37)

Total from investment operations	.40	(5.90)	.01	.75	.20

Dividends and/or distributions to shareholders:
Dividends from net investment income	—	(.47)	(.61)	(.64)	(.56)

Net asset value, end of period	$1.98	$1.58	$7.95	$8.55	$8.44

Total Return, at Net Asset Value[2]	25.32%	(78.67)%	(0.10)%	9.42%	2.31%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$67,385	$111,040	$294,819	$361,445	$384,726

Average net assets (in thousands)	$71,782	$211,186	$335,702	$365,154	$444,477

Ratios to average net assets:[3]
Net investment income	9.78%	9.30%	6.96%	7.05%	6.79%
Total expenses	0.94%[4]	0.80%[4]	0.75%[4]	0.74%[4]	0.75%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.57%	0.78%	0.74%	0.74%	0.75%

Portfolio turnover rate	128%	53%[5]	67%[5]	57%	64%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	0.96%
Year Ended December 31, 2008	0.80%
Year Ended December 31, 2007	0.76%
Year Ended December 31, 2006	0.74%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$40,240,084	$41,196,921
Year Ended December 31, 2007	$30,798,147	$24,096,458
See accompanying Notes to Financial Statements.

Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$1.58	$7.89	$8.50	$8.39	$8.76

Income (loss) from investment operations:
Net investment income[1]	.16	.54	.55	.56	.55
Net realized and unrealized gain (loss)	.25	(6.40)	(.57)	.17	(.38)

Total from investment operations	.41	(5.86)	(.02)	.73	.17

Dividends and/or distributions to shareholders:
Dividends from net investment income	—	(.45)	(.59)	(.62)	(.54)

Net asset value, end of period	$1.99	$1.58	$7.89	$8.50	$8.39

Total Return, at Net Asset Value[2]	25.95%	(78.57)%	(0.47)%	9.23%	2.01%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$64,440	$43,375	$157,333	$173,299	$155,617

Average net assets (in thousands)	$54,202	$116,236	$169,569	$160,703	$141,287

Ratios to average net assets:[3]
Net investment income	9.60%	9.13%	6.71%	6.80%	6.54%
Total expenses	1.21%[4]	1.05%[4]	1.01%[4]	1.00%[4]	1.00%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.80%	1.03%	1.00%	1.00%	1.00%

Portfolio turnover rate	128%	53%[5]	67%[5]	57%	64%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	1.23%
Year Ended December 31, 2008	1.05%
Year Ended December 31, 2007	1.02%
Year Ended December 31, 2006	1.00%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$40,240,084	$41,196,921
Year Ended December 31, 2007	$30,798,147	$24,096,458
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Class 3 Shares Year Ended December 31,	2009	2008	2007[1]

Per Share Operating Data
Net asset value, beginning of period	$1.57	$7.98	$8.26

Income (loss) from investment operations:
Net investment income[2]	.17	.56	.37
Net realized and unrealized gain (loss)	.25	(6.50)	(.65)

Total from investment operations	.42	(5.94)	(.28)

Dividends and/or distributions to shareholders:
Dividends from net investment income	—	(.47)	—

Net asset value, end of period	$1.99	$1.57	$7.98

Total Return, at Net Asset Value[3]	26.75%	(78.89)%	(3.39)%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$4,684	$1,582	$4,921

Average net assets (in thousands)	$3,568	$5,292	$3,750

Ratios to average net assets:[4]
Net investment income	9.86%	9.29%	6.90%
Total expenses[5]	0.97%	0.80%	0.76%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.53%	0.78%	0.75%

Portfolio turnover rate	128%	53%[6]	67%[6]

1.	For the period from May 1, 2007 (inception of offering) to December 31, 2007.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	0.99%
Year Ended December 31, 2008	0.80%
Period Ended December 31, 2007	0.77%

6.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$40,240,084	$41,196,921
Period Ended December 31, 2007	$30,798,147	$24,096,458
See accompanying Notes to Financial Statements.

Class 4 Shares Year Ended December 31,	2009	2008	2007[1]

Per Share Operating Data
Net asset value, beginning of period	$1.59	$7.97	$8.26

Income (loss) from investment operations:
Net investment income[2]	.16	.54	.36
Net realized and unrealized gain (loss)	.26	(6.46)	(.65)

Total from investment operations	.42	(5.92)	(.29)

Dividends and/or distributions to shareholders:
Dividends from net investment income	—	(.46)	—

Net asset value, end of period	$2.01	$1.59	$7.97

Total Return, at Net Asset Value[3]	26.42%	(78.63)%	(3.51)%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$7,107	$4,167	$9,476

Average net assets (in thousands)	$6,285	$10,658	$7,201

Ratios to average net assets:[4]
Net investment income	9.62%	9.00%	6.61%
Total expenses[5]	1.19%	1.07%	1.05%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.80%	1.05%	1.04%

Portfolio turnover rate	128%	53%[6]	67%[6]

1.	For the period from May 1, 2007 (inception of offering) to December 31, 2007.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	1.21%
Year Ended December 31, 2008	1.07%
Period Ended December 31, 2007	1.06%

6.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$40,240,084	$41,196,921
Period Ended December 31, 2007	$30,798,147	$24,096,458
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer High Income Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek a high level of current income by investing mainly in a diversified portfolio of high-yield, lower-grade, fixed-income securities that the Fund’s investment manager, OppenheimerFunds, Inc. (the “Manager”), believes does not involve undue risk.
     The Fund offers Non-Service, Service, Class 3 and Class 4 shares. All classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares being designated as Service shares and Class 4 shares are subject to a distribution and service plan. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class. The Fund assesses a 1% fee on the proceeds of Class 3 and Class 4 shares that are redeemed (either by selling or exchanging to another Oppenheimer fund or other investment option offered through your variable life insurance or variable annuity contract) within 60 days of their purchase. The fee, which is retained by the Fund, is accounted for as an addition to paid-in capital.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.

     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis.” When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund maintains internally designated assets with a market value equal to or greater than the amount of its purchase commitments. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.
As of December 31, 2009, the Fund had purchased securities issued on a when-issued or delayed delivery basis and sold securities issued on a delayed delivery basis as follows:

When-Issued or Delayed
Delivery Basis Transactions

Purchased securities	$1,287,000
The Fund may enter into “forward roll” transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (same type, coupon and maturity) at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.
     Forward roll transactions may be deemed to entail embedded leverage since the Fund purchases mortgage-related securities with extended settlement dates rather than paying for the securities under a normal settlement cycle. This embedded leverage increases the Fund’s market value of investments relative to its net assets which can incrementally increase the volatility of the Fund’s performance. Forward roll transactions can be replicated over multiple settlement periods.
     Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; and counterparty credit risk. To assure its future payment of the purchase price, the Fund maintains internally designated assets with a market value equal to or greater than the payment obligation under the roll.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Credit Risk. The Fund invests in high-yield, non-investment-grade bonds, which may be subject to a greater degree of credit risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. Information concerning securities in default as of December 31, 2009 is as follows:

Cost	$8,750,458
Market Value	$630,501
Market Value as a % of Net Assets	0.44%
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.

The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation
Based on Cost of
Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4,5]	Tax Purposes

$10,367,328	$—	$288,235,313	$712,419

1.	As of December 31, 2009, the Fund had $286,774,366 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2009, details of the capital loss carryforwards were as follows:

Expiring

2010	$56,061,391
2011	8,529,303
2012	128,504
2016	48,495,519
2017	173,559,649

Total	$286,774,366

2.	As of December 31, 2009, the Fund had $1,460,947 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2018.

3.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

4.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.

5.	During the fiscal year ended December 31, 2009, $22,696,701 of unused capital loss carryforward expired.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

	Reduction	Reduction
	to Accumulated	to Accumulated Net
Reduction to Paid-in	Net Investment	Realized Loss on
Capital	Income	Investments

$22,697,932	$38,411,326	$61,109,258
The tax character of distributions paid during the years ended December 31, 2009 and December 31, 2008 was as follows:

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008

Distributions paid from:
Ordinary income	$—	$25,945,956

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2009 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$141,883,678
Federal tax cost of other investments	755,608

Total federal tax cost	$142,639,286

Gross unrealized appreciation	$11,521,425
Gross unrealized depreciation	(12,233,844)

Net unrealized depreciation	$(712,419)

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	20,776,611	$33,067,312	46,686,845	$99,443,229
Dividends and/or distributions reinvested	—	—	2,553,668	16,471,157
Redeemed	(56,972,656)	(87,639,173)	(16,133,552)	(96,215,152)

Net increase (decrease)	(36,196,045)	$(54,571,861)	33,106,961	$19,699,234

Service Shares
Sold	10,597,049	$17,230,535	11,108,688	$27,272,759
Dividends and/or distributions reinvested	—	—	1,335,035	8,570,925
Redeemed	(5,702,302)	(9,555,200)	(4,887,160)	(30,634,091)

Net increase	4,894,747	$7,675,335	7,556,563	$5,209,593

Class 3 Shares
Sold	2,785,296	$4,527,494	1,353,807	$7,210,645
Dividends and/or distributions reinvested	—	—	45,225	292,606
Redeemed	(1,445,037)	(2,399,399)[1]	(1,006,838)	(5,694,397)[2]

Net increase	1,340,259	$2,128,095	392,194	$1,808,854

Class 4 Shares
Sold	3,615,090	$5,889,866	2,743,234	$12,307,065
Dividends and/or distributions reinvested	—	—	94,331	611,268
Redeemed	(2,698,668)	(4,103,750)[1]	(1,409,411)	(8,058,843)[2]

Net increase	916,422	$1,786,116	1,428,154	$4,859,490

1.	Net of redemption fees of $3,548 and $4,585 for Class 3 and Class 4 shares, respectively.

2.	Net of redemption fees of $3,056 and $11,199 for Class 3 and Class 4 shares, respectively.
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2009, were as follows:

	Purchases	Sales

Investment securities	$119,213,984	$133,605,164

NOTES TO FINANCIAL STATEMENTS Continued
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Next $200 million	0.60
Over $1 billion	0.50
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended December 31, 2009, the Fund paid $86,434 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares and Class 4 Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares and Class 4 shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares and Class 4 shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the daily net assets of Service shares and Class 4 shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares and Class 4 shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares and Class 4 shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. Effective September 1, 2008 through August 31, 2009, the Manager had voluntarily agreed to reduce its advisory fee rate by 0.10% of the Fund’s average daily net assets if the Fund’s trailing one-year total return performance was in the fifth quintile of the Fund’s Lipper peer group. During the year ended December 31, 2009, the Manager waived $89,094 in advisory fees as a result of this voluntary arrangement.
     Effective April 1, 2009 through March 31, 2010, the Manager has agreed to voluntarily waive its advisory fee by 0.26% of the Fund’s average annual net assets. During the year ended December 31, 2009, the Manager waived $259,162. This voluntary waiver will be applied after all other waivers and/or reimbursements and may be withdrawn at any time.
     Effective May 1, 2009, the Manager has voluntarily undertaken to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets will not exceed the annual rate of 0.75% for Non-Service and Class 3 shares and 1.00% for Service and Class 4 shares. During the year ended December 31, 2009, the Manager waived fees and/or reimbursed the Fund $70,878, $69,417, $5,175, and $6,717 for Non-Service, Service, Class 3 and Class 4 shares, respectively. This voluntary undertaking may be amended or withdrawn at any time.
     Prior to May 1, 2009, OFS had voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2009, the Manager waived $24,657 for IMMF management fees.
Capital Stock Activity. On December 17, 2008, the Manager purchased Non-Service Shares of the Fund for $50,000,000. As of that date, the Manager owned approximately 51% of the Non-Service Shares representing approximately 37% of the Fund’s net assets. The Manager redeemed this investment on February 25, 2009. The proceeds of the redemption were $48,344,371.

5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors defined below:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.
Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments Continued
derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction. To reduce this risk the Fund has entered into master netting arrangements, established within the Fund’s International Swap and Derivatives Association, Inc. (“ISDA”) master agreements, which allow the Fund to net unrealized appreciation and depreciation for positions in swaps, over-the-counter options, and forward currency exchange contracts for each individual counterparty. In addition, the Fund may require that certain counterparties post cash and/or securities in collateral accounts to cover their net payment obligations for those derivative contracts subject to ISDA master agreements. If the counterparty fails to perform under these contracts and agreements, the cash and/or securities will be made available to the Fund.
     As of December 31, 2009 the Fund has not required certain counterparties to post collateral.
Credit Related Contingent Features. The Fund has several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s ISDA master agreements which govern positions in swaps, over-the-counter options, and forward currency exchange contracts for each individual counterparty.
     As of December 31, 2009, the aggregate fair value of derivative instruments with credit related contingent features in a net liability position was $26,579 for which collateral was not posted by the Fund. If a contingent feature would have been triggered as of December 31, 2009, the Fund could have been required to pay this amount in cash to its counterparties. If the Fund fails to perform under these contracts and agreements, the cash and/or securities posted as collateral will be made available to the counterparty. Cash posted as collateral for these contract, if any, is reported on the Statement of Assets and Liabilities; securities posted as collateral, if any, are reported on the Statement of Investments.
Valuations of derivative instruments as of December 31, 2009 are as follows:

Liability Derivatives
Statement
Derivatives not	of Assets
Accounted for as	and Liabilities
Hedging Instruments	Location	Value

Credit contracts	Depreciated swaps, at value	$26,579
The effect of derivative instruments on the Statement of Operations is as follows:

Amount of Realized Gain or Loss Recognized on Derivatives
Derivatives not	Closing and
Accounted for as	expiration of
Hedging Instruments	futures contracts	Swap contracts	Total

Credit contracts	$—	$(47,943,630)	$(47,943,630)
Interest rate contracts	(46,063)	(2,540,928)	(2,586,991)

Total	$(46,063)	$(50,484,558)	$(50,530,621)

Amount of Change in Unrealized Gain or Loss Recognized on Derivatives
Derivatives not
Accounted for as
Hedging Instruments	Swap contracts

Credit contracts	$34,562,372
Interest rate contracts	2,415,563

Total	$36,977,935

Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a financial instrument at a negotiated price on a stipulated future date. The Fund may buy and sell futures contracts and may also buy or write put or call options on these futures contracts.
     Futures contracts traded on a commodities or futures exchange will be valued at the final settlement price or official closing price on the principal exchange as reported by such principal exchange at its trading session ending at, or most recently prior to, the time when the Fund’s assets are valued.
     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses.
     Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.
     The Fund has purchased futures contracts on various bonds and notes to increase exposure to interest rate risk.
     The Fund has sold futures contracts on various bonds and notes to decrease exposure to interest rate risk.
     Additional associated risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Fund is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Fund’s securities.
     As of December 31, 2009, the Fund had no outstanding futures contracts.
Swap Contracts
The Fund may enter into swap contract agreements with a counterparty to exchange a series of cash flows based on either specified reference rates, or the occurrence of a credit event, over a specified period. Such contracts may include interest rate, equity, debt, index, total return, credit and currency swaps.
     Swaps are marked to market daily using primarily quotations from pricing services, counterparties and brokers. Swap contracts are reported on a schedule following the Statement of Investments. The values of swap contracts are aggregated by positive and negative values and disclosed separately on the Statement of Assets and Liabilities by contracts in unrealized appreciation and depreciation positions. Upfront payments paid or received, if any, affect the value of the respective swap. Therefore, to determine the unrealized appreciation (depreciation) on swaps, upfront payments paid should be subtracted from, while upfront payments received should be added to, the value of contracts reported as an asset on the Statement of Assets and Liabilities. Conversely, upfront payments paid should be added to, while upfront payments received should be subtracted from the value of contracts reported as a liability. The unrealized appreciation (depreciation) related to the change in the valuation of the notional amount of the swap is combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. The Fund also records any periodic payments received from (paid to) the counterparty, including at termination, under such contracts as realized gain (loss) on the Statement of Operations.

     As of December 31, 2009, the Fund had no such interest rate swap agreements outstanding.
     Total Return Swap Contracts. A total return swap is an agreement between counterparties to exchange periodic payments based on asset or non-asset references. One cash flow is typically based on a non-asset reference (such as an interest rate or index) and the other on the total return of a reference asset (such as a security or a basket of securities). The total return of the reference asset typically includes appreciation or depreciation on the reference asset, plus any interest or dividend payments.
     Total return swap contracts are exposed to the market risk factor of the specific underlying financial instrument or index. Total return swaps are less standard in structure than other types of swaps and can isolate and, or, include multiple types of market risk factors including equity risk, credit risk, and interest rate risk.
     The Fund has entered into total return swaps to increase exposure to the credit risk of various indexes or basket of securities. These credit risk related total return swaps require the Fund to pay, or receive payments, to, or from, the counterparty based on the movement of credit spreads of the related indexes.
     The Fund has entered into total return swaps to decrease exposure to the credit risk of various indexes or basket of securities. These credit risk related total return swaps require the fund to pay, or receive payments, to, or from, the counterparty based on the movement of credit spreads of the related indexes.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
     As of December 31, 2009, the Fund had no such total return swap agreements outstanding.
6. Illiquid Securities
As of December 31, 2009, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.
7. Subsequent Events Evaluation
The Fund has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 16, 2010, the date the financial statements were issued. This evaluation determined that there are no subsequent events that necessitated disclosures and/or adjustments.
8. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not against the Fund). The lawsuits naming the Defendant Funds also name certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits against the Defendant Funds raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, lawsuits were filed in state court against the Manager and its subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.

NOTES TO FINANCIAL STATEMENTS Continued
8. Pending Litigation Continued
     Other lawsuits have been filed since 2008 in various state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates. Those lawsuits relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff ”) and allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:

We have audited the accompanying statement of assets and liabilities of Oppenheimer Main Street Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2009, and the related statements of operations and changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The accompanying financial statements and financial highlights of Oppenheimer Main Street Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those statements and financial highlights.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2009, by correspondence with the custodian, transfer agent and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Main Street Fund/VA as of December 31, 2009, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

KPMG llp
Denver, Colorado
February 16, 2010

STATEMENT OF INVESTMENTS December 31, 2009

	Shares	Value

Common Stocks—99.0%
Consumer Discretionary—10.9%
Diversified Consumer Services—0.6%
H&R Block, Inc.	438,694	$9,923,258
Hotels, Restaurants & Leisure—3.1%
Hyatt Hotels Corp., Cl. A1	294,020	8,764,736
McDonald’s Corp.	686,016	42,834,839

		51,599,575

Media—4.4%
Grupo Televisa SA, Sponsored GDR	360,823	7,490,685
McGraw-Hill Cos., Inc. (The)	941,801	31,559,752
Time Warner Cable, Inc.	509,914	21,105,340
Washington Post Co. (The), Cl. B	25,459	11,191,776

		71,347,553

Specialty Retail—2.8%
Advance Auto Parts, Inc.	48,361	1,957,653
AutoZone, Inc.[1]	73,550	11,626,049
Best Buy Co., Inc.	442,271	17,452,014
GameStop Corp., Cl. A1	651,700	14,298,298

		45,334,014

Consumer Staples—10.3%
Food & Staples Retailing—0.8%
Wal-Mart Stores, Inc.	234,566	12,537,553
Food Products—3.4%
General Mills, Inc.	612,225	43,351,652
Unilever NV, NY Shares	363,900	11,764,887

		55,116,539

Household Products—1.2%
Colgate-Palmolive Co.	240,264	19,737,688
Personal Products—1.0%
Mead Johnson Nutrition Co., Cl. A	371,912	16,252,554
Tobacco—3.9%
Philip Morris International, Inc.	1,334,399	64,304,688
Energy—12.0%
Energy Equipment & Services—1.4%
Schlumberger Ltd.	354,200	23,054,878
Oil, Gas & Consumable Fuels—10.6%
Chevron Corp.	674,229	51,908,891
Enterprise Products Partners LP	534,470	16,787,703
Exxon Mobil Corp.	333,985	22,774,437
Noble Energy, Inc.	236,600	16,850,652
Occidental Petroleum Corp.	621,900	50,591,565
Plains All American Pipeline LP	248,011	13,107,381

		172,020,629

Financials—12.7%
Capital Markets—2.1%
State Street Corp.	764,992	33,307,752
Commercial Banks—2.7%
KeyCorp	890,200	4,940,610
Marshall & Ilsley Corp.	945,400	5,152,430
Regions Financial Corp.	1,170,778	6,193,416
SunTrust Banks, Inc.	248,700	5,046,123
U.S. Bancorp	1,020,686	22,975,642

		44,308,221

Consumer Finance—2.0%
American Express Co.	818,070	33,148,196
Diversified Financial Services—3.0%
Bank of America Corp.	1,053,996	15,873,180
Citigroup, Inc.	7,460,100	24,692,931
Leucadia National Corp.[1]	347,829	8,274,852

		48,840,963

Insurance—2.9%
Chubb Corp.	528,708	26,001,859
Hartford Financial Services Group, Inc. (The)	195,600	4,549,656
Lincoln National Corp.	667,802	16,614,914

		47,166,429

Health Care—13.9%
Biotechnology—3.1%
Amgen, Inc.[1]	451,122	25,519,972
Celgene Corp.[1]	463,852	25,827,279

		51,347,251

Health Care Equipment & Supplies—0.5%
Covidien plc	172,600	8,265,814
Health Care Providers & Services—4.1%
Laboratory Corp. of America Holdings[1]	208,949	15,637,743
Medco Health Solutions, Inc.[1]	476,558	30,456,822
WellPoint, Inc.[1]	351,900	20,512,251

		66,606,816

Pharmaceuticals—6.2%
Abbott Laboratories	644,980	34,822,470
Merck & Co., Inc.	1,204,098	43,997,741
Teva Pharmaceutical Industries Ltd., Sponsored ADR	383,300	21,533,794

		100,354,005

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Industrials—12.8%
Aerospace & Defense—2.6%
Precision Castparts Corp.	240,500	$26,539,175
United Technologies Corp.	227,588	15,796,883

		42,336,058

Air Freight & Logistics—1.0%
United Parcel Service, Inc., Cl. B	286,800	16,453,716
Commercial Services & Supplies—2.0%
Republic Services, Inc.	1,146,664	32,462,058
Construction & Engineering—0.9%
KBR, Inc.	745,954	14,173,126
Industrial Conglomerates—4.3%
General Electric Co.	2,083,800	31,527,894
Tyco International Ltd.	1,053,850	37,601,368

		69,129,262

Professional Services—1.2%
Verisk Analytics, Inc., Cl. A1	665,680	20,156,790
Road & Rail—0.8%
Union Pacific Corp.	213,681	13,654,216
Information Technology—18.1%
Communications Equipment—2.7%
QUALCOMM, Inc.	965,431	44,660,838
Computers & Peripherals—3.2%
Apple, Inc.[1]	248,982	52,500,345
Internet Software & Services—4.3%
eBay, Inc.[1]	1,619,605	38,125,502
Google, Inc., Cl. A1	52,070	32,282,359

		70,407,861

IT Services—3.5%
Accenture plc, Cl. A	212,100	8,802,150
Hewitt Associates, Inc.[1]	410,203	17,335,179
MasterCard, Inc., Cl. A	66,100	16,920,278
Western Union Co.	725,089	13,667,928

		56,725,535

Software—4.4%
Adobe Systems, Inc.[1]	408,576	15,027,425
Check Point Software Technologies Ltd.[1]	494,280	16,746,206
Microsoft Corp.	1,287,657	39,260,662

		71,034,293

Materials—3.2%
Chemicals—2.3%
Monsanto Co.	193,699	15,834,893
Praxair, Inc.	264,800	21,266,088

		37,100,981

Containers & Packaging—0.9%
Sealed Air Corp.	659,671	14,420,408
Telecommunication Services—1.6%
Wireless Telecommunication Services—1.6%
America Movil SAB de CV, ADR, Series L	566,096	26,595,190
Utilities—3.5%
Energy Traders—2.0%
AES Corp. (The)[1]	2,518,300	33,518,573
Multi-Utilities—1.5%
Public Service Enterprise Group, Inc.	717,387	23,853,117

Total Common Stocks (Cost $1,351,924,481)		1,613,756,743

Investment Companies—0.2%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[2,3]	239,484	239,484
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[2,4]	2,607,806	2,607,806

Total Investment Companies (Cost $2,847,290)		2,847,290

Total Investments, at Value (Cost $1,354,771,771)	99.2%	1,616,604,033
Other Assets Net of Liabilities	0.8	12,243,213

Net Assets	100.0%	$1,628,847,246

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Rate shown is the 7-day yield as of December 31, 2009.

3.	Interest rate is less than 0.0005%.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2009, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2008	Additions	Reductions	December 31, 2009

OFI Liquid Assets Fund, LLC	93,229,008	463,250,677	556,479,685	—
Oppenheimer Institutional Money Market Fund, Cl. E	7,043,996	412,189,438	416,625,628	2,607,806

	Value	Income

OFI Liquid Assets Fund, LLC	$—	$615,180	[a]
Oppenheimer Institutional Money Market Fund, Cl. E	2,607,806	81,831

	$2,607,806	$697,011

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2009 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$178,204,400	$—	$—	$178,204,400
Consumer Staples	167,949,022	—	—	167,949,022
Energy	195,075,507	—	—	195,075,507
Financials	206,771,561	—	—	206,771,561
Health Care	226,573,886	—	—	226,573,886
Industrials	208,365,226	—	—	208,365,226
Information Technology	295,328,872	—	—	295,328,872
Materials	51,521,389	—	—	51,521,389
Telecommunication Services	26,595,190	—	—	26,595,190
Utilities	57,371,690	—	—	57,371,690
Investment Companies	2,847,290	—	—	2,847,290

Total Assets	$1,616,604,033	$—	$—	$1,616,604,033

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2009

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $1,352,163,965)	$1,613,996,227
Affiliated companies (cost $2,607,806)	2,607,806

1,616,604,033
Receivables and other assets:
Investments sold	23,119,865
Dividends	2,618,784
Shares of beneficial interest sold	30,636
Other	28,233

Total assets	1,642,401,551

Liabilities
Payables and other liabilities:
Investments purchased	12,180,537
Distribution and service plan fees	724,083
Shares of beneficial interest redeemed	268,230
Shareholder communications	184,493
Transfer and shareholder servicing agent fees	139,094
Trustees’ compensation	23,911
Other	33,957

Total liabilities	13,554,305

Net Assets	$1,628,847,246

Composition of Net Assets
Par value of shares of beneficial interest	$90,091
Additional paid-in capital	1,909,237,561
Accumulated net investment income	17,048,397
Accumulated net realized loss on investments and foreign currency transactions	(559,361,065)
Net unrealized appreciation on investments	261,832,262

Net Assets	$1,628,847,246

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $474,637,621 and 26,104,565 shares of beneficial interest outstanding)	$18.18
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $1,154,209,625 and 63,986,124 shares of beneficial interest outstanding)	$18.04
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2009

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $21,803)	$30,338,186
Affiliated companies	81,831
Income from investment of securities lending cash collateral, net:
Unaffiliated companies	17,130
Affiliated companies	615,180
Interest	5,763

Total investment income	31,058,090

Expenses
Management fees	9,599,661
Distribution and service plan fees—Service shares	2,572,759
Transfer and shareholder servicing agent fees:
Non-Service shares	306,251
Service shares	735,316
Shareholder communications:
Non-Service shares	173,292
Service shares	415,656
Trustees’ compensation	50,027
Custodian fees and expenses	9,102
Other	80,039

Total expenses	13,942,103
Less waivers and reimbursements of expenses	(16,605)

Net expenses	13,925,498

Net Investment Income	17,132,592

Realized and Unrealized Gain (Loss)
Net realized loss on:
Investments from unaffiliated companies	(277,466,378)
Foreign currency transactions	(9,781)

Net realized loss	(277,476,159)
Net change in unrealized appreciation on investments	638,505,737

Net Increase in Net Assets Resulting from Operations	$378,162,170

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2009	2008

Operations
Net investment income	$17,132,592	$24,773,186
Net realized loss	(277,476,159)	(267,651,680)
Net change in unrealized appreciation (depreciation)	638,505,737	(632,729,270)

Net increase (decrease) in net assets resulting from operations	378,162,170	(875,607,764)

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(8,430,011)	(10,725,797)
Service shares	(16,363,358)	(15,635,174)

	(24,793,369)	(26,360,971)
Distributions from net realized gain:
Non-Service shares	—	(46,604,473)
Service shares	—	(82,181,746)

	—	(128,786,219)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(56,849,676)	(112,358,225)
Service shares	(120,134,918)	223,159,438

	(176,984,594)	110,801,213

Net Assets
Total increase (decrease)	176,384,207	(919,953,741)
Beginning of period	1,452,463,039	2,372,416,780

End of period (including accumulated net investment income of $17,048,397 and $24,769,636, respectively)	$1,628,847,246	$1,452,463,039

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$14.56	$25.61	$24.78	$21.79	$20.84

Income (loss) from investment operations:
Net investment income[1]	.21	.29	.33	.27	.26
Net realized and unrealized gain (loss)	3.71	(9.64)	.75	2.98	.97

Total from investment operations	3.92	(9.35)	1.08	3.25	1.23

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.30)	(.32)	(.25)	(.26)	(.28)
Distributions from net realized gain	—	(1.38)	—	—	—

Total dividends and/or distributions to shareholders	(.30)	(1.70)	(.25)	(.26)	(.28)

Net asset value, end of period	$18.18	$14.56	$25.61	$24.78	$21.79

Total Return, at Net Asset Value[2]	28.29%	(38.47)%	4.43%	15.03%	5.98%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$474,637	$432,360	$907,727	$1,046,146	$1,121,476

Average net assets (in thousands)	$430,517	$670,994	$1,006,655	$1,054,522	$1,156,299

Ratios to average net assets:[3]
Net investment income	1.35%	1.42%	1.28%	1.19%	1.26%
Total expenses	0.78%[4]	0.66%[4]	0.65%[4]	0.66%[4]	0.67%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.78%	0.66%	0.65%	0.66%	0.67%

Portfolio turnover rate	128%	132%	111%	100%	88%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	0.78%
Year Ended December 31, 2008	0.66%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.66%
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$14.42	$25.38	$24.58	$21.63	$20.70

Income (loss) from investment operations:
Net investment income[1]	.17	.24	.26	.22	.21
Net realized and unrealized gain (loss)	3.70	(9.56)	.75	2.95	.96

Total from investment operations	3.87	(9.32)	1.01	3.17	1.17

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.25)	(.26)	(.21)	(.22)	(.24)
Distributions from net realized gain	—	(1.38)	—	—	—

Total dividends and/or distributions to shareholders	(.25)	(1.64)	(.21)	(.22)	(.24)

Net asset value, end of period	$18.04	$14.42	$25.38	$24.58	$21.63

Total Return, at Net Asset Value[2]	27.99%	(38.63)%	4.15%	14.76%	5.74%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$1,154,210	$1,020,103	$1,464,690	$1,099,293	$598,348

Average net assets (in thousands)	$1,029,909	$1,268,430	$1,315,488	$810,181	$462,272

Ratios to average net assets:[3]
Net investment income	1.10%	1.20%	1.03%	0.95%	1.02%
Total expenses	1.03%[4]	0.91%[4]	0.90%[4]	0.91%[4]	0.91%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.03%	0.91%	0.90%	0.91%	0.91%

Portfolio turnover rate	128%	132%	111%	100%	88%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	1.03%
Year Ended December 31, 2008	0.91%
Year Ended December 31, 2007	0.90%
Year Ended December 31, 2006	0.91%
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Main Street Fund/VA (the “Fund”), is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek high total return from equity and debt securities. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investment in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. When applicable, the Fund’s investment in LAF is included in the Statement of Investments. Shares of LAF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation
Based on Cost
Undistributed	Undistributed	Accumulated	of Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3]	Income Tax Purposes

$16,050,093	$—	$550,173,657	$253,667,383

1.	As of December 31, 2009, the Fund had $550,173,657 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2009, details of the capital loss carryforwards were as follows:

Expiring

2016	$217,993,206
2017	332,180,451

Total	$550,173,657

2.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

3.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

Reduction to
Reduction to	Accumulated Net
Accumulated Net	Realized Loss
Investment Income	on Investments

$60,462	$60,462
The tax character of distributions paid during the years ended December 31, 2009 and December 31, 2008 was as follows:

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008

Distributions paid from:
Ordinary income	$24,793,369	$48,772,351
Long-term capital gain	—	106,374,839

Total	$24,793,369	$155,147,190

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2009 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued

Federal tax cost of securities	$1,362,936,650

Gross unrealized appreciation	$256,880,152
Gross unrealized depreciation	(3,212,769)

Net unrealized appreciation	$253,667,383

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	2,817,732	$41,817,781	4,118,231	$80,935,200
Dividends and/or distributions reinvested	776,960	8,430,011	2,774,941	57,330,270
Redeemed	(7,176,221)	(107,097,468)	(12,645,946)	(250,623,695)

Net decrease	(3,581,529)	$(56,849,676)	(5,752,774)	$(112,358,225)

Service Shares
Sold	8,552,121	$117,291,434	17,273,881	$299,271,029
Dividends and/or distributions reinvested	1,515,498	16,352,225	4,768,240	97,748,917
Redeemed	(16,800,298)	(253,778,577)	(9,024,762)	(173,860,508)

Net increase (decrease)	(6,732,679)	$(120,134,918)	13,017,359	$223,159,438

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF and LAF, for the year ended December 31, 2009, were as follows:

	Purchases	Sales

Investment securities	$1,834,666,253	$2,021,625,599
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended December 31, 2009, the Fund paid $904,193 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.

NOTES TO FINANCIAL STATEMENTS Continued
4. Fees and Other Transactions with Affiliates Continued
Waivers and Reimbursements of Expenses. Effective May 1, 2009, the Manager has voluntarily undertaken to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets will not exceed the annual rate of 0.80% for Non-Service shares and 1.05% for Service shares. This voluntary undertaking may be amended or withdrawn at any time.
     Prior to May 1, 2009, OFS had voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2009, the Manager waived $16,605 for IMMF management fees.
5. Foreign Currency Exchange Contracts
The Fund may enter into current and forward foreign currency exchange contracts for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Foreign currency exchange contracts, if any, are reported on a schedule following the Statement of Investments. These contracts will be valued daily based upon the closing prices of the currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     The Fund has purchased and sold foreign currency exchange contracts of different currencies in order to acquire currencies to pay for related foreign securities purchase transactions, or to convert foreign currencies to U.S. dollars from related foreign securities sale transactions. These foreign currency exchange contracts are negotiated at the current spot exchange rate with settlement typically within two business days thereafter.
     Additional associated risk to the Fund includes counterparty credit risk. Counterparty credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
     As of December 31, 2009, the Fund held no outstanding forward contracts.
6. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand.
     As of December 31, 2009, the Fund had no securities on loan.
7. Subsequent Events Evaluation
The Fund has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 16, 2010, the date the financial statements were issued. This evaluation determined that there are no subsequent events that necessitated disclosures and/or adjustments.

8. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not against the Fund). The lawsuits naming the Defendant Funds also name certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits against the Defendant Funds raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, lawsuits were filed in state court against the Manager and its subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates. Those lawsuits relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff ”) and allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Main Street Small Cap Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2009, and the related statements of operations and changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The accompanying financial statements and financial highlights of Oppenheimer Main Street Small Cap Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those statements and financial highlights.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2009, by correspondence with the custodian, transfer agent and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Main Street Small Cap Fund/VA as of December 31, 2009, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
KPMG llp
Denver, Colorado
February 16, 2010

STATEMENT OF INVESTMENTS December 31, 2009

	Shares	Value

Common Stocks—98.4%
Consumer Discretionary—13.7%
Auto Components—0.2%
Cooper Tire & Rubber Co.	42,520	$852,526
Spartan Motors, Inc.	21,937	123,505
Standard Motor Products, Inc.[1]	28,980	246,910
Superior Industries International, Inc.	17,740	271,422

		1,494,363

Distributors—0.1%
Core-Mark Holding Co., Inc.[1]	26,377	869,386
Diversified Consumer Services—1.3%
Capella Education Co.[1]	74,220	5,588,766
Career Education Corp.[1]	23,930	557,808
Corinthian Colleges, Inc.[1]	53,900	742,203
Hillenbrand, Inc.	7,650	144,126
Jackson Hewitt Tax Service, Inc.[1]	81,490	358,556
Lincoln Educational Services Corp.[1]	20,440	442,935
Pre-Paid Legal Services, Inc.	15,921	654,035
Steiner Leisure Ltd.[1]	31,616	1,257,052

		9,745,481

Hotels, Restaurants & Leisure—2.9%
AFC Enterprises, Inc.[1]	30,432	248,325
Ambassadors Group, Inc.	29,420	390,992
Ameristar Casinos, Inc.	269,719	4,107,820
Bally Technologies, Inc.[1]	109,670	4,528,274
Carrols Restaurant Group, Inc.[1]	28,060	198,384
CEC Entertainment, Inc.[1]	39,589	1,263,681
Cheesecake Factory, Inc. (The)[1]	21,970	474,332
Chipotle Mexican Grill, Inc., Cl. A1	26,100	2,300,976
International Speedway Corp., Cl. A	7,730	219,919
Jack in the Box, Inc.[1]	218,837	4,304,524
P.F. Chang’s China Bistro, Inc.[1]	43,140	1,635,437
Papa John’s International, Inc.[1]	54,588	1,275,176
Speedway Motorsports, Inc.	29,919	527,173

		21,475,013

Household Durables—0.7%
American Greetings Corp., Cl. A	27,960	609,248
Blyth, Inc.	30,587	1,031,394
CSS Industries, Inc.	10,310	200,426
Helen of Troy Ltd.[1]	17,840	436,366
Kid Brands, Inc.[1]	36,410	159,476
La-Z-Boy, Inc.[1]	46,000	438,380
National Presto Industries, Inc.	13,191	1,440,853
Tempur-Pedic International, Inc.[1]	28,423	671,635

		4,987,778

Internet & Catalog Retail—0.5%
HSN, Inc.[1]	28,426	573,921
NutriSystem, Inc.	23,038	718,094
Ticketmaster Entertainment, Inc.[1]	164,480	2,009,946

		3,301,961

Leisure Equipment & Products—0.7%
Polaris Industries, Inc.	22,390	976,876
Pool Corp.	157,900	3,012,732
Smith & Wesson Holding Corp.[1]	32,850	134,357
Sport Supply Group, Inc.	21,050	265,020
Sturm, Ruger & Co., Inc.	116,250	1,127,625

		5,516,610

Media—0.8%
Belo Corp., Cl. A	31,700	172,448
CTC Media, Inc.[1]	26,990	402,151
Entercom Communications Corp.[1]	24,140	170,670
Gannett Co., Inc.	25,170	373,775
Harte-Hanks, Inc.	61,765	665,827
Journal Communications, Inc.	47,430	184,503
Lee Enterprises, Inc.[1]	124,500	432,015
Mediacom Communications Corp.[1]	32,480	145,186
National CineMedia, Inc.	17,750	294,118
Scholastic Corp.	37,340	1,113,852
Sinclair Broadcast Group, Inc., Cl. A1	126,253	508,800
Valassis Communications, Inc.[1]	15,740	287,412
Value Line, Inc.	6,707	168,413
Wiley (John) & Sons, Inc., Cl. A	22,030	922,616

		5,841,786

Multiline Retail—0.6%
Big Lots, Inc.[1]	44,097	1,277,931
Saks, Inc.[1]	528,400	3,466,304

		4,744,235

Specialty Retail—3.9%
Aeropostale, Inc.[1]	39,510	1,345,316
Barnes & Noble, Inc.	74,494	1,420,601
Big 5 Sporting Goods Corp.	9,465	162,609
Books-A-Million, Inc.	21,050	141,456
Borders Group, Inc.[1]	42,612	50,282
Cabela’s, Inc.[1]	85,193	1,214,852
Cato Corp., Cl. A	77,899	1,562,654
Children’s Place Retail Stores, Inc.[1]	114,730	3,787,237
Destination Maternity Corp.[1]	11,350	215,650
Dress Barn, Inc. (The)[1]	59,294	1,369,691
Finish Line, Inc. (The), Cl. A	73,100	917,405
Group 1 Automotive, Inc.[1]	28,600	810,810

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Specialty Retail Continued
Gymboree Corp.[1]	39,348	$1,711,245
Jo-Ann Stores, Inc.[1]	7,850	284,484
Jos. A. Banks Clothiers, Inc.[1]	14,670	618,927
Kirkland’s, Inc.[1]	109,573	1,903,283
Men’s Wearhouse, Inc. (The)	29,546	622,239
RadioShack Corp.	70,430	1,373,385
Rent-A-Center, Inc.[1]	71,060	1,259,183
Signet Jewelers Ltd.[1]	23,120	617,766
Stage Stores, Inc.	129,849	1,604,934
Tractor Supply Co.[1]	118,340	6,267,286

		29,261,295

Textiles, Apparel & Luxury Goods—2.0%
Carter’s, Inc.[1]	46,200	1,212,750
Deckers Outdoor Corp.[1]	8,360	850,379
Fossil, Inc.[1]	122,247	4,102,609
Perry Ellis International, Inc.[1]	30,109	453,442
Phillips/Van Heusen Corp.	110,190	4,482,529
Steven Madden Ltd.[1]	24,087	993,348
Timberland Co., Cl. A1	91,085	1,633,154
UniFirst Corp.	15,394	740,605

		14,468,816

Consumer Staples—2.3%
Beverages—0.1%
Cott Corp.[1]	93,860	769,652
Food & Staples Retailing—0.2%
Nash Finch Co.	8,870	328,988
Pantry, Inc. (The)[1]	42,400	576,216
Weis Markets, Inc.	14,766	536,892

		1,442,096

Food Products—1.1%
Agria Corp., ADR[1]	70,173	219,641
American Italian Pasta Co.[1]	24,450	850,616
Cal-Maine Foods, Inc.	19,150	652,632
Darling International, Inc.[1]	167,580	1,404,320
Fresh Del Monte Produce, Inc.[1]	18,158	401,292
J&J Snack Foods Corp.	5,830	232,967
Lancaster Colony Corp.	15,250	757,925
Overhill Farms, Inc.[1]	33,740	163,976
TreeHouse Foods, Inc.[1]	93,160	3,620,198

		8,303,567

Household Products—0.2%
Central Garden & Pet Co., Cl. A1	123,624	1,228,823
Personal Products—0.4%
American Oriental Bioengineering, Inc.[1]	138,700	644,955
Herbalife Ltd.	45,790	1,857,700
Prestige Brands Holdings, Inc.[1]	102,040	802,034

		3,304,689

Tobacco—0.3%
Alliance One International, Inc.[1]	84,170	410,750
Universal Corp.	36,525	1,665,905

		2,076,655

Energy—4.5%
Energy Equipment & Services—2.0%
Acergy SA, Sponsored ADR	115,123	1,797,070
Basic Energy Services, Inc.[1]	44,170	393,113
Bolt Technology Corp.[1]	19,400	213,788
Cal Dive International, Inc.[1]	106,860	807,862
Compagnie Generale de Geophysique-Veritas, Sponsored ADR[1]	38,620	820,675
Complete Production Services, Inc.[1]	59,630	775,190
Dawson Geophysical Co.[1]	21,248	491,041
Geokinetics, Inc.[1]	22,290	214,430
Gulfmark Offshore, Inc.[1]	43,596	1,234,203
Matrix Service Co.[1]	42,063	447,971
Oil States International, Inc.[1]	46,040	1,808,912
Pioneer Drilling Co.[1]	52,820	417,278
Rowan Cos., Inc.[1]	24,690	558,982
Seacor Holdings, Inc.[1]	18,370	1,400,713
T-3 Energy Services, Inc.[1]	35,470	904,485
TGC Industries, Inc.[1]	44,872	175,450
Tidewater, Inc.	28,132	1,348,929
Willbros Group, Inc.[1]	86,481	1,458,934

		15,269,026

Oil, Gas & Consumable Fuels—2.5%
China Integrated Energy, Inc.[1]	28,060	197,542
CVR Energy, Inc.[1]	92,344	633,480
Dominion Resources Black Warrior Trust	14,340	205,779
Encore Acquisition Co.[1]	5,656	271,601
Gulfport Energy Corp.[1]	51,680	591,736
Holly Corp.	182,141	4,668,274
Inergy LP	86,400	3,082,752
MarkWest Energy Partners LP	184,318	5,394,988
Pengrowth Energy Trust	30,560	294,293
PrimeEnergy Corp.[1]	5,544	201,746
Provident Energy Trust	36,830	247,498
Ship Finance International Ltd.	15,443	210,488

	Shares	Value

Oil, Gas & Consumable Fuels Continued
Stone Energy Corp.[1]	13,410	$242,051
Teekay Tankers Ltd., Cl. A	65,506	558,766
World Fuel Services Corp.	57,560	1,542,032

		18,343,026

Financials—18.5%
Capital Markets—2.9%
BGC Partners, Inc., Cl. A	79,520	367,382
Fifth Street Finance Corp.	71,690	769,951
Gladstone Investment Corp.	43,320	197,539
Investment Technology Group, Inc.[1]	17,130	337,461
Knight Capital Group, Inc., Cl. A1	342,226	5,270,280
MF Global Ltd.[1]	478,374	3,324,699
Oppenheimer Holdings, Inc., Cl. A, Non-Vtg.	15,370	510,591
optionsXpress Holdings, Inc.	177,100	2,736,195
Penson Worldwide, Inc.[1]	55,632	504,026
Rodman & Renshaw Capital Group, Inc.[1]	108,720	445,752
Stifel Financial Corp.[1]	93,230	5,522,945
Tradestation Group, Inc.[1]	60,478	477,171
Triangle Capital Corp.	17,120	206,981
W.P. Carey & Co. LLC	21,460	593,369
Waddell & Reed Financial, Inc., Cl. A	22,550	688,677

		21,953,019

Commercial Banks—2.8%
Alliance Financial Corp.	8,360	226,974
Banco Latinoamericano de Exportaciones SA, Cl. E	65,500	910,450
Banco Macro SA, ADR	30,495	907,531
Bancolombia SA, Sponsored ADR	22,800	1,037,628
Bank of Marin Bancorp	8,150	265,364
BBVA Banco Frances SA, ADR	31,613	198,846
CapitalSource, Inc.	312,150	1,239,236
Century Bancorp, Inc., Cl. A	9,290	204,659
First of Long Island Corp. (The)[2]	9,290	234,573
Hancock Holding Co.	91,400	4,002,406
IBERIABANK Corp.	59,900	3,223,219
International Bancshares Corp.	81,419	1,541,262
National Bankshares, Inc.[2]	7,127	201,623
Northrim BanCorp, Inc.	13,100	221,128
Oriental Financial Group, Inc.	118,301	1,277,651
Santander BanCorp[1]	25,190	309,333
Sterling Bancshares, Inc.	464,600	2,383,398
Westamerica Bancorp	38,700	2,142,819

		20,528,100

Consumer Finance—1.3%
Advance America Cash Advance Centers, Inc.	154,090	856,740
Cash America International, Inc.	50,807	1,776,213
EZCORP, Inc., Cl. A1	86,940	1,496,237
First Cash Financial Services, Inc.[1]	69,992	1,553,122
Nelnet, Inc., Cl. A	66,986	1,154,169
Student Loan Corp. (The)	8,410	391,654
World Acceptance Corp.[1]	66,658	2,388,356

		9,616,491

Diversified Financial Services—1.1%
Encore Capital Group, Inc.[1]	26,720	464,928
Life Partners Holdings, Inc.	41,747	884,619
MSCI, Inc., Cl. A1	158,740	5,047,932
Portfolio Recovery Associates, Inc.[1]	34,304	1,539,564

		7,937,043

Insurance—4.8%
Allied World Assurance Holdings Ltd.	21,601	995,158
American Physicians Capital, Inc.	28,625	867,910
American Physicians Service Group, Inc.	7,750	178,793
American Safety Insurance Holdings Ltd.[1]	13,830	199,844
Amerisafe, Inc.[1]	66,358	1,192,453
AmTrust Financial Services, Inc.	97,508	1,152,545
Argo Group International Holdings Ltd.[1]	30,520	889,353
Aspen Insurance Holdings Ltd.	57,510	1,463,630
CNA Surety Corp.[1]	43,726	651,080
Conseco, Inc.[1]	248,830	1,244,150
EMC Insurance Group, Inc.	9,600	206,496
Employers Holdings, Inc.	49,820	764,239
Endurance Specialty Holdings Ltd.	36,920	1,374,532
Enstar Group Ltd.[1]	11,960	873,319
FBL Financial Group, Inc., Cl. A	32,700	605,604
First Mercury Financial Corp.	42,713	585,595
Flagstone Reinsurance Holdings Ltd.	73,130	800,042
FPIC Insurance Group, Inc.[1]	20,200	780,124
Greenlight Capital Re Ltd., Cl. A1	37,440	882,461
Hanover Insurance Group, Inc.	127,320	5,656,828
Harleysville Group, Inc.	17,610	559,822
Infinity Property & Casualty Corp.	33,464	1,359,977
MBIA, Inc.[1]	106,640	424,427
Mercer Insurance Group, Inc.	11,550	209,864
Mercury General Corp.	16,710	656,035
Montpelier Re Holdings Ltd.	71,560	1,239,419

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Insurance Continued
National Interstate Corp.	8,360	$141,786
National Western Life Insurance Co., Cl. A	2,270	394,117
OneBeacon Insurance Group Ltd.	32,390	446,334
Platinum Underwriters Holdings Ltd.	38,650	1,479,909
PMA Capital Corp., Cl. A1	49,320	310,716
ProAssurance Corp.[1]	23,172	1,244,568
Safety Insurance Group, Inc.	35,389	1,282,143
Seabright Insurance Holdings, Inc.[1]	17,330	199,122
StanCorp Financial Group, Inc.	41,212	1,649,304
Unitrin, Inc.	56,870	1,253,984
Universal Insurance Holdings, Inc.	75,190	441,365
Validus Holdings Ltd.	49,204	1,325,556

		35,982,604

Real Estate Investment Trusts—4.7%
Agree Realty Corp.	20,940	487,693
Associated Estates Realty Corp.	21,870	246,475
CBL & Associates Properties, Inc.	60,960	589,483
Chimera Investment Corp.	699,800	2,715,224
DiamondRock Hospitality Co.	57,190	484,399
Digital Realty Trust, Inc.	104,610	5,259,791
Equity Lifestyle Properties, Inc.	17,120	864,046
Hatteras Financial Corp.	125,690	3,514,292
Home Properties of New York, Inc.	35,518	1,694,564
Hospitality Properties Trust	20,320	481,787
HRPT Properties Trust	30,630	198,176
Kilroy Realty Corp.	14,030	430,300
LaSalle Hotel Properties	33,110	702,925
Liberty Property Trust	6,290	201,343
LTC Properties, Inc.	73,880	1,976,290
Mack-Cali Realty Corp.	24,870	859,756
Mid-America Apartment Communities, Inc.	127,749	6,167,722
Monmouth Real Estate Investment Corp., Cl. A	29,510	219,554
National Health Investors, Inc.	29,141	1,077,926
Nationwide Health Properties, Inc.	6,610	232,540
Newcastle Investment Corp.[1]	60,349	126,129
Realty Income Corp.	1,578	40,886
Starwood Property Trust, Inc.	121,650	2,297,969
Tanger Factory Outlet Centers, Inc.	80,430	3,135,966
Walter Investment Management Corp.	84,480	1,210,598

		35,215,834

Real Estate Management & Development—0.3%
E-House China Holdings Ltd., ADS[1]	43,220	783,146
FirstService Corp.[1]	9,855	188,428
Forestar Group, Inc.[1]	65,810	1,446,504

		2,418,078

Thrifts & Mortgage Finance—0.6%
First Defiance Financial Corp.	25,990	293,427
First Niagara Financial Group, Inc.	142,200	1,978,002
NASB Financial, Inc.	3,738	87,058
Northwest Bancshares, Inc.	71,600	810,512
OceanFirst Financial Corp.	50,710	573,023
United Financial Bancorp., Inc.	30,854	404,496

		4,146,518

Health Care—14.9%
Biotechnology—1.4%
Acorda Therapeutics, Inc.[1]	99,300	2,504,346
Cubist Pharmaceuticals, Inc.[1]	9,600	182,112
Indevus Pharmaceuticals, Inc.[1,2]	2,500	25
Martek Biosciences Corp.[1]	75,137	1,423,095
PDL BioPharma, Inc.	177,362	1,216,703
Savient Pharmaceuticals, Inc.[1]	307,045	4,178,882
Sinovac Biotech Ltd.[1]	109,060	690,350

		10,195,513

Health Care Equipment & Supplies—4.2%
American Medical Systems Holdings, Inc.[1]	59,960	1,156,628
Atrion Corp.	3,638	566,509
Dexcom, Inc.[1]	20,400	164,832
Greatbatch, Inc.[1]	108,800	2,092,224
Hill-Rom Holdings, Inc.	59,727	1,432,851
Integra LifeSciences Holdings Corp.[1]	76,800	2,824,704
Invacare Corp.	52,101	1,299,399
Kensey Nash Corp.[1]	30,058	766,479
Kinetic Concepts, Inc.[1]	34,934	1,315,265
Masimo Corp.[1]	55,540	1,689,527
Merit Medical Systems, Inc.[1]	89,530	1,727,034
Natus Medical, Inc.[1]	101,010	1,493,938
NuVasive, Inc.[1]	143,060	4,575,059
Orthofix International NV1	67,130	2,079,016
Quidel Corp.[1]	44,870	618,309
Sirona Dental Systems, Inc.[1]	7,970	252,968
Steris Corp.	50,710	1,418,359
SurModics, Inc.[1]	22,221	503,528
Symmetry Medical, Inc.[1]	81,070	653,424

	Shares	Value

Health Care Equipment & Supplies Continued
Thoratec Corp.[1]	53,700	$1,445,604
Utah Medical Products, Inc.	7,320	214,622
Volcano Corp.[1]	154,400	2,683,472
Young Innovations, Inc.	8,050	199,479

		31,173,230

Health Care Providers & Services—7.3%
Alliance HealthCare Services, Inc.[1]	22,190	126,705
Allied Healthcare International, Inc.[1]	72,150	209,957
Amedisys, Inc.[1]	28,410	1,379,590
America Service Group, Inc.	31,360	497,683
American Dental Partners, Inc.[1]	14,950	192,855
AMN Healthcare Services, Inc.[1]	66,896	606,078
AmSurg Corp.[1]	74,890	1,649,078
Centene Corp.[1]	72,412	1,532,962
Chemed Corp.	26,872	1,289,050
Community Health Systems, Inc.[1]	19,582	697,119
Continucare Corp.[1]	68,900	301,093
CorVel Corp.[1]	4,750	159,315
Emergency Medical Services LP, Cl. A1	24,020	1,300,683
Ensign Group, Inc. (The)	13,510	207,649
Genoptix, Inc.[1]	86,391	3,069,472
Gentiva Health Services, Inc.[1]	62,486	1,687,747
Health Management Associates, Inc., Cl. A1	965,900	7,022,093
HEALTHSOUTH Corp.[1]	67,310	1,263,409
Healthspring, Inc.[1]	121,888	2,146,448
Healthways, Inc.[1]	31,891	584,881
HMS Holdings Corp.[1]	57,700	2,809,413
InVentiv Health, Inc.[1]	56,216	909,013
Kindred Healthcare, Inc.[1]	21,500	396,890
LHC Group, Inc.[1]	47,610	1,600,172
LifePoint Hospitals, Inc.[1]	29,671	964,604
Lincare Holdings, Inc.[1]	45,624	1,693,563
Magellan Health Services, Inc.[1]	36,570	1,489,496
MEDNAX, Inc.[1]	77,752	4,673,673
Metropolitan Health Networks, Inc.[1]	97,890	194,801
Molina Healthcare, Inc.[1]	56,536	1,292,978
Nighthawk Radiology Holdings, Inc.[1]	74,170	335,990
NovaMed Eyecare, Inc.[1]	48,280	187,326
Odyssey Healthcare, Inc.[1]	88,150	1,373,377
PharMerica Corp.[1]	87,743	1,393,359
PSS World Medical, Inc.[1]	1,370	30,921
RehabCare Group, Inc.[1]	56,825	1,729,185
Res-Care, Inc.[1]	36,042	403,670
Sun Healthcare Group, Inc.[1]	322,042	2,953,125
Triple-S Management Corp., Cl. B1	61,882	1,089,123
U.S. Physical Therapy, Inc.[1]	29,075	492,240
Universal Health Services, Inc., Cl. B	20,842	635,681
VCA Antech, Inc.[1]	16,996	423,540
Virtual Radiologic Corp.[1]	15,780	201,353
WellCare Health Plans, Inc.[1]	22,650	832,614

		54,029,974

Health Care Technology—0.3%
MedAssets, Inc.[1]	115,800	2,456,118
Life Sciences Tools & Services—0.5%
Bruker Corp.[1]	28,550	344,313
Cambrex Corp.[1]	77,770	433,957
eResearch Technology, Inc.[1]	123,420	741,754
Harvard Bioscience, Inc.[1]	56,220	200,705
ICON plc, Sponsored ADR[1]	36,100	784,453
Kendle International, Inc.[1]	59,890	1,096,586

		3,601,768

Pharmaceuticals—1.2%
Biovail Corp.	55,690	777,432
Cornerstone Therapeutics, Inc.[1]	36,000	219,600
Endo Pharmaceuticals Holdings, Inc.[1]	31,702	650,208
Impax Laboratories, Inc.[1]	43,630	593,368
K-V Pharmaceutical Co., Cl. A1	97,680	358,486
King Pharmaceuticals, Inc.[1]	80,978	993,600
Medicis Pharmaceutical Corp., Cl. A	24,286	656,936
Par Pharmaceutical Cos., Inc.[1]	16,620	449,737
Perrigo Co.	44,530	1,774,075
Questcor Pharmaceuticals, Inc.[1]	307,488	1,460,568
Valeant Pharmaceuticals International, Inc.[1]	38,180	1,213,742

		9,147,752

Industrials—15.7%
Aerospace & Defense—1.5%
BE Aerospace, Inc.[1]	265,218	6,232,623
Ceradyne, Inc.[1]	67,410	1,294,946
Cubic Corp.	16,700	622,910
DynCorp International, Inc., Cl. A1	83,833	1,203,004
Gencorp, Inc.[1]	93,760	656,320
Triumph Group, Inc.	28,660	1,382,845

		11,392,648

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Air Freight & Logistics—0.8%
Atlas Air Worldwide Holdings, Inc.[1]	15,370	$572,533
Hub Group, Inc., Cl. A1	197,180	5,290,339

		5,862,872

Airlines—0.5%
Allegiant Travel Co.[1]	22,390	1,056,136
Hawaiian Holdings, Inc.[1]	136,138	952,966
Pinnacle Airlines Corp.[1]	29,510	203,029
Republic Airways Holdings, Inc.[1]	96,459	712,832
SkyWest, Inc.	68,990	1,167,311

		4,092,274

Building Products—0.5%
Aaon, Inc.	32,665	636,641
Ameron International Corp.	18,234	1,157,130
Apogee Enterprises, Inc.	97,434	1,364,076
Gibraltar Industries, Inc.[1]	29,290	460,732
NCI Building Systems, Inc.[1]	77,060	139,479
Universal Forest Products, Inc.	10,313	379,622

		4,137,680

Commercial Services & Supplies—2.2%
American Reprographics Co.[1]	123,396	865,006
ATC Technology Corp.[1]	54,163	1,291,788
Brink’s Co. (The)	24,330	592,192
Consolidated Graphics, Inc.[1]	12,790	447,906
Courier Corp.	2,914	41,525
Deluxe Corp.	89,546	1,324,385
EnergySolutions, Inc.	254,400	2,159,856
Ennis, Inc.	31,150	523,009
G&K Services, Inc., Cl. A	28,780	723,241
M&F Worldwide Corp.[1]	12,842	507,259
Miller (Herman), Inc.	63,790	1,019,364
North American Galvanizing & Coating, Inc.[1]	45,580	221,063
R. R. Donnelley & Sons Co.	76,240	1,697,865
Sykes Enterprises, Inc.[1]	29,223	744,310
Team, Inc.[1]	25,990	488,872
Waste Connections, Inc.[1]	103,420	3,448,023

		16,095,664

Construction & Engineering—1.4%
Baker (Michael) Corp.[1]	20,813	861,658
Comfort Systems USA, Inc.	117,662	1,451,949
Dycom Industries, Inc.[1]	136,770	1,098,263
EMCOR Group, Inc.[1]	67,160	1,806,604
Pike Electric Corp.[1]	35,180	326,470
Primoris Services Corp.	27,960	222,841
Sterling Construction Co., Inc.[1]	23,930	458,977
Tutor Perini Corp.[1]	219,723	3,972,592

		10,199,354

Electrical Equipment—2.1%
AZZ, Inc.[1]	30,430	995,061
Encore Wire Corp.	52,275	1,101,434
EnerSys, Inc.[1]	75,328	1,647,423
GT Solar International, Inc.[1]	133,690	743,316
Harbin Electric, Inc.[1]	90,540	1,859,692
Hubbell, Inc., Cl. B	37,030	1,751,519
Powell Industries, Inc.[1]	39,710	1,252,056
Regal-Beloit Corp.	65,030	3,377,658
Smith (A.O.) Corp.	19,480	845,237
Thomas & Betts Corp.[1]	50,379	1,803,064

		15,376,460

Industrial Conglomerates—0.4%
Carlisle Cos., Inc.	43,090	1,476,263
Tredegar Corp.	77,681	1,228,913

		2,705,176

Machinery—3.8%
Altra Holdings, Inc.[1]	27,367	337,982
American Railcar Industries, Inc.	19,290	212,576
Ampco-Pittsburgh Corp.	22,190	699,651
Chart Industries, Inc.[1]	73,061	1,209,160
Colfax Corp.[1]	98,984	1,191,767
EnPro Industries, Inc.[1]	80,833	2,134,800
Force Protection, Inc.[1]	90,241	470,156
Freightcar America, Inc.	61,600	1,221,528
Gardner Denver, Inc.	144,006	6,127,455
Graco, Inc.	142,200	4,062,654
Harsco Corp.	13,240	426,725
K-Tron International, Inc.[1]	2,224	241,838
Lincoln Electric Holdings, Inc.	14,941	798,746
Mueller Industries, Inc.	76,020	1,888,337
Oshkosh Corp.	6,910	255,877
Portec Rail Products, Inc.	22,251	238,308
Timken Co.	32,930	780,770
Toro Co. (The)	31,800	1,329,558
Wabtec Corp.	93,050	3,800,162
Watts Water Technologies, Inc., Cl. A	19,300	596,756

		28,024,806

	Shares	Value

Marine—0.2%
Diana Shipping, Inc.[1]	49,140	$711,547
Kirby Corp.[1]	12,430	432,937
Safe Bulkers, Inc.	75,670	662,869

		1,807,353

Professional Services—0.7%
GP Strategies Corp.[1]	27,640	208,129
Resources Connection, Inc.[1]	73,847	1,567,033
School Specialty, Inc.[1]	72,670	1,699,751
Spherion Corp.[1]	67,273	378,074
VSE Corp.	10,010	451,251
Watson Wyatt & Co. Holdings	18,532	880,641

		5,184,879

Road & Rail—1.2%
Avis Budget Group, Inc.[1]	168,030	2,204,554
Dollar Thrifty Automotive Group, Inc.[1]	51,220	1,311,744
Old Dominion Freight Line, Inc.[1]	177,110	5,437,277

		8,953,575

Trading Companies & Distributors—0.4%
Aircastle Ltd.	23,600	232,460
DXP Enterprises, Inc.[1]	15,697	205,160
Genesis Lease Ltd., ADS	8,120	72,512
Houston Wire & Cable Co.	37,728	448,963
Interline Brands, Inc.[1]	14,530	250,933
WESCO International, Inc.[1]	58,270	1,573,873

		2,783,901

Information Technology—20.3%
Communications Equipment—3.6%
ADTRAN, Inc.	35,310	796,241
Arris Group, Inc.[1]	451,030	5,155,273
Black Box Corp.	27,165	769,856
Blue Coat Systems, Inc.[1]	304,708	8,696,366
Comtech Telecommunications Corp.[1]	125,700	4,405,785
InterDigital, Inc.[1]	26,100	692,694
Ituran Location and Control Ltd.	15,741	202,114
Netgear, Inc.[1]	33,662	730,129
Oplink Communications, Inc.[1]	16,974	278,204
Plantronics, Inc.	48,214	1,252,600
Polycom, Inc.[1]	111,800	2,791,646
Sierra Wireless, Inc.[1]	80,130	849,378

		26,620,286

Computers & Peripherals—1.3%
China Digital TV Holding Co. Ltd., ADR	33,830	206,025
Diebold, Inc.	13,200	375,540
NCR Corp.[1]	51,390	571,971
QLogic Corp.[1]	90,440	1,706,603
Rimage Corp.[1]	12,280	212,935
STEC, Inc.[1]	59,910	978,929
Synaptics, Inc.[1]	174,690	5,354,249

		9,406,252

Electronic Equipment & Instruments—1.6%
Anixter International, Inc.[1]	18,250	859,575
Benchmark Electronics, Inc.[1]	92,639	1,751,803
Cogent, Inc.[1]	44,250	459,758
Insight Enterprises, Inc.[1]	88,466	1,010,282
Multi-Fineline Electronix, Inc.[1]	55,402	1,571,755
PC Connection, Inc.[1]	5,520	37,260
PC Mall, Inc.[1]	30,330	158,323
ScanSource, Inc.[1]	48,308	1,289,824
Spectrum Control, Inc.[1]	25,790	244,231
SYNNEX Corp.[1]	49,743	1,525,120
Tech Data Corp.[1]	40,868	1,906,901
Technitrol, Inc.	46,940	205,597
TTM Technologies, Inc.[1]	90,970	1,048,884

		12,069,313

Internet Software & Services—1.9%
DivX, Inc.[1]	17,800	100,392
EarthLink, Inc.	185,108	1,538,247
GigaMedia Ltd.[1]	252,860	826,852
j2 Global Communications, Inc.[1]	200,965	4,089,638
Perficient, Inc.[1]	23,820	200,803
Saba Software, Inc.[1]	52,090	215,653
SkillSoft plc, ADR[1]	60,800	637,184
Sohu.com, Inc.[1]	9,640	552,179
United Online, Inc.	117,672	846,062
ValueClick, Inc.[1]	125,710	1,272,185
VistaPrint NV1	66,163	3,748,796
Web.com Group, Inc.[1]	16,280	106,308

		14,134,299

IT Services—4.5%
Acxiom Corp.[1]	148,450	1,992,199
Broadridge Financial Solutions, Inc.	76,728	1,730,984
CACI International, Inc., Cl. A1	99,500	4,860,575
Cass Information Systems, Inc.	2,230	67,792

STATEMENT OF INVESTMENTS Continued

	Shares	Value

IT Services Continued
Convergys Corp.[1]	108,627	$1,167,740
CSG Systems International, Inc.[1]	69,031	1,317,802
DST Systems, Inc.[1]	31,134	1,355,886
Forrester Research, Inc.[1]	16,110	418,055
Gartner, Inc.[1]	70,610	1,273,804
Global Cash Access, Inc.[1]	97,785	732,410
iGate Corp.	31,716	317,160
Lender Processing Services, Inc.	75,880	3,085,281
Ness Technologies, Inc.[1]	76,640	375,536
NeuStar, Inc., Cl. A1	217,228	5,004,933
Patni Computer Systems Ltd., ADR	47,240	966,058
Satyam Computer Services Ltd., ADR[1]	161,020	742,302
Syntel, Inc.	13,838	526,259
TeleTech Holdings, Inc.[1]	94,516	1,893,155
Telvent GIT SA	20,730	808,055
TNS, Inc.[1]	42,660	1,095,935
Unisys Corp.[1]	31,500	1,214,640
Virtusa Corp.[1]	75,300	682,218
Wright Express Corp.[1]	49,010	1,561,459

		33,190,238

Semiconductors & Semiconductor Equipment—3.2%
Amkor Technology, Inc.[1]	30,020	214,943
Atheros Communications, Inc.[1]	122,600	4,197,824
Himax Technologies, Inc.	181,050	501,509
Mellanox Technologies Ltd.[1]	17,090	322,317
Micrel, Inc.	132,917	1,089,919
Netlogic Microsystems, Inc.[1]	86,950	4,022,307
Semtech Corp.[1]	239,439	4,072,857
Sigma Designs, Inc.[1]	48,870	522,909
Silicon Motion Technology Corp., ADR[1]	32,707	111,531
Skyworks Solutions, Inc.[1]	256,820	3,644,276
Tessera Technologies, Inc.[1]	39,359	915,884
Varian Semiconductor Equipment Associates, Inc.[1]	107,359	3,852,041
Volterra Semiconductor Corp.[1]	28,980	554,098

		24,022,415

Software—4.2%
Actuate Corp.[1]	111,460	477,049
Blackboard, Inc.[1]	38,610	1,752,508
Changyou.com Ltd., ADR[1]	6,290	208,891
Compuware Corp.[1]	160,458	1,160,111
Concur Technologies, Inc.[1]	56,280	2,405,970
Double-Take Software, Inc.[1]	27,700	276,723
FactSet Research Systems, Inc.	75,582	4,978,586
Fair Isaac Corp.	75,431	1,607,435
Fortinet, Inc.[1]	14,630	257,049
Giant Interactive Group, Inc., ADR	65,800	461,916
Henry (Jack) & Associates, Inc.	24,704	571,156
i2 Technologies, Inc.[1]	44,110	843,383
Informatica Corp.[1]	50,260	1,299,724
JDA Software Group, Inc.[1]	25,500	649,485
Manhattan Associates, Inc.[1]	55,155	1,325,375
MICROS Systems, Inc.[1]	12,720	394,702
MicroStrategy, Inc., Cl. A1	18,756	1,763,439
Monotype Imaging Holdings, Inc.[1]	25,890	233,787
Net 1 UEPS Technologies, Inc.[1]	89,680	1,741,586
Novell, Inc.[1]	23,490	97,484
Perfect World Co. Ltd.[1]	25,960	1,023,862
Pervasive Software, Inc.[1]	37,750	181,955
Quest Software, Inc.[1]	85,230	1,568,232
S1 Corp.[1]	109,560	714,331
SonicWALL, Inc.[1]	96,700	735,887
Sybase, Inc.[1]	22,000	954,800
TIBCO Software, Inc.[1]	342,530	3,298,564
Websense, Inc.[1]	37,490	654,575

		31,638,565

Materials—5.0%
Chemicals—2.0%
Ashland, Inc.	32,799	1,299,496
Cabot Corp.	9,290	243,677
Cytec Industries, Inc.	72,281	2,632,474
Hawkins, Inc.	25,780	562,777
Innophos Holdings, Inc.	76,770	1,764,942
Innospec, Inc.	14,540	146,709
KMG Chemicals, Inc.	16,710	249,815
Koppers Holdings, Inc.	4,136	125,900
LSB Industries, Inc.[1]	42,271	596,021
Minerals Technologies, Inc.	29,684	1,616,887
NewMarket Corp.	9,840	1,129,337
Omnova Solutions, Inc.[1]	63,330	388,213
PolyOne Corp.[1]	96,750	722,723
Schulman (A.), Inc.	51,700	1,043,306
Spartech Corp.	53,051	544,303
Stepan Co.	8,150	528,202
W.R. Grace & Co.[1]	35,810	907,784

		14,502,566

	Shares	Value

Construction Materials—0.5%
Eagle Materials, Inc.	139,560	$3,635,538
Containers & Packaging—1.1%
AEP Industries, Inc.[1]	18,365	703,012
Boise, Inc.[1]	84,480	448,589
Bway Holding Co.[1]	38,114	732,551
Myers Industries, Inc.	61,680	561,288
Packaging Corp. of America	206,740	4,757,087
Rock-Tenn Co., Cl. A	24,959	1,258,183

		8,460,710

Metals & Mining—1.1%
Century Aluminum Co.[1]	117,500	1,902,325
Compass Minerals International, Inc.	73,090	4,910,917
Mesabi Trust	13,790	176,512
Redcorp Ventures Ltd., Legend Shares[1,2]	666,400	3,186
Thompson Creek Metals Co., Inc.[1]	112,820	1,322,250

		8,315,190

Paper & Forest Products—0.3%
Buckeye Technologies, Inc.[1]	82,410	804,322
Clearwater Paper Corp.[1]	13,880	762,984
Domtar Corp.[1]	6,850	379,559
KapStone Paper & Packing Corp.[1]	52,510	517,224

		2,464,089

Telecommunication Services—0.4%
Diversified Telecommunication Services—0.3%
Atlantic Tele-Network, Inc.	4,449	244,739
Cincinnati Bell, Inc.[1]	480,672	1,658,318
Hickory Tech Corp.	24,450	215,894
Nortel Inversora SA, Sponsored ADR[1]	13,930	208,950

		2,327,901

Wireless Telecommunication Services—0.1%
USA Mobility, Inc.	79,212	872,124
Utilities—3.1%
Electric Utilities—1.0%
Cleco Corp.	73,000	1,995,090
Companhia Paranaense de Energia-Copel, Sponsored ADR	87,951	1,886,549
El Paso Electric Co.[1]	44,480	902,054
Empresa Distribuidora y Comercializadora Norte SA, ADR[1]	28,270	223,333
Westar Energy, Inc.	119,400	2,593,368

		7,600,394

Energy Traders—0.2%
Calpine Corp.[1]	9,100	100,100
Mirant Corp.[1]	83,860	1,280,542

		1,380,642

Gas Utilities—1.0%
AGL Resources, Inc.	44,240	1,613,433
Atmos Energy Corp.	54,940	1,615,236
Chesapeake Utilities Corp.	5,160	165,378
Laclede Group, Inc. (The)	12,490	421,787
New Jersey Resources Corp.	37,421	1,399,545
Nicor, Inc.	19,980	841,158
Southwest Gas Corp.	45,900	1,309,527

		7,366,064

Multi-Utilities—0.5%
Avista Corp.	36,490	787,819
NorthWestern Corp.	126,449	3,290,203

		4,078,022

Water Utilities—0.4%
Aqua America, Inc.	168,800	2,955,677

Total Common Stocks (Cost $624,546,465)		732,503,227

Investment Companies—1.8%
Apollo Investment Corp.	83,320	794,040
Ares Capital Corp.	40,288	501,586
ASA Ltd.	1,123	86,976
BlackRock Kelso Capital Corp.	28,270	240,860
Gladstone Capital Corp.	70,558	543,297
Hercules Technology Growth Capital, Inc.	136,377	1,416,957
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[3,4]	263,497	263,497
MCG Capital Corp.[1]	98,070	423,662
NGP Capital Resources Co.	28,570	232,274
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[3,5]	6,595,140	6,595,140
PennantPark Investment Corp.	64,478	575,144
Prospect Capital Corp.	97,512	1,151,617
TICC Capital Corp.	50,370	304,739

Total Investment Companies (Cost $12,337,101)		13,129,789

Total Investments, at Value (Cost $636,883,566)	100.2%	745,633,016
Liabilities in Excess of Other Assets	(0.2)	(1,471,750)

Net Assets	100.0%	$744,161,266

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments
1.	Non-income producing security.

2.	Illiquid security. The aggregate value of illiquid securities as of December 31, 2009 was $439,407, which represents 0.06% of the Fund’s net assets. See Note 6 of accompanying Notes.

3.	Rate shown is the 7-day yield as of December 31, 2009.

4.	Interest rate is less than 0.0005%.

5.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2009, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2008	Additions	Reductions	December 31, 2009

OFI Liquid Assets Fund, LLC	65,710,173	292,370,758	358,080,931	—
Oppenheimer Institutional Money Market Fund, Cl. E	6,344,806	279,898,173	279,647,839	6,595,140

	Value	Income

OFI Liquid Assets Fund, LLC	$—	$799,148	[a]
Oppenheimer Institutional Money Market Fund, Cl. E	6,595,140	51,276

	$6,595,140	$850,424

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2009 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$101,706,724	$—	$—	$101,706,724
Consumer Staples	17,125,482	—	—	17,125,482
Energy	33,612,052	—	—	33,612,052
Financials	137,797,687	—	—	137,797,687
Health Care	110,604,330	—	25	110,604,355
Industrials	116,616,642	—	—	116,616,642
Information Technology	151,081,368	—	—	151,081,368
Materials	37,374,907	—	3,186	37,378,093
Telecommunication Services	3,200,025	—	—	3,200,025
Utilities	23,380,799	—	—	23,380,799
Investment Companies	13,129,789	—	—	13,129,789

Total Assets	$745,629,805	$—	$3,211	$745,633,016

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2009

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $630,288,426)	$739,037,876
Affiliated companies (cost $6,595,140)	6,595,140

745,633,016
Receivables and other assets:
Dividends	856,830
Shares of beneficial interest sold	712,507
Investments sold	1,700
Other	12,864

Total assets	747,216,917

Liabilities
Payables and other liabilities:
Investments purchased	2,063,531
Distribution and service plan fees	400,076
Shares of beneficial interest redeemed	273,820
Shareholder communications	212,111
Transfer and shareholder servicing agent fees	61,914
Trustees’ compensation	9,100
Other	35,099

Total liabilities	3,055,651

Net Assets	$744,161,266

Composition of Net Assets
Par value of shares of beneficial interest	$52,065
Additional paid-in capital	899,758,500
Accumulated net investment income	3,373,950
Accumulated net realized loss on investments and foreign currency transactions	(267,772,699)
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	108,749,450

Net Assets	$744,161,266

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $81,813,729 and 5,681,449 shares of beneficial interest outstanding)	$14.40
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $662,347,537 and 46,383,987 shares of beneficial interest outstanding)	$14.28
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2009

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $11,968)	$9,542,038
Affiliated companies	51,276
Income from investment of securities lending cash collateral, net:
Unaffiliated companies	93,103
Affiliated companies	799,148
Interest	4,066

Total investment income	10,489,631

Expenses
Management fees	4,857,461
Distribution and service plan fees—Service shares	1,530,214
Transfer and shareholder servicing agent fees:
Non-Service shares	54,634
Service shares	437,044
Shareholder communications:
Non-Service shares	70,939
Service shares	613,905
Trustees’ compensation	26,215
Custodian fees and expenses	8,450
Other	66,282

Total expenses	7,665,144
Less waivers and reimbursements of expenses	(556,778)

Net expenses	7,108,366

Net Investment Income	3,381,265

Realized and Unrealized Gain (Loss)
Net realized loss on:
Investments from unaffiliated companies	(133,062,028)
Foreign currency transactions	(126,301)

Net realized loss	(133,188,329)
Net change in unrealized appreciation on:
Investments	345,818,161
Translation of assets and liabilities denominated in foreign currencies	403,244

Net change in unrealized appreciation	346,221,405

Net Increase in Net Assets Resulting from Operations	$216,414,341

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2009	2008

Operations
Net investment income	$3,381,265	$4,647,051
Net realized loss	(133,188,329)	(131,260,264)
Net change in unrealized appreciation (depreciation)	346,221,405	(252,725,263)

Net increase (decrease) in net assets resulting from operations	216,414,341	(379,338,476)

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(605,525)	(406,564)
Service shares	(4,276,612)	(2,093,583)

	(4,882,137)	(2,500,147)

Distributions from net realized gain:
Non-Service shares	—	(4,514,393)
Service shares	—	(43,539,151)

	—	(48,053,544)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	894,228	5,447,779
Service shares	(78,387,647)	118,985,953

	(77,493,419)	124,433,732

Net Assets
Total increase (decrease)	134,038,785	(305,458,435)
Beginning of period	610,122,481	915,580,916

End of period (including accumulated net investment income of $3,373,950 and $4,880,816, respectively)	$744,161,266	$610,122,481

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$10.65	$18.20	$19.15	$17.18	$16.05

Income (loss) from investment operations:
Net investment income[1]	.08	.12	.09	.08	.04
Net realized and unrealized gain (loss)	3.78	(6.73)	(.30)	2.46	1.51

Total from investment operations	3.86	(6.61)	(.21)	2.54	1.55

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.11)	(.08)	(.06)	(.03)	—
Distributions from net realized gain	—	(.86)	(.68)	(.54)	(.42)

Total dividends and/or distributions to shareholders	(.11)	(.94)	(.74)	(.57)	(.42)

Net asset value, end of period	$14.40	$10.65	$18.20	$19.15	$17.18

Total Return, at Net Asset Value[2]	37.20%	(37.83)%	(1.21)%	15.00%	9.92%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$81,814	$58,478	$93,939	$81,405	$44,820

Average net assets (in thousands)	$69,585	$80,406	$94,815	$62,659	$39,708

Ratios to average net assets:[3]
Net investment income	0.71%	0.80%	0.48%	0.46%	0.23%
Total expenses	0.91%[4]	0.75%[4]	0.73%[4]	0.77%[4]	0.81%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.82%	0.75%	0.73%	0.77%	0.81%

Portfolio turnover rate	140%	130%	115%	110%	110%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total Expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	0.91%
Year Ended December 31, 2008	0.75%
Year Ended December 31, 2007	0.73%
Year Ended December 31, 2006	0.77%
See accompanying Notes to Financial Statements.

Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$10.54	$18.03	$18.98	$17.06	$15.97

Income (loss) from investment operations:
Net investment income[1]	.05	.08	.05	.04	— [2]
Net realized and unrealized gain (loss)	3.76	(6.67)	(.29)	2.42	1.51

Total from investment operations	3.81	(6.59)	(.24)	2.46	1.51

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.07)	(.04)	(.03)	— [2]	—
Distributions from net realized gain	—	(.86)	(.68)	(.54)	(.42)

Total dividends and/or distributions to shareholders	(.07)	(.90)	(.71)	(.54)	(.42)

Net asset value, end of period	$14.28	$10.54	$18.03	$18.98	$17.06

Total Return, at Net Asset Value[3]	36.88%	(38.00)%	(1.39)%	14.66%	9.71%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$662,347	$551,644	$821,642	$636,430	$314,868

Average net assets (in thousands)	$612,651	$769,150	$766,102	$479,456	$221,324

Ratios to average net assets:[4]
Net investment income	0.47%	0.52%	0.23%	0.23%	0.02%
Total expenses	1.15%[5]	0.99%[5]	0.97%[5]	1.00%[5]	1.04%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.07%	0.99%	0.97%	1.00%	1.04%

Portfolio turnover rate	140%	130%	115%	110%	110%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	1.15%
Year Ended December 31, 2008	0.99%
Year Ended December 31, 2007	0.97%
Year Ended December 31, 2006	1.00%
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Main Street Small Cap Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek capital appreciation. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investment in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. When applicable, the Fund’s investment in LAF is included in the Statement of Investments. Shares of LAF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

NOTES TO FINANCIAL STATEMENTS Continued
1.	Significant Accounting Policies Continued
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation Based
on Cost of Securities
Undistributed	Undistributed	Accumulated	and Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3]	Tax Purposes

$3,385,900	$—	$253,669,994	$94,650,105
1.	As of December 31, 2009, the Fund had $253,669,994 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2009, details of the capital loss carryforwards were as follows:

Expiring

2016	$91,876,720
2017	161,793,274

Total	$253,669,994

2.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

3.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

Reduction
Reduction	to Accumulated Net
to Accumulated Net	Realized Loss
Investment Income	on Investments

$5,994	$5,994
The tax character of distributions paid during the years ended December 31, 2009 and December 31, 2008 was as follows:

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008

Distributions paid from:
Ordinary income	$4,882,137	$7,557,183
Long-term capital gain	—	42,996,508

Total	$4,882,137	$50,553,691

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2009 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$650,982,911

Gross unrealized appreciation	$115,425,855
Gross unrealized depreciation	(20,775,750)

Net unrealized appreciation	$94,650,105

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

NOTES TO FINANCIAL STATEMENTS Continued
2.	Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	3,169,215	$36,433,519	1,628,830	$24,176,255
Dividends and/or distributions reinvested	83,752	605,525	326,974	4,920,957
Redeemed	(3,063,138)	(36,144,816)	(1,624,446)	(23,649,433)

Net increase	189,829	$894,228	331,358	$5,447,779

Service Shares
Sold	14,093,981	$149,861,179	14,415,062	$222,143,048
Dividends and/or distributions reinvested	592,905	4,262,989	3,047,035	45,492,232
Redeemed	(20,638,747)	(232,511,815)	(10,696,966)	(148,649,327)

Net increase (decrease)	(5,951,861)	$(78,387,647)	6,765,131	$118,985,953

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF and LAF, for the year ended December 31, 2009, were as follows:

	Purchases	Sales

Investment securities	$930,003,724	$1,002,571,378
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended December 31, 2009, the Fund paid $431,484 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. Effective May 1, 2009, the Manager has voluntarily undertaken to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets would not exceed the annual rate of 0.80% for Non-Service shares and 1.05% for Service shares. During the year ended December 31, 2009, the Manager waived fees and/or reimbursed the Fund $59,921 and $487,552 for Non-Service and Service shares, respectively. This voluntary undertaking may be amended or withdrawn at any time.
     Prior to May 1, 2009, OFS had voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2009, the Manager waived $9,305 for IMMF management fees.
5.	Foreign Currency Exchange Contracts
The Fund may enter into current and forward foreign currency exchange contracts for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Foreign currency exchange contracts, if any, are reported on a schedule following the Statement of Investments. These contracts will be valued daily based upon the closing prices of the currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     The Fund has purchased and sold foreign currency exchange contracts of different currencies in order to acquire currencies to pay for related foreign securities purchase transactions, or to convert foreign currencies to U.S. dollars from related foreign securities sale transactions. These foreign currency exchange contracts are negotiated at the current spot exchange rate with settlement typically within two business days thereafter.
     Additional associated risk to the Fund includes counterparty credit risk. Counterparty credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
     As of December 31, 2009, the Fund held no outstanding forward contracts.
6.	Illiquid Securities
As of December 31, 2009, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.
7. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand. As of December 31, 2009, the Fund had no securities on loan.

NOTES TO FINANCIAL STATEMENTS Continued
8.	Subsequent Events Evaluation
The Fund has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 16, 2010, the date the financial statements were issued. This evaluation determined that there are no subsequent events that necessitated disclosures and/or adjustments.
9.	Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not against the Fund). The lawsuits naming the Defendant Funds also name certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits against the Defendant Funds raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, lawsuits were filed in state court against the Manager and its subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates. Those lawsuits relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff “) and allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Money Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2009, and the related statements of operations and changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The accompanying financial statements and financial highlights of Oppenheimer Money Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those statements and financial highlights.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2009, by correspondence with the custodian, transfer agent and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Money Fund/VA as of December 31, 2009, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.
KPMG llp
Denver, Colorado
February 16, 2010

STATEMENT OF INVESTMENTS December 31, 2009

	Principal
	Amount	Value

Certificates of Deposit—15.4%
Yankee Certificates of Deposit—15.4%
Bank of Nova Scotia, Houston TX, 0.20%, 3/3/10	$3,000,000	$3,000,000
BNP Paribas, New York:
0.27%, 1/21/10	4,000,000	4,000,000
0.27%, 1/25/10	3,000,000	3,000,000
0.27%, 2/11/10	2,000,000	2,000,000
National Australia Bank, New York, 0.19%, 3/1/10	1,500,000	1,500,000
Nordea Bank Finland plc, New York:
0.25%, 1/13/10	2,000,000	2,000,000
0.25%, 1/15/10	4,500,000	4,500,000
Rabobank Nederland NV, New York:
0.65%, 2/18/10	2,000,000	2,000,000
0.72%, 7/26/10	2,000,000	2,000,000
0.95%, 6/23/10	1,000,000	1,000,000
1.05%, 4/30/10	2,900,000	2,905,238

Total Certificates of Deposit (Cost $27,905,238)		27,905,238
Direct Bank Obligations—16.9%
Bank of America NA, 0.20%, 3/17/10	650,000	650,000
Calyon North America, Inc., 0.15%, 2/3/10	2,000,000	1,999,734
CBA (Delaware) Finance:
0.18%, 2/22/10	2,500,000	2,499,350
0.20%, 2/10/10	1,500,000	1,499,667
0.20%, 3/2/10	2,000,000	1,999,367
Danske Corp., 0.18%, 2/5/10[1]	1,300,000	1,299,773
National Australia Funding (Delaware), Inc.:
0.20%, 1/27/10[1]	2,150,000	2,149,689
0.215%, 2/16/10[1]	2,900,000	2,899,203
0.39%, 1/7/10[1]	2,000,000	1,999,870
Nordea North America, Inc., 0.21%, 1/22/10	2,150,000	2,149,749
Societe Generale North America, Inc.:
0.15%, 1/5/10	2,400,000	2,399,944
0.215%, 1/20/10	4,000,000	3,999,546
Westpac Banking Corp., 0.21%, 4/1/10[1]	5,000,000	4,997,375

Total Direct Bank Obligations (Cost $30,543,267)		30,543,267
Short-Term Notes—60.5%
Diversified Financial Services—3.0%
General Electric Capital Corp., 0.20%, 1/20/10	1,950,000	1,949,794
General Electric Capital Services, 0.22%, 1/28/10	3,500,000	3,499,423

		5,449,217
Food Products—2.9%
Nestle Capital Corp.:
0.50%, 3/15/10[1]	2,000,000	1,997,567
0.51%, 3/16/10[1]	3,300,000	3,296,541

		5,294,108
Insurance—1.1%
United of Omaha Life Insurance Co., 0.531%, 12/29/10[2,3]	2,000,000	2,000,000
Leasing & Factoring—2.8%
Toyota Motor Credit Corp.:
0.20%, 3/5/10	2,000,000	1,999,300
0.21%, 3/4/10	3,000,000	2,998,915

		4,998,215
Municipal—14.9%
Allegheny Cnty., PA Industrial Development Authority Bonds, Union Electric Steel Corp., Series 1997, 0.29%, 1/4/10[3]	2,141,000	2,141,000
Chicago, IL Industrial Development Revenue Bonds, Freedman Seating Co. Project, Series 1998, 0.42%, 1/4/10[3]	1,335,000	1,335,000
Health Care Revenue Bonds, SFO Associates Project, Series 1994, 0.30%, 1/1/10[3]	2,200,000	2,200,000
IL Finance Authority Industrial Development Revenue Bonds, Freedman Seating Co. Project, Series 2005, 0.42%, 1/4/10[3]	1,795,000	1,795,000
Laurel Grocery Project Nts., Series 1999, 0.80%, 1/4/10[3]	1,235,000	1,235,000
Manassas, VA Industrial Development Authority Bonds, Aurora Flight Science, Series 2005, 0.35%, 1/1/10[3]	985,000	985,000
Miami-Dade Cnty., FL Industrial Development Authority, Airbus Service Co., Inc. Project, Series 98, 0.39%, 1/4/10[3]	1,000,000	1,000,000
PA Economic Finance Authority, Kovatch Mobile Project, Series 2009A, 0.26%, 1/4/10[3]	1,500,000	1,500,000
Phoenix Civic Improvement Corp. Wastewater System Revenue Bond Anticipation Nts., Series 2009, 0.33%, 2/5/10	2,000,000	2,000,000
Putnam Cnty., WV Solid Waste Disposal Revenue Bonds, FMC Corp., Series 1991, 0.47%, 2/1/10[3]	1,730,000	1,730,000
San Antonio, TX Industrial Development Authority Revenue Bonds, Tindall Corp. Project, Series 2008, 0.29%, 1/4/10[3]	3,600,000	3,600,000
Valdosta-Lowndes Cnty., GA Industrial Authority, Steeda Autosports, Inc. Project, Series 2008, 0.35%, 1/1/10[3]	1,000,000	1,000,000

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Municipal Continued
Vigo Cnty., IN Economic Development Revenue Bonds, Republic Services, Inc. Project, Series 03, 0.32%, 1/4/10[3]	$5,000,000	$5,000,000
Whitehall, WI Industrial Development Revenue Bonds, Whitehall Specialties, 0.37%, 1/4/10[3]	500,000	500,000
Wright Brothers, Inc. Nts., Series 2005, 0.80%, 1/4/10[3]	985,000	985,000

		27,006,000
Personal Products—2.5%
Procter & Gamble International Funding SCA:
0.285%, 5/7/10[1,3]	1,500,000	1,500,000
0.525%, 2/8/10[1,3]	3,000,000	3,000,000

		4,500,000
Pharmaceuticals—2.8%
Roche Holdings, Inc., 1.26%, 2/25/10[3,4]	5,000,000	5,000,000
Receivables Finance—19.5%
Barton Capital Corp.:
0.17%, 2/8/10[1]	1,500,000	1,499,731
0.21%, 1/12/10[1]	2,000,000	1,999,859
0.23%, 1/14/10[1]	4,000,000	3,999,668
0.23%, 2/2/10[1]	1,100,000	1,099,775
Chariot Funding LLC, 0.22%, 1/7/10[4]	600,000	599,978
Fairway Finance Corp.:
0.20%, 3/11/10[1]	1,800,000	1,799,310
0.20%, 3/16/10[1]	2,100,000	2,099,137
0.23%, 1/14/10[1]	1,359,000	1,358,887
0.24%, 1/4/10[1]	3,500,000	3,499,930
Gemini Securitization Corp., 0.22%, 2/9/10[1]	4,000,000	3,999,047
Old Line Funding Corp.:
0.20%, 3/1/10[1]	1,701,000	1,700,442
0.27%, 1/26/10[1]	2,000,000	1,999,625
Park Avenue Receivables Co. LLC, 0.22%, 1/15/10[1]	1,700,000	1,699,855
Ranger Funding Co. LLC, 0.20%, 3/12/10	1,000,000	999,611
Thunder Bay Funding LLC, 0.26%, 2/2/10[4]	3,832,000	3,831,114
Yorktown Capital LLC, 0.23%, 2/5/10[1]	3,000,000	2,999,329

		35,185,298
Special Purpose Financial—8.8%
Crown Point Capital Co.:
0.50%, 1/5/10	3,000,000	2,999,833
0.50%, 1/8/10	3,000,000	2,999,708
FCAR Owner Trust I, 0.35%, 1/4/10	3,000,000	2,999,900
Lexington Parker Capital Co. LLC:
0.50%, 1/6/10[1]	3,500,000	3,499,757
0.50%, 1/12/10[1]	1,500,000	1,499,771
0.50%, 1/19/10[1]	2,000,000	1,999,500

		15,998,469
U.S. Government Obligations—2.2%
Straight-A Funding LLC, Series I:
0.20%, 2/8/10	2,000,000	1,999,578
0.21%, 1/11/10	2,000,000	1,999,883

		3,999,461

Total Short-Term Notes (Cost $109,430,768)		109,430,768
U.S. Government Agencies—6.6%
Federal Home Loan Bank:
0.50%, 10/28/10-10/29/10	7,000,000	7,000,000
0.73%, 3/12/10[3]	4,000,000	4,000,000
3.125%, 11/12/10	1,000,000	1,022,334

Total U.S. Government Agencies (Cost $12,022,334)		12,022,334

Total Investments, at Value (Cost $179,901,607)	99.4%	179,901,607
Other Assets Net of Liabilities	0.6	1,053,074

Net Assets	100.0%	$180,954,681

Footnotes to Statement of Investments
Short-term notes and direct bank obligations are generally traded on a discount basis; the interest rate shown is the discount rate received by the Fund at the time of purchase. Other securities normally bear interest at the rates shown.

1.	Security issued in an exempt transaction without registration under the Securities Act of 1933. Such securities amount to $59,893,641, or 33.10% of the Fund’s net assets, and have been determined to be liquid pursuant to guidelines adopted by the Board of Trustees.

2.	Illiquid security. The aggregate value of illiquid securities as of December 31, 2009 was $2,000,000, which represents 1.11% of the Fund’s net assets. See Note 4 of accompanying Notes.

3.	Represents the current interest rate for a variable or increasing rate security.

4.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $9,431,092 or 5.21% of the Fund’s net assets as of December 31, 2009.

Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2009 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Certificates of Deposit	$—	$27,905,238	$—	$27,905,238
Direct Bank Obligations	—	30,543,267	—	30,543,267
Short-Term Notes	—	109,430,768	—	109,430,768
U.S. Government Agencies	—	12,022,334	—	12,022,334

Total Assets	$—	$179,901,607	$—	$179,901,607

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2009

Assets
Investments, at value (cost $179,901,607)—see accompanying statement of investments	$179,901,607
Cash	1,001,498
Receivables and other assets:
Shares of beneficial interest sold	239,901
Interest	94,578
Other	8,256

Total assets	181,245,840

Liabilities
Payables and other liabilities:
Shares of beneficial interest redeemed	241,077
Legal, auditing and other professional fees	16,934
Transfer and shareholder servicing agent fees	15,571
Shareholder communications	9,181
Trustees’ compensation	4,453
Dividends	576
Other	3,367

Total liabilities	291,159

Net Assets	$180,954,681

Composition of Net Assets
Par value of shares of beneficial interest	$180,919
Additional paid-in capital	180,764,475
Accumulated net realized gain on investments	9,287

Net Assets—applicable to 180,919,306 shares of beneficial interest outstanding	$180,954,681

Net Asset Value, Redemption Price Per Share and Offering Price Per Share	$1.00
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2009

Investment Income
Interest	$1,802,055

Expenses
Management fees	982,135
Transfer and shareholder servicing agent fees	141,353
Insurance expenses	58,164
Shareholder communications	22,348
Trustees’ compensation	9,532
Custodian fees and expenses	2,065
Other	34,069

Total expenses	1,249,666
Less waivers and reimbursements of expenses	(213,291)

Net expenses	1,036,375

Net Investment Income	765,680

Net Realized Gain on Investments	10,354

Net Increase in Net Assets Resulting from Operations	$776,034

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2009	2008
Operations
Net investment income	$765,680	$5,787,151
Net realized gain	10,354	321

Net increase in net assets resulting from operations	776,034	5,787,472

Dividends and/or Distributions to Shareholders
Dividends from net investment income	(765,999)	(5,787,153)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions	(62,411,738)	53,607,490

Net Assets
Total increase (decrease)	(62,401,703)	53,607,809
Beginning of period	243,356,384	189,748,575

End of period (including accumulated net investment loss of $– and $1,067, respectively)	$180,954,681	$243,356,384

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00

Income from investment operations-net investment income and net realized gain[1]	— [2]	.03	.05	.05	.03

Dividends and/or distributions to shareholders:
Dividends from net investment income	— [2]	(.03)	(.05)	(.05)	(.03)
Distributions from net realized gain	—	—	— [2]	— [2]	—

Total dividends and/or distributions to shareholders	— [2]	(.03)	(.05)	(.05)	(.03)

Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return[3]	0.32%	2.78%	4.98%	4.71%	2.86%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$180,955	$243,356	$189,749	$171,521	$173,162

Average net assets (in thousands)	$218,079	$212,564	$181,271	$171,118	$186,453

Ratios to average net assets:[4]
Net investment income	0.35%	2.72%	4.86%	4.61%	2.80%
Total expenses	0.57%	0.50%	0.50%	0.49%	0.48%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.48%	0.50%	0.50%	0.49%	0.48%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Money Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek maximum current income from investments in “money market” securities consistent with low capital risk and the maintenance of liquidity. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. Securities are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. If amortized cost is determined not to approximate market value, the fair value of the portfolio securities will be determined under procedures approved by the Fund’s Board of Trustees.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years for federal income tax purposes.

Undistributed Net	Undistributed	Accumulated Loss
Investment Income	Long-Term Gains	Carryforward[1,2]

$61,455	$—	$—

1.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforwards.

2.	During the fiscal year ended December 31, 2008, the Fund utilized $2 of capital loss carryforward to offset capital gains realized in that fiscal year.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

Reduction
Reduction	to Accumulated Net
to Accumulated Net	Realized Gain
Investment Loss	on Investments

$1,386	$1,386
The tax character of distributions paid during the years ended December 31, 2009 and December 31, 2008 was as follows:

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008

Distributions paid from:
Ordinary income	$765,999	$5,787,153
Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income distributions, if any, are declared daily and paid monthly. Capital gain distributions, if any, are declared and paid annually but may be paid at other times to maintain the net asset value per share at $1.00.
Investment Income. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

NOTES TO FINANCIAL STATEMENTS Continued
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Shares	Amount	Shares	Amount

Sold	66,197,591	$66,197,591	163,835,502	$163,835,502
Dividends and/or distributions reinvested	765,999	765,999	5,787,153	5,787,153
Redeemed	(129,375,328)	(129,375,328)	(116,015,165)	(116,015,165)

Net increase (decrease)	(62,411,738)	$(62,411,738)	53,607,490	$53,607,490

3. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $500 million	0.450%
Next $500 million	0.425
Next $500 million	0.400
Over $1.5 billion	0.375
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended December 31, 2009, the Fund paid $126,642 to OFS for services to the Fund.
Waivers and Reimbursements of Expenses. The Manager has voluntarily undertaken to waive fees and/or reimburse expenses to the extent necessary to assist the Fund in attempting to maintain a positive yield. There is no guarantee that the Fund will maintain a positive yield. This undertaking may be amended or withdrawn at any time. During the year ended December 31, 2009, the Manager waived fees and/or reimbursed the Fund $135,299.
     Effective May 1, 2009, the Manager has voluntarily undertaken to limit the Fund’s total annual operating expenses so that those expenses, as a percentage of daily net assets will not exceed the annual rate of 0.50%. This voluntary undertaking may be amended or withdrawn at any time. During the year ended December 31, 2009, the Manager waived fees and/or reimbursed the Fund $77,992.
     Prior to May 1, 2009, OFS had voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.35% of average annual net assets of the Fund.
4. Illiquid Securities
As of December 31, 2009, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.
5. Temporary Guarantee Program for Money Market Funds
The Fund’s Board of Trustees elected for the Fund to participate in the Temporary Guarantee Program for Money Market Funds (the “Program”) established by the U.S. Treasury Department. The Treasury Department accepted the Fund’s application to participate in the Program and entered into a Guarantee Agreement with the Fund dated as of September 19, 2008. The Fund also notified the Treasury Department of its intent to continue its participation in the Program through September 18, 2009. The Program could not be extended beyond September 18, 2009.
     Under the Program, shareholders of the Fund as of the close of business on September 19, 2008 were guaranteed against loss in the event that the Fund’s net asset value fell below $0.995. The Program applied only to shareholders of record as of the close of business on September 19, 2008. The number of shares covered by the Program was the lesser of (a) the number of shares of the Fund owned by the shareholder on September 19, 2008 or (b) the number of shares owned by the shareholder on the date the Fund’s net asset value fell below $0.995. If the number of shares of the Fund a shareholder held after September 19, 2008 fluctuated during the Program period due to purchases or redemptions of shares, any shares in excess of the amount held as of the close of business on September 19, 2008 would not have been covered.
     The Fund paid a fee to participate in the Program’s initial term in the amount equal to 0.01% of the Fund’s net assets as of the close of business on September 19, 2008. The Fund paid a fee to continue its participation in the Program through April 30, 2009 in the amount of 0.015% of the Fund’s net assets as of the close of business on September 19, 2008. The Fund paid an additional fee to continue its participation in the Program through September 18, 2009 in the amount of 0.015% of the Fund’s net assets as of the close of business on September 19, 2008. Fees paid by the Fund to participate in the Program are shown as “Insurance expenses” on the Statement of Operations.
6. Subsequent Events Evaluation
The Fund has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 16, 2010, the date the financial statements were issued. This evaluation determined that there are no subsequent events that necessitated disclosures and/or adjustments.
7. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not against the Fund). The lawsuits naming the Defendant Funds also name certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits against the Defendant Funds raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, lawsuits were filed in state court against the Manager and its subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates. Those lawsuits relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff “) and allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer MidCap Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2009, and the related statements of operations and changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The accompanying financial statements and financial highlights of Oppenheimer MidCap Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those statements and financial highlights.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2009, by correspondence with the custodian, transfer agent and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer MidCap Fund/VA as of December 31, 2009, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
KPMG llp
Denver, Colorado
February 16, 2010

STATEMENT OF INVESTMENTS December 31, 2009

	Shares	Value

Common Stocks—98.6%
Consumer Discretionary—17.2%
Diversified Consumer Services—1.3%
Education Management Corp.[1]	172,400	$3,794,524
Strayer Education, Inc.	18,100	3,846,069

		7,640,593

Hotels, Restaurants & Leisure—2.3%
Chipotle Mexican Grill, Inc., Cl. A1	43,030	3,793,525
Panera Bread Co., Cl. A1	73,500	4,922,295
WMS Industries, Inc.[1]	116,014	4,640,560

		13,356,380

Household Durables—0.8%
Tupperware Brands Corp.	98,500	4,587,145
Media—1.5%
Discovery Communications, Inc.[1]	183,400	5,624,878
Scripps Networks Interactive, Cl. A	67,500	2,801,250

		8,426,128

Multiline Retail—2.3%
Dollar Tree, Inc.[1]	169,150	8,169,945
Nordstrom, Inc.	128,700	4,836,546

		13,006,491

Specialty Retail—6.1%
American Eagle Outfitters, Inc.	188,900	3,207,522
Chico’s FAS, Inc.[1]	333,400	4,684,270
Guess?, Inc.	151,100	6,391,530
J. Crew Group, Inc.[1]	167,600	7,498,424
Tiffany & Co.	130,400	5,607,200
Urban Outfitters, Inc.[1]	221,580	7,753,084

		35,142,030

Textiles, Apparel & Luxury Goods—2.9%
Phillips/Van Heusen Corp.	64,300	2,615,724
Polo Ralph Lauren Corp., Cl. A	102,840	8,327,983
Warnaco Group, Inc. (The)[1]	127,500	5,379,225

		16,322,932

Consumer Staples—2.9%
Food Products—1.8%
J.M. Smucker Co. (The)	95,100	5,872,425
TreeHouse Foods, Inc.[1]	115,200	4,476,672

		10,349,097

Household Products—0.7%
Church & Dwight Co., Inc.	65,300	3,947,385
Personal Products—0.4%
Nu Skin Asia Pacific, Inc., Cl. A	99,500	2,673,565
Energy—7.2%
Energy Equipment & Services—2.4%
Cameron International Corp.[1]	210,750	8,809,350
Oceaneering International, Inc.[1]	83,100	4,863,012

		13,672,362

Oil, Gas & Consumable Fuels—4.8%
Concho Resources, Inc.[1]	238,850	10,724,365
EXCO Resources, Inc.	265,600	5,638,688
Petrohawk Energy Corp.[1]	210,300	5,045,097
Range Resources Corp.	125,246	6,243,513

		27,651,663

Financials—9.0%
Capital Markets—4.6%
Greenhill & Co., Inc.	47,600	3,819,424
Jefferies Group, Inc.[1]	304,800	7,232,904
Stifel Financial Corp.[1]	130,100	7,707,124
Waddell & Reed Financial, Inc., Cl. A	258,900	7,906,806

		26,666,258

Commercial Banks—0.8%
Signature Bank[1]	139,400	4,446,860
Diversified Financial Services—0.6%
MSCI, Inc., Cl. A1	104,610	3,326,598
Insurance—1.1%
Assured Guaranty Ltd.	165,700	3,605,632
RenaissanceRe Holdings Ltd.	51,160	2,719,154

		6,324,786

Real Estate Investment Trusts—1.0%
Digital Realty Trust, Inc.	113,200	5,691,696
Real Estate Management &
Development—0.9%
Jones Lang LaSalle, Inc.	87,400	5,278,960
Health Care—16.3%
Biotechnology—4.5%
Alexion Pharmaceuticals, Inc.[1]	247,300	12,073,186
Human Genome Sciences, Inc.[1]	151,300	4,629,780
Myriad Genetics, Inc.[1]	147,650	3,853,665
United Therapeutics Corp.[1]	95,300	5,017,545

		25,574,176

Health Care Equipment & Supplies—4.3%
Edwards Lifesciences Corp.[1]	120,570	10,471,505
IDEXX Laboratories, Inc.[1]	108,340	5,789,690

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Health Care Equipment & Supplies Continued
ResMed, Inc.[1]	55,800	$2,916,666
Thoratec Corp.[1]	210,300	5,661,276

		24,839,137

Health Care Providers & Services—5.3%
Catalyst Health Solutions, Inc.[1]	89,800	3,275,006
Genoptix, Inc.[1]	147,011	5,223,301
HMS Holdings Corp.[1]	150,500	7,327,845
MEDNAX, Inc.[1]	144,700	8,697,917
Schein (Henry), Inc.[1]	107,170	5,637,142

		30,161,211

Health Care Technology—0.9%
Cerner Corp.[1]	65,900	5,432,796
Life Sciences Tools & Services—0.5%
Illumina, Inc.[1]	99,101	3,037,446
Pharmaceuticals—0.8%
Perrigo Co.	114,110	4,546,142
Industrials—12.3%
Aerospace & Defense—0.9%
Rockwell Collins, Inc.	98,600	5,458,496
Air Freight & Logistics—1.9%
C.H. Robinson Worldwide, Inc.	187,480	11,010,700
Commercial Services & Supplies—2.0%
Stericycle, Inc.[1]	118,122	6,516,791
Waste Connections, Inc.[1]	141,600	4,720,944

		11,237,735

Electrical Equipment—1.3%
Regal-Beloit Corp.	88,800	4,612,272
Roper Industries, Inc.	51,600	2,702,292

		7,314,564

Machinery—3.7%
Bucyrus International, Inc.	104,300	5,879,391
Flowserve Corp.	54,000	5,104,620
Gardner Denver, Inc.	140,081	5,960,447
Nordson Corp.	72,300	4,423,314

		21,367,772

Professional Services—2.5%
IHS, Inc., Cl. A1	79,280	4,345,337
Manpower, Inc.	76,500	4,175,370
Monster Worldwide, Inc.[1]	150,000	2,610,000
Verisk Analytics, Inc., Cl. A1	99,540	3,014,071

		14,144,778

Information Technology—26.0%
Communications Equipment—2.0%
F5 Networks, Inc.[1]	137,700	7,295,346
Juniper Networks, Inc.[1]	155,100	4,136,517

		11,431,863

Computers & Peripherals—1.3%
NetApp, Inc.[1]	209,870	7,217,429
Electronic Equipment &
Instruments—1.3%
Amphenol Corp., Cl. A	96,810	4,470,686
FLIR Systems, Inc.[1]	90,700	2,967,704

		7,438,390

Internet Software & Services—4.1%
Equinix, Inc.[1]	68,983	7,322,545
GSI Commerce, Inc.[1]	179,800	4,565,122
Mercadolibre, Inc.[1]	43,802	2,272,010
Rackspace Hosting, Inc.[1]	144,200	3,006,570
VistaPrint NV1	110,370	6,253,564

		23,419,811

IT Services—2.4%
Cognizant Technology Solutions Corp.[1]	229,610	10,401,333
Global Payments, Inc.	67,300	3,624,778

		14,026,111

Semiconductors & Semiconductor Equipment—5.8%
Broadcom Corp., Cl. A1	141,400	4,447,030
Lam Research Corp.[1]	209,220	8,203,516
Marvell Technology Group Ltd.[1]	314,700	6,530,025
Netlogic Microsystems, Inc.[1]	101,400	4,690,764
Silicon Laboratories, Inc.[1]	118,400	5,723,456
Varian Semiconductor Equipment Associates, Inc.[1]	109,800	3,939,624

		33,534,415

Software—9.1%
Ansys, Inc.[1]	138,830	6,033,552
Concur Technologies, Inc.[1]	109,400	4,676,850
FactSet Research Systems, Inc.	92,780	6,111,419

Informatica Corp.[1]	55,500	1,435,230
Longtop Financial Technologies Ltd., ADR[1]	173,400	6,419,268
Nuance Communications, Inc.[1]	278,100	4,321,674
Red Hat, Inc.[1]	147,800	4,567,020
Salesforce.com, Inc.[1]	123,780	9,131,251
Solarwinds, Inc.[1]	143,600	3,304,236
Sybase, Inc.[1]	136,300	5,915,420

		51,915,920

	Shares	Value

Materials—5.2%
Chemicals—2.1%
Airgas, Inc.	74,600	$3,550,960
Lubrizol Corp. (The)	119,320	8,704,394

		12,255,354

Containers & Packaging—1.0%
Rock-Tenn Co., Cl. A	117,300	5,913,093
Metals & Mining—2.1%
Silver Wheaton Corp.[1]	164,400	2,469,288
Steel Dynamics, Inc.	292,400	5,181,328
Thompson Creek Metals Co., Inc.[1]	345,400	4,048,088

		11,698,704

Telecommunication Services—2.5%
Wireless Telecommunication Services—2.5%
American Tower Corp.[1]	179,780	7,768,294
SBA Communications Corp.[1]	187,070	6,390,310

		14,158,604

Total Common Stocks (Cost $450,312,111)		565,645,576

Investment Companies—1.9%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[2,3]	46,893	46,893
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[2,4]	10,877,341	10,877,341

Total Investment Companies (Cost $10,924,234)		10,924,234

Total Investments, at Value (Cost $461,236,345)	100.5%	576,569,810
Liabilities in Excess of Other Assets	(0.5)	(2,789,055)

Net Assets	100.0%	$573,780,755

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Rate shown is the 7-day yield as of December 31, 2009.

3.	Interest rate is less than 0.0005%.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2009, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2008	Additions	Reductions	December 31, 2009

Oppenheimer Institutional Money Market Fund, Cl. E	28,742,391	248,128,858	265,993,908	10,877,341

	Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E	$10,877,341	$121,804

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2009 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$98,481,699	$—	$—	$98,481,699
Consumer Staples	16,970,047	—	—	16,970,047
Energy	41,324,025	—	—	41,324,025
Financials	51,735,158	—	—	51,735,158
Health Care	93,590,908	—	—	93,590,908
Industrials	70,534,045	—	—	70,534,045
Information Technology	148,983,939	—	—	148,983,939
Materials	29,867,151	—	—	29,867,151
Telecommunication Services	14,158,604	—	—	14,158,604
Investment Companies	10,924,234	—	—	10,924,234

Total Assets	$576,569,810	$—	$—	$576,569,810

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2009

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $450,359,004)	$565,692,469
Affiliated companies (cost $10,877,341)	10,877,341

576,569,810
Receivables and other assets:
Dividends	286,972
Shares of beneficial interest sold	498
Other	19,752

Total assets	576,877,032

Liabilities
Payables and other liabilities:
Shares of beneficial interest redeemed	2,914,855
Shareholder communications	78,424
Transfer and shareholder servicing agent fees	48,123
Trustees’ compensation	16,259
Distribution and service plan fees	15,509
Other	23,107

Total liabilities	3,096,277

Net Assets	$573,780,755

Composition of Net Assets
Par value of shares of beneficial interest	$15,728
Additional paid-in capital	993,267,282
Accumulated net investment income	37,265
Accumulated net realized loss on investments	(534,872,985)
Net unrealized appreciation on investments	115,333,465

Net Assets	$573,780,755

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $547,682,402 and 14,997,735 shares of beneficial interest outstanding)	$36.52
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $26,098,353 and 730,031 shares of beneficial interest outstanding)	$35.75
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2009

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $3,443)	$2,549,649
Affiliated companies	121,804
Interest	1,778

Total investment income	2,673,231

Expenses
Management fees	3,638,767
Distribution and service plan fees—Service shares	56,482
Transfer and shareholder servicing agent fees:
Non-Service shares	338,903
Service shares	19,137
Shareholder communications:
Non-Service shares	233,703
Service shares	11,043
Trustees’ compensation	23,128
Custodian fees and expenses	2,246
Other	46,762

Total expenses	4,370,171
Less waivers and reimbursements of expenses	(771,861)

Net expenses	3,598,310

Net Investment Loss	(925,079)

Realized and Unrealized Gain (Loss)
Net realized loss on investments from unaffiliated companies	(78,545,847)
Net change in unrealized appreciation on investments	224,373,833

Net Increase in Net Assets Resulting from Operations	$144,902,907

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2009	2008

Operations
Net investment loss	$(925,079)	$(2,429,611)
Net realized loss	(78,545,847)	(219,835,993)
Net change in unrealized appreciation (depreciation)	224,373,833	(251,402,010)

Net increase (decrease) in net assets resulting from operations	144,902,907	(473,667,614)

Beneficial Interest Transactions
Net decrease in net assets resulting from beneficial interest transactions:
Non-Service shares	(52,496,797)	(88,752,649)
Service shares	(2,261,210)	(3,655,383)

	(54,758,007)	(92,408,032)

Net Assets
Total increase (decrease)	90,144,900	(566,075,646)
Beginning of period	483,635,855	1,049,711,501

End of period (including accumulated net investment income of $37,265 and $80,204, respectively)	$573,780,755	$483,635,855

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$27.54	$54.07	$50.85	$49.39	$43.97

Income (loss) from investment operations:
Net investment loss[1]	(.05)	(.13)	(.02)	(.02)	(.12)
Net realized and unrealized gain (loss)	9.03	(26.40)	3.24	1.48	5.54

Total from investment operations	8.98	(26.53)	3.22	1.46	5.42

Net asset value, end of period	$36.52	$27.54	$54.07	$50.85	$49.39

Total Return, at Net Asset Value[2]	32.61%	(49.07)%	6.33%	2.96%	12.33%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$547,683	$461,684	$1,002,442	$1,054,809	$1,227,881

Average net assets (in thousands)	$478,968	$754,170	$1,045,592	$1,135,831	$1,177,979

Ratios to average net assets:[3]
Net investment loss	(0.17)%	(0.30)%	(0.04)%	(0.04)%	(0.26)%
Total expenses	0.86%[4]	0.71%[4]	0.69%[4]	0.69%[4]	0.69%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.71%	0.68%	0.69%	0.69%	0.69%

Portfolio turnover rate	102%	78%	112%	56%	32%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	0.86%
Year Ended December 31, 2008	0.71%
Year Ended December 31, 2007	0.69%
Year Ended December 31, 2006	0.69%
See accompanying Notes to Financial Statements.

Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$27.03	$53.22	$50.19	$48.87	$43.64

Income (loss) from investment operations:
Net investment loss[1]	(.13)	(.24)	(.17)	(.16)	(.25)
Net realized and unrealized gain (loss)	8.85	(25.95)	3.20	1.48	5.48

Total from investment operations	8.72	(26.19)	3.03	1.32	5.23

Net asset value, end of period	$35.75	$27.03	$53.22	$50.19	$48.87

Total Return, at Net Asset Value[2]	32.26%	(49.21)%	6.04%	2.70%	11.99%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$26,098	$21,952	$47,270	$47,131	$36,551

Average net assets (in thousands)	$22,605	$35,815	$49,421	$44,273	$28,798

Ratios to average net assets:[3]
Net investment loss	(0.44)%	(0.57)%	(0.31)%	(0.33)%	(0.54)%
Total expenses	1.12%[4]	0.98%[4]	0.96%[4]	0.97%[4]	0.97%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.97%	0.95%	0.96%	0.97%	0.97%

Portfolio turnover rate	102%	78%	112%	56%	32%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	1.12%
Year Ended December 31, 2008	0.98%
Year Ended December 31, 2007	0.96%
Year Ended December 31, 2006	0.97%
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer MidCap Fund/VA (the “Fund”), is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek capital appreciation by investing in “growth type” companies. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued

Net Unrealized Appreciation
Based on Cost of
Undistributed	Undistributed	Accumulated	Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3,4]	Income Tax Purposes

$ —	$—	$531,261,211	$111,775,206

1.	As of December 31, 2009, the Fund had $531,261,211 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2009, details of the capital loss carryforwards were as follows:

Expiring

2010	$230,224,822
2017	301,036,389

Total	$531,261,211

2.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

3.	During the fiscal year ended December 31, 2008, the Fund utilized $4,134,778 of capital loss carryforward to offset capital gains realized in that fiscal year.

4.	During the fiscal year ended December 31, 2009, $225,332,848 of unused capital loss carryforward expired.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

Reduction to
	Reduction	Accumulated Net
Reduction	to Accumulated Net	Realized Loss
to Paid-in Capital	Investment Loss	on Investments

$226,596,595	$882,140	$225,714,455
No distributions were paid during the years ended December 31, 2009 and December 31, 2008.
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2009 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$464,794,604

Gross unrealized appreciation	$114,959,287
Gross unrealized depreciation	(3,184,081)

Net unrealized appreciation	$111,775,206

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.

Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	730,850	$22,021,499	1,670,583	$61,944,000
Redeemed	(2,496,465)	(74,518,296)	(3,445,654)	(150,696,649)

Net decrease	(1,765,615)	$(52,496,797)	(1,775,071)	$(88,752,649)

Service Shares
Sold	97,563	$2,820,902	131,251	$5,180,963
Redeemed	(179,541)	(5,082,112)	(207,366)	(8,836,346)

Net decrease	(81,978)	$(2,261,210)	(76,115)	$(3,655,383)

NOTES TO FINANCIAL STATEMENTS Continued
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2009, were as follows:

	Purchases	Sales

Investment securities	$491,481,494	$509,739,681
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Next $700 million	0.60
Over $1.5 billion	0.58
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended December 31, 2009, the Fund paid $311,637 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. Effective September 1, 2008 through August 31, 2009, the Manager had voluntarily agreed to reduce its advisory fee rate by 0.10% of the Fund’s average daily net assets if the Fund’s trailing one-year total return performance was in the fourth or fifth quintile of the Fund’s Lipper peer group.
     Effective April 1, 2009 through March 31, 2010, the Manager has agreed to voluntarily waive its advisory fee by 0.09% of the Fund’s average annual net assets. This voluntary waiver will be applied after all other waivers and/or reimbursements and may be amended or withdrawn at any time.
     During the year ended December 31, 2009, the Manager waived $666,761 in advisory fees as a result of these voluntary arrangements.
     Effective May 1, 2009, the Manager has voluntarily undertaken to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets will not exceed the annual rate of 0.80% for Non-Service shares and 1.05% for Service shares. This voluntary undertaking may be amended or withdrawn at any time. During the year ended December 31, 2009, the Manager waived fees and/or reimbursed the Fund $84,220 and $4,001 for Non-Service and Service shares, respectively.
     Prior to May 1, 2009, OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class.

     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2009, the Manager waived $16,879 for IMMF management fees.
5. Subsequent Events Evaluation
The Fund has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 16, 2010, the date the financial statements were issued. This evaluation determined that there are no subsequent events that necessitated disclosures and/or adjustments.
6. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not against the Fund). The lawsuits naming the Defendant Funds also name certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits against the Defendant Funds raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, lawsuits were filed in state court against the Manager and its subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates. Those lawsuits relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff ”) and allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Value Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2009, and the related statements of operations and changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The accompanying financial statements and financial highlights of Oppenheimer Value Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those statements and financial highlights.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2009, by correspondence with the custodian, transfer agent and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Value Fund/VA as of December 31, 2009, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.
KPMG LLP
Denver, Colorado
February 16, 2010

STATEMENT OF INVESTMENTS December 31, 2009

	Shares	Value

Common Stocks—94.3%
Consumer Discretionary—9.9%
Hotels, Restaurants & Leisure—0.5%
Brinker International, Inc.	2,720	$40,582
Household Durables—0.5%
Mohawk Industries, Inc.[1]	880	41,888
Media—7.7%
Comcast Corp., Cl. A	2,090	35,237
News Corp., Inc., Cl. A	12,318	168,633
Time Warner Cable, Inc.	5,130	212,331
Viacom, Inc., Cl. B1	5,500	163,515

		579,716

Multiline Retail—0.1%
Dollar General Corp.[1]	190	4,262
Specialty Retail—1.1%
Bed Bath & Beyond, Inc.[1]	2,150	83,055
Consumer Staples—5.2%
Beverages—1.3%
Molson Coors Brewing Co., Cl. B, Non-Vtg.	2,242	101,249
Food & Staples Retailing—3.9%
Kroger Co. (The)	6,840	140,425
Walgreen Co.	4,104	150,699

		291,124

Energy—15.7%
Oil, Gas & Consumable Fuels—15.7%
Apache Corp.	2,246	231,720
Chevron Corp.	4,870	374,941
CONSOL Energy, Inc.	3,230	160,854
EOG Resources, Inc.	460	44,758
Exxon Mobil Corp.	2,384	162,565
Marathon Oil Corp.	6,588	205,677

		1,180,515

Financials—19.8%
Capital Markets—4.8%
Goldman Sachs Group, Inc. (The)	850	143,514
Morgan Stanley	7,484	221,526

		365,040

Commercial Banks—1.9%
Comerica, Inc.	1,290	38,145
Wells Fargo & Co.	3,910	105,531

		143,676

Diversified Financial Services—6.0%
Bank of America Corp.	8,090	121,835
JPMorgan Chase & Co.	7,860	327,526

		449,361

Insurance—7.1%
ACE Ltd.	2,060	103,824
Allstate Corp.	2,420	72,697
Assurant, Inc.	3,650	107,602
Everest Re Group Ltd.	1,287	110,270
MetLife, Inc.	3,950	139,633

		534,026

Health Care—11.4%
Health Care Equipment & Supplies—2.1%
Covidien plc	3,360	160,910
Health Care Providers & Services—2.5%
Aetna, Inc.	5,960	188,932
Pharmaceuticals—6.8%
Biovail Corp.	5,410	75,524
Merck & Co., Inc.	6,570	240,068
Pfizer, Inc.	10,859	197,525

		513,117

Industrials—11.1%
Aerospace & Defense—1.3%
AerCap Holdings NV1	1,970	17,848
Lockheed Martin Corp.	1,070	80,625

		98,473

Electrical Equipment—1.9%
General Cable Corp.[1]	4,890	143,864
Industrial Conglomerates—3.6%
Tyco International Ltd.	7,620	271,882
Machinery—3.2%
Navistar International Corp.[1]	6,263	242,065
Trading Companies & Distributors—1.1%
Aircastle Ltd.	6,600	65,010
Genesis Lease Ltd., ADS	2,010	17,949

		82,959

Information Technology—8.0%
Communications Equipment—3.3%
Motorola, Inc.[1]	27,760	215,418
QUALCOMM, Inc.	750	34,695

		250,113

Computers & Peripherals—2.5%
Dell, Inc.[1]	12,980	186,393

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Software—2.2%
Oracle Corp.	6,680	$163,927
Materials—5.1%
Chemicals—4.1%
Celanese Corp., Series A	4,610	147,981
Potash Corp. of Saskatchewan, Inc.	1,470	159,495

		307,476

Metals & Mining—1.0%
Xstrata plc, Unsponsored ADR[1]	20,500	74,825
Telecommunication Services—3.6%
Diversified Telecommunication Services—3.2%
AT&T, Inc.	8,702	243,917
Wireless Telecommunication Services—0.4%
Sprint Nextel Corp.[1]	7,150	26,169
Utilities—4.5%
Electric Utilities—3.5%
Edison International, Inc.	4,350	151,293
Exelon Corp.	2,266	110,739

		262,032

Multi-Utilities—1.0%
PG&E Corp.	1,794	80,102

Total Common Stocks (Cost $6,183,029)		7,111,650

Preferred Stocks—1.9%
Bank of America Corp., 10% Cv., Series S1 (Cost $142,500)	9,500	141,740

Investment Companies—4.6%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[2,3]	9,096	9,096
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[2,4]	340,073	340,073

Total Investment Companies (Cost $349,169)		349,169

Total Investments, at Value (Cost $6,674,698)	100.8%	7,602,559
Liabilities in Excess of Other Assets	(0.8)	(59,743)

Net Assets	100.0%	$7,542,816

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Rate shown is the 7-day yield as of December 31, 2009.

3.	Interest rate is less than 0.0005%.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2009, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2008	Additions	Reductions	December 31, 2009

Oppenheimer Institutional Money Market Fund, Cl. E	664,973	10,850,044	11,174,944	340,073

	Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E	$340,073	$1,614

Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2009 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$749,503	$—	$—	$749,503
Consumer Staples	392,373	—	—	392,373
Energy	1,180,515	—	—	1,180,515
Financials	1,492,103	—	—	1,492,103
Health Care	862,959	—	—	862,959
Industrials	839,243	—	—	839,243
Information Technology	600,433	—	—	600,433
Materials	382,301	—	—	382,301
Telecommunication Services	270,086	—	—	270,086
Utilities	342,134	—	—	342,134
Preferred Stocks	141,740	—	—	141,740
Investment Companies	349,169	—	—	349,169

Total Assets	$7,602,559	$—	$—	$7,602,559

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2009

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $6,334,625)	$7,262,486
Affiliated companies (cost $340,073)	340,073

7,602,559

Receivables and other assets:
Dividends	6,790
Other	5,662

Total assets	7,615,011

Liabilities
Payables and other liabilities:
Investments purchased	26,993
Legal, auditing and other professional fees	20,012
Shareholder communications	9,656
Shares of beneficial interest redeemed	5,007
Distribution and service plan fees	4,454
Trustees’ compensation	3,187
Transfer and shareholder servicing agent fees	638
Other	2,248

Total liabilities	72,195

Net Assets	$7,542,816

Composition of Net Assets
Par value of shares of beneficial interest	$840
Additional paid-in capital	9,026,679
Accumulated net investment income	53,310
Accumulated net realized loss on investments and foreign currency transactions	(2,465,874)
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	927,861

Net Assets	$7,542,816

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $37,677 and 5,222 shares of beneficial interest outstanding)	$7.22
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $7,505,139 and 835,048 shares of beneficial interest outstanding)	$8.99
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2009

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $589)	$122,990
Affiliated companies	1,614
Interest	18

Total investment income	124,622

Expenses
Management fees	41,350
Distribution and service plan fees—Service shares	12,371
Transfer and shareholder servicing agent fees:
Non-Service shares	27
Service shares	4,166
Shareholder communications:
Non-Service shares	114
Service shares	21,464
Legal, auditing and other professional fees	27,002
Trustees’ compensation	6,612
Registration and filing fees	4,267
Custodian fees and expenses	148
Other	2,129

Total expenses	119,650
Less waivers and reimbursements of expenses	(55,747)

Net expenses	63,903

Net Investment Income	60,719

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments from unaffiliated companies (including premiums on options exercised)	(217,690)
Closing and expiration of option contracts written	3,628
Foreign currency transactions	(22,722)

Net realized loss	(236,784)
Net change in unrealized appreciation on:
Investments	1,765,327
Translation of assets and liabilities denominated in foreign currencies	3,599

Net change in unrealized appreciation	1,768,926

Net Increase in Net Assets Resulting from Operations	$1,592,861

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2009	2008

Operations
Net investment income	$60,719	$56,053

Net realized loss	(236,784)	(1,927,397)

Net change in unrealized appreciation (depreciation)	1,768,926	(1,273,014)

Net increase (decrease) in net assets resulting from operations	1,592,861	(3,144,358)

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(103)	(2,000)
Service shares	(9,896)	(47,216)

	(9,999)	(49,216)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	23,026	(1,475,254)
Service shares	1,240,784	1,155,875

	1,263,810	(319,379)

Net Assets
Total increase (decrease)	2,846,672	(3,512,953)

Beginning of period	4,696,144	8,209,097

End of period (including accumulated net investment income of $53,310 and $2,584, respectively)	$7,542,816	$4,696,144

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2009	2008	2007	2006	2005

Per Share Operating Data
Net asset value, beginning of period	$4.99	$11.73	$11.58	$11.16	$12.26

Income (loss) from investment operations:
Net investment income (loss)[1]	.11	.12	.10	(.03)	.02
Net realized and unrealized gain (loss)	2.14	(4.44)	.59	1.61	.71

Total from investment operations	2.25	(4.32)	.69	1.58	.73

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.02)	(2.42)	(.10)	(.01)	(.02)
Distributions from net realized gain	—	—	(.44)	(1.15)	(1.81)

Total dividends and/or distributions to shareholders	(.02)	(2.42)	(.54)	(1.16)	(1.83)

Net asset value, end of period	$7.22	$4.99	$11.73	$11.58	$11.16

Total Return, at Net Asset Value[2]	45.08%	(36.43)%	5.89%	14.03%	5.88%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$38	$6	$1,728	$2,657	$2,562

Average net assets (in thousands)	$20	$857	$2,753	$2,695	$2,878

Ratios to average net assets:[3]
Net investment income (loss)	1.75%	1.07%	0.80%	(0.29)%	0.15%
Total expenses	2.30%[4]	1.48%[4]	1.49%[4]	2.14%[4]	1.78%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.85%	1.25%	1.25%	2.14%	1.78%

Portfolio turnover rate	122%	175%	142%	124%	86%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	2.31%
Year Ended December 31, 2008	1.48%
Year Ended December 31, 2007	1.49%
Year Ended December 31, 2006	2.14%
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Service Shares Year Ended December 31,	2009	2008	2007	2006[1]

Per Share Operating Data
Net asset value, beginning of period	$6.79	$11.75	$11.57	$11.89

Income (loss) from investment operations:
Net investment income (loss)[2]	.09	.08	.06	(.05)
Net realized and unrealized gain (loss)	2.12	(4.97)	.60	.88

Total from investment operations	2.21	(4.89)	.66	.83

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.01)	(.07)	(.04)	—
Distributions from net realized gain	—	—	(.44)	(1.15)

Total dividends and/or distributions to shareholders	(.01)	(.07)	(.48)	(1.15)

Net asset value, end of period	$8.99	$6.79	$11.75	$11.57

Total Return, at Net Asset Value[3]	32.57%	(41.62)%	5.70%	6.81%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$7,505	$4,690	$6,481	$455

Average net assets (in thousands)	$5,501	$5,561	$3,527	$268

Ratios to average net assets:[4]
Net investment income (loss)	1.10%	0.84%	0.49%	(1.30)%
Total expenses[5]	2.17%	2.13%	1.63%	2.89%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.15%	1.50%	1.50%	2.88%

Portfolio turnover rate	122%	175%	142%	124%

1.	For the period from September 18, 2006 (inception of offering) to December 31, 2006.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2009	2.18%
Year Ended December 31, 2008	2.13%
Year Ended December 31, 2007	1.63%
Period Ended December 31, 2006	2.89%
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Value Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek long-term growth of capital by investing primarily in common stocks with low price-earnings ratios and better-than-anticipated earnings. Realization of current income is a secondary consideration. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required, however, during the year ended December 31, 2009, the Fund paid federal excise tax of $114. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.

The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation
Based on Cost of
Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3]	Tax Purposes

$64,428	$—	$2,303,479	$757,533

1.	As of December 31, 2009, the Fund had $2,303,479 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2009, details of the capital loss carryforwards were as follows:

Expiring

2016	$1,303,597
2017	999,882

Total	$2,303,479

2.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

3.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

Reduction to
Reduction to	Increase to	Accumulated Net
Paid-in	Accumulated Net	Realized Loss on
Capital	Investment Income	Investments

$114	$6	$108
The tax character of distributions paid during the years ended December 31, 2009 and December 31, 2008 was as follows:

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008

Distributions paid from:
Ordinary income	$9,999	$49,216
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2009 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$6,845,026

Gross unrealized appreciation	$999,389
Gross unrealized depreciation	(241,856)

Net unrealized appreciation	$757,533

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	4,808	$27,757	957	$8,036
Dividends and/or distributions reinvested	14	103	409	2,000
Redeemed	(846)	(4,834)	(147,464)	(1,485,290)

Net increase (decrease)	3,976	$23,026	(146,098)	$(1,475,254)

Service Shares
Sold	326,123	$2,582,040	461,846	$4,322,028
Dividends and/or distributions reinvested	1,092	9,896	7,057	47,216
Redeemed	(182,945)	(1,351,152)	(329,902)	(3,213,369)

Net increase	144,270	$1,240,784	139,001	$1,155,875

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2009, were as follows:

	Purchases	Sales

Investment securities	$7,710,909	$6,421,680
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended December 31, 2009, the Fund paid $3,564 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.

NOTES TO FINANCIAL STATEMENTS Continued
4.	Fees and Other Transactions with Affiliates Continued
Waivers and Reimbursements of Expenses. Effective January 1, 2007, the Manager voluntarily agreed to limit the Fund’s total annual operating expenses so that those expenses as percentages of daily net assets would not exceed the annual rate of 1.25% for Non-Service shares and 1.50% for Service shares. Effective May 1, 2009, the Manager has voluntarily undertaken to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets will not exceed the annual rate of 0.80% for Non-Service shares and 1.05% for Service shares. During the year ended December 31, 2009, the Manager waived fees and/or reimbursed the Fund $295 and $55,158 for Non-Service and Service shares, respectively. This voluntary undertaking and may be amended or withdrawn at any time.
     Prior to May 1, 2009, OFS had voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2009, the Manager waived $294 for IMMF management fees.
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors defined below:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.

Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction. To reduce this risk the Fund has entered into master netting arrangements, established within the Fund’s International Swap and Derivatives Association, Inc. (“ISDA”) master agreements, which allow the Fund to net unrealized appreciation and depreciation for positions in swaps, over-the-counter options, and forward currency exchange contracts for each individual counterparty. In addition, the Fund may require that certain counterparties post cash and/or securities in collateral accounts to cover their net payment obligations for those derivative contracts subject to ISDA master agreements. If the counterparty fails to perform under these contracts and agreements, the cash and/or securities will be made available to the Fund.
Credit Related Contingent Features. The Fund has several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s ISDA master agreements which govern positions in swaps, over-the-counter options, and forward currency exchange contracts for each individual counterparty.
The effect of derivative instruments on the Statement of Operations is as follows:

Amount of Realized Gain or Loss Recognized on Derivatives
Investments
from unaffiliated
Derivatives Not	companies (including	Closing and
Accounted for as	premiums on	expiration of option
Hedging Instruments	options exercised)*	contracts written	Total

Equity contracts	$(110)	$3,628	$3,518

*	Includes purchased option contracts, purchased swaption contracts and written option contracts exercised, if any.

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments Continued
Foreign Currency Exchange Contracts
The Fund may enter into current and forward foreign currency exchange contracts for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Foreign currency exchange contracts, if any, are reported on a schedule following the Statement of Investments. These contracts will be valued daily based upon the closing prices of the currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     The Fund has purchased and sold foreign currency exchange contracts of different currencies in order to acquire currencies to pay for related foreign securities purchase transactions, or to convert foreign currencies to U.S. dollars from related foreign securities sale transactions. These foreign currency exchange contracts are negotiated at the current spot exchange rate with settlement typically within two business days thereafter.
     Additional associated risk to the Fund includes counterparty credit risk. Counterparty credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
     As of December 31, 2009, the Fund held no outstanding forward contracts.
Option Activity
The Fund may buy and sell put and call options, or write put and covered call options. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon exercise of the option.
     Options are valued daily based upon the last sale price on the principal exchange on which the option is traded. The difference between the premium received or paid, and market value of the option, is recorded as unrealized appreciation or depreciation. The net change in unrealized appreciation or depreciation is reported in the Statement of Operations. When an option is exercised, the cost of the security purchased or the proceeds of the security sale are adjusted by the amount of premium received or paid. Upon the expiration or closing of the option transaction, a gain or loss is reported in the Statement of Operations.
     Securities designated to cover outstanding call or put options are noted in the Statement of Investments where applicable. Options written are reported in a schedule following the Statement of Investments and as a liability in the Statement of Assets and Liabilities.
     The Fund has written put options on individual equity securities and, or, equity indexes to increase exposure to equity risk. A written put option becomes more valuable as the price of the underlying financial instrument appreciates relative to the strike price.
     The Fund has written covered call options on individual equity securities and, or, equity indexes to decrease exposure to equity risk. A written covered call option becomes more valuable as the price of the underlying financial instrument depreciates relative to the strike price.
     The Fund has purchased call options on individual equity securities and, or, equity indexes to increase exposure to equity risk. A purchased call option becomes more valuable as the price of the underlying financial instrument appreciates relative to the strike price.
     The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk that there may be an illiquid market where the Fund is unable to close the contract.

     Additional associated risks to the Fund include counterparty credit risk for over-the-counter options and liquidity risk. Written option activity for the year ended December 31, 2009 was as follows:

	Call Options		Put Options
	Number of	Amount of	Number of	Amount of
	Contracts	Premiums	Contracts	Premiums

Options outstanding as of December 31, 2008	—	$—	—	$—
Options written	168	11,721	17	1,895
Options closed or expired	(160)	(10,654)	(17)	(1,895)
Options exercised	(8)	(1,067)	—	—

Options outstanding as of December 31, 2009	—	$—	—	$—

6. Subsequent Events Evaluation
The Fund has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 16, 2010, the date the financial statements were issued. This evaluation determined that there are no subsequent events that necessitated disclosures and/or adjustments.
7. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not against the Fund). The lawsuits naming the Defendant Funds also name certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits against the Defendant Funds raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, lawsuits were filed in state court against the Manager and its subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, by investors who made investments through an affiliate of the Manager, against the Manager and certain of its affiliates. Those lawsuits relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff”) and allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.

NOTES TO FINANCIAL STATEMENTS Continued
7. Pending Litigation Continued
     The Manager believes that the lawsuits described above are without legal merit and intends to defend them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits vigorously on behalf of those Funds, their boards and the Trustees named in those suits. While it is premature to render any opinion as to the likelihood of an outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer Funds.

Oppenheimer Variable Account Funds

Website
www.oppenheimerfunds.com

Investment Adviser
OppenheimerFunds, Inc.
Two World Financial Center
225 Liberty Street, 11th Floor
New York, New York 10281-1008

Distributor
OppenheimerFunds Distributor, Inc.
Two World Financial Center
225 Liberty Street, 11th Floor
New York, New York 10281-1008

Transfer Agent
OppenheimerFunds Services
P.O. Box 5270
Denver, Colorado 80217
1.800.CALL OPP (225.5677)

Custodian Bank
JPMorgan Chase Bank
4 Chase Metro Tech Center
Brooklyn, New York 11245

Independent Registered Public Accounting Firm
KPMG LLP
707 Seventeenth Street
Denver, Colorado 80202

Counsel to the Funds & Independent Directors
K&L Gates LLP
70 West Madison Street, Suite 3100
Chicago, Illinois 60602

PXOVAF.001.0410

OPPENHEIMER VARIABLE ACCOUNT FUNDS

FORM N-1A

PART C

OTHER INFORMATION

Item 28. Exhibits

(a)      Eighteenth Amended and Restated Declaration of Trust dated 4/30/10: Filed herewith

(b)     Amended By-Laws dated 10/24/00: Previously filed with Registrant’s Post-Effective Amendment No. 36 (4/17/01), and incorporated herein by reference.

(c)     (i)     Oppenheimer Aggressive Growth Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(ii)	Oppenheimer Aggressive Growth Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(iii)	Oppenheimer Balanced Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 45 (04/28/05), and incorporated herein by reference.

(iv)	Oppenheimer Balanced Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 45 (04/28/05), and incorporated herein by reference.

(v)

Oppenheimer Capital Appreciation Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(vi)	Oppenheimer Capital Appreciation Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(vii)	Oppenheimer Core Bond Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 45 (04/28/05), and incorporated herein by reference.

(viii)	Oppenheimer Core Bond Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 45 (04/28/05), and incorporated herein by reference.

(ix)	Oppenheimer Global Securities Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(x)	Oppenheimer Global Securities Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xi)	Oppenheimer Global Securities Fund/VA Class 3 Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 40 (2/11/03), and incorporated herein by reference.

(xii)	Oppenheimer Global Securities Fund/VA Class 4 Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 42 (2/11/04), and incorporated herein by reference.

(xiii)	Oppenheimer High Income Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xiv)	Oppenheimer High Income Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xv)	Oppenheimer Main Street Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 41 (4/28/03) and incorporated herein by reference.

(xvi)	Oppenheimer Main Street Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 41 (4/28/03) and incorporated herein by reference.

(xvii)

Oppenheimer Main Street Small Cap Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xviii)	Oppenheimer Main Street Small Cap Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xix)	Oppenheimer Money Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xx)	Oppenheimer Money Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xxi)	Oppenheimer Strategic Bond Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xxii)	Oppenheimer Strategic Bond Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xxiii)	Oppenheimer Value Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 38 (10/08/02), and incorporated herein by reference.

(d)     (i)     Amended and Restated Investment Advisory Agreement for Oppenheimer Aggressive Growth Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(ii)     Amended and Restated Investment Advisory Agreement for Oppenheimer Balanced Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(iii)     Amended and Restated Investment Advisory Agreement for Oppenheimer Bond Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(iv)     Amendment No. 1 to the Amended and Restated investment Advisory Agreement for Oppenheimer Core Bond Fund/VA dated 4/10/07: Previously filed with Registrant’s Post-Effective Amendment No. 52 (4/24/07), and incorporated herein by reference.

(v)     Amended and Restated Investment Advisory Agreement for Oppenheimer Capital Appreciation Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(vi)     Amended and Restated Investment Advisory Agreement for Oppenheimer Global Securities Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(vii)     Amended and Restated Investment Advisory Agreement for Oppenheimer High Income Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(viii)     Amended and Restated Investment Advisory Agreement for Oppenheimer Main Street Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(ix)     Amended and Restated Investment Advisory Agreement for Oppenheimer Main Street Small Cap Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(x)     Amended and Restated Investment Advisory Agreement for Oppenheimer Money Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(xi)     Amended and Restated Investment Advisory Agreement for Oppenheimer Strategic Bond Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(xii)     Amended and Restated Investment Advisory Agreement for Oppenheimer Value Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(e)     (i)     General Distributors Agreement for Service shares of Oppenheimer Aggressive Growth Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(ii)	General Distributors Agreement for Service shares of Oppenheimer Bond Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(iii)	General Distributors Agreement for Service shares of Oppenheimer Capital Appreciation Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(iv)	General Distributors Agreement for Service shares of Oppenheimer Global Securities Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(v)	General Distributors Agreement for Service shares of Oppenheimer High Income Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(vi)

General Distributors Agreement for Service shares of Oppenheimer Main Street Growth & Income Fund/VA dated 5/1/98: Filed with Post-Effective Amendment 32 (4/29/98), and incorporated herein by reference.

(vii)	General Distributors Agreement for Service shares of Oppenheimer Main Street Small Cap Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(viii)	General Distributors Agreement for Service shares of Oppenheimer Money Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(ix)	General Distributors Agreement for Service shares of Oppenheimer Multiple Strategies Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(x)	General Distributors Agreement for Service shares of Oppenheimer Strategic Bond Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(xi)	General Distributors Agreement for Service shares of Oppenheimer Value Fund/VA dated 10/22/02: Filed with Registrant’s Post-Effective Amendment No. 39 (12/20/02) and incorporated herein by reference.

(xii)	Form of Participation Agreement: Previously filed with Registrant’s Post-Effective Amendment No. 52 (4/24/07), and incorporated herein by reference.

(f)     Form of Oppenheimer Funds Compensation Deferral Plan, as Amended and Restated Effective January 1, 2008: Previously filed with Post-Effective Amendment No. 2 to the Registration Statement of Oppenheimer Portfolio Series Fixed Income Active Allocation Fund (Reg. No. 333-146105), (5/29/09), and incorporated herein by reference.

(g)      Global Custody Agreement dated August 16, 2002: Previously filed with Post-Effective Amendment No. 51 to the Registration Statement of Oppenheimer Capital Appreciation Fund (Reg. No. 2-69719), (10/23/06), and incorporated herein by reference.

(h)     Not applicable.

(i)     (i)     Opinion and Consent of Counsel dated 3/14/85: Previously filed with Registrant’s Pre-Effective Amendment No. 1 (3/20/85), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95) pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(ii)

Opinion and Consent of Counsel dated 4/28/86: Previously filed with Registrant’s Post-Effective Amendment No. 5 (8/12/86), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95) pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(iii)

Opinion and Consent of Counsel dated 7/31/86: Previously filed with Registrant’s Post-Effective Amendment No. 5 (8/12/86), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95) pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(iv)

Opinion and Consent of Counsel dated 1/21/87: Previously filed with Registrant’s Post-Effective Amendment No. 7 (2/6/87), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95), pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(v)

Opinion and Consent of Counsel dated July 31, 1990: Previously filed with Registrant’s Post-Effective Amendment No. 15 (9/19/90), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95) pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(vi)

Opinion and Consent of Counsel dated April 23, 1993: Previously filed with Registrant’s Post-Effective Amendment No. 22 (4/30/93), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95) pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(vii)	Opinion and Consent of Counsel dated April 18, 1995: Filed with Post-Effective Amendment No. 29 (4/22/96), and incorporated herein by reference.

(viii)	Opinion and Consent of Counsel dated May 1, 1998: Previously filed with Registrant’s Post-Effective Amendment No. 35 (4/26/00), and incorporated herein by reference.

(ix)	Opinion and Consent of Counsel dated 12/20/02: Previously filed with Registrant’s Post-Effective Amendment No. 45 (04/28/05), and incorporated herein by reference.

(j)     Independent Registered Public Accounting Firm’s Consent: Filed herewith.

(k)     Not applicable.

(l)     Investment Letter dated 3/14/85 from Monarch Life Insurance Company to Registrant: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(m)     (i)     Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Aggressive Growth Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(ii)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Balanced Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(iii)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Capital Appreciation Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(iv)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Core Bond Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(v)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Global Securities Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(vi)

Amended and Restated Service Plan and Agreement for Class 4 shares of Oppenheimer Global Securities Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(vii)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer High Income Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(viii)

Amended and Restated Service Plan and Agreement for Class 4 shares of Oppenheimer High Income Fund/VA dated 4/30/06: Previously filed with Registrant’s Post-Effective Amendment No. 52 (4/24/07), and incorporated herein by reference.

(ix)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Main Street Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(x)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Main Street Small Cap Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(xi)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Money Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(xii)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Strategic Bond Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(xiii)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Value Fund /VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(n)     Oppenheimer Funds Multiple Class Plan under Rule 18f-3 updated through 9/17/09:  Previously filed with Post-Effective Amendment No. 16 to the Registration Statement of Oppenheimer Main Street Cap Fund (Reg. No. 333-78269), 10/2/09, and incorporated herein by reference.

(o)  (i) Powers of Attorney dated August 26, 2009 for all Trustees/Directors and Officers, with the exception of William F. Glavin, Jr.: Previously filed with Post-Effective Amendment No. 24 to the Registration Statement of Oppenheimer Senior Floating Rate Fund (Reg. No. 333-128848), (11/20/09), and incorporated herein by reference.

     (ii) Power of Attorney dated December 18, 2009 for William F. Glavin, Jr.: Previously filed with Post Effective Amendment No. 64 to the Registration Statement of Oppenheimer Quest for Value Funds, (Reg. No. 33-15489), (12/18/09), and incorporated herein by reference.

(p)     Amended and Restated Code of Ethics of the Oppenheimer Funds dated November 30, 2007 under Rule 17j-1 of the Investment Company Act of 1940: Previously filed with Post-Effective Amendment No. 65 to the Registration Statement of Oppenheimer Quest for Value Funds, (Reg. No. 33-15489), (02/24/10), and incorporated herein by reference.

Item 29. - Persons Controlled by or Under Common Control with the Fund

None.

Item 30. - Indemnification

Reference is made to the provisions of Article Seven of Registrant's Amended and Restated Declaration of Trust filed as Exhibit 23(a) to this Registration Statement, and incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a trustee, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 31. - Business and Other Connections of the Investment Adviser

(a)     OppenheimerFunds, Inc. is the investment adviser of the Registrant; it and certain subsidiaries and affiliates act in the same capacity to other investment companies, including without limitation those described in Parts A and B hereof and listed in Item 31(b) below.

(b)

There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of OppenheimerFunds, Inc. is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name and Current Position with OppenheimerFunds, Inc.	Other Business and Connections During the Past Two Years
Timothy L. Abbuhl, Vice President	Treasurer of Centennial Asset Management Corporation; Vice President and Assistant Treasurer of OppenheimerFunds Distributor, Inc.
Patrick Adams Vice President	None
Robert Agan, Senior Vice President

Senior Vice President of Shareholder Financial Services, Inc. and Shareholders Services, Inc.; Vice President of OppenheimerFunds Distributor, Inc., Centennial Asset Management Corporation and OFI Private Investments Inc.

Obi Akunwafor, Assistant Vice President	Formerly Senior Associate at Goldman Sachs & Co. (January 2000 – January 2008).
Carl Algermissen, Vice President & Associate Counsel	Assistant Secretary of Centennial Asset Management Corporation.
Victor Alino, Vice President	None
Michael Amato, Vice President	None
Nicole Andersen, Assistant Vice President	None
Raymond Anello, Vice President	Formerly Portfolio Manager of Dividend Strategy/Sector Analyst for Energy/Utilities at RS Investments (June 2007- April 2009).
Janette Aprilante, Vice President & Secretary

Secretary (since December 2001) of: Centennial Asset Management Corporation, OppenheimerFunds Distributor, Inc., HarbourView Asset Management Corporation (since June 2003), Oppenheimer Real Asset Management, Inc., Shareholder Financial Services, Inc., Shareholder Services, Inc., Trinity Investment Management Corporation (since January 2005), OppenheimerFunds Legacy Program, OFI Private Investments Inc. (since June 2003) and OFI Institutional Asset Management, Inc. (since June 2003). Assistant Secretary of OFI Trust Company (since December 2001).

Hany S. Ayad, Vice President	None
Paul Aynsley, Vice President	None
James F. Bailey, Senior Vice President	Senior Vice President of Shareholder Services, Inc. (since March 2006).
Robert Baker, Vice President	None
John Michael Banta, Assistant Vice President	None
Michael Barnes, Assistant Vice President	None
Adam Bass, Assistant Vice President	None
Kevin Baum, Senior Vice President	None
Jeff Baumgartner, Vice President	Vice President of HarbourView Asset Management Corporation.
Marc Baylin, Vice President	Vice President of OFI Institutional Asset Management, Inc.
Todd Becerra, Assistant Vice President	None
Kathleen Beichert, Senior Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Gerald Bellamy, Vice President	None
Emanuele Bergagnini, Vice President	Assistant Vice President of OFI Institutional Asset Management, Inc.
Robert Bertucci, Assistant Vice President: Rochester Division	None
Rajeev Bhaman, Senior Vice President	Vice President of OFI Institutional Asset Management, Inc.
Adam Bierstedt, Assistant Vice President	Formerly a manager in the Business Controller Group at OppenheimerFunds, Inc. (February 2006 – January 2010).
Craig Billings, Vice President	None
Mark Binning, Assistant Vice President	None
Julie Blanchard, Assistant Vice President	None
Beth Bleimehl, Assistant Vice President	None
Lisa I. Bloomberg, Senior Vice President & Deputy General Counsel	Assistant Secretary of Oppenheimer Real Asset Management, Inc.
Veronika Boesch, Vice President	None
Chad Boll, Vice President	None
Michelle Borre Massick, Vice President	None
Lori E. Bostrom, Senior Vice President & Deputy General Counsel	Assistant Secretary of OppenheimerFunds Legacy Program.
John Boydell, Vice President	None
Donal Brishnoi, Assistant Vice President	Formerly an Analyst at Moore Capital Management (April 2007 – December 2008).
Richard Britton, Vice President	None
Garrett C. Broadrup, Vice President & Associate Counsel	None
Michael Bromberg, Assistant Vice President	None
Holly Broussard, Vice President	None
Jack Brown, Vice President	None
Roger Buckley, Assistant Vice President	None
Joy Budzinski, Vice President	None
Carla Buffulin, Assistant Vice President	None
Stephanie Bullington, Assistant Vice President	None
Paul Burke, Vice President	None
Mark Burns, Vice President	None
JoAnne Butler, Assistant Vice President	None
Christine Calandrella, Assistant Vice President	None
Michael Camarella, Assistant Vice President	None
Dale Campbell, Assistant Vice President	None
Jason Carter, Assistant Vice President	None
Debra Casey, Vice President	None
Lisa Chaffee, Vice President	None
Ronald Chibnik, Vice President	None
Patrick Sheng Chu, Assistant Vice President	None
Brett Clark, Vice President	None
Jennifer Clark, Assistant Vice President	Assistant Vice President at Shareholder Financial Services, Inc., Shareholder Services, Inc., and OFI Private Investments Inc.
H.C. Digby Clements, Senior Vice President: Rochester Division	None
Thomas Closs, Assistant Vice President	None
David Cole, Assistant Vice President	None
Eric Compton, Assistant Vice President	None
Gerald James Concepcion, Assistant Vice President	None
Cheryl Corrigan, Assistant Vice President	None
Scott Cottier, Vice President: Rochester Division	None
William Couch, Assistant Vice President	None
Geoffrey Craddock Senior Vice President	Formerly Senior Vice President and Head of Market Risk Management for CIBC.
Terry Crady, Assistant Vice President	Formerly IT Development Manager at OppenheimerFunds, Inc.
Roger W. Crandall, Director	President, Director and Chief Executive Officer of Massachusetts Mutual Life Insurance Company
Jerry Cubbin, Vice President

Formerly a Consultant at National Australia Bank, (May 2009 – October 2009), a Consultant at Magnitude Capital, (November 2008 – May 2009) and a Managing Director at Brown Brothers Harriman (March 2001 – July 2008).

George Curry, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Kevin Dachille, Vice President	None
Rushan Dagli, Vice President	Vice President of OFI Private Investments Inc., Shareholder Financial Services, Inc. and Shareholder Services, Inc.
John Damian, Senior Vice President	None
Peter Dao, Vice President	None
Jason Davis, Assistant Vice President	Formerly Manager at OppenheimerFunds, Inc.
Robert Dawson, Assistant Vice President	None
John Delano, Vice President	None
Kendra Delisa, Assistant Vice President	None
Alessio de Longis, Assistant Vice President	Formerly Sr. Research Analyst (February 2008 – April 2009).
Damaris De Los Santos, Assistant Vice President	None
Richard Demarco, Assistant Vice President	None
Mark Demitry, Vice President	None
Craig P. Dinsell, Executive Vice President	None
Randall C. Dishmon, Vice President	None
Rebecca K. Dolan, Vice President	None
Steven D. Dombrower, Vice President	Senior Vice President of OFI Private Investments Inc.; Vice President of OppenheimerFunds Distributor, Inc.
Andrew Donohue, Assistant Vice President	Formerly Manager at OppenheimerFunds, Inc. (2007 – June 2009).
Alicia Dopico, Vice President	None
Andrew Doyle, Senior Vice President	Formerly First Vice President, head of Global Wealth Management Rewards and Information Services at Bank of America (March 2006 – March 2009).
Thomas Doyle, Assistant Vice President	None
Bruce C. Dunbar, Senior Vice President	None
Robert Dunphy, Assistant Vice President	Formerly Intermediate Analyst at OppenheimerFunds, Inc (August 2004 – May 2009).
Brian Dvorak, Vice President	None
Richard Edmiston, Vice President	None
Taylor Edwards, Vice President & Associate Counsel	None
Peter Ellman, Assistant Vice President	None
Christopher Emanuel, Vice President	None
Daniel R. Engstrom, Vice President	None
James Robert Erven, Assistant Vice President	None
George R. Evans, Senior Vice President & Director of International Equities	None
Kim Evans, Vice President	Formerly an Owner of Evans Consulting Group, LLC (February 2000 – August 2009) and a Managing Member of Cranbury Design Center, LLC (February 2000 – February 2009).
Kathy Faber, Assistant Vice President	None
David Falicia, Assistant Vice President	Assistant Secretary (as of July 2004) of HarbourView Asset Management Corporation.
Rachel Fanopoulos, Assistant Vice President	None
Matthew Farkas, Vice President and Associate Counsel	None
Kristie Feinberg, Vice President and Assistant Treasurer

Assistant Treasurer of Oppenheimer Acquisition Corp., Centennial Asset Management Corp., OFI Institutional Asset Management Inc. and OFI Institutional Asset Management; Treasurer of OppenheimerFunds Legacy Program, Oppenheimer Real Asset Management, Inc.

William Ferguson, Assistant Vice President	None
Emmanuel Ferreira, Vice President	None
Steven Fling, Assistant Vice President	None
David Foxhoven, Senior Vice President	Assistant Vice President of OppenheimerFunds Legacy Program; Vice President of HarbourView Asset Management Corporation.
Arnella Forde, Assistant Vice President	Formerly Managing Editor / Communications Consultant at Franklin Templeton Investments (September 2007 – March 2009).
Colleen M. Franca, Vice President	None
Debbie Francis, Assistant Vice President	Previously employed at OppenheimerFunds, Inc (August 2007 – August 2009).
Dominic Freud, Vice President	None
Marcus Franz, Vice President	None
Hazem Gamal, Vice President	None
Charles Gapay, Assistant Vice President	None
Anthony W. Gennaro, Jr., Vice President

Formerly a sector manager for media, internet and telecom and a co-portfolio manager for mid-cap portfolios with the RS Core Equity Team of RS Investment Management Co. LLC (October 2006 – April 2009.)

Timothy Gerlach, Assistant Vice President	None
Alan C. Gilston, Vice President	None
Jacqueline Girvin-Harkins, Assistant Vice President	None
William F. Glavin, Jr., Chairman, Chief Executive Officer, President and Director	Formerly Executive Vice President and co-Chief Operating Officer of MassMutual Financial Group.
Jill E. Glazerman, Senior Vice President	None
Kevin Glenn, Assistant Vice President	None
Manind Govil, Senior Vice President	Formerly portfolio manager with RS Investment Management Co. LLC (October 2006 – May 2009).
Raquel Granahan, Senior Vice President	Senior Vice President of OFI Private Investments Inc.; Vice President of OppenheimerFunds Distributor, Inc., and OppenheimerFunds Legacy Program.
Robert B. Grill, Senior Vice President	None
Marilyn Hall, Vice President	None
Cheryl Hampton, Vice President	Formerly Vice President and Director of Mutual Fund and Hedge Fund Operations at Calamos Advisors LLC (March 2007 – September 2009).
Kelly Haney, Assistant Vice President	None
Jason Harubin, Assistant Vice President	None
Steve Hauenstein, Assistant Vice President	None
Thomas B. Hayes, Vice President	None
Bradley Hebert, Assistant Vice President	None
Heidi Heikenfeld, Assistant Vice President	None
Annika Helgerson, Assistant Vice President	None
Kenneth Herold, Assistant Vice President	None
Daniel Herrmann, Vice President	Vice President of OFI Private Investments Inc.
Benjamin Hetrick, Assistant Vice President	None
Dennis Hess, Vice President	None
Joseph Higgins, Vice President	Vice President of OFI Institutional Asset Management, Inc.
Dorothy F. Hirshman, Vice President	None
Daniel Hoelscher, Assistant Vice President	None
Eivind Holte, Vice President	None
Craig Holloway, Assistant Vice President	None
Lucienne Howell, Vice President	None
Brian Hourihan, Vice President & Deputy General Counsel

Assistant Secretary of Oppenheimer Real Asset Management, Inc., HarbourView Asset Management Corporation, OFI Institutional Asset Management, Inc. (since April 2006) and Trinity Investment Management Corporation.

Edward Hrybenko, Senior Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Jason Hubersberger, Vice President	None
Kevin Andrew Huddleston, Assistant Vice President	None
Scott T. Huebl, Vice President	Assistant Vice President of OppenheimerFunds Legacy Program.
Douglas Huffman, Assistant Vice President	None
Margaret Hui, Vice President	None
Dana Hunter, Assistant Vice President	None
John Huttlin, Vice President

Senior Vice President (Director of the International Division) (since January 2004) of OFI Institutional Asset Management, Inc.; Director (since June 2003) of OppenheimerFunds International Distributor Limited.

James G. Hyland, Assistant Vice President	None
Kelly Bridget Ireland, Vice President	None
Kathleen T. Ives, Senior Vice President, Deputy General Counsel & Assistant Secretary

Vice President and Assistant Secretary of OppenheimerFunds Distributor, Inc. and Shareholder Services, Inc.; Assistant Secretary of Centennial Asset Management Corporation, OppenheimerFunds Legacy Program and Shareholder Financial Services, Inc.

Frank V. Jennings, Senior Vice President	None
Lisa Kadehjian, Assistant Vice President	None
Rezo Kanovich, Vice President	None
Amee Kantesaria, Vice President and Assistant Counsel	None
Thomas W. Keffer, Senior Vice President	Senior Vice President of OppenheimerFunds Distributor, Inc.
Sean Keller, Vice President	None
James Kennedy, Senior Vice President	None
Michael Keogh, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
John Kiernan, Vice President & Marketing Compliance Manager	None
Audrey Kiszla, Vice President	None
Daniel Kohn, Vice President	None
Samuel Koren, Vice President and Deputy General Counsel	Formerly Managing Director of the Litigation and Regulatory Group at Bear, Stearns; Attorney at Cleary Gottlieb Steen & Hamilton.
Martin S. Korn, Senior Vice President	None
Michael Kotlartz, Vice President	None
Brian Kramer, Vice President	None
Magnus Krantz, Vice President	Formerly an Analyst at RS Investments (December 2005 – May 2009).
Alexander Kurinets, Assistant Vice President	None
Gloria LaFond, Assistant Vice President	None
Lisa Lamentino, Vice President	None
Tracey Lange, Vice President	Vice President of OppenheimerFunds Distributor, Inc. and OFI Private Investments Inc.
Eric Larson, Vice President	Formerly Senior Equity Trader at RS Investments (October 2006 – May 2009).
Gayle Leavitt, Assistant Vice President	None
Christopher M. Leavy, Executive Vice President & Chief Investment Officer, Equities	Senior Vice President of OFI Private Investments Inc., OFI Institutional Asset Management, Inc., and Trinity Investment Management Corporation.
Johnny C. Lee, Vice President & Assistant Counsel	Formerly Vice President at Morgan Stanley Investment Management, Inc. (August 2006 – February 2009).
Victor Lee, Vice President	None
Young-Sup Lee, Vice President	Formerly a Vice President at Morgan Stanley (July 2006- July 2008).
Randy Legg, Vice President & Associate Counsel	None
Michael Leskinen, Vice President	Formerly Senior Sector Analyst (December 2007 – February 2009).
Michael S. Levine, Vice President	None
Brian Levitt, Vice President	None
Justin Leverenz, Vice President	None
William M. Levey, Assistant Vice President & Assistant Counsel	Formerly an attorney at Seward & Kissel LLP (September 2005 – April 2009).
Gang Li, Vice President	None
Shanquan Li, Vice President	None
Julie A. Libby, Senior Vice President	Senior Vice President and Chief Operating Officer of OFI Private Investments Inc.
Daniel Lifshey, Assistant Vice President	None
Mitchell J. Lindauer, Vice President & Assistant General Counsel	None
William Linden, Vice President	None
Malissa B. Lischin, Vice President	Assistant Vice President of OppenheimerFunds Distributor, Inc.
Justin Livengood, Vice President	None
Christina Loftus, Vice President	None
David P. Lolli, Assistant Vice President	None
Daniel G. Loughran, Senior Vice President: Rochester Division	None
Patricia Lovett, Senior Vice President	Vice President of Shareholder Financial Services, Inc. and Senior Vice President of Shareholder Services, Inc.
Misha Lozovik, Vice President	None
Dongyan Ma, Assistant Vice President	None
Aaron Magid, Assistant Vice President	None
Matthew Maley, Vice President	None
Jerry Mandzij, Vice President	None
Dana Mangnuson, Assistant Vice President	Formerly a Marketing Manager at OppenheimerFunds, Inc.
Daniel Martin, Assistant Vice President	None
Kenneth Martin, Vice President	Formerly a Compliance Officer at Merrill Lynch & Co. (May 2007 – August 2009).
William T. Mazzafro, Vice President	None
Melissa Mazer, Vice President	None
Trudi McCanna, Vice President	None
Neil McCarthy, Vice President	None
Elizabeth McCormack, Vice President	Vice President and Assistant Secretary of HarbourView Asset Management Corporation.
Joseph McDonnell, Vice President	None
Joseph McGovern, Vice President	None
William McNamara, Vice President	None
Michael Medev, Assistant Vice President	None
Krishna Memani, Senior Vice President	Formerly Managing Director and Head of the U.S. and European Credit Analyst Team at Deutsche Bank Securities (June 2006 through January 2009).
Jay Mewhirter, Vice President	None
Andrew J. Mika, Senior Vice President	None
Jan Miller, Assistant Vice President	None
Scott Miller, Vice President	None
Rejeev Mohammed, Assistant Vice President	None
David Moore, Vice President	Formerly Vice President at RNK Capital (June 2004 - September 2008).
Sarah Morrison, Assistant Vice President	None
Jill Mulcahy, Vice President: Rochester Division	None
Suzanne Murphy, Vice President	Vice President of OFI Private Investments Inc.
Thomas J. Murray, Vice President	None
Pankaj Naik, Vice President	None
Christina Nasta, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Paul Newman, Assistant Vice President	None
William Norman, Assistant Vice President	None
James B. O’Connell, Assistant Vice President	None
Matthew O’Donnell, Vice President	None
Lisa Ogren, Assistant Vice President	Formerly Manager at OppenheimerFunds, Inc.
Tony Oh, Vice President	None
Kristina Olson, Senior Vice President	None
Kristin Pak, Vice President	None
Lerae A. Palumbo, Assistant Vice President	None
Kim Pascalau, Assistant Vice President	None
Robert H. Pemble, Vice President	None
Lori L. Penna, Vice President	None
Brian Petersen, Vice President	Assistant Treasurer of OppenheimerFunds Legacy Program.
Marmeline Petion-Midy, Assistant Vice President	None
David Pfeffer, Director, Executive Vice President, Chief Financial Officer & Treasurer	Treasurer of Oppenheimer Acquisition Corp.; Senior Vice President of HarbourView Asset Management Corporation since February 2004.
James F. Phillips, Senior Vice President	None
Gary Pilc, Vice President	None
Jeaneen Pisarra, Vice President	None
Christine Polak, Vice President	None
Sergei Polevikov, Assistant Vice President	None
Jeffrey Portnoy, Assistant Vice President	None
Stacy Pottinger, Vice President	None
David Preuss, Assistant Vice President	None
Christopher Proctor, Vice President	None
Ellen Puckett, Assistant Vice President	None
Jodi Pullman, Assistant Vice President	None
Paul Quarles, Assistant Vice President	None
Michael E. Quinn, Vice President	None
Julie S. Radtke, Vice President	None
Benjamin Ram, Vice President	Formerly a sector manager at RS Investment Management Co. LLC (October 2006 – May 2009) and Portfolio Manager Mid Cap Strategies.
Norma J. Rapini, Assistant Vice President: Rochester Division	None
Jill Reiter, Assistant Vice President	None
Jason Reuter, Assistant Vice President	None
Eric Rhodes, Vice President	None
Maria Ribeiro De Castro, Vice President	None
Grace Roberts, Assistant Vice President	None
Robert Robis, Vice President	None
Benjamin Rockmuller, Vice President	None
Antoinette Rodriguez, Vice President	None
Lucille Rodriguez, Assistant Vice President	None
Michael Rollings, Director	Executive Vice President and Chief Financial Officer of Massachusetts Mutual Life Insurance Company
Stacey Roode, Senior Vice President	None
Erica Rualo, Assistant Vice President	None
Adrienne Ruffle, Vice President & Associate Counsel	Assistant Secretary of OppenheimerFunds Legacy Program.
Kim Russomanno, Assistant Vice President	None
Gerald Rutledge, Vice President	None
Julie Anne Ryan, Vice President	None
Sean Ryan, Assistant Vice President and Assistant Counsel	Formerly an associate at Sidley Austin, LLP.
Timothy Ryan, Vice President	None
Rohit Sah, Vice President	None
Gary Salerno, Assistant Vice President	None
Valerie Sanders, Vice President	None
Carlos Santiago Assistant Vice President	Legal Disclosure and Paralegal Manager at OppenheimerFunds, Inc. (since May 2007).
Kurt Savallo, Assistant Vice President	Formerly Senior Business Analyst at OppenheimerFunds, Inc.
Mary Beth Schellhorn, Assistant Vice President	None
Ellen P. Schoenfeld, Vice President	None
Kathleen Schmitz, Assistant Vice President	Assistant Vice President of HarbourView Asset Management Corporation.
Patrick Schneider, Assistant Vice President	None
Jeffrey Schwartz, Assistant Vice President	Formerly Manager in Fund Operations at OppenheimerFunds, Inc. (Sept 2006 – May 2009).
Scott A. Schwegel, Assistant Vice President	None
Allan P. Sedmak, Assistant Vice President	None
Matthew Severski, Assistant Vice President	Formerly Lead IS Engineer at OppenheimerFunds, Inc. (August 2006 – May 2009).
Jennifer L. Sexton, Vice President	Senior Vice President of OFI Private Investments Inc.
Rudi Schadt, Vice President	None
Asutosh Shah, Vice President	None
Kamal Shah, Vice President	None
Tammy Sheffer, Vice President	None
William Sheppard, Vice President	Formerly an Investment Analyst (October 2004 – March 2008).
Mary Dugan Sheridan, Vice President	None
Nicholas Sherwood, Assistant Vice President	None
Joel Simon, Vice President	Formerly Assistant Vice President at OppenheimerFunds, Inc. (1999-2009).
David C. Sitgreaves, Assistant Vice President	None
Jan Smith, Assistant Vice President	Formerly Manager at OppenheimerFunds Inc. (May 2005 – June 2009).
Scott Smith, Vice President	None
Paul Snogren, Assistant Vice President	None
Louis Sortino, Vice President: Rochester Division	None
Astrid Yee-Sobraques, Vice President	Formerly a manager at GE Corporate (September 2005 – September 2008).
Keith J. Spencer, Senior Vice President	None
Brett Stein, Vice President	None
Richard A. Stein, Vice President: Rochester Division	None
Arthur P. Steinmetz, Executive Vice President & Chief Investment Officer, Fixed Income	Senior Vice President of HarbourView Asset Management Corporation; Vice President of OFI Institutional Asset Management, Inc.
Jennifer Stevens, Vice President	None
Benjamin Stewart, Assistant Vice President	None
Peter Strzalkowski, Vice President	Vice President of HarbourView Asset Management, Inc.
Agata Strzelichowski, Assistant Vice President	Formerly an associate at Goldman, Sachs & Co. (December 2005 – July 2008).
Amy Sullivan, Assistant Vice President	Formerly a Manager at OppenheimerFunds, Inc. (January 2006-March 2008).
Michael Sussman, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Brian C. Szilagyi, Assistant Vice President	None
Kelly Thomas, Assistant Vice President	None
Vincent Toner, Vice President	None
Matthew Torpey, Assistant Vice President	None
Melinda Trujillo, Vice President	None
Leonid Tsvayg, Assistant Vice President	None
Keith Tucker, Vice President	None
Angela Uttaro, Assistant Vice President: Rochester Division	None
Mark S. Vandehey, Senior Vice President & Chief Compliance Officer

Vice President and Chief Compliance Officer of OppenheimerFunds Distributor, Inc., Centennial Asset Management Corporation and Shareholder Services, Inc.; Chief Compliance Officer of HarbourView Asset Management Corporation, Oppenheimer Real Asset Management, Inc., Shareholder Financial Services, Inc., Trinity Investment Management Corporation, OppenheimerFunds Legacy Program, OFI Private Investments Inc. and OFI Trust Company and OFI Institutional Asset Management, Inc.

Maureen Van Norstrand, Vice President	None
Nancy Vann, Vice President & Associate Counsel	None
Raman Vardharaj, Vice President	Formerly a sector manager and a senior quantitative analyst at RS Investment Management Co. LLC (October 2006 - May 2009).
Rene Vecka, Assistant Vice President: Rochester Division	None
Elaine Villas Assistant Vice President	None
Ryan Virag, Assistant Vice President	None
Jake Vogelaar, Assistant Vice President	None
Phillip F. Vottiero, Senior Vice President	None
Mark Wachter, Vice President	None
Lisa Walsh, Assistant Vice President	None
Darren Walsh, Executive Vice President	President and Director of Shareholder Financial Services, Inc. and Shareholder Services, Inc.
Eliot Walsh, Assistant Vice President	None
Richard Walsh, Vice President	Vice President of OFI Private Investments.
Elizabeth Ward, Director	Senior Vice President and Chief Enterprise Risk Officer of Massachusetts Mutual Life Insurance Company.
Thomas Waters, Vice President	Vice President of OFI Institutional Asset Management, Inc.
Margaret Weaver, Vice President	None
Jerry A. Webman, Senior Vice President	Senior Vice President of HarbourView Asset Management Corporation.
Christopher D. Weiler, Vice President: Rochester Division	None
Adam Weiner, Vice President	None
Christine Wells, Vice President	None
Joseph J. Welsh, Senior Vice President	Vice President of HarbourView Asset Management Corporation.
Adam Wilde, Assistant Vice President	None
Troy Willis, Assistant Vice President, Rochester Division	None
Mitchell Williams, Vice President	None
Martha Willis, Executive Vice President	Formerly Executive Vice President of Investment Product Management at Fidelity Investments.
Julie Wimer, Assistant Vice President	None
Deanna Wine, Assistant Vice President	None
Brian W. Wixted, Senior Vice President

Treasurer of HarbourView Asset Management Corporation; OppenheimerFunds International Ltd., Oppenheimer Real Asset Management, Inc., Shareholder Services, Inc., Shareholder Financial Services, Inc., OFI Private Investments Inc., OFI Institutional Asset Management, Inc., OppenheimerFunds plc and OppenheimerFunds Legacy Program; Treasurer and Chief Financial Officer of OFI Trust Company; Assistant Treasurer of Oppenheimer Acquisition Corp.

Carol E. Wolf, Senior Vice President

Senior Vice President of HarbourView Asset Management Corporation and of Centennial Asset Management Corporation; Vice President of OFI Institutional Asset Management, Inc; serves on the Board of the Colorado Ballet.

Meredith Wolff, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Oliver Wolff, Assistant Vice President	None
Caleb C. Wong, Vice President	None
Sookhee Yee, Assistant Vice President	Vice President at Merrill Lynch Bank and Trust, FSB (February 2002 – May 2009).
Edward C. Yoensky, Assistant Vice President	None
Geoff Youell, Assistant Vice President	None
Lucy Zachman, Vice President	None
Robert G. Zack, Executive Vice President & General Counsel

General Counsel of Centennial Asset Management Corporation; General Counsel and Director of OppenheimerFunds Distributor, Inc.; Senior Vice President and General Counsel of HarbourView Asset Management Corporation and OFI Institutional Asset Management, Inc.; Senior Vice President, General Counsel and Director of Shareholder Financial Services, Inc., Shareholder Services, Inc., OFI Private Investments Inc.; Executive Vice President, General Counsel and Director of OFI Trust Company; Director and Assistant Secretary of OppenheimerFunds International Limited; Vice President, Secretary and General Counsel of Oppenheimer Acquisition Corp.; Director and Assistant Secretary of OppenheimerFunds International Distributor Limited ; Vice President of OppenheimerFunds Legacy Program; Vice President and Director of Oppenheimer Partnership Holdings Inc.; Director of OFI Institutional Asset Management, Ltd.

Anna Zatulovskaya, Assistant Vice President	None
Sara Zervos, Vice President	None
Ronald Zibelli, Jr. Vice President	Formerly Managing Director and Small Cap Growth Team Leader at Merrill Lynch.
Matthew Ziehl, Vice President	Formerly a portfolio manager with RS Investment Management Co. LLC (from October 2006 - May 2009)

The Oppenheimer Funds include the following:

Limited Term New York Municipal Fund (a series of Rochester Portfolio Series)

OFI Tremont Core Strategies Hedge Fund

Oppenheimer Absolute Return Fund

Oppenheimer AMT-Free Municipals

Oppenheimer AMT-Free New York Municipals

Oppenheimer Balanced Fund

Oppenheimer Baring SMA International Fund

Oppenheimer California Municipal Fund

Oppenheimer Capital Appreciation Fund

Oppenheimer Capital Income Fund

Oppenheimer Cash Reserves

Oppenheimer Champion Income Fund

Oppenheimer Commodity Strategy Total Return Fund

Oppenheimer Core Bond Fund (a series of Oppenheimer Integrity Funds)

Oppenheimer Developing Markets Fund

Oppenheimer Discovery Fund

Oppenheimer Emerging Growth Fund

Oppenheimer Equity Fund, Inc.

Oppenheimer Equity Income Fund, Inc.

Oppenheimer Global Fund

Oppenheimer Global Opportunities Fund

Oppenheimer Global Value Fund

Oppenheimer Gold & Special Minerals Fund

Oppenheimer International Bond Fund

Oppenheimer Institutional Money Market Fund

Oppenheimer International Diversified Fund

Oppenheimer International Growth Fund

Oppenheimer International Small Company Fund

Oppenheimer Limited Term California Municipal Fund

Oppenheimer Limited-Term Government Fund

Oppenheimer Limited Term Municipal Fund (a series of Oppenheimer Municipal Fund)

Oppenheimer Main Street Fund (a series of Oppenheimer Main Street Funds, Inc.)

Oppenheimer Main Street Opportunity Fund

Oppenheimer Main Street Small Cap Fund

Oppenheimer Master Event-Linked Bond Fund, LLC

Oppenheimer Master Loan Fund, LLC

Oppenheimer Master International Value Fund, LLC

Oppenheimer Money Market Fund, Inc.

Oppenheimer Multi-State Municipal Trust (3 series):

Oppenheimer New Jersey Municipal Fund

Oppenheimer Pennsylvania Municipal Fund

Oppenheimer Rochester National Municipals

Oppenheimer Portfolio Series (4 series)

Active Allocation Fund

Equity Investor Fund

Conservative Investor Fund

Moderate Investor Fund

Oppenheimer Portfolio Series Fixed Income Active Allocation Fund
Oppenheimer Principal Protected Main Street Fund (a series of Oppenheimer Principal

Protected Trust)

Oppenheimer Principal Protected Main Street Fund II (a series of Oppenheimer Principal

Protected Trust II)

Oppenheimer Principal Protected Main Street Fund III (a series of Oppenheimer Principal

Protected Trust III)

Oppenheimer Quest For Value Funds (3 series)

Oppenheimer Quest Balanced Fund

Oppenheimer Quest Opportunity Value Fund

Oppenheimer Small- & Mid-Cap Value Fund

Oppenheimer Quest International Value Fund

Oppenheimer Real Estate Fund

Oppenheimer Rising Dividends Fund

Oppenheimer Rochester Arizona Municipal Fund

Oppenheimer Rochester Double Tax-Free Municipals

Oppenheimer Rochester General Municipal Fund

Oppenheimer Rochester Maryland Municipal Fund

Oppenheimer Rochester Massachusetts Municipal Fund

Oppenheimer Rochester Michigan Municipal Fund

Oppenheimer Rochester Minnesota Municipal Fund

Oppenheimer Rochester North Carolina Municipal Fund

Oppenheimer Rochester Ohio Municipal Fund

Oppenheimer Rochester Virginia Municipal Fund

Oppenheimer Select Value Fund

Oppenheimer Senior Floating Rate Fund

Oppenheimer Series Fund, Inc. (1 series):

Oppenheimer Value Fund

Oppenheimer SMA Core Bond Fund

Oppenheimer SMA International Bond Fund

Oppenheimer Strategic Income Fund

Oppenheimer Transition 2010 Fund

Oppenheimer Transition 2015 Fund

Oppenheimer Transition 2020 Fund

Oppenheimer Transition 2025 Fund

Oppenheimer Transition 2030 Fund

Oppenheimer Transition 2040 Fund

Oppenheimer Transition 2050 Fund

Oppenheimer U.S. Government Trust

Oppenheimer Variable Account Funds (11 series):

Oppenheimer Balanced Fund/VA

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Core Bond Fund/VA

Oppenheimer Global Securities Fund/VA

Oppenheimer High Income Fund/VA

Oppenheimer Main Street Fund/VA

Oppenheimer Main Street Small Cap Fund/VA

Oppenheimer MidCap Fund/VA

Oppenheimer Money Fund/VA

Oppenheimer Strategic Bond Fund/VA

Oppenheimer Value Fund/VA

Panorama Series Fund, Inc. (3 series):

Growth Portfolio

Oppenheimer International Growth Fund/VA

Total Return Portfolio

Rochester Fund Municipals

The address of the Oppenheimer funds listed above, Shareholder Financial Services, Inc., Shareholder Services, Inc., Centennial Asset Management Corporation, and OppenheimerFunds Legacy Program is 6803 South Tucson Way, Centennial, Colorado 80112-3924.
The address of OppenheimerFunds, Inc., OppenheimerFunds Distributor, Inc., HarbourView Asset Management Corporation, Oppenheimer Acquisition Corp., OFI Private Investments Inc., OFI Institutional Asset Management, Inc. Oppenheimer Real Asset Management, Inc. and OFI Trust Company is Two World Financial Center, 225 Liberty Street, 11th Floor, New York, New York 10281-1008.
The address of OppenheimerFunds International Ltd. is 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.
The address of OFI Institutional Asset Management, Ltd., is One Silk Road, London, England EC27 8HQ
The address of Trinity Investment Management Corporation is 301 North Spring Street, Bellefonte, Pennsylvania 16823.
The address of OppenheimerFunds International Distributor Limited is 13th Floor, Printing House, 6 Duddell Street, Central, Hong Kong.

Item 32. Principal Underwriter

(a)     OppenheimerFunds Distributor, Inc. is the Distributor of the Registrant's shares. It is also the Distributor of each of the other registered open-end investment companies for which OppenheimerFunds, Inc. is the investment adviser, as described in Part A and Part B of this Registration Statement and listed in Item 31(b) above (except Panorama Series Fund, Inc.) and for MassMutual Institutional Funds.

(b)     The directors and officers of the Registrant's principal underwriter are:

Name & Principal Business Address	Position & Office with Underwriter	Position and Office with Registrant
Timothy Abbhul(1)	Vice President and Treasurer	None
Robert Agan(1)	Vice President	None
Anthony Allocco(2)	Assistant Vice President	None
Janette Aprilante(2)	Secretary	None
James Austin(1)	Vice President	None
James Barker 1723 W. Nelson Street Chicago, IL 60657	Vice President	None
Kathleen Beichert(1)	Senior Vice President	None
Rocco Benedetto(2)	Vice President	None
Christopher Bergeron	Vice President	None
Rick Bettridge 11504 Flowering Plum Lane Highland, UT 84003	Vice President	None
David A. Borrelli 105 Black Calla Ct. San Ramon, CA 94583	Vice President	None
Jeffrey R. Botwinick 4431 Twin Pines Drive Manlius, NY 13104	Vice President	None
Sarah Bourgraf(1)	Vice President	None
Bryan Bracchi 1124 Hampton Dr. Allen, TX 75013	Vice President	None
Joshua Broad(2)	Vice President	None
Ken Broadsky(2)	Vice President	None
Kevin E. Brosmith 5 Deer Path South Natlick, MA 01760	Senior Vice President	None
Jeffrey W. Bryan 1048 Malaga Avenue Coral Gables, FL 33134	Vice President	None
Ross Burkstaller 211 Tulane Drive SE Albuquerque, NM 87106	Vice President	None
Robert Caruso 15 Deforest Road Wilton, CT 06897	Vice President	None
Donelle Chisolm(2)	Assistant Vice President	None
Andrew Chronofsky	Vice President	None
Angelanto Ciaglia(2)	Vice President	None
Nicholas Cirbo(1)	Vice President	None
Melissa Clayton(2)	Assistant Vice President	None
Craig Colby(2)	Vice President	None
Rodney Constable(1)	Vice President	None
Neev Crane 1530 Beacon Street, Apt. #1403 Brookline, MA 02446	Vice President	None
Michael Daley 40W387 Oliver Wendell Holmes St St. Charles, IL 60175	Vice President	None
Fredrick Davis 14431 SE 61st Street Bellevue, WA 98006	Vice President	None
John Davis(2)	Vice President	None
Stephen J. Demetrovits(2)	Vice President	None
Brian Dietrich (1)	Assistant Vice President	None
Steven Dombrower 13 Greenbrush Court Greenlawn, NY 11740	Vice President	None
Robert Dunphy(2)	Vice President	None
Beth Arthur Du Toit(1)	Vice President	None
Paul Eck 3055 Forest Ridge Court Fairlawn, OH 44333	Vice President	None
Kent M. Elwell 35 Crown Terrace Yardley, PA 19067	Vice President	None
Gregg A. Everett 4328 Auston Way Palm Harbor, FL 34685-4017	Vice President	None
George R. Fahey 9511 Silent Hills Lane Lone Tree, CO 80124	Senior Vice President	None
Eric C. Fallon 10 Worth Circle Newton, MA 02458	Vice President	None
Matthew Farrier(1)	Vice President	None
Kristie Feinberg(2)	Assistant Treasurer	None
Joseph Fernandez 1717 Richbourg Park Drive Brentwood, TN 37027	Vice President	None
Mark J. Ferro 104 Beach 221st Street Breezy Point, NY 11697	Senior Vice President	None
Eric P. Fishel 725 Boston Post Rd., #12 Sudbury, MA 01776	Vice President	None
Patrick W. Flynn 14083 East Fair Avenue Englewood, CO 80111	Senior Vice President	None
John (“J”) Fortuna(2)	Vice President	None
Jayme D. Fowler 3818 Cedar Springs Road, #101-349 Dallas, TX 75219	Vice President	None
Diane Frankenfield(2)	Senior Vice President	None
Jerry Fraustro(2)	Vice President	None
William Friebel 2919 St. Albans Forest Circle Glencoe, MO 63038	Vice President	None
Alyson Frost(2)	Assistant Vice President	None
Greg Fulginite 515 N. Bemiston Ave. St. Louis, MO 63130	Vice President	None
William Gahagan(2)	Vice President	None
Charlotte Gardner(1)	Vice President	None
David Goldberg(2)	Assistant Vice President	None
Michael Gottesman 255 Westchester Way Birmingham, MI 48009	Vice President	None
Raquel Granahan(2)	Senior Vice President	None
Robert Grill(2)	Senior Vice President	None
Eric Grossjung 4002 N. 194th Street Elkhorn, NE 68022	Vice President	None
Michael D. Guman 3913 Pleasant Avenue Allentown, PA 18103	Vice President	None
James E. Gunter 603 Withers Circle Wilmington, DE 19810	Vice President	None
Kevin J. Healy(2)	Vice President	None
Kenneth Henry(2)	Vice President	None
Wendy G. Hetson(2)	Vice President	None
Jennifer Hoelscher(1)	Assistant Vice President	None
Edward Hrybenko(2)	Senior Vice President	None
Amy Huber(1)	Assistant Vice President	None
Brian F. Husch 37 Hollow Road Stonybrook, NY 11790	Vice President	None
Patrick Hyland(2)	Assistant Vice President	None
Keith Hylind(2)	Vice President	None
Kathleen T. Ives(1)	Vice President & Assistant Secretary	Assistant Secretary
Shonda Rae Jaquez(2)	Vice President	None
Brian Johnson(1)	Vice President	None
Eric K. Johnson 8588 Colonial Drive Lone Tree, CO 80124	Senior Vice President	None
Elyse Jurman 5486 NW 42 Ave Boca Raton, FL 33496	Vice President	None
Thomas Keffer(2)	Senior Vice President	None
Michael Keogh(2)	Vice President	None
Brian Kiley(2)	Vice President	None
Richard Klein 4820 Fremont Avenue South Minneapolis, MN 55419	Senior Vice President	None
Brent A. Krantz 61500 Tam McArthur Loop Bend, OR 97702	Senior Vice President	None
Eric Kristenson(2)	Vice President	None
David T. Kuzia 10258 S. Dowling Way Highlands Ranch, CO 80126	Vice President	None
Tracey Lange(2)	Vice President	None
John Laudadio	Vice President	None
Jesse Levitt(2)	Vice President	None
Julie Libby(2)	Senior Vice President	None
Eric J. Liberman 27 Tappan Ave., Unit West Sleepy Hollow, NY 10591	Vice President	None
Malissa Lischin(2)	Assistant Vice President	None
Christina Loftus(2)	Vice President	None
Thomas Loncar 1401 North Taft Street, Apt. 726 Arlington, VA 22201	Vice President	None
Peter Maddox(2)	Vice President	None
Michael Malik 546 Idylberry Road San Rafael, CA 94903	Vice President	None
Steven C. Manns 1627 N. Hermitage Avenue Chicago, IL 60622	Vice President	None
Todd A. Marion 24 Midland Avenue Cold Spring Harbor, NY 11724	Vice President	None
LuAnn Mascia(2)	Vice President	None
Anthony Mazzariello(2)	Vice President	None
Michael McDonald 11749 S Cormorant Circle Parker, CO 80134	Vice President	None
John C. McDonough 533 Valley Road New Canaan, CT 06840	President and Director	None
Kent C. McGowan 9510 190th Place SW Edmonds, WA 98020	Vice President	None
Brian F. Medina 3009 Irving Street Denver, CO 80211	Vice President	None
William Meerman 4939 Stonehaven Drive Columbus, OH 43220	Vice President	None
Clint Modler(1)	Vice President	None
Robert Moser 9650 East Aspen Hill Circle Lone Tree, CO 80124	Vice President	None
David W. Mountford 7820 Banyan Terrace Tamarac, FL 33321	Vice President	None
James Mugno(2)	Vice President	None
Matthew Mulcahy(2)	Vice President	None
Wendy Jean Murray 32 Carolin Road Upper Montclair, NJ 07043	Vice President	None
Janet Oleary(2)	Vice President	None
John S. Napier 17 Hillcrest Ave. Darien, CT 06820	Senior Vice President	None
Christina Nasta(2)	Vice President	None
Kevin P. Neznek(2)	Vice President	None
Christopher Nicholson(2)	Vice President	None
Chad Noel	Vice President	None
Timothy O’Connell(2)	Vice President	None
Janet Oleary(2)	Vice President	None
Alan Panzer 6755 Ridge Mill Lane Atlanta, GA 30328	Vice President	None
Maria Paster(2)	Assistant Vice President	None
Donald Pawluk(2)	Vice President	None
Brian C. Perkes 6 Lawton Ct. Frisco, TX 75034	Vice President	None
Wayne Perry 3900 Fairfax Drive Apt 813 Arlington, VA 22203	Vice President	None
Charles K. Pettit(2)	Vice President	None
David Pfeffer(2)	Director	None
Andrew Phillips(1)	Assistant Vice President	None
Aaron Pisani(1)	Vice President	None
Rachel Powers(1)	Vice President	None
Nicole Pretzel(2)	Vice President	None
Minnie Ra 100 Dolores Street, #203 Carmel, CA 93923	Vice President	None
Dustin Raring 27 Blakemore Drive Ladera Ranch, CA 92797	Vice President	None
Michael A. Raso 3 Vine Place Larchmont, NY 10538	Vice President	None
Richard E. Rath 46 Mt. Vernon Ave. Alexandria, VA 22301	Vice President	None
Ramsey Rayan(2)	Vice President	None
William J. Raynor(4)	Vice President	None
Ian M. Roche 7070 Bramshill Circle Bainbridge, OH 44023	Vice President	None
Michael Rock 9016 Stourbridge Drive Huntersville, NC 28078	Vice President	None
Stacy Roode(2)	Vice President	None
Thomas Sabow 6617 Southcrest Drive Edina, MN 55435	Vice President	None
John Saunders 2251 Chantilly Ave. Winter Park, FL 32789	Vice President	None
Thomas Schmitt 40 Rockcrest Rd Manhasset, NY 11030	Vice President	None
William Schories 3 Hill Street Hazlet, NJ 07730	Vice President	None
Jennifer Sexton(2)	Vice President	None
Eric Sharp 862 McNeill Circle Woodland, CA 95695	Vice President	None
Kenneth Shell(1)	Vice President	None
Debbie A. Simon 55 E. Erie St., #4404 Chicago, IL 60611	Vice President	None
Bryant Smith	Vice President	None
Christopher M. Spencer 2353 W 118th Terrace Leawood, KS 66211	Vice President	None
John A. Spensley 375 Mallard Court Carmel, IN 46032	Vice President	None
Michael Staples 4255 Jefferson St Apt 328 Kansas City, MO 64111	Vice President	None
Alfred St. John(2)	Vice President	None
Bryan Stein 8 Longwood Rd. Voorhees, NJ 08043	Vice President	None
Wayne Strauss(3)	Assistant Vice President	None
Brian C. Summe 2479 Legends Way Crestview Hills, KY 41017	Vice President	None
Kenneth Sussi(2)	Vice President	None
Michael Sussman(2)	Vice President	None
George T. Sweeney 5 Smokehouse Lane Hummelstown, PA 17036	Senior Vice President	None
Brian Taylor	Vice President	None
James Taylor(2)	Assistant Vice President	None
Paul Temple(2)	Vice President	None
Troy Testa	Vice President	None
David G. Thomas 16628 Elk Run Court Leesburg, VA 20176	Vice President	None
Mark S. Vandehey(1)	Vice President and Chief Compliance Officer	Vice President and Chief Compliance Officer
Vincent Vermette(2)	Vice President	None
Teresa Ward(1)	Vice President	None
Janeanne Weickum(1)	Vice President	None
Michael J. Weigner 4905 W. San Nicholas Street Tampa, FL 33629	Vice President	None
Donn Weise 3249 Earlmar Drive Los Angeles, CA 90064	Vice President	None
Chris G. Werner 98 Crown Point Place Castle Rock, CO 80108	Vice President	None
Ryan Wilde(1)	Vice President	None
Julie Wimer(2)	Assistant Vice President	None
Peter Winters 911 N. Organce Ave, Apt. 514 Orlando, FL 32801	Vice President	None
Patrick Wisneski(1)	Vice President	None
Meredith Wolff(2)	Vice President	None
Michelle Wood(2)	Vice President	None
Cary Patrick Wozniak 18808 Bravata Court San Diego, CA 92128	Vice President	None
John Charles Young 3914 Southwestern Houston, TX 77005	Vice President	None
Jill Zachman(2)	Vice President	None
Robert G. Zack(2)	General Counsel & Director	Vice President & Secretary
Steven Zito(1)	Vice President	None

(1)6803 South Tucson Way, Centennial, CO 80112-3924

(2)Two World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281-1008

(3)350 Linden Oaks, Rochester, NY 14623

(4)Independence Wharf, 470 Atlantic Avenue, 11th Floor, Boston, MA 02210

(c)     Not applicable.

Item 33. Location of Accounts and Records

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and rules promulgated thereunder are in the possession of OppenheimerFunds, Inc. at its offices at 6803 South Tucson Way, Centennial, Colorado 80112-3924.

Item 34. Management Services

Not applicable

Item 35. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 28th day of April, 2010.

     Oppenheimer Variable Account Funds

          By:     William F. Glavin, Jr.*

               William F. Glavin, Jr., President
               Principal Executive Officer and Trustee

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated:

Signatures                                                    Title                                           Date

William L. Armstrong*                                Chairman of the                            April 28, 2010
William L. Armstrong                                  Board of Trustees

William F. Glavin, Jr.*                                President, Principal                        April 28, 2010

William F. Glavin, Jr.                                 Executive Officer and Trustee

Brian W. Wixted*                                     Treasurer, Principal                         April 28, 2010
Brian W. Wixted                                       Financial & Accounting Officer

George C. Bowen*                                    Trustee                                           April 28, 2010
George C. Bowen

Edward L. Cameron*                                Trustee                                            April 28, 2010
Edward L. Cameron

Jon S. Fossel*                                          Trustee                                            April 28, 2010
Jon S. Fossel

Sam Freedman*                                       Trustee                                             April 28, 2010
Sam Freedman

Beverly L. Hamilton*                               Trustee                                              April 28, 2010
Beverly L. Hamilton

Robert J. Malone*                                    Trustee                                              April 28, 2010

Robert J. Malone

F. William Marshall, Jr.*                           Trustee                                               April 28, 2010
F. William Marshall, Jr.

*By:     /s/ Mitchell J. Lindauer
     Mitchell J. Lindauer, Attorney-in-Fact

OPPENHEIMER VARIABLE ACCOUNT FUNDS

Post-Effective Amendment No. 56

Registration No. 2-93177

EXHIBIT INDEX

Exhibit No.     Description

28(a)     Eighteenth Amended and Restated Declaration of Trust dated 4/30/10

28(j)     Independent Registered Public Accounting Firm’s Consent